As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autohome Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing 100080

The People’s Republic of China

(+86) 10-5985-7001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(+1) 212-750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Will H. Cai, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (+852) 3740-4700	Weiheng Chen, Esq. Julia Reigel, Esq. Kefei Li, Esq. Wilson Sonsini Goodrich & Rosati, P.C. Unit 1001, 10/F Henley Building 5 Queen’s Road Central Hong Kong (+852) 3972-4955

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Class A ordinary shares, par value $0.01 per share(1)	9,775,000	US$49.30	US$481,907,500.00	US$55,997.65

(1)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-192583). Each American depositary share represents one Class A ordinary share.
(2)	Includes 1,275,000 Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to acquire additional shares. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices on November 4, 2014 of the Registrant’s American depositary shares listed on the New York Stock Exchange, each representing one Class A ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Issued                     , 2014

8,500,000 American Depositary Shares

Autohome Inc.

Representing 8,500,000 Class A Ordinary Shares

Autohome Inc. is offering 1,650,000 American Depositary Shares, or ADSs, and the selling shareholders named in this prospectus are offering an aggregate of 6,850,000 ADSs. Each ADS represents one Class A ordinary share, par value US$0.01 per share. We will not receive any proceeds from the ADSs sold by the selling shareholders.

Our ADSs are listed on the New York Stock Exchange, or the NYSE, under the symbol “ATHM.” On November 4, 2014, the closing trading price for our ADSs, as reported on the NYSE, was US$50.19 per ADS.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page [15].

PRICE US$             PER ADS

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to the Company	Proceeds to the Selling Shareholders

Per ADS	US$	US$	US$	US$
Total	US$	US$	US$	US$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We and the selling shareholders have granted the underwriters the right to purchase up to an aggregate of 1,275,000 additional ADSs to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ADSs to purchasers on                     , 2014.

Deutsche Bank Securities	Goldman Sachs (Asia) L.L.C.

(in alphabetical order)

                     , 2014

You should rely only on the information contained in this prospectus or in any related free writing prospectus that we have filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with different information. We and the selling shareholders are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ADSs.

We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of the prospectus outside the United States.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ADSs discussed under “Risk Factors,” before deciding whether to buy our ADSs. This prospectus contains information based on data published by iResearch Consulting Group, or iResearch. We refer to this data as the iResearch Public Data. This prospectus also contains information from a report commissioned by us and conducted by iResearch, or the iResearch Commissioned Report.

Our Business

We are the leading online destination for automobile consumers in China. Through our two websites, autohome.com.cn and che168.com, and our mobile applications, we deliver comprehensive, independent and interactive content to automobile buyers and owners. Autohome.com.cn ranked first among China’s automotive websites and automotive channels of internet portals in terms of average daily unique visitors, average daily time spent per user and average daily page views in the nine months ended September 30, 2014, based on the iResearch Public Data. In the same period, autohome.com.cn accounted for approximately 46% of the total time that China’s internet users spent viewing online automotive information, more than three times that of our closest competitor, according to the iResearch Public Data. The number of average daily unique users who access our websites via mobile devices and the number of average daily unique users of our mobile applications amounted to approximately 4.0 million and 2.9 million, respectively, in September 2014. We have developed a strong and well-recognized brand. Our “ ” (“Autohome”) brand has been the most searched automotive-related keyword during substantially the entire period since July 2011 on Baidu.com, the leading Chinese language internet search engine.

Our ability to reach a large and engaged user base of automobile consumers has made us a preferred platform for automakers and dealers to conduct their advertising campaigns. We generate substantially all of our revenues from online advertising services and dealer subscription services. We have a high penetration rate in the automaker market, with approximately 80% of over 80 automakers operating in China having advertised on our websites in each of 2011, 2012, 2013 and the nine months ended September 30, 2014. In addition, a large and rapidly growing number of dealers are purchasing our advertising services and subscription services, through which they showcase and market their inventories on our websites.

We believe our focus on user experience, innovation and high-quality content distinguishes us from our competitors and is the foundation for our long-term success. Content we provide to our users includes:

•

Professionally produced content. We have a dedicated editorial team focused on serving consumers throughout the automobile ownership life cycle. We conduct independent and professional evaluations of vehicle models from our users’ perspective, rather than relying only on information provided by automakers. In the nine months ended September 30, 2014, we published a daily average of over 500 articles, 1,500 photos and 18 video clips.

•

User generated content. We have the largest and most active online community of automotive consumers in China, with over 11.1 million registered users and over 1,700 user forums as of September 30, 2014, and an average of over 3.5 million daily unique visitors to our user forums in the nine months ended September 30, 2014.

•

Automobile library. We have one of the most comprehensive online automobile libraries in China with over 18,000 vehicle model configurations and over 2.6 million photos as of September 30, 2014. We believe our automobile library covers all passenger car models released in China since 2005.

•

Automobile listing information. We feature extensive and up-to-date listings of both new and used automobiles on our websites. As of September 30, 2014, we had over 3.3 million new automobile listings and approximately 1.8 million used automobile listings in our database.

Our professionally produced and user generated content, comprehensive automobile library and extensive automobile listing information have attracted a large and engaged user base. This, in turn, represents a highly relevant audience that is receptive to automotive advertising. We believe that this user base, together with our nationwide advertising platform, targeted advertising solutions and value-added services, has led to our rapid growth and has laid the foundation for our continuing success.

We develop our business model and technology platforms to provide services for the complete consumer automobile ownership life cycle. We have built a successful online automotive media and transaction platform that captures critical stages of the sales funnel, starting from product awareness, to purchase desire initiation and sales leads generation. We are further developing our business model to include the generation of actual sales. For instance, in June 2014 we launched Autohome Mall, an online transaction platform that we believe will allow us to be a long-term transaction facilitator as we develop our transaction business. We have also been leveraging our comprehensive platform to fulfill customers’ needs in the automobile ownership after the purchase and capture additional revenue opportunities in used car sales and aftermarket services, such as automobile maintenance and replacement.

We have experienced significant revenue growth while maintaining profitability. Our net revenues increased from RMB433.2 million in 2011 to RMB732.5 million in 2012 and RMB1,216.5 million (US$201.0 million) in 2013, representing a CAGR of 67.6%. Our net revenues increased by 67.8% from RMB830.6 million for the nine months ended September 30, 2013 to RMB1,393.8 million (US$227.1 million) for the nine months ended September 30, 2014. Our income from continuing operations increased from RMB135.4 million in 2011 to RMB212.9 million in 2012 and RMB456.2 million (US$75.4 million) in 2013, representing a CAGR of 83.5%. Our net income increased by 49.7% from RMB333.5 million for the nine months ended September 30, 2013 to RMB499.1 million (US$81.3 million) for the nine months ended September 30, 2014.

Our Industry

The online automotive advertising market in China has achieved rapid growth as a result of the concurrent development of China’s automotive and internet industries. China is the world’s largest passenger car market as measured by sales volume of new cars in 2013, according to LMC Automotive, a third-party industry research firm. The number of new passenger cars sold in China is expected to grow from 16.6 million units in 2013 to 21.1 million units by 2015, representing a CAGR of 12.7%, according to LMC Automotive. At the same time, China has the largest internet population in the world, which increased from 298.0 million in 2008 to 632.0 million as of June 2014, according to the China Internet Network Information Center, or the CNNIC. China’s growing population of automobile consumers increasingly relies on the internet as a source of automotive information. As a result, China’s automotive websites and automotive channels of internet portals have experienced rapid user growth. According to the iResearch Public Data, average daily unique visitors to automotive websites and automotive channels of internet portals increased from 5.8 million in December 2008 to 24.8 million in December 2013. The aggregate time spent by internet users in China visiting automotive websites and automotive channels of internet portals increased from 20.9 million hours in December 2008 to 94.9 million hours in December 2013, according to the iResearch Public Data. The number of monthly page views of automotive websites and automobile channels of internet portals in China increased from 1.5 billion in December 2008 to 8.6 billion in December 2013, according to the iResearch Public Data.

Automakers and dealers have therefore increasingly used the internet for brand advertising and product promotions. According to the iResearch Commissioned Report, automakers and their franchise dealers spent

RMB3,410 million in 2010 on online advertising in China, which increased to RMB7,039 million in 2013, representing a CAGR of 27.3%. This growth outpaced their spending on traditional media, including television, print and radio, which increased at a CAGR of 6.8% during the same period, according to the iResearch Commissioned Report. We expect that spending on online advertising will continue to grow at a more rapid pace than spending on traditional media in the future.

Automotive websites have increased their share of total online automotive advertising spending. Online advertising spending on automotive websites accounted for 39.9% of total online advertising expenditures by automaker and dealer advertisers in 2013, increasing from 32.3% in 2010, according to the iResearch Commissioned Report. We expect that revenue growth of automotive websites will continue to be driven by growth in new and used car sales as well as growth in sales of related products and services.

Our Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

•	the leading online destination for automobile consumers in China with strong brand recognition;

•	user-centric and innovative culture driving a superior user experience;

•	comprehensive and high-quality content creating strong network effects;

•	highly effective online automotive media platform; and

•	professional and proven management team backed by a strong strategic shareholder.

Our Strategies

Our goal is to become China’s leading online automotive media and transaction platform. We intend to achieve this goal by implementing the following strategies:

•	continue to attract and retain automobile consumers;

•	enhance user engagement;

•	increase our “share of wallet” from automakers;

•	further monetize our dealer network; and

•	leverage our leading position to support our mobile internet business, develop our transaction business and other opportunities and explore used car services.

Our Challenges

The successful execution of our strategies is subject to risks and uncertainties related to our business and industry, including those relating to our ability to:

•	adapt to changes in the rapidly evolving automotive and online advertising industries in China;

•	respond effectively to competitive pressures;

•	anticipate user preferences and develop new products and services to attract and retain users and automaker and dealer advertisers;

•	manage our expansion and new business initiatives and monetize our mobile internet business effectively; and

•	conduct our marketing activities cost-effectively.

In addition, we are subject to risks and uncertainties related to our corporate structure and doing business in China, including risks associated with:

•	our control of our variable interest entities, which is based upon contractual arrangements rather than equity ownership and may be subject to regulatory uncertainties; and

•

our ability to maintain various operating licenses and permits and to make registrations and filings necessary for us to operate our business, including those associated with providing internet content.

See “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties associated with our business and investing in our ADSs.

Corporate History and Structure

Autohome Inc., or Autohome, was incorporated under the laws of the Cayman Islands under its former name, Sequel Limited, in June 2008 and adopted its current name in October 2011. Shortly after its inception, in June 2008, Autohome acquired all of the equity interests of the following entities:

•	Cheerbright International Holdings Limited, or Cheerbright, a British Virgin Islands company that operates autohome.com.cn, which was launched in 2005;

•	Norstar Advertising Media Holdings Limited, or Norstar, a Cayman Islands Company that, among other businesses, operated che168.com, which was launched in 2004; and

•	China Topside Limited, or China Topside, a British Virgin Islands company.

Our largest shareholder is Telstra Holdings Pty Limited, or Telstra Holdings, a wholly-owned subsidiary of Telstra Corporation Limited, the leading diversified telecommunications company in Australia and a Fortune Global 500 company.

To sharpen our business focus on the automotive industry, we completed a corporate reorganization in 2011 by spinning off subsidiaries that were not involved in our core business. In March 2011, we completed the transfer of the che168.com business from Norstar to Cheerbright. In June 2011, we contributed our entire equity interests in Norstar and China Topside to Sequel Media Inc., or Sequel Media, our Cayman Islands subsidiary. We then immediately distributed shares of Sequel Media to our shareholders.

PRC laws and regulations currently limit foreign ownership of companies that engage in internet and advertising services. We therefore conduct our operations in China primarily through contractual agreements between our wholly-owned PRC subsidiary, Beijing Cheerbright Technologies Co., Ltd., or Autohome WFOE, and each of the three groups of entities and individuals—(i) Beijing Autohome Information Technology Co., Ltd., or Autohome Information, shareholders of Autohome Information and three subsidiaries of Autohome Information: Beijing Shengtuo Hongyuan Information Technology Co., Ltd., or Hongyuan Information, Beijing Shengtuo Chengshi Advertising Co., Ltd., or Chengshi Advertising, and Beijing Shengtuo Autohome Advertising Co., Ltd., or Autohome Advertising, (ii) Shanghai You Che You Jia Advertising Co., Ltd., or Shanghai Advertising, and shareholders of Shanghai Advertising, and (iii) Guangzhou You Che You Jia Advertising Co., Ltd, or Guangzhou Advertising, and shareholders of Guangzhou Advertising.

These contractual arrangements enable us, through Autohome WFOE, to:

•	exercise effective control over these entities;

•	receive substantially all of the economic benefits of these entities; and

•	have exclusive options to purchase all of the equity interests in these entities when and to the extent permitted under PRC law.

As a result of these contractual arrangements, we, through Autohome WFOE, are the primary beneficiary of these three groups of entities and treat them as our “variable interest entities”, or VIEs, under the generally accepted accounting principles in the United States, or U.S. GAAP. We have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP.

There are certain risks associated with conducting our operations through contractual arrangements. For example, if the PRC government determines that the agreements that establish the structure for operating our services in China do not comply with PRC governmental restrictions on foreign investment in internet and advertising businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our contractual arrangements with our VIEs may not be as effective in providing operational control as direct ownership. Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition. For a detailed description of the risks associated with our corporate structure and the contractual arrangements underlying our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

In October 2013, our wholly-owned subsidiary in Hong Kong, Autohome (Hong Kong) Limited, or Autohome HK, acquired Prbrownies Marketing Limited, a Hong Kong advertising and marketing company which we renamed Autohome Media Limited, or Autohome Media, in March 2014. Autohome Media has engaged in advertising business outside the PRC for more than three years, and is therefore qualified to directly invest in a PRC company providing advertising services in accordance with PRC laws. Autohome Media has established subsidiaries in Beijing, Shanghai, Guangzhou and Tianjin. We are gradually migrating our advertising business from our VIEs to Autohome Media and its subsidiaries, a transition we expect to complete in the next two to three years.

In December 2013, we completed our initial public offering of 8,993,000 ADSs, representing 8,993,000 Class A ordinary shares, and our ADSs were listed on the NYSE under the symbol “ATHM.”

The following diagram illustrates our corporate structure as of the date of this prospectus:

(1)	The three individuals are James Zhi Qin, our director and chief executive officer, Xiang Li, our director and president, and Zheng Fan, our vice president. Each of these three individuals is also a beneficial owner of our company and a PRC citizen. James Zhi Qin, Xiang Li and Zheng Fan hold 8%, 68% and 24%, respectively, of the equity in each of Autohome Information, Shanghai Advertising and Guangzhou Advertising.

Corporate Information

Our principal executive offices are located at 10th Floor Tower B, CEC Plaza, 3 Dan Ling Street, Haidian District, Beijing, 100080, China. Our telephone number at this address is (+86) 10-5985-7001. Our registered office in the Cayman Islands is located at the office of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is www.autohome.com.cn. The information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 400 Madison Avenue, 4th Floor, New York, New York 10017.

Our Dual-class Shareholding Structure

Our authorized share capital consists of (i) 99,931,211,060 Class A ordinary shares with a par value of US$0.01 each and (ii) 68,788,940 Class B ordinary shares with a par value of US$0.01 each. As of October 24, 2014, we had 39,335,859 Class A ordinary shares and 68,788,940 Class B ordinary shares issued and outstanding. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for conversion and voting rights. Each Class B ordinary share is convertible into one Class A ordinary share at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Each Class A ordinary share is entitled to one vote. When the total number of ordinary shares held by Telstra Holdings and/or its affiliates, or Telstra, constitutes no less than 51% of all of our issued and outstanding ordinary shares, each Class B ordinary share is entitled to one vote; when the total number of ordinary shares held by Telstra drops below 51% but is no less than 39.3% of all of our issued and outstanding ordinary shares, each Class B ordinary share will carry such number of votes that would result in the total number of ordinary shares held by Telstra carrying, in the aggregate, 51% of the voting rights represented by all of our issued and outstanding ordinary shares; when the total number of ordinary shares held by Telstra drops below 39.3% of all of our issued and outstanding ordinary shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares.

Telstra Holdings will convert 6,600,000 of its Class B ordinary shares into an equal number of Class A ordinary shares and will sell such Class A ordinary shares represented by ADSs in this offering, assuming that the underwriters do not exercise their option to purchase additional ADSs. Telstra is and is expected to continue to be our controlling shareholder immediately after the completion of this offering and will hold                  Class B ordinary shares, which will represent 56.7% of our aggregate voting rights, assuming the underwriters do not exercise their option to purchase additional ADSs. We are, and expect to continue to be immediately after the completion of this offering, a controlled company as defined under the NYSE Listed Company Manual.

Conventions that Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

•	“ADSs” are to our American depositary shares, each of which represents one Class A ordinary share;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

•	“ordinary shares” refer to the Class A and Class B ordinary shares of Autohome Inc., par value US$0.01 per share;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“US$” or “U.S. dollars” refer to the legal currency of the United States;

•	“we,” “us,” “our company” and “our” are to Autohome Inc., its predecessors, subsidiaries and VIEs;

•	“average daily unique visitors” refers to the number of different IP addresses from which a website is visited during each day in a given period, averaged over the days in the period;

•	“average daily unique visitors on mobile applications” refers to different IDs visiting any of our mobile applications during each day in a given period, averaged over the days in the period;

•

“average daily time spent per user” refers to the aggregate time spent on a website by a user in a period divided by the number of days the user visited that website, and such calculation result is further averaged for all the users that have visited that website in that period. A web page opened for less than three seconds is excluded; time spent on a web page after two hours is treated as inactive time and is excluded from the calculation; and

•

“average daily page views” refers to the aggregate number of web pages on a website viewed by all users during a period, divided by the number of days in that period. A web page opened for less than three seconds is excluded from the number of page views.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional ADSs.

Implications of Being an Emerging Growth Company

As a company with less than US$1.0 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.0 billion; (b) December 31, 2018; (c) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

The Offering

Offering price	US$ per ADS.

ADSs offered by us	1,650,000 ADSs (or 2,275,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

ADSs offered by the selling shareholders	6,850,000 ADSs (or 7,500,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

Total ADSs offered	8,500,000 ADSs (or 9,775,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

ADSs outstanding immediately after this offering	37,177,952 ADSs (or 38,202,952 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

Ordinary shares outstanding immediately after this offering	109,774,799 shares (or 110,399,799 shares if the underwriters exercise their option to purchase additional ADSs in full), par value US$0.01 per share, comprised of (i) 47,585,859 Class A ordinary shares (or 48,610,859 Class A ordinary shares in total if the underwriters exercise their option to purchase additional ADSs in full) and (ii) 62,188,940 Class B ordinary shares (or 61,788,940 Class B ordinary shares in total if the underwriters exercise their option to purchase additional ADSs in full).

The ADSs	Each ADS represents one Class A ordinary share, par value US$0.01 per share.

The depositary will hold the Class A ordinary shares underlying your ADSs. You will have the rights provided in the deposit agreement.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may turn in your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Option to purchase additional ADSs	We and the selling shareholders have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to an aggregate of 1,275,000 additional ADSs.

Use of proceeds	We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investment in our product development including new content and business initiatives, further enhancing our mobile technologies, sales and marketing activities, including efforts to promote our brand, working capital, capital expenditure, and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, businesses, technologies or strategic alliances that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

We will not receive any proceeds from the sale of ADSs by the selling shareholders.

Lock-up	[We, our directors, executive officers and the selling shareholders] have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting.”

NYSE symbol	ATHM.

Payment and settlement	The underwriters expect to deliver the ADSs against payment therefor through the facilities of the Depositary Trust Company on , 2014.

Depositary	Deutsche Bank Trust Company Americas.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks that you should consider before investing in our ADSs.

The number of ordinary shares that will be outstanding immediately after this offering:

•	is based on 39,335,859 Class A ordinary shares and 68,788,940 Class B ordinary shares issued and outstanding as of October 24, 2014;

•	excludes 4,907,237 Class A ordinary shares issuable upon the exercise of options outstanding as of October 24, 2014, at a weighted average exercise price of US$2.20 per share; and

•	excludes 806,000 Class A ordinary shares issuable upon the vesting of restricted shares outstanding as of October 24, 2014.

Summary Consolidated Financial Data

The following table presents the summary consolidated financial information for our company. Our summary consolidated statements of comprehensive income data presented below for 2011, 2012 and 2013 and our summary consolidated balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. Our summary consolidated balance sheet data as of December 31, 2009, 2010 and 2011 and the summary consolidated statement of comprehensive income data for 2009 and 2010 presented below have been derived from our audited consolidated financial statements not included in this prospectus. Our summary consolidated statements of comprehensive income data presented below for the nine months ended September 30, 2013 and 2014 and our balance sheet data as of September 30, 2014 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our audited consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
							(unaudited)	(unaudited)	(unaudited)
Summary Consolidated Statement of Comprehensive Income Data:
Net revenues
Advertising services	138,988	235,415	379,666	592,622	894,937	147,833	617,963	977,805	159,304
Dealer subscription services	9,221	17,519	53,523	139,898	321,611	53,126	212,589	416,030	67,779

Total net revenues	148,209	252,934	433,189	732,520	1,216,548	200,959	830,552	1,393,835	227,083
Cost of revenues(1)	(61,084)	(83,897)	(130,565)	(178,240)	(252,236)	(41,666)	(164,418)	(258,563)	(42,125)

Gross profit	87,125	169,037	302,624	554,280	964,312	159,293	666,134	1,135,272	184,958

Operating expenses
Sales and marketing expenses(1)	(31,204)	(48,712)	(67,500)	(129,796)	(245,228)	(40,509)	(148,997)	(338,743)	(55,188)
General and administrative expenses(1)	(9,059)	(17,951)	(46,547)	(83,153)	(82,529)	(13,633)	(53,788)	(86,825)	(14,145)
Product development expenses(1)	(3,678)	(6,205)	(16,459)	(42,865)	(81,651)	(13,488)	(57,944)	(106,523)	(17,355)

Operating profit	43,184	96,169	172,118	298,466	554,904	91,663	405,405	603,181	98,270
Interest income	44	159	1,167	5,093	11,082	1,831	8,556	24,221	3,946
Interest expense	—	—	—	—	(414)	(68)	(12)	—	—
Other income (expense)	10	(49)	509	310	2,884	476	2,476	871	142

Income from continuing operations before income taxes	43,238	96,279	173,794	303,869	568,456	93,902	416,425	628,273	102,358
Income tax expense	(7,803)	(15,853)	(38,348)	(90,988)	(112,294)	(18,550)	(82,940)	(129,150)	(21,041)

Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Income/(loss) from discontinued operations	(2,204)	7,612	(4,182)	—	—	—	—	—	—

Net income	33,231	88,038	131,264	212,881	456,162	75,352	333,485	499,123	81,317

Other comprehensive income, net of tax of nil
Foreign currency translation adjustments	—	—	—	583	1,403	232	581	6,306	1,027
Comprehensive income	33,231	88,038	131,264	213,464	457,565	75,584	334,066	505,429	82,344

Earnings per share for ordinary shares
Earnings per share for ordinary shares—Basic
Net income from continuing operations	0.35	0.80	1.35	2.13	4.57	0.75	3.33	4.71	0.77
Income/(loss) from discontinued operations	(0.02)	0.08	(0.04)	—	—	—	—	—	—

Net income	0.33	0.88	1.31	2.13	4.57	0.75	3.33	4.71	0.77

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
							(unaudited)	(unaudited)	(unaudited)
Earnings per share for ordinary shares—Diluted
Net income from continuing operations	—	—	1.35	2.12	4.37	0.72	3.29	4.44	0.72
Loss from discontinued operations	—	—	(0.04)	—	—	—	—	—	—

Net income	—	—	1.31	2.12	4.37	0.72	3.29	4.44	0.72

Shares used in earnings per share computation(2)
Ordinary shares:
Basic	100,000,000	100,000,000	100,000,000	100,000,000	—	—	100,000,000	—	—
Diluted	—	—	100,189,928	100,650,652	—	—	101,322,763	—	—
Class A Ordinary shares:
Basic	—	—	—	—	31,109,214	31,109,214	—	37,147,194	37,147,194
Diluted	—	—	—	—	104,329,226	104,329,226	—	112,509,229	112,509,229
Class B Ordinary shares:
Basic	—	—	—	—	68,788,940	68,788,940	—	68,788,940	68,788,940
Diluted	—	—	—	—	68,788,940	68,788,940	—	68,788,940	68,788,940
Dividend per share(3)	—	—	—	—	—	—	—	—	—

(1)	Including share-based compensation expenses as follows:

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
							(unaudited)	(unaudited)	(unaudited)
Allocation of Share-based Compensation Expenses
Cost of revenues	—	—	3,247	6,553	6,534	1,079	4,887	5,752	937
Sales and marketing expenses	—	—	1,138	4,177	4,375	723	3,236	8,212	1,338
General and administrative expenses	—	—	8,049	15,734	11,738	1,939	6,795	15,437	2,515
Product development expenses	—	—	541	2,678	2,961	489	2,166	8,455	1,377

Total share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

(2)	Earnings per share for Class A and Class B ordinary shares (Diluted) for each period were computed after taking into account the dilutive effect of the shares underlying our employees’ share-based awards.
(3)	Dividends distributed to our shareholders in 2012 and 2013 were one-time distributions due to special circumstances.

Summary Consolidated Balance Sheet Data

	As of December 31,						As of September 30,
	2009	2010	2011	2012	2013		2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
							(unaudited)	(unaudited)
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	84,434	174,342	213,705	420,576	1,138,613	188,085	798,155	130,035
Restricted cash	—	—	—	—	245,000	40,471	—	—
Term deposits	—	—	—	—	—	—	911,989	148,581
Accounts receivable, net	147,936	212,349	203,102	326,071	465,712	76,930	610,542	99,469
Total current assets	272,188	487,405	451,823	786,192	1,899,265	313,736	2,375,796	387,064
Total assets	2,184,531	2,357,368	2,043,005	2,379,673	3,512,950	580,298	4,001,261	651,884
Deferred revenue	19,215	31,650	41,461	94,392	215,580	35,611	260,747	42,481
Total current liabilities	145,962	238,710	203,805	336,292	789,818	130,469	678,466	110,536
Total liabilities	731,764	816,563	682,726	821,698	1,300,586	214,842	1,206,517	196,565
Total shareholders’ equity	1,452,767	1,540,805	1,360,279	1,557,975	2,212,364	365,456	2,794,744	455,319

Non-GAAP Financial Measures

To supplement net income from continuing operations presented in accordance with U.S. GAAP, we present adjusted net income and adjusted EBITDA, which are non-GAAP financial measures. We define adjusted net income as income from continuing operations excluding share-based compensation expenses and amortization expenses of intangible assets related to acquisitions. We define adjusted EBITDA as income from continuing operations before income tax expense (benefit), depreciation expenses of property and equipment and amortization expenses of intangible assets and interest expense, excluding share-based compensation expenses. We present these non-GAAP financial measures because they are used by our management to evaluate our operating performance, in addition to net income from continuing operations prepared in accordance with U.S. GAAP.

Adjusted net income and adjusted EBITDA have material limitations as analytical tools. One of the limitations of using these non-GAAP financial measures is that they do not include share-based compensation expenses, which are and will continue to be a recurring expense in our business. Furthermore, because adjusted EBITDA and adjusted net income are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies. In light of the foregoing limitations, you should not consider adjusted net income or adjusted EBITDA as a substitute for or superior to income from continuing operations prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net income and adjusted EBITDA only as supplemental measures. Our adjusted net income and adjusted EBITDA are calculated as follows for the periods presented:

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
							(unaudited)	(unaudited)	(unaudited)
Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: amortization of acquired intangible assets of Cheerbright, China Topside and Norstar	17,114	15,113	13,114	9,739	5,459	902	4,320	3,415	556
Plus: share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted net income	52,549	95,539	161,535	251,762	487,229	80,484	354,889	540,394	88,040

Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: income tax expense	7,803	15,853	38,348	90,988	112,294	18,550	82,940	129,150	21,041
Plus: depreciation of property and equipment	783	1,875	6,347	14,301	25,548	4,220	17,647	25,350	4,130
Plus: amortization of intangible assets	17,114	15,238	13,768	10,203	6,250	1,032	4,670	4,576	746
Plus: interest expense	—	—	—	—	414	68	12	—	—

EBITDA	61,135	113,392	193,909	328,373	600,668	99,222	438,754	658,199	107,234
Plus: share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted EBITDA	61,135	113,392	206,884	357,515	626,276	103,452	455,838	696,055	113,401

RISK FACTORS

An investment in our ADSs involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We rely on China’s automotive industry for substantially all of our revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.

We rely on China’s automotive industry for substantially all of our revenues and future growth. We have greatly benefited from the rapid growth of China’s automotive industry during the past few years. However, the prospects of China’s automotive industry are subject to many uncertainties, including those relating to general economic conditions in China, the urbanization rate of China’s population and the cost of new automobiles. In addition, governmental policies may have a considerable impact on the growth of the automotive industry in China. For example, in an effort to alleviate traffic congestion and improve air quality, the Beijing municipal government issued a regulation in December 2010 to limit the number of new passenger car plates issued in Beijing each year to 240,000 commencing in 2011. There are similar policies that restrict the issuance of new passenger car plates in Shanghai, Guangzhou, Tianjin and Hangzhou. In September 2013, the PRC government released a plan for the prevention and remediation of air pollution, which requires large cities such as Beijing, Shanghai and Guangzhou to further restrict the ownership of motor vehicles. In October 2013, the Beijing municipal government issued an additional regulation to limit the total number of vehicles in Beijing to no more than six million by the end of 2017, compared to approximately 5.2 million vehicles in operation by the end of 2013. Beginning from late 2011, the National Development and Reform Commission, one of China’s antitrust regulatory authorities, initiated a series of investigations into the pricing practices of foreign automobile companies in China in connection with allegations of the lack of fair competition. These investigations may lead to price reductions due to enhanced competition. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of China’s automotive industry, and in turn reduce demand for automobiles. If automakers and dealers were to reduce their marketing expenditures as a result, our business, financial condition and results of operations could be materially and adversely affected.

We face significant competition, and if we fail to compete effectively, we may lose market share and our business, prospects and results of operations may be materially and adversely affected.

The markets for our services are highly competitive. We face competition from China’s automotive websites, such as pcauto.com.cn and bitauto.com, and from the automotive channels of major internet portals, such as Sina and Sohu. In addition, we also face competition from other used-automobile websites, such as 51auto.com, taoche.com and youxinpai.com. We may also face competition from other websites engaged in the online automobile transaction business, such as bitauto.com and tmall.com, as we develop our transaction platform. Competition with these and other websites is primarily centered on increasing user reach, user engagement and brand recognition, and attracting and retaining advertisers, among other factors.

Some of our competitors or potential competitors have longer operating histories and may have greater financial, management, technological, development, sales, marketing and other resources than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for users, advertisers and dealers, investing more heavily in research and development and making acquisitions. Some of our competitors have entered or may enter into business cooperation agreements with search engines, which may impact our ability to obtain additional user traffic from the same sources. Our competitiors may be acquired and consolidated by industry conglomerates who are able to further invest with significant resources into our operating space. We cannot assure you that any such large internet business will not in the future focus on the automotive sector. If we are unable to compete effectively and at a reasonable cost against our existing and future competitors, our business, prospects and results of operations could be materially and adversely affected.

We also face competition from traditional advertising media, such as newspapers, magazines, yellow pages, television, radio and outdoor media. Advertisers in China generally allocate a significant portion of their marketing budgets to traditional advertising media. If we cannot effectively compete with traditional media for the marketing budgets of our existing and potential customers, our results of operations and growth prospects could be adversely affected.

If we fail to attract and retain users and advertisers, our business and results of operations may be materially and adversely affected.

In order to maintain and strengthen our leading market position, we must continue to attract and retain users to our websites, which requires us to continue to provide quality content throughout the automobile-ownership cycle. We must also innovate and introduce services and applications that enhance user experience. In addition, we must maintain and enhance our brand recognition among consumers. If we fail to provide high-quality content, offer a superior user experience or maintain and enhance our brand, we may not be able to attract and retain users. If our user base decreases, our websites may be rendered less attractive to advertisers and our advertising services and dealer subscription services revenues may decline, which may have a material and adverse impact on our business, financial condition and results of operations.

We may not be able to successfully expand and monetize our mobile internet services.

We plan to continue to expand our mobile internet services and explore monetization strategies for our mobile internet services. We have made significant efforts in recent years to optimize the mobile version of our websites to display our content and develop new mobile applications to capture a greater number of users that access our services through mobile devices. For example, the number of our average daily unique users who access our websites via mobile devices and the number of our average daily unique users of our mobile applications amounted to approximately 4.0 million and 2.9 million, respectively, in September 2014. However, if we are unable to attract and retain a substantial number of mobile device users, or if we do not keep up with our competitors in developing attractive services that are adapted for such mobile devices, we may fail to capture a significant share of an increasingly important portion of the mobile internet market for our services or lose existing users.

Furthermore, we are still in the midst of experimenting with early monetization strategies for our mobile internet services. Advertisers currently spend significantly less on advertising on mobile devices as compared to advertising on PCs, and may not increase their advertising spending on mobile devices in the future. If our users continue to allocate more time on our mobile services instead of our traditional PC services, mobile monetization may become increasingly important to our results of operations. Accordingly, if we are unable to successfully implement monetization strategies for our mobile internet users, our results of operations may be negatively affected.

A limited number of automaker advertisers have accounted for, and are expected to continue to account for, a significant portion of our revenues. The failure to maintain or to increase revenues from these advertisers could harm our prospects.

A limited number of automaker advertisers have accounted for, and are expected to continue to account for, a significant portion of our revenues. Our top five advertisers, all of whom were automakers, contributed 19.5%, 20.0%, 15.0% and 11.4% of our net revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively. In each of 2011, 2012, 2013 and the nine months ended September 30, 2014, approximately 80% of over 80 automakers operating in China used our advertising services. These automakers include independent Chinese automobile manufacturers, joint ventures between Chinese and international automobile manufacturers and international automobile manufacturers that sell cars made outside of China. We believe that our future revenue growth will be focused on deepening our existing commercial relationships with automakers to increase our share of each automaker’s advertising budget. If we fail to do so, our growth prospects could be harmed.

Due to the limited number of automakers operating in China and our revenue concentration attributable to a small number of these companies, any of the following events, among others, may cause a material decline in our revenue and materially and adversely affect our results of operations and prospects:

•	contract reduction, delay or cancellation by one or more significant advertisers and our failure to identify and acquire additional or replacement advertisers;

•	a substantial reduction by one or more of our significant advertisers in the price they are willing to pay for our services; and

•	financial difficulty of one or more of our significant advertisers who become unable to make timely payment for the advertisements placed on our websites.

We may not be able to successfully expand and monetize our dealer network.

We had local sales and service representatives covering 149 cities across China as of September 30, 2014. We intend to increase our penetration in existing dealer advertising and subscription services markets and expand into new geographic markets. China is a large and diverse country and business practices and demands may vary significantly by region. Our experience in the markets in which we currently operate may not be applicable in other parts of China. We may not be able to leverage our experience to expand into new geographic markets in China. As a result, our expansion and monetization strategies, including sales and marketing efforts designed to attract dealer advertisers and maximize the conversion of registered dealers using our free basic listing service into dealer subscribers, may be unsuccessful. Furthermore, expanding into new geographical markets will require us to hire additional employees to cover these markets. We will incur additional compensation and benefit costs, office rental expenses and other costs, as well as additional strain on our managerial resources. In addition, we intend to further monetize our existing dealer network by converting dealers that currently use our free listing service into dealer subscribers. If we are unable to successfully expand and monetize our dealer network and to generate sufficient revenues to cover our increased costs and expenses, our business and results of operations may be materially and adversely affected.

Our business depends on strong brand recognition, and failing to maintain or enhance our brands could adversely affect our business and prospects.

Maintaining and enhancing our “Autohome” and “Che168” brands is critical to our business and prospects. We believe that brand recognition will become increasingly important as the number of internet users in China grows and competition in our industry intensifies. A number of factors could prevent us from successfully promoting our brands, including user dissatisfaction with the content offered on our websites, negative publicity involving our business and the failure of our sales and marketing activities. If we fail to maintain and enhance our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected.

If we are unable to conduct our marketing activities cost-effectively, our results of operations and financial condition may be materially and adversely affected.

We have incurred expenses on a variety of different marketing and brand promotion efforts designed to enhance our brand recognition and increase sales of our products. Our marketing and promotional activities may not be well received by customers and may not result in the levels of product sales that we anticipate. We incurred RMB67.5 million, RMB129.8 million, RMB245.2 million (US$40.5 million) and RMB338.7 million (US$55.2 million) in sales and marketing expenses in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively, representing 15.6%, 17.7%, 20.2% and 24.3%, respectively, of total net revenues in the corresponding periods. Marketing approaches and tools in the consumer products market in China are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and customer preferences, which may not be as cost-effective as our marketing activities in the past and may lead to significantly higher marketing expenses in the future. We conducted various sales and marketing initiatives to promote our brands through search engines, mobile platforms and navigation sites. For example, we have entered into an arrangement with Baidu for a 12-month period starting from July 1, 2014, for enhanced automotive-related content search results on PCs powered by “Aladdin,” Baidu’s open platform initiative. We may not be able to continue or conduct these activities efficiently, and our marketing activities may not yield satisfactory results. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost-effective manner could impact our net revenues and profitability.

Inaccuracy in pricing and listing information provided by our dealer customers may adversely affect our business and financial performance.

Our automobile listings and promotional information are provided and continuously updated by our dealer customers. Users interested in particular automobile models can conveniently search for up-to-date information on such models without having to visit the local showrooms of relevant dealers. If such listings and promotional information provided by our dealer customers is frequently inaccurate or not reliable, our users may lose faith in our websites, resulting in reduced user traffic to our websites and diminished value to advertisers, which could adversely affect our business and financial performance.

We may not be able to manage our expansion and new business initiatives effectively.

We have experienced rapid growth in our business in recent years. The number of our employees has grown rapidly from 547 as of December 31, 2011, 912 as of December 31, 2012, 1,191 as of December 31, 2013 and 1,654 as of September 30, 2014. Our net revenues increased from RMB433.2 million in 2011 to RMB732.5 million in 2012 and RMB1,216.5 million (US$201.0 million) in 2013, representing a CAGR of 67.6%. Our total net revenue increased by 67.8% from RMB830.6 million for the nine months ended September 30, 2013 to RMB1,393.8 million (US$227.1 million) for the nine months ended September 30, 2014. We expect to continue to grow our user base and our business operations.

Our rapid expansion and new business initiatives may expose us to new challenges and risks. To manage the further expansion of our business, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures and internal controls. We also need to train, manage and motivate our growing employee base. In addition, we need to maintain and expand our relationships with automaker and dealer advertisers, advertising agencies and other third parties. We cannot assure you that our current and planned personnel, infrastructure, systems, procedures and controls will be adequate to support our expanding operations. We may be required to spend more on sales and marketing in order to support any such expansion and our efforts may not be effective. If we fail to manage our expansion and new business initiatives effectively or efficiently, our business and results of operations may be materially and adversely affected.

For example, in June 2014, we launched Autohome Mall, an online transaction platform that we believe will allow us to be a long-term transaction facilitator as we develop our transaction business. The success of our transaction business depends, in part, on third parties and factors over which we have limited control. We will need to react quickly to changing consumer preferences and buying trends relating to our transaction business. We will also face competition from other websites engaged in the online automobile transaction business. In addition, we must keep up to date with competitive technology trends, including the use of new or improved technology, creative user interfaces and other transaction marketing tools such as paid search and mobile applications, among others, which may increase our costs and which may not succeed in increasing sales or attracting customers. Developing the transaction business may require significant investment in product development, sales and marketing and working capital, and we may not be able to get the expected return on our investment. Furthermore, developing the transaction business may take up our management’s time and allow them less time to focus on our existing core business. Our failure to successfully mitigate these risks and uncertainties might adversely affect the sales or margins in our transaction business, as well as damage our reputation and brand.

We have a limited operating history, which makes it difficult to evaluate our business.

We have a limited operating history. Autohome.com.cn and che168.com were launched in 2005 and 2004, respectively. Our company was incorporated in June 2008 and acquired the entities that operated these two websites soon thereafter. Although we have achieved profitability in recent periods, our limited operating history makes the prediction of future results of operations difficult. Past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. You should consider our future prospects in light of the risks and uncertainties fast-growing companies with limited operating histories may encounter.

If we are unable to maintain our relationships with advertising agencies or if we are unable to collect accounts receivable from advertising agencies in a timely manner, our results of operations and prospects may be materially and adversely affected.

Although we consider automakers and dealers to be our end-customers, we sell our advertising services and solutions primarily to third-party advertising agencies that represent the automakers and dealers, as is customary in China. Our top ten advertising agencies accounted for 55.4%, 51.7%, 44.0% and 35.0% of our total net revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively. In 2011, 2012, 2013 and the nine months ended September 30, 2014, our largest agency accounted for 10.0%, 9.0%, 6.7% and 6.0% of our total net revenues, respectively. We do not have long-term cooperation agreements or exclusive arrangements with these agencies and they may elect to direct business to other advertising service providers, including our competitors. If we fail to retain and enhance our business relationships with third-party advertising agencies, we may suffer from a loss of advertisers and our business, financial condition, results of operations and prospects may be materially and adversely affected. In our agreements with certain major advertising agencies, we undertake to provide them with most favored price terms. Such most favored price terms may hinder our ability to acquire new customers using special price terms.

In addition, we rely on third-party advertising agencies for the collection of payment from our advertisers. As a result, the financial soundness of our advertising agencies may affect our collection of accounts receivables. We make a credit assessment of the advertising agency to evaluate the collectibility of the advertising service fees before entering into an advertising contract. However, we cannot assure you that we will be able to accurately assess the creditworthiness of each advertising agency, and any failure of advertising agencies to pay us in a timely manner may adversely affect our liquidity and cash flows.

If online advertising does not continue to grow in China, our ability to increase revenue and profitability could be materially and adversely affected.

The use of the internet as a marketing medium is still developing in China. As of December 2013, the internet penetration rate in China was only 45.8% according to the CNNIC, compared to 85.4% in the United States as of the same date, according to the World Bank forecast. The expansion of China’s internet population may be limited by a number of factors, including limitations on network infrastructure and social and political uncertainties, among others.

Many of our current and potential advertisers and dealer subscribers have limited experience with the internet as a marketing medium, and historically have not devoted a significant portion of their marketing budgets to online marketing and promotion. As a result, they may not consider the internet an effective medium to promote or sell automobiles as compared to traditional print and broadcast media. Our ability to increase revenue and profitability from online marketing may be adversely impacted by a number of factors, many of which are beyond our control, including:

•	difficulties associated with developing a larger user base with demographic characteristics attractive to advertisers;

•	increased competition and potential downward pressure on online advertising prices;

•	difficulties in acquiring and retaining advertisers or dealer subscribers;

•	failure to develop an independent and reliable means of verifying online traffic; and

•	decreased use of the internet or online marketing in China.

If the internet does not become more widely accepted as a media platform for advertising and marketing, our business, financial position and results of operations could be materially and adversely affected.

If we are unable to grow our used automobile-related business through our repositioned che168.com website, we may not be able to achieve our expected business growth and our results of operations may be adversely affected.

Historically, we have delivered content related to new and used automobiles through both autohome.com.cn and che168.com websites whose user bases overlap to some extent. We redesigned our che168.com website in October 2011 to focus on used automobile information and content. Through this website, we offer used automobile listing services to dealers and individual car owners through a user interface that allows potential used car buyers to identify listings that meet their specific requirements and contact the dealer or individual selling the selected car. Revenue from che168.com currently contributes an immaterial portion of our total revenues.

We may not be able to successfully grow our used automobile-related business through our repositioned che168.com website. Although the used automobile market in China is growing due to the increased number of consumer-owned automobiles, there is still significant uncertainty regarding the extent to which our che168.com business may benefit from such growth. We may not be able to attract a broad user base to the che168.com website. Even if we are able to grow our user base, we may not be able to establish a business model that allows us to successfully monetize the user traffic. In such a case, we may not be able to achieve our expected business growth and our results of operations may be adversely affected.

Our business is subject to fluctuations, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.

Our quarterly revenues and other operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are beyond our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. For instance, our advertising services revenues typically increase in the second quarter as automakers increase marketing activities in connection with China’s major auto shows, and in the fourth quarter as advertisers seek to complete year-end marketing campaigns. Demand for our advertising services is generally lowest in the first quarter of each year, primarily due to a general slowdown in business activities and a reduced number of working days during the Chinese New Year holiday period.

In addition, because a significant portion of our advertising services revenues is attributable to new model promotion campaigns, the timing of new car releases of our major automaker advertisers can have a significant impact on our results of operations. The timing of such releases, however, is subject to uncertainty due to various factors such as automakers’ design or manufacturing issues, marketing conditions and government incentives or restrictions. These factors may make our results of operations difficult to predict and cause our quarterly results of operations to fall short of expectations.

Problems with our network infrastructure or information technology systems could impair our ability to provide services.

Our ability to provide our users with a high quality online experience depends on the continuing operation and scalability of our network infrastructure and information technology systems. Our systems are potentially vulnerable to damage or interruption as a result of earthquakes, floods, fires, extreme temperatures, power loss, telecommunications failures, technical error, computer viruses, hacking or similar events. We may encounter problems when upgrading our systems or services and undetected programming errors could adversely affect the performance of the software we use to provide our services. The development and implementation of software upgrades and other improvements to our internet services is a complex process, and issues not identified during pre-launch testing of new services may only become evident when such services are made available to our entire user base.

In addition, we rely on content delivery networks, data centers and other network facilities provided by third parties. Any disruption to these network facilities may result in service interruptions, decreases in connection speed, degradation of our services or the permanent loss of user data and uploaded content. If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party service providers, our reputation or relationships with our users or advertisers may be damaged and our users and advertisers may switch to our competitors, which may have a material adverse effect on our business, financial condition and results of operations.

Computer viruses and “hacking” may cause delays or interruptions on our systems and may reduce use of our services and damage our reputation and brand names.

Computer viruses and “hacking” may cause delays or other service interruptions on our systems. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data including user identity data, software, hardware or other computer equipment. In addition, the inadvertent transmission of computer viruses could result in significant damage to our hardware and software systems and databases, disruptions to our business activities, including our e-mail and other communications systems, breaches of security and inadvertent disclosure of confidential or sensitive information, interruptions in access to our website through the use of “denial of service” or similar attacks and other material adverse effects on our operations. We have experienced hacking attacks in the past, and although such attacks in the past have not had a material adverse effect on our operations, there is no assurance that there will be no serious computer viruses or hacking attacks in the future. We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or hacking affects our systems and is highly publicized, our reputation and brand names could be materially damaged and use of our services may decrease.

Failure to protect confidential information of our customers and network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

Ensuring secured transmission of confidential information through public networks is essential to maintaining the confidence of our customers and users. Our existing security measures may not be adequate to protect such confidential information. In addition, computer and network systems are susceptible to breaches by computer hackers. Security breaches could expose us to litigation and potential liability for failing to secure confidential customer information and could harm our reputation and reduce our ability to attract customers and users. Future security breaches, if any, may result in a material adverse effect on our business, financial condition and results of operations.

Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny. As e-commerce continues to evolve, we believe that increased regulation by the PRC government of data privacy on the internet is likely. We may become subject to new laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information that could affect how we store, process and share data with our customers. We generally comply with industry standards and are subject to the terms of our own privacy policies. Compliance with any additional laws could be expensive and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated, well-funded and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that online transactions or the privacy of user information is becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders we receive.

The continuing and collaborative efforts of our senior management, key employees and highly skilled personnel are crucial to our success, and our business may be harmed if we were to lose their services.

Our success depends on the continuous effort and services of our senior management team and other key personnel. In particular, we rely on the expertise and experience of our executive officers named in this prospectus. If one or more of our executive officers or other key personnel are unable or unwilling to continue to provide us with their services, we may not be able to replace them within a short period of time or at all. Our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain personnel. If any of our executive officers joins a competitor or forms a competing company, we may lose advertisers, know-how and key professionals and staff members. Each of our executive officers has entered into an employment agreement with Autohome WFOE, which contains non-competition provisions. However, if any dispute arises between us and our executive officers, we may have to incur substantial costs and expenses in order to enforce these agreements in China.

Our performance and future success also depend on our ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in the automotive and internet advertising industries for qualified employees is intense, and if competition in these industries further intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively or at all.

If we fail to protect our intellectual property rights, our brand and business may suffer.

We rely on a combination of trademark, patent, copyright and trade secret protection laws in the PRC and other jurisdictions, as well as through confidentiality agreements and other measures, to protect our intellectual property rights. Our major brand names and logos are registered trademarks in China. Most of our professionally produced content available on our websites and proprietary software are protected by copyright laws. Despite our precautions, third parties may obtain and use our intellectual property without our authorization. Historically, the legal system and courts of the PRC have not protected intellectual property rights to the same extent as the legal system and courts of the United States, and companies operating in the PRC continue to face an increased risk of intellectual property infringement. Furthermore, the validity, application, enforceability and scope of protection of intellectual property rights for many internet-related activities, such as internet commercial methods patents, are uncertain and still evolving in China and abroad, which may make it more difficult for us to protect our intellectual property. From time to time, other websites may use our articles, photos or other content without our proper authorization. Although such use has not in the past caused any material damage to our business, it is possible that there may be misappropriation on a much larger scale with a material adverse impact to our business. If we are unable to adequately protect our intellectual property rights in the future, our business may suffer.

We may be vulnerable to intellectual property infringement claims brought against us by others.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violation of other parties’ rights. We have never experienced any material claims on these issues against us in the past, but as we face increasing competition and as litigation becomes more common in China in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We could also be subject to claims based upon the content that is displayed on our websites or accessible from our websites through links to other websites or information on our websites supplied by third parties. Intellectual property claims and litigation are expensive and time-consuming to investigate and defend and may divert resources and management attention from the operation of our websites. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to our websites to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and results of operations.

We may be subject to liability for advertisements and other content placed on our website.

The PRC government has adopted regulations governing advertising content as well as internet access and the distribution of information over the internet. Under PRC advertising laws and regulations, we are obligated to monitor the advertising content shown on our websites to ensure that such content is true and accurate and in full compliance with applicable laws and regulations. See “Regulation—Regulations on Advertisements.” Under the internet information regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, compromises national security, harms the dignity or interests of the state, incites ethnic hatred or racial discrimination, undermines the PRC’s religious policy, disturbs social order, disseminates obscenity or pornography, encourages gambling, violence, murder or fear, incites the commission of a crime, infringes upon the lawful rights and interests of a third party, or is otherwise prohibited by law or administrative regulations. See “Regulation—Regulations on Internet Content Services.”

We display advertisements on our websites. In addition, through our websites and user forums, we allow users to upload written materials, images, pictures and other content on our websites, and also allow users to share and link to content from other websites through our websites. Failure to identify and prevent illegal or inappropriate content from being displayed on or through our websites may subject us to liability. We cannot assure you that all of the advertisements and content shown or posted on our websites adhere to the advertising and internet content laws and regulations, especially given the uncertainty in the interpretation of these PRC laws and regulations.

If PRC regulatory authorities determine that any advertisements or content displayed on our websites do not adhere to applicable laws and regulations, they may require us to limit or eliminate the dissemination or availability of such advertisements and other content on our websites in the form of take-down orders or otherwise. Such regulatory authorities may also impose penalties on us, including fines, confiscation of advertising income or, in circumstances involving more serious violations by us, the termination of our advertising or internet content license, any of which would materially and adversely affect our business and results of operations.

In addition, we may be subject to claims by consumers asserting that the information on our websites is misleading, and we may not be able to recover our losses from advertisers. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, financial condition and results of operations.

The global financial markets experienced significant disruptions in 2008 and the United States, European and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global financial markets are facing new challenges, including the escalation of the European sovereign debt crisis since 2011, the hostilities in the Ukraine, the end of quantitative easing by the U.S. Federal Reserve and the economic slowdown in the Eurozone in 2014. It is unclear whether these challenges will be contained and what effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including China’s. Economic conditions in China are sensitive to global economic conditions. There have recently been signs that the rate of China’s economic growth is declining. Any prolonged slowdown in China’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of automobiles, which are still considered luxury items in China, and our advertisers may also defer, reduce or cancel purchasing our services. To the extent any fluctuations in the Chinese economy significantly affect automakers’ and dealers’ demand for our services or change their spending habits, our results of operations may be materially and adversely affected.

We are a “controlled company” within the meaning of the NYSE corporate governance requirements, which may result in public investors not having as much protection as they would if we were not a controlled company.

Immediately after completion of this offering, Telstra will own 56.7% of the total voting rights in our company, assuming the underwriters do not exercise their option to purchase additional ADSs, and we are, and expect to continue to be immediately after the completion of this offering, a “controlled company” under Section 303A of the NYSE Listed Company Manual. As a controlled company, we rely on certain exemptions that are available to controlled companies from the NYSE corporate governance requirements, including the requirements that:

•	a majority of our board of directors consists of independent directors;

•	our compensation committee be composed entirely of independent directors; and

•	our corporate governance and nominating committee be composed entirely of independent directors.

We are not required to and will not voluntarily meet these requirements. As a result of our use of the “controlled company” exemption, our investors will not have the same protection as they would if we were not a controlled company.

In addition, because Telstra will own 56.7% of the voting rights in our company immediately after completion of this offering, it has, and is expected to continue to have immediately after completion of this offering, decisive influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Without the consent of Telstra, we may be prevented from entering into transactions that could be beneficial to us. The interests of Telstra may differ from the interests of our other shareholders.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ADSs may be adversely impacted.

We are not currently required to comply with Section 404 and applicable rules and regulations thereunder, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. In connection with the audit of our consolidated financial statements for the year ended and as of December 31, 2011, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting, as defined in the standards established by the United States Public Company Accounting Oversight Board, or PCAOB. Pursuant to PCAOB standards, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented on a timely basis. The material weakness identified was that our company did not have sufficient U.S. GAAP and SEC financial reporting expertise nor sufficient oversight and review of the financial statement closing process. Since the second half of 2011, we have implemented several measures to remediate the above-mentioned material weakness.

In 2012 and 2013, we performed a limited review of our internal control over financial reporting as part of our annual risk management assessment process, and no material weakness was noted. It is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional internal control deficiencies may have been identified. We are a public company in the United States and are subject to Section 404 and applicable rules and regulations thereunder. Section 404 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the year ending December 31, 2014. In addition, once we cease to be an “emerging growth company”, as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective when they are required to include such a report. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may conclude that our internal controls are not effective if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operating or reviewed, or if it interprets the relevant requirements differently from us. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal control over financial reporting. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our ADSs.

We have limited business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies do in more developed economies. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured occurrence of business disruption may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We face risks related to health epidemics and natural disasters.

Our business could be adversely affected by the effects of H1N1 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or another epidemic. China reported a number of cases of SARS in 2003, which resulted in the closure of many businesses by the PRC government to prevent the transmission of SARS. In recent years, there have been reports of occurrences of avian flu in various parts of China, including a few confirmed human cases and deaths. In 2009, the global spread of H1N1 flu resulted in several confirmed infections and deaths in China. Restrictions on travel resulting from any prolonged outbreak of H1N1 flu, avian flu, SARS or another epidemic could adversely affect our ability to market our services to users, automakers and dealers throughout

China. Our business operations could be disrupted if one of our employees is suspected of having H1N1 flu, avian flu, SARS or another epidemic, which could require that a certain number of our employees be quarantined and/or our offices be disinfected. In addition, our results of operations could be adversely affected to the extent that H1N1 flu, avian flu, SARS or another outbreak harms the Chinese economy in general.

We are also vulnerable to natural disasters and other calamities. Although our servers are hosted in an offsite location, our backup system does not capture data on a real-time basis and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services. In addition, a severe disaster could affect the operations or financial condition of our customers and suppliers, which could harm our results of operations. For example, certain Japanese automakers or their joint ventures in China delayed or cancelled advertising campaigns following the earthquake and tsunami in Japan in March 2011.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our services in China do not comply with PRC governmental restrictions on foreign investment in internet businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Current PRC laws and regulations place certain restrictions on foreign ownership of companies that provide internet content services in China. Specifically, foreign ownership of internet service providers or other value-added telecommunication service providers may not exceed 50%. In addition, according to the Several Opinions on the Introduction of Foreign Investment in the Cultural Industry promulgated by the Ministry of Culture, the State Administration of Radio, Film and Television, or the SARFT, the General Administration of Press and Publication, or the GAPP, the National Development and Reform Commission and the Ministry of Commerce in June 2005, foreign investors are prohibited from investing in or operating “internet cultural activities.” Furthermore, PRC laws and regulations do not allow foreign entities with less than two years of direct experience operating an advertising business outside of China to invest in an advertising business in China. Before we acquired Autohome Media Limited, or Autohome Media, which was previously known as Prbrownies Marketing Limited in October 2013, we had no direct experience operating an advertising business outside of China and were not allowed to invest directly in a PRC entity that provides advertising services in China. We are a Cayman Islands company and foreign legal person under PRC laws. Accordingly, neither we nor our wholly foreign-invested PRC subsidiaries are currently eligible to apply for the required licenses for providing internet content services in China.

As such, we conduct our business through contractual arrangements in China. In particular, we operate our internet content business through Autohome Information and Hongyuan Information, a wholly-owned subsidiary of Autohome Information. We operate our internet advertising business through two wholly-owned subsidiaries of Autohome Information: Chengshi Advertising and Autohome Advertising. These entities hold licenses and permits required to operate our internet content business and internet advertising business. Autohome Information is currently owned by individual shareholders who are PRC citizens and hold the requisite licenses or permits to provide internet content and advertising services in China. We mainly do not have an equity interest in Autohome Information or its subsidiaries but substantially control their operations and receive the economic benefits through a series of contractual arrangements. We have been and are expected to continue to be dependent upon Autohome Information and its subsidiaries to operate our businesses in the near future. In December 2011 and May 2012, we established two new VIEs, Shanghai Advertising and Guangzhou Advertising, respectively. Autohome WFOE entered into a series of contractual arrangements with Shanghai

Advertising and its shareholders and Guangzhou Advertising and its shareholders with terms and conditions substantially similar to the contractual arrangements among Autohome WFOE, Autohome Information and its shareholders. We provide advertising services through Shanghai Advertising and Guangzhou Advertising to automotive industry customers around the Shanghai and Guangzhou areas, respectively. In October 2013, Autohome HK acquired Autohome Media, a Hong Kong advertising and marketing company. Autohome Media has engaged in advertising business outside the PRC for more than three years, and is therefore qualified to directly invest in a PRC company providing advertising services in accordance with PRC laws. We are gradually migrating our advertising business from our VIEs to Autohome Media and its subsidiaries, a transition we expect to complete in the next two to three years. For more information regarding these contractual arrangements, see “Corporate History and Structure—Contractual Arrangements.”

Based on the advice of TransAsia Lawyers, our PRC legal counsel, the corporate structure of our VIEs and our subsidiaries in China are in compliance with all existing PRC laws and regulations. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, we cannot assure you that the PRC government would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If we or any of our current or future VIEs or subsidiaries are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology, or MIIT, which regulates internet information services companies, the State Administration for Industry and Commerce, or SAIC, which regulates advertising companies, and the China Securities Regulatory Commission, or the CSRC, would have broad discretion in dealing with such violations, including levying fines, confiscating our income or the income of Autohome WFOE and the VIEs, revoking the business licenses or operating licenses of Autohome WFOE and the VIEs, shutting down our servers or blocking our websites, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, or taking other enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business and results of operations. In addition, if the imposition of any of these penalties causes us to lose the rights to direct the activities of the VIEs or our right to receive their economic benefits, we would no longer be able to consolidate the VIEs. The VIEs contributed substantially all of our consolidated net revenues since 2009.

Our contractual arrangements with our VIEs may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Autohome Information, its subsidiaries and its shareholders to operate our business. We may rely on Shanghai Advertising and Guangzhou Advertising in the near future to operate a certain portion of our business. For a description of these contractual arrangements, see “Corporate History and Structure—Contractual Arrangements.” These contractual arrangements may not be as effective in providing us with control over our VIEs as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by these entities and their shareholders of their contractual obligations to exercise control over our VIEs. Therefore, our contractual arrangements with our VIEs may not be as effective in ensuring our control over our China operations as direct ownership would be.

Shareholders of our VIEs may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs. Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.

Shareholders of our VIEs may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs. If our VIEs or their shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of Autohome Information, Guangzhou Advertising and Shanghai Advertising were to refuse to transfer their equity interests in those companies to us or our designee when we exercise the call option pursuant to these contractual arrangements, if they transfer the equity interests to other persons against our interests, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected.

Contractual arrangements our subsidiary has entered into with our VIEs may be subject to scrutiny by the PRC tax authorities and a finding that we or our VIEs owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Autohome WFOE, our VIEs and the shareholders of our VIEs do not represent arm’s-length prices and consequently adjust Autohome WFOE’s or our VIEs’ income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our VIEs, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on Autohome WFOE or our VIEs for any unpaid taxes. Our consolidated net income may be materially and adversely affected if Autohome WFOE or our VIEs’ tax liabilities increase or if they are subject to late payment fees or other penalties.

The shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business.

The shareholders of our VIEs are James Zhi Qin, our director and chief executive officer, Xiang Li, our director and president, and Zheng Fan, our vice president. Each of these three individuals is also a beneficial owner of our company and a PRC citizen. They hold 8%, 68% and 24%, respectively, of the equity interests in each of our VIEs. Conflicts of interest may arise between their roles as directors, officers and/or beneficial owners of our holding company and as shareholders of our VIEs. In addition, the controlling shareholders of our company are substantially different from that of the VIEs, which may heighten any conflicts of interest that could arise between the two groups of shareholders. We cannot assure you that when conflicts of interest arise, any or all of these equity holders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these equity holders and our company. We rely on these three individuals to comply with the laws of China, which protect contracts, provide that directors and executive officers owe a duty of loyalty and a duty of diligence to our company and require them to avoid conflicts of interest and not to take advantage of their positions for personal gain. We also rely on the laws of Cayman Islands, which provide that directors owe a duty of care and a duty of loyalty to our company. However, the legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity to be paid by our wholly-owned PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits, if any, each year to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of their registered capital. These statutory reserve funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries and VIEs or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries and VIEs. We may make loans to our PRC subsidiaries and VIEs, or we may make additional capital contributions to our PRC subsidiaries. Any loans by us to our PRC subsidiaries, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to Autohome WFOE to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. We may also decide to finance Autohome WFOE by means of capital contributions. These capital contributions must be approved by the PRC Ministry of Commerce or its local counterpart. Due to the restrictions imposed on loans in foreign currencies extended to any PRC domestic companies, we are not likely to make such loans to our VIEs, which are PRC domestic companies. Further, we are not likely to finance the activities of our VIEs by means of capital contributions due to regulatory restrictions relating to foreign investment in PRC domestic enterprises engaged in internet content services and online advertising businesses.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated a circular on November 19, 2010, or Circular No. 59, which tightens the examination on the authenticity of settlement of net proceeds from an offering and requires that the settlement of net proceeds shall be in accordance with the description in its prospectus. On July 15, 2014, SAFE issued SAFE Circular 36 that launched the pilot reform of administration regarding conversion of foreign currency registered capitals of foreign-invested enterprises in 16 pilot areas. According to SAFE Circular 36, an ordinary foreign-invested enterprise in the pilot areas is permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 142, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or VIEs or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

If our PRC subsidiaries or VIEs become the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy substantially all of our assets, which could reduce the size of our operations and materially and adversely affect our business, ability to generate revenues and the market price of our ADSs.

As part of the contractual arrangements with Autohome Information, its shareholders and its subsidiaries, Autohome Information and its subsidiaries hold operating permits and licenses and substantially all of the assets that are important to the operation of our business. We expect to continue to be dependent on Autohome Information and its subsidiaries to operate our business in China. We may rely on Shanghai Advertising and Guangzhou Advertising in the near future to operate a certain portion of our business. If our VIEs go bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which would materially and adversely affect our business, financial condition and results of operations. If our VIEs undergo a voluntary or involuntary liquidation proceeding, their equity holders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which would materially and adversely affect our business, our ability to generate revenues and the market price of our ADSs.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

The majority of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our PRC subsidiaries and VIEs in China. Our operations in China are governed by PRC laws and regulations. Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet business and companies.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be violations of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the internet industry include, but are not limited to, the following:

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We only have contractual control over our websites. We do not own the websites due to the restriction on foreign investment in businesses providing value-added telecommunication services in China, including internet content provision services.

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There are uncertainties relating to the regulation of the internet industry in China, including evolving licensing requirements. This means that permits, licenses or operations at some of our companies may be subject to challenge, or we may fail to obtain permits or licenses that applicable regulators may deem necessary for our operations or we may not be able to obtain or renew permits or licenses. Both Autohome Information and Hongyuan Information may be required to obtain additional licenses, including internet publishing licenses and internet news information service licenses, if the release of articles and information or the broadcast of videos on the websites autohome.com.cn and che168.com is deemed by the PRC regulatory authorities as the provision of internet publishing service, internet news information service, or internet culture operating service. See “Regulations—Regulations on Online Cultural Services,” “Regulations—Regulations on Internet Publishing” and “Regulations—Regulations on Internet News Information Service” for additional details.

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The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office. The primary role of this new agency is to facilitate policy-making and legislative development in the internet industry, to direct and coordinate with relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

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New laws and regulations may be promulgated to regulate internet activities, including online advertising businesses. As such, additional licenses may be required for our operations. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

On July 13, 2006, the MIIT, the predecessor of which was the Ministry of Information Industry, issued the Notice of the Ministry of Information Industry on Intensifying the Administration of Foreign Investment in Value-added Telecommunications Services. This notice prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this notice, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The notice also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Currently, Autohome Information and Hongyuan Information, two of our VIEs, own the related domain names and trademarks and hold the internet content provider licenses, or ICP licenses, necessary to conduct our operations for websites in China.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we will be able to maintain our existing licenses or obtain any new licenses if required by any new laws or regulations. There are also risks that we may be found to violate existing or future laws and regulations given the uncertainty and complexity of China’s regulation of the internet industry. If we or our VIEs fail to obtain or maintain any of the required assets, licenses or approvals, our continued business operations in the internet industry may subject us to various penalties, including the confiscation of illegal net revenues, fines and the discontinuation or restriction of our operations, any of which would materially and adversely affect our business and results of operations.

Fluctuations in exchange rates may have a material adverse effect on your investment.

Substantially all of our revenues and costs are denominated in RMB. The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The PRC government allowed the Renminbi to appreciate by more than 20% against the U.S. dollar between July 2005 and

July 2008. Between July 2008 and June 2010, this appreciation was halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. As a consequence, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. From June 2010 until the start of 2014, and since mid-2014, the PRC government again allowed the Renminbi to appreciate slowly against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to substantially liberalize its currency policy, which could result in further appreciation in the value of the RMB against the U.S. dollar. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ADSs.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or to hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. Therefore, Autohome WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. This regulation, among other things, requires offshore special purpose vehicles, or SPVs, formed for the purpose of an overseas listing and controlled by PRC companies or individuals, to obtain CSRC approval prior to listing their securities on an overseas stock exchange. The application of this regulation remains unclear. Our PRC counsel, TransAsia Lawyers, has advised us that, based on their understanding of the current PRC laws, rules and regulations, we are not required to submit an application to the CSRC for its approval of the listing and trading of our ADSs on the NYSE on the grounds that:

•	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation;

•	Autohome WFOE and Autohome Information were established before September 8, 2006, the effective date of this regulation; and

•	no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation.

However, because there has been no official interpretation or clarification of this regulation since its adoption, there is uncertainty as to how this regulation will be interpreted or implemented. If it is determined that the CSRC approval was required for our initial public offering or this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for our initial public offering or this offering. These sanctions may include fines and penalties on our operations in the PRC, delays or restrictions on the repatriation of the proceeds from our initial public offering or this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ADSs that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ADSs we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Certain regulations in the PRC may make it more difficult for us to pursue growth through acquisitions.

Among other things, certain regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, these regulations require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council on August 3, 2008, are triggered. According to the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises issued by the Ministry of Commerce in August 2011, mergers and acquisitions by foreign investors involved in an industry related to national security are subject to strict review by the Ministry of Commerce. These rules also prohibit any transactions attempting to bypass such security review, including by controlling entities through contractual arrangements. We believe that our business is not in an industry related to national security. However, we cannot preclude the possibility that the Ministry of Commerce or other government agencies may publish interpretations contrary to our understanding or broaden the scope of such security review in the future. Although we have no current plans to make any acquisitions, we may elect to grow our business in the future in part by directly acquiring complementary businesses in China. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, SAFE promulgated the Notice on Relevant Issues Concerning Foreign Exchange Control of Domestic Residents’ Overseas Investment and Financing and Roundtrip Investment through Offshore Special

Purpose Vehicles, or SAFE Circular No.37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular No. 75) promulgated by SAFE on October 21, 2005.

SAFE Circular No. 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Currently, all of our shareholders who are PRC residents have registered with the competent local branch of SAFE with respect to their investments in our company as required by SAFE Circular No. 75 and will update their registration filings with SAFE under SAFE Circular No. 37 when there are any changes that should be registered under SAFE Circular No.37. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and if or when we have such shareholders or beneficial owners, we may not always be able to compel them to comply with SAFE Circular No. 37 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular No. 37 or other related regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the PBOC promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which sets forth the respective requirements for foreign exchange transactions by individuals (both PRC and non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued relevant implementing rules that specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock incentive plans or share option plans of an overseas publicly listed company. In February 2012, SAFE promulgated the Notice on the Administration of Foreign Exchange Matters for Domestic Individuals Participating in the Stock Incentive Plans of Overseas Listed Companies, or the Stock Option Notice. The Stock Option Notice supersedes the requirements and procedures for the registration of PRC resident individuals’ participation in stock incentive plans set forth by certain rules promulgated by SAFE in March 2007. Under these measures, PRC resident individuals who participate in an employee stock incentive plan or a share option plan in an overseas publicly listed company are required to register with SAFE and complete certain other procedures. A PRC domestic qualified agent appointed through the PRC subsidiaries of such overseas listed company must file applications on behalf of such PRC resident individuals with SAFE or its local counterpart to obtain approval for an annual allowance with respect to the foreign exchange in connection with stock holding or share option exercises. With the approval from SAFE or its local counterpart, the PRC domestic qualified agent must open a special foreign exchange account at a PRC domestic bank to hold the funds required in connection with the stock purchase or option exercise, payment received upon sales of shares, dividends issued on the stock and any other income or expenditures approved by SAFE or its local counterpart. We and our PRC resident employees who participate in our share incentive plans are subject to these regulations as we are an overseas listed company. We have made registration with the local counterparts of SAFE for our PRC resident employees who participate in our share incentive plans as required under the Stock Option notice and relevant rules. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and other legal or administrative sanctions. See “Regulations—Regulations on Employee Stock Options Plans.”

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the State Administration of Taxation, or the SAT, on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (a) has an effective tax rate less than 12.5% or (b) does not tax the foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of SAT Circular 698. For example, while the term “Indirect Transfer” is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Also, although it appears that SAT Circular 698 was not intended to apply to share transfers of publicly traded companies, there is uncertainty as to the application of SAT Circular 698 to other indirect transfer of PRC resident enterprises. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions, and the process and format of the reporting of an Indirect Transfer to the relevant tax authority of the PRC resident enterprise. In addition, there are no formal declarations with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax. SAT Circular 698 may be determined by the tax authorities to be applicable to our corporate restructuring where non-resident investors were involved, if any of such transactions were determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Circular 698 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under the general anti-avoidance rule of the PRC Enterprise Income Tax Law, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors’ investments in us.

Discontinuation of any of the preferential tax treatments or imposition of any additional taxes could adversely affect our financial condition and results of operations.

China passed a new PRC Enterprise Income Tax Law and its implementation rules, which became effective on January 1, 2008. The Enterprise Income Tax Law (a) reduces the statutory rate of the enterprise income tax from 33% to 25%, (b) permits companies established before March 16, 2007 to continue to enjoy their existing tax incentives, adjusted by certain transitional phase-out rules promulgated by the State Council on December 26, 2007, and (c) introduces new tax incentives, subject to various qualification criteria.

The Enterprise Income Tax Law and its implementation rules permit certain “high and new technology enterprises strongly supported by the state” which hold independent ownership of core intellectual property to enjoy a preferential enterprise income tax rate of 15% subject to certain qualification criteria. Autohome WFOE was recognized jointly by the Beijing Municipal Science and Technology Commission and other authorities as a “high and new technology enterprise,” or HNTE, on September 17, 2010 and therefore was eligible for the preferential 15% enterprise income tax rate from 2010 to 2012 upon its filing with the relevant tax authority. The qualification as a HNTE is subject to annual evaluation and a three-year review by the relevant authorities in China. We have obtained renewal of the HNTE qualification through 2015. However, should we lose this qualification for any reason, Autohome WFOE will no longer enjoy the 15% preferential tax rate, and the applicable enterprise income tax rate may increase to up to 25%.

Our global income and the dividends that we may receive from our PRC subsidiaries, dividends distributed to our non-PRC shareholders and ADS holders, and gains recognized by such shareholders or ADS holders, may be subject to PRC taxes under the Enterprise Income Tax Law, which would have a material adverse effect on our results of operations.

Under the Enterprise Income Tax Law and its implementation rules, both of which became effective on January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to enterprise income tax at a rate of 25% on our global income. If we are considered a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Pursuant to the Enterprise Income Tax Law and its implementation rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors, which are non-PRC tax resident enterprises without an establishment in China, or whose income has no connection with their institutions and establishments inside China, are subject to withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and we conduct our business through Autohome WFOE, which is 100% owned by Cheerbright, our wholly-owned subsidiary located in the British Virgin Islands. The British Virgin Islands currently does not have any tax treaty with China with respect to withholding tax. As long as Cheerbright is considered a non-PRC resident enterprise and holds at least 25% of the equity interest of Autohome WFOE, dividends that it receives from Autohome WFOE may be subject to withholding tax at a rate of 10%.

As uncertainties remain regarding the interpretation and implementation of the Enterprise Income Tax Law and its implementation rules, we cannot assure you that if we are regarded as a PRC resident enterprise, any dividends to be distributed by us to our non-PRC shareholders and ADS holders would not be subject to any PRC withholding tax at a rate of up to 10%. Similarly, any gain recognized by such non-PRC shareholders or ADS holders on the sale of shares or ADSs, as applicable, may also be subject to PRC withholding tax. If we are required under the Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our non-PRC enterprise shareholders and ADS holders, or on gains recognized by such non-PRC shareholders or ADS holders, such investors’ investment in our Class A ordinary shares or ADSs may be materially and adversely affected.

Our financial condition and results of operations could be materially and adversely affected if recent value added tax reforms in the PRC become unfavorable to our PRC subsidiaries or VIEs.

On November 16, 2011, the Ministry of Finance and the State Administration of Taxation jointly issued the Implementation Rules of the Pilot Program of Value Added Tax Reform and the Notice on the Pilot Program of Value Added Tax Reform in Transportation and Certain Modern Service Industries in Shanghai. These rules became effective on January 1, 2012, under which certain transportation and modern services companies in Shanghai will be subject to value added tax, or VAT, in lieu of the otherwise applicable business tax of 5%. According to a circular jointly issued by the Ministry of Finance and the State Administration of Taxation on July 31, 2012, certain transportation and modern services companies incorporated in eight other provinces in the PRC will be subject to the tax reform contemplated under these rules. This tax pilot program aims to resolve the double or multiple taxation issues caused by the interplay between the VAT and business tax systems and reduce the overall tax burden of the selected modern service industries in the PRC. Depending on their taxable revenues, companies may be subject to VAT at a rate of 3% if they are qualified as small-scale VAT payers or 6% if they are recognized as general VAT payers for information technology services, advertising services and research, development and technology services they provide. As a result, instead of paying business taxes, Shanghai Advertising, one of our VIEs incorporated in Shanghai, was required to pay VAT at a rate of 6% starting from January 1, 2012. In addition, our PRC subsidiaries and VIEs incorporated in Beijing were required to pay VAT at a rate of 6% starting from September 1, 2012. Guangzhou Advertising, one of our VIEs incorporated in Guangdong, was required to pay VAT starting from November 1, 2012. Since August 2013, this tax pilot program has been expanded to other areas within China. The rules related to the VAT pilot program are still evolving and the timing of the promulgation of the final tax rules or related interpretation is uncertain. Our financial condition and results of operations could be materially and adversely affected if the interpretation and enforcement of these tax rules become materially unfavorable to our PRC subsidiaries and VIEs.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds, and the employers must pay all or a portion of the social insurance premiums and housing funds for such employees.

As a result of these new laws and regulations designed to enhance labor protection, we expect our labor costs will increase. In addition, as the interpretation and implementation of these new laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

The Public Company Accounting Oversight Board is not permitted to inspect independent registered public accounting firms operating in China, including our auditor, and as such, investors may be deprived of the benefits of such inspection.

Our independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or PCAOB, is required by the laws of the United States to undergo regular inspections by PCAOB to assess its compliance with the laws of the United States and professional standards. Because our independent registered public accounting firm is located in China, a jurisdiction where PCAOB is currently unable to conduct inspections without receiving the required approval from the PRC authorities, our independent registered public accounting firm, like other independent registered public accounting firms operating in China, is currently not inspected by PCAOB. Inspections of other firms that PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. Since PCAOB cannot conduct inspections of independent registered public accounting firms operating in China without receiving the required approval from the PRC authorities, it is more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

Proceedings instituted by the SEC against five PRC-based accounting firms, including our independent registered public accounting firm, could result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act.

In December 2012, the SEC brought administrative proceedings against five accounting firms, including our independent registered public accounting firm, in China, alleging that they had refused to produce audit work papers and other documents related to certain other China-based companies under investigation by the SEC for potential accounting fraud. On January 22, 2014, an initial administrative law decision was issued, censuring these accounting firms and suspending four of the five firms from practicing before the SEC for a period of six months. The decision is neither final nor legally effective unless and until reviewed and approved by the SEC. The five accounting firms have recently appealed. The sanction will not become effective until after a full appeal process is concluded and a final decision is issued by the SEC. The accounting firms can also further appeal the final decision of the SEC through the federal appellate courts. We are not involved in the proceedings brought by the SEC against the accounting firms. However, our independent registered public accounting firm is one of the four accounting firms subject to the six month suspension from practicing before the SEC in the initial administrative law decision. We may therefore be adversely affected by the outcome of the proceedings, along with other U.S.-listed companies audited by these accounting firms.

On May 24, 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the Ministry of Finance which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations in the United States and China. However, it is not clear how these recent developments could affect the SEC’s final decision in the case against the five accounting firms or any subsequent appeal to courts that the accounting firms may initiate. Therefore, it is difficult to determine the final outcome of the administrative proceedings and the potential consequences thereof.

If our independent registered public accounting firm were denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to delisting of our ADSs from the NYSE or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

Risks Related to our ADSs and this Offering

The market price for our ADSs has fluctuated and may be volatile.

The daily closing trading prices for our ADSs ranged from US$27.10 to US$36.59 in 2013 and from US$29.00 to US$56.60 in the nine months ended September 30, 2014. The trading price for our ADSs may continue to fluctuate in response to factors including the following:

•	regulatory developments in our target markets affecting us, our advertisers or our competitors;

•	announcements of studies and reports relating to the quality of our services or those of our competitors;

•	changes in the economic performance or market valuations of other companies that provide online automotive advertising services;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	conditions in the online automotive advertising industry;

•	announcements by us or our competitors of new solutions, acquisitions, strategic relationships, joint ventures or capital commitments;

•	additions to or departures of our senior management;

•	fluctuations of exchange rates between the RMB and the U.S. dollar;

•	release or expiry of lock-up or other transfer restrictions on our outstanding Class A ordinary shares or ADSs;

•	sales or perceived potential sales of additional Class A ordinary shares or ADSs; and

•	pending or potential litigation or administrative investigation.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of any particular company. These market fluctuations may also have a material adverse effect on the market price of our ADSs.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

The trading market for our ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If we do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline.

Because the offering price is substantially higher than our net tangible book value per ADS, you will experience immediate and substantial dilution.

Because the price per ADS being offered is substantially higher than the net tangible book value per ordinary share, you will experience immediate and substantial dilution of US$                 per ADS, representing the difference between the assumed public offering price of US$                 per ADS, the closing trading price on the NYSE on                     , 2014 and our net tangible book value per ADS as of September 30, 2014, after giving effect to the net proceeds to us from this offering. If the underwriters exercise their over-allotment option, you will experience additional dilution. In addition, you may experience further dilution as a result of the exercise of share options or other dilutive transactions. See “Dilution” for a more complete description of how the value of your investment in our ADSs will be diluted upon the completion of this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source of any future dividend income.

Subject to certain exceptions, our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline. Upon completion of this offering, we will have 109,774,799 ordinary shares outstanding, assuming that the underwriters do not exercise their option to purchase additional ADSs, including a certain number of Class A ordinary shares represented by ADSs. All ADSs sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. In addition, the ordinary shares held by [our directors, executive officers and selling shareholders] who are subject to a lock-up in connection with this offering will be available for sale, upon the expiration of the 90-day lock-up period beginning from the date of this prospectus, subject to volume and other restrictions as applicable under Rules 144 and 701 of the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the representatives of the underwriters of this offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our ADSs could decline.

Certain holders of our ordinary shares have the right to cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act. Sales of these registered shares, in the form of ADSs, in the public market could cause the price of our ADSs to decline. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. In addition, if we pay for our future acquisitions in whole or in part with additionally issued ordinary shares, your ownership interests in our company would be diluted and this, in turn, could have a material and adverse effect on the price of our ADSs.

Our dual-class share structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. The ADSs being sold in this offering represent Class A ordinary shares. See ‘‘Description of Share Capital—Ordinary Shares’’ for a more detailed description of our Class A ordinary shares and Class B ordinary shares. Holders of Class A and Class B ordinary shares have the same rights, including dividend rights, except for conversion and voting rights. Each Class B ordinary share may be converted into one Class A ordinary share by its holder at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Each Class A ordinary share is entitled to one vote. When the total number of ordinary shares held by Telstra constitutes no less than 51% of all of our issued and outstanding ordinary shares, each Class B ordinary share is entitled to one vote; when the total number of ordinary shares held by Telstra drops below 51% but is no less than 39.3% of all of our issued and outstanding ordinary shares, each Class B ordinary share will carry such number of votes that would result in the total number of ordinary shares held by Telstra carrying, in the aggregate, 51% of the voting rights represented by all of our issued and outstanding ordinary shares; when the total number of ordinary shares held by Telstra drops below 39.3% of all of our issued and outstanding ordinary shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares. As of October 24, 2014, Telstra held 68,788,940 Class B ordinary shares, representing 63.6% of all of our issued and outstanding ordinary shares and 63.6% of our aggregate voting rights. Telstra Holdings will convert 6,600,000 of its Class B ordinary shares into an equal number of Class A ordinary shares and will sell such Class A ordinary shares represented by ADSs in this offering, assuming that the underwriters do not exercise their option to purchase additional ADSs. Immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional ADSs, Telstra will hold 62,188,940 Class B ordinary shares, representing 56.7% of all of our issued and outstanding ordinary shares and 56.7% of our aggregate voting rights. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

You may not have the same voting rights as the holders of our Class A ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

Except as described in this prospectus and in the deposit agreement, holders of our ADSs will not be able to exercise voting rights attaching to the Class A ordinary shares represented by our ADSs on an individual basis.

Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the Class A ordinary shares represented by the ADSs. Upon receipt of your voting instructions, the depositary will vote the underlying ordinary shares in accordance with these instructions.

Pursuant to our fourth amended and restated memorandum and articles of association, we may convene a shareholders’ meeting upon ten calendar days’ notice. If we give timely notice to the depositary under the terms of the deposit agreement (30 business days’ notice), the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to instruct the depositary to vote the Class A ordinary shares underlying your ADSs, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the Class A ordinary shares underlying your ADSs are not voted as you requested. In addition, although you may directly exercise your right to vote by withdrawing the Class A ordinary shares underlying your ADSs, you may not receive sufficient advance notice of an upcoming shareholders’ meeting to withdraw the Class A ordinary shares underlying your ADSs to allow you to vote with respect to any specific matter.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings, and you may not receive cash dividends if it is illegal or impractical to make them available to you.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In those cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive the distribution we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

You may be subject to limitations on the transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and substantially all of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China through our PRC subsidiaries and VIEs. Most of our directors and officers reside outside the United States and a substantial portion of the assets of such directors and officers are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Law and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

The use of the net proceeds from this offering will largely be up to the judgment of our management, and such use may not produce income or increase our ADS price.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investment in our product development including new content and business initiatives, further enhancing our mobile technologies, sales and marketing activities, including efforts to promote our brand, working capital, capital expenditure, and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, businesses, technologies or strategic alliances that complement our business, although we have no present commitments or agreements for any acquisitions or investments. However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our ADS price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our Class A ordinary shares and ADSs.

Our fourth amended and restated memorandum and articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including a provision that grants authority to our board of directors to establish from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs may be materially adversely affected. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. We intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less frequent compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a United States domestic issuer.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States investors in the ADSs or Class A ordinary shares to significant adverse tax consequences.

Depending upon the value of our assets, which may be determined based, in part, on the market value of our Class A ordinary shares and ADSs, and the nature of our assets and income over time, we could be classified as a passive foreign investment company (a “PFIC”). Under United States federal income tax law, we will be classified as a PFIC for any taxable year if either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value of our assets (based on the average quarterly value of our assets during the taxable year) is attributable to assets that produce or are held for the production of passive income. Based on our current income and assets and projections as to the value of our Class A ordinary shares and ADSs following this offering, we do not expect to be classified as a PFIC for the current taxable year or in the foreseeable future. While we do not anticipate being a PFIC, changes in the nature of our income or assets or the value of our assets may cause us to become a PFIC for the current or any subsequent taxable year.

Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for United States federal income tax purposes, because we control their management decisions and we are entitled to substantially all of the economic benefits associated with such entities, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our VIEs for United States federal income tax purposes, we would likely be treated as a PFIC for the current and any subsequent taxable years. Because of the uncertainties in the application of the relevant rules and because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and the value of our active versus passive assets, there can be no assurance that we will not be a PFIC for the current or any future taxable year. The overall level of our passive assets will be affected by how, and how quickly, we spend our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC may substantially increase.

If we were to be or become a PFIC, a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations—General”) may incur significantly increased United States income tax on gains recognized on the sale or other disposition of the ADSs or Class A ordinary shares and on the receipt of distributions on the ADSs or Class A ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under United States federal income tax rules. Further, if we were a PFIC for any year during which a U.S. Holder held our ADSs or Class A ordinary shares, we generally would continue to be treated as a PFIC as to such U.S. Holder for all succeeding years during which such U.S. Holder held our ADSs or Class A ordinary shares. Alternatively, U.S. Holders of PFIC shares can sometimes avoid the rules described above by making certain elections, including a “mark-to-market” election or electing to treat a PFIC as a “qualified electing fund.” However, U.S. Holders will not be able to make an election to treat us as a “qualified electing fund” because, even if we were to be or become a PFIC, we do not intend to comply with the requirements necessary to permit U.S. Holders to make such election. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding and disposing of ADSs or Class A ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the election to treat us as a qualified electing fund. For more information, see “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations.”

We incur increased costs as a result of being a public company.

We are a public company and expect to incur significant accounting, legal and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, including Section 404 therein, as well as rules subsequently implemented by the SEC and the NYSE, have detailed requirements concerning corporate governance practices of public companies. Section 404 requires that we include a management report on our internal control over financial reporting in our annual report on Form 20-F beginning with the fiscal year ending December 31, 2014. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. We expect these rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. Our management is required to devote substantial time and attention to our public company reporting obligations and other compliance matters. We evaluate and monitor developments with respect to these rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Our reporting and other compliance obligations as a public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. This prospectus and the documents incorporated by reference include, and any free writing prospectus provided in connection with this offering may include, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our ability to attract and retain users and advertisers;

•	our business strategies and initiatives as well as our business plans;

•	our future business development, financial conditions and results of operations;

•	our ability to further enhance our brand recognition;

•	our ability to attract, retain and motivate key personnel;

•	competition in our industry in China; and

•	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary—Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The online automotive advertising industry may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of the online automotive advertising industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$             million, or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts and the estimated offering expenses payable by us. These estimates are based upon an assumed public offering price of US$             per ADS, the closing trading price of our ADSs on                     , 2014. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders. A US$1.00 increase (decrease) in the assumed public offering price of US$             per ADS would increase (decrease) the net proceeds to us from this offering by US$             million, or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investment in our product development including new content and business initiatives, further enhancing our mobile technologies, sales and marketing activities, including efforts to promote our brand, working capital, capital expenditure, and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, businesses, technologies or strategic alliances that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending any use described above, we plan to invest the net proceeds in low-risk, short-term, interest-bearing, debt instruments or deposits.

In using the proceeds of this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions and to our VIEs only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries and VIEs or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

Our board of directors has complete discretion, subject to approval by a duly authorized representative of Telstra for so long as Telstra holds at least 51% of our issued and outstanding shares, to declare dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Our board of directors declared dividends of RMB49.9 million and RMB249.2 million in February 2012 and May 2013, respectively, to all of our shareholders. The dividends, net of applicable withholding taxes, were paid in April 2012 and June and July 2013, respectively. We do not have any plan to pay additional cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our remaining available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Regulation—Regulations on Dividend Distribution.”

If we pay any dividends after this offering, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

MARKET PRICE INFORMATION FOR OUR ADSs

Our ADSs, each representing one of our Class A ordinary shares, have been listed on the NYSE since December 11, 2013. Our ADSs trade under the symbol “ATHM.” The following table provides the monthly high and low trading prices for our ADSs on the NYSE since the date of our initial public offering.

The last reported trading price for our ADSs on November 4, 2014 was US$50.19 per ADS.

Period	Trading Price (US$)
	High	Low
Annual High and Low
Fiscal Year 2013 (from December 11, 2013)	37.88	26.51

Quarterly Highs and Lows
Fourth Quarter of 2013 (from December 11, 2013)	37.88	26.51
First Quarter of 2014	51.98	28.52
Second Quarter of 2014	42.68	28.50
Third Quarter of 2014	57.93	31.80
Fourth Quarter of 2014 (through November 4, 2014)	53.56	38.54

Monthly Highs and Lows
May 2014	36.80	28.50
June 2014	35.98	32.14
July 2014	38.25	31.80
August 2014	57.93	35.25
September 2014	51.88	39.36
October 2014	53.41	38.54
November (through November 4, 2014)	53.56	48.00

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2014:

•	on an actual basis; and

•

on an as adjusted basis to reflect (1) the issue and sale of 1,650,000 Class A ordinary shares in the form of ADSs by us in this offering at an assumed public offering price of US$             per ADS, the closing trading price of our ADSs on             , 2014, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and (2) the conversion of 6,600,000 Class B ordinary shares into the same number of Class A ordinary shares upon deposit of those shares into our ADR facility in connection with the sale of ADSs representing such Class A ordinary shares by Telstra in this offering, assuming the underwriters do not exercise their option to purchase additional ADSs.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2014
	Actual	As Adjusted
	(in thousands of US$)
Shareholders’ equity
Class A ordinary shares, US$0.01 par value, 99,931,211,060 shares authorized and 39,335,859 shares issued and outstanding and 47,585,859 shares issued and outstanding on an as adjusted basis	433
Class B ordinary shares, US$0.01 par value, 68,788,940 shares authorized, 68,788,940 shares issued and outstanding and 62,188,940 shares issued and outstanding on an as adjusted basis	762
Additional paid-in capital	330,039
Accumulated other comprehensive income	1,351
Retained earnings	122,734

Total equity	455,319

DILUTION

Our net tangible book value as of September 30, 2014 was approximately US$272.4 million, or US$2.52 per ordinary share as of that date, and US$2.52 per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, excluding intangible assets, goodwill and deferred tax assets, less our total consolidated liabilities (excluding deferred tax liabilities related to intangible assets and goodwill). Dilution is determined by subtracting net tangible book value per ordinary share from the public offering price.

Because our Class A ordinary shares and Class B ordinary shares have the same dividend and other rights, except for conversion and voting rights, the dilution is presented here based on all issued and outstanding ordinary shares, including Class A ordinary shares and Class B ordinary shares.

Without taking into account any other changes in such net tangible book value after September 30, 2014, other than to give effect to our issuance and sale of             ADSs in this offering, at an assumed public offering price of US$             per ADS, the closing trading price of our ADSs on             , 2014, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the option to purchase additional ADSs is not exercised), our as adjusted net tangible book value at September 30, 2014 would have been US$             per outstanding ordinary share, including Class A ordinary shares underlying our outstanding ADSs, or US$             per ADS. This represents an immediate increase in net tangible book value of US$             per ordinary share, or US$             per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$             per ordinary share, or US$             per ADS, to purchasers of ADSs in this offering.

The following table illustrates the dilution on a per ordinary share basis assuming that the public offering price per ordinary share is US$             and all ADSs are exchanged for ordinary shares:

Per Ordinary Share
Assumed public offering price	US$
Net tangible book value as of September 30, 2014	US$	2.52
As adjusted net tangible book value after giving effect to this offering	US$
Amount of dilution in net tangible book value to new investors in this offering	US$

A US$1.00 increase (decrease) in the assumed public offering price of US$             per ADS would increase (decrease) our as adjusted net tangible book value after giving effect to this offering by US$             million per ordinary share and the dilution in net tangible book value per ordinary share to new investors in this offering by US$             per ordinary share, assuming no change to the number of ADSs offered by us as set forth on the cover page of this prospectus (assuming the underwriters do not exercise their option to purchase additional ADSs), and after deducting underwriting discounts and commissions and other offering expenses.

The following table summarizes, on an as adjusted basis as of September 30, 2014, the differences between existing shareholders and the new investors as of such date with respect to the number of ordinary shares (in the form of ADSs or ordinary shares) purchased from us, the total consideration paid and the average price per ordinary share and per ADS paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the option to purchase additional ADSs granted to the underwriters.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share	Average Price Per ADS
	Number	Percent	Amount	Percent
(in thousands, except share data)
Existing shareholders
New investors
Total

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our ADSs and other terms of this offering determined at pricing.

The discussion and tables above also assume no exercise of any outstanding options granted under our Share Incentive Plans. As of September 30, 2014, there were 4,919,737 Class A ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of US$2.20 per share, and 400,000 Class A ordinary shares issuable upon the vesting of outstanding restricted shares. To the extent that any of these options is exercised, there will be further dilution to new investors.

EXCHANGE RATE INFORMATION

Substantially all of our operations are conducted in China and substantially all of our revenues are denominated in RMB. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Translation of financial data as of or for the year ended December 31, 2013 were made at a rate of RMB6.0537 to US$1.00, the exchange rate in effect as of December 31, 2013. Unless otherwise noted, all other translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.1380 to US$1.00, the rate in effect as of September 30, 2014. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On October 31, 2014, the noon buying rate was RMB6.1124 to US$1.00.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

Period	Noon Buying Rate
	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.3088	6.3879	6.2221
2013	6.0537	6.1478	6.2438	6.0537
2014
May	6.2471	6.2380	6.2591	6.2255
June	6.2036	6.2306	6.2548	6.2036
July	6.1737	6.1984	6.2115	6.1712
August	6.1430	6.1541	6.1793	6.1395
September	6.1380	6.1382	6.1495	6.1266
October	6.1124	6.1251	6.1385	6.1107

Source:	Federal Reserve Statistical Release
(1)	Annual averages are calculated using month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, to be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Law Debenture Corporation Services Inc. is our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and TransAsia Lawyers, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman (Cayman) Limited has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

TransAsia Lawyers has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Autohome was incorporated under the laws of the Cayman Islands under its former name, Sequel Limited, in June 2008 and adopted its current name in October 2011. Shortly after its inception, in June 2008, Autohome acquired all of the equity interests of the following entities:

•	Cheerbright International Holdings Limited, or Cheerbright, a British Virgin Islands company that operates autohome.com.cn, which was launched in 2005;

•	Norstar Advertising Media Holdings Limited, or Norstar, a Cayman Islands Company that, among other businesses, operated che168.com, which was launched in 2004; and

•	China Topside Limited, or China Topside, a British Virgin Islands company.

Our largest shareholder is Telstra Holdings, a wholly-owned subsidiary of Telstra Corporation Limited, the leading diversified telecommunications company in Australia and a Fortune Global 500 company.

To sharpen our business focus on the automotive industry, we completed a corporate reorganization in 2011 by spinning off our then subsidiaries that were not involved in our core business. In March 2011, we completed the transfer of the che168.com business from Norstar to Cheerbright. In June 2011, in connection with our strategy to focus on serving the automotive industry in China, we contributed our entire equity interests in Norstar and China Topside, which serve the information technology industry, to Sequel Media, our subsidiary in the Cayman Islands. We then immediately distributed shares of Sequel Media to our shareholders. Since the spin-off, we have focused on serving the automotive industry in China through our autohome.com.cn and che168.com websites.

On March 16, 2012, we established a new wholly-owned subsidiary, Autohome HK, in Hong Kong. Autohome HK has no material business operation as of the date of this prospectus.

In October 2013, Autohome HK acquired Prbrownies Marketing, a Hong Kong advertising and marketing company, which we renamed Autohome Media Limited, or Autohome Media, in March 2014. Autohome Media has engaged in advertising business outside the PRC for more than three years, and is therefore qualified to directly invest in a PRC company providing advertising services in accordance with PRC law. Autohome Media has established subsidiaries in Beijing, Shanghai, Guangzhou and Tianjin. We are gradually migrating our advertising business from our VIEs to Autohome Media and its subsidiaries, a transition we expect to complete in the next two to three years.

In December 2013, we completed our initial public offering of 8,993,000 ADSs, representing 8,993,000 Class A ordinary shares, and our ADSs were listed on the NYSE under the symbol “ATHM.”

Contractual Arrangements

PRC laws and regulations currently limit foreign ownership of companies that engage in internet and advertising services. We therefore conduct our operations in China primarily through contractual agreements between our wholly-owned PRC subsidiary, Autohome WFOE, and each of the three groups of entities and individuals—(i) Autohome Information, shareholders of Autohome Information and three subsidiaries of Autohome Information: Hongyuan Information, Chengshi Advertising and Autohome Advertising, (ii) Shanghai Advertising and shareholders of Shanghai Advertising, and (iii) Guangzhou Advertising and shareholders of Guangzhou Advertising.

These contractual arrangements enable us, through Autohome WFOE, to:

•	exercise effective control over these entities;

•	receive substantially all of the economic benefits of these entities; and

•	have exclusive options to purchase all of the equity interests in these entities when and to the extent permitted under PRC law.

As a result of these contractual arrangements, we, through Autohome WFOE, are the primary beneficiary of these three groups of entities and treat them as our VIEs under U.S. GAAP. We have consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP.

The following diagram illustrates our corporate structure as of the date of this prospectus:

(1)	The three individuals are James Zhi Qin, our director and chief executive officer, Xiang Li, our director and president, and Zheng Fan, our vice president. Each of these three individuals is also a beneficial owner of our company and a PRC citizen. James Zhi Qin, Xiang Li and Zheng Fan hold 8%, 68% and 24%, respectively, of the equity in each of Autohome Information, Shanghai Advertising and Guangzhou Advertising.

The following is a summary of our contractual arrangements among Autohome WFOE, Autohome Information and its shareholders. The contractual agreements among Autohome WFOE and Shanghai Advertising and its shareholders and the contractual agreements among Autohome WFOE and Guangzhou Advertising and its shareholders are substantially the same as the contractual agreements among Autohome WFOE, Autohome Information and its shareholders and subsidiaries.

Agreements that Provide Effective Control over Autohome Information

Equity Interest Pledge Agreements. Pursuant to the equity interest pledge agreements between Autohome WFOE and each of the three shareholders of Autohome Information, each shareholder of Autohome Information pledges to Autohome WFOE all of his equity interests in Autohome Information to secure the performance of such shareholder’s respective obligations and Autohome Information’s obligations under the loan agreements, equity option agreements, and the exclusive technology consulting and service agreements. See “—Contractual Agreements—Agreements that Transfer Economic Benefits of Autohome Information to Us” and “—Agreements that Provide Us the Options to Purchase the Equity Interests in Autohome Information” for a brief description of these obligations. Without Autohome WFOE’s consent, shareholders of Autohome Information shall not create or permit to create any encumbrances on the pledged equities in Autohome Information. In the event of default, Autohome WFOE is entitled to request immediate repayment of the outstanding amounts payable under the loan agreements, the equity option agreements and the exclusive technology consulting and service agreements or to dispose of the pledged equity interests at Autohome WFOE’s sole discretion. The equity pledge agreements have an indefinite term and will terminate after all the secured obligations under these agreements have been satisfied in full or the pledged equity interests have been transferred to Autohome WFOE or its designee.

Pursuant to the equity interest pledge agreements between Autohome WFOE and Autohome Information, Autohome Information pledges to Autohome WFOE all of its equity interests in its three subsidiaries to secure the performance of its obligations under the exclusive technology consulting and service agreements and the equity option agreements. These equity interest pledge agreements contain substantially the same terms as the equity interest pledge agreements between Autohome WFOE and the shareholders of Autohome Information.

Power of Attorney. Autohome Information and each of the shareholders of Autohome Information have executed an irrevocable power of attorney appointing Autohome WFOE, or any person designated by Autohome WFOE, as their attorney-in-fact to vote on their behalf at the shareholders’ meetings of Autohome Information’s subsidiaries and Autohome Information and to exercise full voting rights as the shareholders of these companies with powers granted under PRC laws and regulations and the articles of association of each of the above companies, including the rights to appoint directors and management personnel.

Agreements that Transfer Economic Benefits of Autohome Information to Us

Exclusive Technology Consulting and Service Agreements. Pursuant to the exclusive technology consulting and service agreements between Autohome WFOE and each of Autohome Information and its subsidiaries, Autohome WFOE has the exclusive right to provide each of these VIEs comprehensive technology and management consulting services. In addition, Autohome WFOE is obligated to provide financing support to each of these VIEs to ensure the cash flow requirements of the day-to-day operations of these VIEs. Each of these VIEs is obligated to pay to Autohome WFOE service fees, which are calculated based on such VIE’s revenues reduced by its business taxes and surcharges, operating expenses and an appropriate amount of retained profit that is determined pursuant to our tax planning strategies and relevant tax laws. Such service fees may be adjusted by Autohome WFOE at Autohome WFOE’s sole discretion. Autohome WFOE owns the intellectual properties arising from the performance of these agreements. These agreements have a 30-year term that can be automatically extended for another 10 years at the option of Autohome WFOE and can only be terminated by the parties’ mutual written consent or by Autohome WFOE’s prior 30-day notice at its sole discretion. During the term of these agreements, these VIEs may not enter into any agreements with third parties for the provision of any technology or management consulting services without prior consent of Autohome WFOE.

Autohome WFOE recognized service fees from all the VIEs in the amount of RMB245.4 million in 2011, RMB411.6 million in 2012, RMB657.2 million in 2013 and RMB837.8 million (US$136.5 million) for the nine months ended September 30, 2014 in consideration for services provided to the VIEs.

Loan Agreements. Pursuant to the loan agreements between Autohome WFOE and each of the three shareholders of Autohome Information, Autohome WFOE granted interest-free loans to these three shareholders of Autohome Information. The loans are to be used solely for the purpose of making capital contribution to the registered capital of Autohome Information. The term of the loans is indefinite and must be repaid in the manner specified in the agreements upon written notice from Autohome WFOE at any time in Autohome WFOE’s sole discretion or upon an event of default by the shareholders of Autohome Information.

Agreements that Provide Us the Options to Purchase the Equity Interests in Autohome Information

Equity Option Agreements. Pursuant to the equity option agreements between Autohome WFOE and each of the three shareholders of Autohome Information, each shareholder of Autohome Information jointly and severally grants to Autohome WFOE an option to purchase all or part of his equity interests in Autohome Information at a price equivalent to the lowest price permitted by PRC law. The purchase price is to be offset against the loan repayments under the loan agreements. If there will be additional payments to be made by Autohome Information to these shareholders required by the PRC law, these shareholders must immediately return the received payments to Autohome WFOE. Autohome WFOE may exercise its option at any time or transfer the rights and obligations under the equity option agreement to any of its designated parties. The equity option agreements have an indefinite term and will terminate at the earlier of (i) the date on which all the equity interests in Autohome Information have been transferred to Autohome WFOE or its designated parties, or (ii) the unilateral termination by Autohome WFOE.

Pursuant to the equity option agreements among Autohome WFOE, Autohome Information and each of the three subsidiaries of Autohome Information, Autohome Information granted Autohome WFOE or its designated parties an option to purchase all or part of Autohome Information’s equity interests in its subsidiaries at a price equivalent to the lowest price permitted by PRC law. Autohome WFOE may exercise its option at any time. The equity option agreements have an indefinite term and will terminate at the earlier of (i) the date on which all of Autohome Information’s equity interests in its subsidiaries have been transferred to Autohome WFOE or its designated parties, or (ii) the unilateral termination by Autohome WFOE.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following information concerning us in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents the selected consolidated financial information for our company. Our selected consolidated statements of comprehensive income data presented below for 2011, 2012 and 2013 and our selected consolidated balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. Our selected consolidated balance sheet data as of December 31, 2009, 2010 and 2011 and our selected consolidated statement of comprehensive income data for 2009 and 2010 presented below have been derived from our audited consolidated financial statements not included in this prospectus. Our selected consolidated statements of comprehensive income data presented below for the nine months ended September 30, 2013 and 2014 and our selected consolidated balance sheet data as of September 30, 2014 has been derived from unaudited interim consolidated financial statements used elsewhere in this prospectus. Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following selected financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our audited consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
							(unaudited)	(unaudited)	(unaudited)
Selected Consolidated Statement of Comprehensive Income Data:
Net revenues
Advertising services	138,988	235,415	379,666	592,622	894,937	147,833	617,963	977,805	159,304
Dealer subscription services	9,221	17,519	53,523	139,898	321,611	53,126	212,589	416,030	67,779

Total net revenues	148,209	252,934	433,189	732,520	1,216,548	200,959	830,552	1,393,835	227,083
Cost of revenues(1)	(61,084)	(83,897)	(130,565)	(178,240)	(252,236)	(41,666)	(164,418)	(258,563)	(42,125)

Gross profit	87,125	169,037	302,624	554,280	964,312	159,293	666,134	1,135,272	184,958

Operating expenses
Sales and marketing expenses(1)	(31,204)	(48,712)	(67,500)	(129,796)	(245,228)	(40,509)	(148,997)	(338,743)	(55,188)
General and administrative expenses(1)	(9,059)	(17,951)	(46,547)	(83,153)	(82,529)	(13,633)	(53,788)	(86,825)	(14,145)
Product development expenses(1)	(3,678)	(6,205)	(16,459)	(42,865)	(81,651)	(13,488)	(57,944)	(106,523)	(17,355)

Operating profit	43,184	96,169	172,118	298,466	554,904	91,663	405,405	603,181	98,270
Interest income	44	159	1,167	5,093	11,082	1,831	8,556	24,221	3,946
Interest expense	—	—	—	—	(414)	(68)	(12)	—	—
Other income (expense)	10	(49)	509	310	2,884	476	2,476	871	142

Income from continuing operations before income taxes	43,238	96,279	173,794	303,869	568,456	93,902	416,425	628,273	102,358
Income tax expense	(7,803)	(15,853)	(38,348)	(90,988)	(112,294)	(18,550)	(82,940)	(129,150)	(21,041)

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
							(unaudited)	(unaudited)	(unaudited)
Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Income/(loss) from discontinued operations	(2,204)	7,612	(4,182)	—	—	—	—	—	—

Net income	33,231	88,038	131,264	212,881	456,162	75,352	333,485	499,123	81,317

Other comprehensive income, net of tax of nil
Foreign currency translation adjustments	—	—	—	583	1,403	232	581	6,306	1,027
Comprehensive income	33,231	88,038	131,264	213,464	457,565	75,584	334,066	505,429	82,344

Earnings per share for ordinary shares
Earnings per share for ordinary shares—Basic
Net income from continuing operations	0.35	0.80	1.35	2.13	4.57	0.75	3.33	4.71	0.77
Income/(loss) from discontinued operations	(0.02)	0.08	(0.04)	—	—	—	—	—	—

Net income	0.33	0.88	1.31	2.13	4.57	0.75	3.33	4.71	0.77

Earnings per share for ordinary shares—Diluted
Net income from continuing operations	—	—	1.35	2.12	4.37	0.72	3.29	4.44	0.72
Loss from discontinued operations	—	—	(0.04)	—	—	—	—	—	—

Net income	—	—	1.31	2.12	4.37	0.72	3.29	4.44	0.72

Shares used in earnings per share computation(2)
Ordinary shares:
Basic	100,000,000	100,000,000	100,000,000	100,000,000	—	—	100,000,000	—	—
Diluted	—	—	100,189,928	100,650,652	—	—	101,322,763	—	—
Class A Ordinary shares:
Basic	—	—	—	—	31,109,214	31,109,214	—	37,147,194	37,147,194
Diluted	—	—	—	—	104,329,226	104,329,226	—	112,509,229	112,509,229
Class B Ordinary shares:
Basic	—	—	—	—	68,788,940	68,788,940	—	68,788,940	68,788,940
Diluted	—	—	—	—	68,788,940	68,788,940	—	68,788,940	68,788,940
Dividend per share(3)	—	—	—	—	—	—	—	—	—

(1)	Including share-based compensation expenses as follows:

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
							(unaudited)	(unaudited)	(unaudited)
Allocation of Share-based Compensation Expenses
Cost of revenues	—	—	3,247	6,553	6,534	1,079	4,887	5,752	937
Sales and marketing expenses	—	—	1,138	4,177	4,375	723	3,236	8,212	1,338
General and administrative expenses	—	—	8,049	15,734	11,738	1,939	6,795	15,437	2,515
Product development expenses	—	—	541	2,678	2,961	489	2,166	8,455	1,377

Total share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

(2)	Earnings per share for Class A and Class B ordinary shares (Diluted) for each period were computed after taking into account the dilutive effect of the shares underlying our employees’ share-based awards.
(3)	Dividends distributed to our shareholders in 2012 and 2013 were one-time distributions due to special circumstances.

Selected Consolidated Balance Sheet Data

	As of December 31,						As of September 30,
	2009	2010	2011	2012	2013		2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
							(unaudited)	(unaudited)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	84,434	174,342	213,705	420,576	1,138,613	188,085	798,155	130,035
Restricted cash	—	—	—	—	245,000	40,471	—	—
Term deposits	—	—	—	—	—	—	911,989	148,581
Accounts receivable, net	147,936	212,349	203,102	326,071	465,712	76,930	610,542	99,469
Total current assets	272,188	487,405	451,823	786,192	1,899,265	313,736	2,375,796	387,064
Total assets	2,184,531	2,357,368	2,043,005	2,379,673	3,512,950	580,298	4,001,261	651,884
Deferred revenue	19,215	31,650	41,461	94,392	215,580	35,611	260,747	42,481
Total current liabilities	145,962	238,710	203,805	336,292	789,818	130,469	678,466	110,536
Total liabilities	731,764	816,563	682,726	821,698	1,300,586	214,842	1,206,517	196,565
Total shareholders’ equity	1,452,767	1,540,805	1,360,279	1,557,975	2,212,364	365,456	2,794,744	455,319

Non-GAAP Financial Measures

To supplement net income from continuing operations presented in accordance with U.S. GAAP, we use adjusted EBITDA and adjusted net income as non-GAAP financial measures. We define adjusted EBITDA as income from continuing operations before income tax expense (benefit), depreciation expenses of property and equipment and amortization expenses of intangible assets and interest expense, excluding share-based compensation expenses. We define adjusted net income as income from continuing operations excluding share-based compensation expenses and amortization expenses of intangible assets related to acquisitions. We present these non-GAAP financial measures because they are used by our management to evaluate our operating performance, in addition to net income from continuing operations prepared in accordance with U.S. GAAP.

Adjusted EBITDA and adjusted net income have material limitations as analytical tools. One of the limitations of using these non-GAAP financial measures is that they do not include share-based compensation expenses, which are and will continue to be a recurring factor in our business. Furthermore, because adjusted EBITDA and adjusted net income are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies. In light of the foregoing limitations, you should not consider adjusted EBITDA or adjusted net income as a substitute for or superior to income from continuing operations prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net income and adjusted EBITDA only as supplemental measures. Our adjusted EBITDA and adjusted net income are calculated as follows for the periods presented:

	For the Year Ended December 31,						For the Nine Months Ended September 30,
	2009	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
							(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: amortization of acquired intangible assets of Cheerbright, China Topside and Norstar	17,114	15,113	13,114	9,739	5,459	902	4,320	3,415	556
Plus: share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted net income	52,549	95,539	161,535	251,762	487,229	80,484	354,889	540,394	88,040

Income from continuing operations	35,435	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: income tax expense	7,803	15,853	38,348	90,988	112,294	18,550	82,940	129,150	21,041
Plus: depreciation of property and equipment	783	1,875	6,347	14,301	25,548	4,220	17,647	25,350	4,130
Plus: amortization of intangible assets	17,114	15,238	13,768	10,203	6,250	1,032	4,670	4,576	746
Plus: interest expense	—	—	—	—	414	68	12	—	—

EBITDA	61,135	113,392	193,909	328,373	600,668	99,222	438,754	658,199	107,234
Plus: share-based compensation expenses	—	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted EBITDA	61,135	113,392	206,884	357,515	626,276	103,452	455,838	696,055	113,401

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are the leading online destination for automobile consumers in China. Through our two websites, autohome.com.cn and che168.com, and our mobile applications, we deliver comprehensive, independent and interactive content to automobile buyers and owners. We generate revenues from online advertising services and dealer subscription services. Our advertisers consist primarily of automakers and automobile dealers, with automakers contributing a substantial majority of our total revenues. In each of 2011, 2012, 2013 and the nine months ended September 30, 2014, we provided advertising services to approximately 80% of over 80 automakers operating in China. We also provided dealer subscription services to 2,160, 5,052, 10,617 and 16,089 dealer subscribers in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively.

Our net revenues increased from RMB433.2 million in 2011 to RMB732.5 million in 2012 and RMB1,216.5 million (US$201.0 million) in 2013, representing a CAGR of 67.6%. Our total net revenues grew to 1,393.8 million (US$227.1 million) for the nine months ended September 30, 2014 representing a 67.8% increase from RMB830.6 million in the same period in 2013. Our income from continuing operations increased from RMB135.4 million in 2011 to RMB212.9 million in 2012 and RMB456.2 million (US$75.4 million) in 2013, representing a CAGR of 83.5%. Our net income increased by 49.7% from RMB333.5 million for the nine months ended September 30, 2013 to RMB499.1 million (US$81.3 million) for the nine months ended September 30, 2014.

General Factors Affecting Our Results of Operations

Our business and results of operations are significantly affected by China’s overall economic conditions and the general trends in the automotive industry, especially new automobile sales in China. Economic growth in China has contributed to an increase in household disposable income and improved the availability of financing for automobile purchases. These factors, coupled with increased production capacity and lower import tariffs, past governmental incentives designed to encourage automobile purchases and the decreasing cost of new automobiles, have contributed to the growth of the number of new automobiles sold in China. Although the automotive industry has benefited from China’s overall favorable policies, some local governments have imposed restrictions on automobile registrations to curb traffic congestion in urban centers. If such regulations slow the growth rate of new automobile sales in China and lead to decreased advertising expenditures by automakers and dealers, our business and results of operations may be adversely affected.

In addition, our business and results of operations may be affected by our user reach and engagement. Automaker and dealer advertisers, which contribute substantially to all of our revenues, choose to advertise on our websites in significant part due to our leading market position in the online automotive advertising industry. We anticipate that our ability to continue to attract a large and growing user base and maintain a high level of user engagement will affect our ability to attract advertisers and dealer subscribers to our websites.

Specific Factors Affecting Our Results of Operations

While our business and results of operations are generally affected by China’s overall economic conditions, the general trends in China’s automotive industry and our user reach and engagement, our results of operations are more directly affected by the specific financial factors set forth below.

Net Revenues

We generate our net revenues from selling online advertising services and dealer subscription services. We sell our advertising services primarily to automakers and automobile dealers, with automakers contributing a substantial majority of our advertising services revenues. As is customary in China, we sell our advertising services primarily through third-party advertising agencies while we consider automaker and dealer advertisers to be our end-customers. Consistent with common practice in the advertising industry in China, we offer incentives to advertising agencies. Our net revenues are presented net of rebates to advertising agencies. We sell our dealer subscription services to automobile dealers on a fixed-fee subscription basis.

The following table sets forth the principal components of our net revenues in absolute amounts and as percentages of our total net revenues for the periods presented:

	For the Year Ended December 31,							For the Nine Months Ended September 30,
	2011		2012		2013			2013		2014
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
								(unaudited)		(unaudited)	(unaudited)
Net revenues:
Advertising services	379,666	87.6%	592,622	80.9%	894,937	147,833	73.6%	617,963	74.4%	977,805	159,304	70.2%
Dealer subscription services	53,523	12.4	139,898	19.1	321,611	53,126	26.4	212,589	25.6	416,030	67,779	29.8

Total net revenues	433,189	100.0%	732,520	100.0%	1,216,548	200,959	100.0%	830,552	100.0%	1,393,835	227,083	100.0%

Advertising Services Revenues

We generate advertising services revenues primarily from automakers. In each of 2011, 2012, 2013 and the nine months ended September 30, 2014, approximately 80% of over 80 automakers operating in China purchased advertising services from us. As a result of our high penetration in the automaker market, we believe that our future automaker advertising services revenue growth will be driven primarily by automakers’ increased advertising spending on our websites as they continue to shift advertising budgets from traditional media to online media.

Increased spending will be driven primarily by a combination of (i) our ability to increase advertising volume, either due to the availability of additional advertising locations as we expand our service offerings or due to higher sell-through rates, which is calculated as the percentage of advertising locations actually sold over total advertising locations available for sale in a given period, and (ii) our ability to increase our pricing, as measured by price per location per day, as our user reach continues to expand, thereby enhancing the effectiveness of the services we offer. As is customary in China’s online advertising market, we use a “cost per time” pricing model to price our online advertising services by charging our advertisers on a daily basis for an advertisement placed in a given location on our websites. We expect that this cost-per-time model will continue to be our primary pricing model in the near future. However, as we continue to grow our user base and enhance user engagement, we intend to explore “cost per thousand-impressions”, “cost per lead” and other performance-based pricing models.

We also sell advertising services to automobile dealers. Our automobile dealer customers receive reimbursements for a majority of their marketing and advertising expenses from their automakers. Therefore, while automobile dealers are our end-customers for dealer advertising services, their advertising decisions are increasingly influenced by automakers. Revenues from dealer advertisers accounted for 14.8%, 18.1%, 21.3% and 26.2% of our advertising services revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively. We believe that our dealer advertising services revenues will continue to grow in absolute amounts and as a percentage of our advertising services revenues in the near future, driven mainly by (i) the increase in the advertising budgets that automakers allocate to their dealers, and (ii) our ability to increase our “share of wallet” relative to other online media as we continue to expand into new geographical markets and penetrate deeper into existing markets to increase our customer base of auto dealers.

In addition, we generate a small amount of revenues from our automotive aftermarket services platform, which we launched in late 2011 to connect our users with national or local products and service providers. We charge these providers commissions for successfully completed transactions originating from the aftermarket services platform. We also generate a small amount of revenues from Autohome Mall, an online transaction platform that we launched in June 2014.

Dealer Subscription Services

We generate dealer subscription services revenues through the sale of various subscription services packages at different prices, which enable dealers to market their vehicle inventories on our websites. All of our dealer subscription services are sold on a quarterly or annual fixed-fee basis.

We offer basic automobile listing services free of charge to all of our registered dealers. We had 24,507 registered dealers as of September 30, 2014, compared with 23,897, 18,609 and 12,817 registered dealers as of December 31, 2013, 2012 and 2011, respectively. Our dealer subscribers are registered dealers that have purchased subscription packages. We provide our dealer subscribers with additional tools and features to enable them to more effectively market their inventories on our websites. Our dealer subscribers grew from 2,160 in 2011 to 5,052 in 2012, 10,617 in 2013 and 16,089 in the nine months ended September 30, 2014. Our dealer subscription services revenues accounted for 12.4%, 19.1%, 26.4% and 29.8% of our net revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively. We believe that our dealer subscription services revenues will continue to grow in absolute amounts and as a percentage of our net revenues in the near future, driven by our ability to increase the number of registered dealers, as well as our ability to subsequently convert registered dealers into dealer subscribers and command higher fees for different subscription packages.

Cost of Revenues

Cost of revenues refers primarily to (i) content related costs, (ii) depreciation and amortization, (iii) bandwidth and internet data center (“IDC”) costs, and (iv) value-added tax, business tax and surcharges. The following table sets forth the principal components of our cost of revenues in absolute amounts and as a percentage of our total net revenues for the periods indicated:

	For the Year Ended December 31,							For the Nine Months Ended September 30,
	2011		2012		2013			2013		2014
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
								(unaudited)		(unaudited)	(unaudited)
Cost of revenues:
Content related costs(1)	43,943	10.1%	62,871	8.6%	95,987	15,856	7.9%	56,995	6.9%	88,121	14,357	6.3%
Depreciation and amortization	18,739	4.3	21,978	3.0	26,439	4,367	2.2	18,813	2.3	23,143	3,770	1.7
Bandwidth and IDC costs	11,936	2.8	15,045	2.0	21,047	3,477	1.7	14,314	1.7	23,000	3,747	1.7
Value-added tax, business tax and surcharges	55,947	12.9	78,346	10.7	108,763	17,966	8.9	74,296	8.9	124,299	20,251	8.9

Total cost of revenues	130,565	30.1%	178,240	24.3%	252,236	41,666	20.7%	164,418	19.8%	258,563	42,125	18.6%

(1)	Including share-based compensation expenses of RMB3.2 million for 2011, RMB6.6 million for 2012, RMB6.5 million (US$1.1 million) for 2013 and RMB4.9 million and RMB5.8 million (US$0.9 million) for the nine months ended September 30, 2013 and 2014, respectively.

Content Related Costs. Content related costs are costs directly related to creating and editing the professionally produced content and organizing and maintaining user generated content on our websites. This mainly includes salaries and benefits, toll free telephone charges, travel and office expenses of our editorial personnel, expenses we incur in the execution of the offline portion of our advertisers’ online promotions and expenses we pay to third parties for creating and publishing certain rich media content displayed on our websites. We expect our content related costs will continue to increase primarily due to our business growth. In addition, as a result of our adoption of the 2011 Plan and the 2013 Plan, our content related expenses in subsequent periods include share-based compensation expenses related to our editorial personnel.

Depreciation and Amortization. A substantial majority of our depreciation and amortization expenses relate to amortization expenses for the amortization of intangibles including trademarks, customer relationships, websites and listing databases that we acquired in connection with the acquisitions of Cheerbright, China Topside and Norstar in June 2008, shortly after the inception of our company. Depreciation expenses are related to servers and other equipment that are directly related to our revenue generating business activities. We expect our amortization expenses will decrease after the end of the estimated useful lives of certain intangible assets, while depreciation expenses will increase as we continue to invest in our business.

Bandwidth and IDC Costs. Bandwidth and IDC costs consist of fees that we pay to telecommunication carriers and other service providers for telecommunication services and for hosting our servers at their internet data centers, as well as fees we pay to our content delivery network service provider for the distribution of our content. Our bandwidth and IDC costs continued to increase in subsequent periods as our user traffic continued to increase and we required more high quality bandwidth to support user traffic growth and improve our users’ experience.

Value-Added Tax, or VAT, Business Tax and Surcharges. We have been subjected to business tax, surcharges or cultural construction fees levied on our gross revenue. The business tax rate was 5% during 2011 and 2012. As a result of the pilot program introduced by the Ministry of Finance and the SAT, Shanghai Advertising and Guangzhou Advertising were required to pay VAT, instead of business tax starting January 1, 2012 and November 1, 2012, respectively. Autohome WFOE and our VIEs in Beijing were required to pay VAT instead of business tax starting September 1, 2012. The VAT rate for all these entities was 6%. Since August 2013, this pilot program has been expanded to other areas in China. Following these changes, the service fees received by Autohome WFOE from our VIEs are no longer subject to business tax and the VAT incurred by Autohome WFOE based on the services it provided to our VIEs can be deducted from the VAT payables of our VIEs. In addition, revenues from our dealer subscription services are not subject to the cultural construction fee and they as a percentage of our total net revenues increased in 2013. All these contributed to the decrease of our overall VAT, business tax and surcharges as a percentage of our total net revenues from 12.9% in 2011 to 10.7% in 2012, 8.9% in 2013 and 8.9% in the nine months ended September 30, 2014.

Operating Expenses

Our operating expenses consist of sales and marketing expenses, general and administrative expenses and product development expenses. The following table sets forth our operating expenses for our continuing operations in absolute amounts and as percentages of our total net revenues for the periods indicated:

	For the Year Ended December 31,							For the Nine Months Ended September 30,
	2011		2012		2013			2013		2014
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
								(unaudited)		(unaudited)	(unaudited)
Operating expenses:
Sales and marketing expenses(1)	67,500	15.6%	129,796	17.7%	245,228	40,509	20.2%	148,997	17.9%	338,743	55,188	24.3%
General and administrative expenses(2)	46,547	10.7	83,153	11.4	82,529	13,633	6.8	53,788	6.5	86,825	14,145	6.2
Product development expenses(3)	16,459	3.8	42,865	5.9	81,651	13,488	6.7	57,944	7.0	106,523	17,355	7.6

Total operating expenses	130,506	30.1%	255,814	35.0%	409,408	67,630	33.7%	260,729	31.4%	532,091	86,688	38.1%

(1)	Including share-based compensation expenses of RMB1.1 million for 2011, RMB4.2 million for 2012, RMB4.4 million (US$0.7 million) for 2013 and RMB3.2 million and RMB8.2 million (US$1.3 million) for the nine months ended September 30, 2013 and 2014, respectively.
(2)	Including share-based compensation expenses of RMB8.0 million for 2011, RMB15.7 million for 2012, RMB11.7 million (US$1.9 million) for 2013 and RMB6.8 million and RMB15.4 million (US$2.5 million) for the nine months ended September 30, 2013 and 2014, respectively.
(3)	Including share-based compensation expenses of RMB0.5 million for 2011, RMB2.7 million for 2012, RMB3.0 million (US$0.5 million) for 2013 and RMB2.2 million and RMB8.5 million (US$1.4 million) for the nine months ended September 30, 2013 and 2014, respectively.

Sales and Marketing Expenses. Our sales and marketing expenses primarily consist of the marketing expenses incurred in connection with promoting our brands through search engines, mobile platforms and navigation sites, sales promotion activities and salaries and benefits and sales commissions for our sales and marketing personnel. Our sales and marketing expenses also include office and travel related expenses and business development expenses associated with our sales and marketing activities. We expect that our sales and marketing expenses will continue to increase as we increase traffic on our websites and mobile applications, enlarge our sales force to expand our coverage and develop our transaction business initiatives to realize our value as a transaction platform.

General and Administrative Expenses. Our general and administrative expenses primarily consist of personnel related expenses for management and administrative personnel. In addition, we incurred a significant amount of third-party professional services fees as we engaged auditors and legal counsel in connection with our initial public offering. Our general and administrative expenses decreased from 2012 to 2013 because of a one-off cost associated with the Company’s postponement of its initial public offering in the fourth quarter of 2012, and was partially offset by an increase in salaries and benefits in 2013. However, we expect that our general and administrative expenses will increase in the future as we expand our business.

Product Development Expenses. Our product development expenses primarily consist of personnel related expenses associated with the development of new technologies and products as well as enhancement of our websites. We expect that our product development expenses will increase as we expand our business, develop new features and functionalities and increase the accessibility of our websites, mobile applications and the transaction platform.

Discontinued Operations

In June 2011, in connection with our strategy to focus on our core automotive advertising services and dealer subscription services business, we distributed our business serving the information technology industry to Sequel Media. We then simultaneously distributed shares of Sequel Media to our shareholders on June 30, 2011. The distributed businesses have been accounted for as discontinued operations whereby the results of operations of this business have been eliminated from our results of continuing operations and reported as discontinued operations for all periods presented. We recognized a distribution to shareholders of RMB325.2 million in 2011, which included RMB94.1 million of cash balances of the distributed entities.

We reported a loss of RMB4.2 million in 2011, nil in 2012, nil in 2013 and nil in the nine months ended September 30, 2014 from discontinued operations. The operating results associated with these distributed entities have been presented as discontinued operations for all periods presented in this prospectus.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

British Virgin Islands

Cheerbright is a business company incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Cheerbright is not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the British Virgin Islands.

Hong Kong

Autohome HK and Autohome Media are incorporated in Hong Kong. Companies registered in Hong Kong are subject to Hong Kong profits tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. For 2011, 2012, 2013 and the nine months ended September 30, 2014, we did not make any provisions for Hong Kong profit tax as Autohome HK and Autohome Media had no assessable profits derived from or earned in Hong Kong during those years. Under the Hong Kong tax law, Autohome HK and Autohome Media are exempted from income tax on their foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Our PRC subsidiaries and VIEs are subject to PRC enterprise income tax, or EIT, on the taxable income in accordance with the relevant PRC income tax laws.

Under the PRC Enterprise Income Tax Law and its implementation rules, both of which became effective on January 1, 2008, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions.

In 2010, Autohome WFOE was recognized as a “high and new technology enterprise”, or HNTE, effective 2010 and was eligible for a 15% preferential enterprise income tax rate effective from 2010 through 2012. The HNTE qualification is subject to an annual evaluation and a three-year review by the relevant authorities in China. We have obtained renewal of the HNTE qualification through 2015. However, should we lose this qualification for any reason, Autohome WFOE will no longer enjoy the 15% preferential tax rate, and the applicable enterprise income tax rate may increase to up to 25%.

Our remaining PRC subsidiaries and all the VIEs were subject to EIT at a rate of 25% for 2011, 2012, 2013 and the nine months ended September 30, 2014.

Under the PRC Enterprise Income Tax Law, an enterprise established outside of the PRC with “de facto management bodies” located within the PRC is considered a PRC resident enterprise and therefore will be subject to a 25% EIT on its global income. The implementation rules define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” In addition, according to the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies issued by State Administration of Taxation, or SAT Circular 82, on April 22, 2009, a Chinese-controlled enterprise established outside of China is treated as a PRC resident enterprise with “de facto management bodies” located in the PRC for tax purposes where all of the following requirements are satisfied: (a) the senior management and core management departments in charge of its daily production or business operations are located in the PRC; (b) its financial and human resource decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s board members with voting rights or senior management habitually reside in the PRC. Despite the uncertainties resulting from limited PRC tax guidance on the issue, we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises under the PRC Enterprise Income Tax Law. However, if we are considered a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Further, the PRC Enterprise Income Tax Law and the implementation rules provide that an income tax rate of 10% may be applicable to China-sourced income of foreign enterprises, such as dividends paid by PRC subsidiaries to their overseas parent that is not a PRC resident enterprise, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, unless there are applicable treaties that reduce such rate. The implementation rules of the new PRC Enterprise Income Tax Law provide that (a) if the enterprise that distributes dividends is domiciled in the PRC, or (b) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the PRC Enterprise Income Tax Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders or ADS holders as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%, subject to reduction by an applicable treaty.

See “Risk Factors—Risks Related to Doing Business in China—Our global income and the dividends that we may receive from our PRC subsidiaries, dividends distributed to our non-PRC shareholders and ADS holders, and gains recognized by such shareholders or ADS holders, may be subject to PRC taxes under the Enterprise Income Tax Law, which would have a material adverse effect on our results of operations.”

Critical Accounting Policies

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the end of each reporting period and the reported amount of revenue and expenses during each reporting period. We evaluate these estimates and assumptions based on historical experience, knowledge and assessment of current business and other conditions and expectations that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from these estimates and assumptions.

Some of our accounting policies require higher degrees of judgment than others in their application. When reviewing our consolidated financial statements, you should consider (a) our selection of critical accounting policies, (b) the judgment and other uncertainties affecting the application of such policies and (c) the sensitivity of reported results to changes in conditions and assumptions. For further information on our significant accounting policies, see Note 2 to our consolidated financial statements for 2011, 2012 and 2013. We consider the policies discussed below to be critical to an understanding of our consolidated financial statements as their application places significant demands on the judgment of our management. We believe the following critical accounting policies are the most significant to the presentation of our financial statements and some of which may require the most difficult, subjective and complex judgments. They should be read in conjunction with our consolidated financial statements, the risks and uncertainties described under “Risk Factors” and other disclosures included in this prospectus.

Revenue Recognition

We derive revenues primarily from advertising services and dealer subscription services. Revenues are recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the related fee is reasonably assured based on the guidance in the Accounting Standards Codification or ASC 605, Revenue Recognition.

Contracts are signed to establish significant terms such as the price and online advertising services to be provided. We consider the price for our services to be fixed and determinable when we and our customers have signed the contracts. We assess the creditworthiness of our customers prior to signing the contracts to ensure collectability is reasonably assured. Nonrefundable payments received before satisfaction of all relevant criteria for revenue recognition are recorded as deferred revenue.

Advertising services

We provide online advertising services to automakers, dealers and agency companies that represent automakers and dealers. The majority of our online advertising service arrangements involve multiple deliverables such as banner advertisements, links and logos, other media insertions and promotional activities that are delivered over different periods of time. Multiple contracts with the same customers are accounted for as separate arrangements if the contracts are not linked together in a single transaction. Historically, we have not entered into multiple contracts with the same counterparty that should be combined and accounted for as a single arrangement.

In determining our best estimated selling price for each deliverable, we consider our overall pricing model and objectives, as well as market or competitive conditions that may impact the price at which we would transact if the deliverable were sold regularly on a standalone basis. We monitor the conditions that affect our determination of the selling price for each deliverable and reassess such estimates periodically. Revenues are recognized rateably when the advertisements are published over the stated display period in the case of websites or when the services have been rendered in the case of promotional activities. The amount recognized is limited to the amount that is not contingent upon the delivery of additional deliverables or meeting other specified performance conditions.

Dealer subscription services

We provide subscription services to automobile dealers. Throughout the subscription period, the dealers can publish information such as the pricing of their products, locations and addresses and other related information on our website. Revenues are recognized ratably as services are provided over the subscription period.

Rebates to customers

We provide cash incentives in the form of rebates to agency companies based on cumulative annual advertising and service volume. We estimate our obligations under such agreements based on an evaluation of the likelihood of the agency companies’ achievement of the advertising and service volume targets, giving consideration to the actual activity during the incentive period and, as appropriate, evaluation of the agency companies’ purchase trends and history. Estimated rebates are recorded as a reduction of revenues in the period revenues are recognized in our consolidated financial statements. We have estimated and recorded rebates to agency companies amounted to RMB109.6 million, RMB153.4 million, RMB231.1 million (US$38.2 million) and RMB242.9 million (US$39.6 million) for 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively.

Discontinued operations

When a component of an entity has been disposed of and we will no longer have significant continuing involvement in the operations of the component, the results are classified as discontinued operations in the consolidated statement of comprehensive income under ASC 205-20, Discontinued Operations.

We determine the results of our discontinued operations by using a combination of specific identification of revenues and certain costs as well as a reasonable allocation of the remaining costs using applicable cost drivers where specific identification is not determinable.

Income taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. We record a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. We have recorded unrecognized tax benefits in the other liabilities line item in the accompanying consolidated balance sheets. We have elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of “income tax expense,” in the consolidated statements of comprehensive income.

Our estimated liability for unrecognized tax benefits and the related interest and penalties are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The actual benefits ultimately realized may differ from our estimates. As each audit is concluded, adjustments, if any, are recorded in our consolidated financial statements. Additionally, in future periods, changes in facts and circumstances, and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which they occur.

Fair Value of Financial Instruments

Our financial instruments are primarily comprised of cash and cash equivalents, restricted cash, held-to-maturity instruments, accounts receivable, other current assets, accrued expenses and other payables, payable for repurchase of common stock and due to related parties. The carrying values of these financial instruments approximate their fair values due to the short-term maturity of these instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at net realizable value. An allowance for doubtful accounts is recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging and other factors. An accounts receivable balance is written off after all collection effort has ceased.

Goodwill

Our goodwill is related to the acquisition of Cheerbright, China Topside, and Norstar, representing the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed. As part of the distribution of the distributed entities to our shareholders on June 30, 2011, goodwill was allocated between the continuing operations and discontinued operations using a relative fair value approach in accordance with ASC 350-20-35-45, Goodwill and Other Intangible Assets.

Goodwill is tested for impairment at the reporting unit level on an annual basis at the end of each fiscal year and between annual tests if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of a reporting unit below its carrying value. These events or circumstances include significant changes in our stock price, business environment, legal factors, financial performances, competition, or events affecting our reporting unit. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The estimation of fair value of a reporting unit using a discounted cash flow methodology also requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

We adopted Accounting Standards Update (“ASU”) 2011-08, Testing Goodwill for Impairment, to test goodwill for impairment. This ASU permits us to first assess qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we determine, on the basis of qualitative factors, that the fair value of a reporting unit is more likely than not less than the carrying amount, a two-step impairment test is required. Otherwise, further testing is not needed. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. We have an unconditional option to bypass the qualitative assessment in any period and proceed directly to performing the two-step impairment test.

Management has determined that we represent the lowest level at which goodwill is monitored for internal management purposes. Based on an assessment of the qualitative factors, management determined that it is more-likely-than-not that the fair value of the reporting unit is in excess of its carrying amount. Therefore, management concluded that it was not necessary to proceed to the two-step goodwill impairment test. No impairment loss was recorded for any of the periods presented.

If we reorganize our reporting structure in a manner that changes the composition of one or more of our reporting units, goodwill will be reassigned based on the relative fair value of each of the affected reporting units.

Share-based Compensation

We account for share-based awards granted to employees under ASC 718, Compensation—Stock Compensation, which requires that share-based awards granted to employees be measured based on the grant date fair value and recognized as compensation expense over the requisite service period (which is generally the vesting period) in the consolidated statements of comprehensive income. We have elected to recognize compensation expense using the straight-line method for all share-based awards granted with service conditions that have a graded vesting schedule. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Forfeiture rate is estimated based on historical and future expectation of employee turnover rate and is adjusted to reflect future change in circumstances and facts, if any. Share-based compensation expense is recorded net of estimated forfeitures such that expense was recorded only for those share-based awards that are expected to vest.

The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees. The model requires the input of highly subjective assumptions including the estimated expected stock price volatility and the exercise multiple for which employees are likely to exercise share-based awards. For expected volatilities, we have made reference to the historical price volatilities of ordinary shares of several comparable companies in the same industry as us. For the exercise multiple, we have no historical exercise patterns as reference, thus the exercise multiple is based on our estimation, which we believe is representative of the future exercise pattern of the options. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury bills yield curve in effect at the time of grant. Subsequent to our initial public offering, we used the closing sales prices of our ADSs on the NYSE on the date of grant to determine estimated fair value of our Class A ordinary shares. Prior to our initial public offering, we determined the estimated fair value of our Class A ordinary shares, at the option grant dates, with assistance from an independent third party valuation firm. Changes in these assumptions could significantly affect the estimated fair value of our share-based awards and hence the amount of compensation expense that we recognize in our consolidated financial statements.

Prior to our initial public offering, we obtained, and our board of directors considered, reports of independent appraisers to calculate fair value.

Implications of Being an Emerging Growth Company

As a company with less than US$1.0 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to opt out of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.0 billion; (b) December 31, 2018; (c) the date on which we have, during the previous three year period, issued more than US$1.0 billion in nonconvertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ADSs that are held by nonaffiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above that we have not previously opted out of irrevocably.

Results of Operations

The following table presents our historical results of operations in absolute amounts and as a percentage of our total net revenues for the periods indicated.

	For the Year Ended December 31,							For the Nine Months Ended September 30,
	2011		2012		2013			2013		2014
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
								(unaudited)		(unaudited)	(unaudited)
Net revenues
Advertising services	379,666	87.6%	592,622	80.9%	894,937	147,833	73.6%	617,963	74.4%	977,805	159,304	70.2%
Dealer subscription services	53,523	12.4	139,898	19.1	321,611	53,126	26.4	212,589	25.6	416,030	67,779	29.8

Total net revenues	433,189	100.0	732,520	100.0	1,216,548	200,959	100.0	830,552	100.0	1,393,835	227,083	100.0
Cost of revenues(1)	(130,565)	(30.1)	(178,240)	(24.3)	(252,236)	(41,666)	(20.7)	(164,418)	(19.8)	(258,563)	(42,125)	18.6

Gross profit	302,624	69.9	554,280	75.7	964,312	159,293	79.3	666,134	80.2	1,135,272	184,958	81.4
Operating expenses
Sales and marketing expenses(1)	(67,500)	(15.6)	(129,796)	(17.7)	(245,228)	(40,509)	(20.2)	(148,997)	(17.9)	(338,743)	(55,188)	(24.3)
General and administrative expenses(1)	(46,547)	(10.7)	(83,153)	(11.4)	(82,529)	(13,633)	(6.8)	(53,788)	(6.5)	(86,825)	(14,145)	(6.2)
Product development expenses(1)	(16,459)	(3.8)	(42,865)	(5.9)	(81,651)	(13,488)	(6.7)	(57,944)	(7.0)	(106,523)	(17,355)	(7.6)

Operating profit	172,118	39.8	298,466	40.7	554,904	91,663	45.6	405,405	48.8	603,181	98,270	43.3
Interest income	1,167	0.3	5,093	0.8	11,082	1,831	0.9	8,556	1.0	24,221	3,946	1.7
Interest expense	—	—	—	—	(414)	(68)	—	(12)	—	—	—	—
Other income	509	0.1	310	—	2,884	476	0.2	2,476	0.3	871	142	0.1

Income from continuing operations before income taxes	173,794	40.2	303,869	41.5	568,456	93,902	46.7	416,425	50.1	628,273	102,358	45.1
Income tax expense	(38,348)	(8.9)	(90,988)	(12.4)	(112,294)	(18,550)	(9.2)	(82,940)	(10.0)	(129,150)	(21,041)	(9.3)

Income from continuing operations	135,446	31.3	212,881	29.1	456,162	75,352	37.5	333,485	40.1	499,123	81,317	35.8
Loss from discontinued operations	(4,182)	(1.0)	—	—	—	—	—	—	—	—	—	—

Net income	131,264	30.3%	212,881	29.1%	456,162	75,352	37.5%	333,485	40.1%	499,123	81,317	35.8%

(1)	Including share-based compensation expenses as follows:

	For the Year Ended December 31,							For the Nine Months Ended September 30,
	2011		2012		2013			2013		2014
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
								(Unaudited)		(Unaudited)	(Unaudited)
Allocation of Share-Based Compensation Expenses
Cost of revenues	3,247	0.7%	6,553	0.9%	6,534	1,079	0.5%	4,887	0.6%	5,752	937	0.4%
Sales and marketing expenses	1,138	0.3	4,177	0.6	4,375	723	0.4	3,236	0.4	8,212	1,338	0.6
General and administrative expenses	8,049	1.9	15,734	2.1	11,738	1,939	1.0	6,795	0.8	15,437	2,515	1.1
Product development expenses	541	0.1	2,678	0.4	2,961	489	0.2	2,166	0.3	8,455	1,377	0.6

Total share-based compensation expenses	12,975	3.0%	29,142	4.0%	25,608	4,230	2.1%	17,084	2.1%	37,856	6,167	2.7%

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Net Revenues. Our net revenues increased by 67.8% from RMB830.6 million in the nine months ended September 30, 2013 to RMB1,393.8 million (US$227.1 million) in the nine months ended September 30, 2014. This increase was due to increases in both our advertising service revenues and our dealer subscription services revenues.

Advertising services. Our advertising services revenues increased by 58.2% from RMB618.0 million in the nine months ended September 30, 2013 to RMB977.8 million (US$159.3 million) in the nine months ended September 30, 2014. This increase was due to our increased revenues from both automaker advertisers and dealer advertisers. Revenues from our automaker advertisers and dealer advertisers accounted for 73.8% and 26.2%, respectively, of our total advertising services revenues in the nine months ended September 30, 2014. Revenues from our automaker advertisers and dealer advertisers accounted for 81.2% and 18.8%, respectively, of our total advertising services revenues in the nine months ended September 30, 2013.

The increase in revenues from our automaker advertisers was attributable to an increase in average revenues per automaker advertiser, as automakers continued to allocate more of their advertising budget to Autohome’s online advertising channels. The increase in dealer advertising services revenues was mainly due to an increase in the volume of advertising purchased by dealer advertisers as a result of our expansion into new geographic markets and deeper penetration into existing markets, as well as an increase in the rates for our dealer advertising services.

Dealer subscription services. Dealer subscription services revenues increased by 95.7% from RMB212.6 million in the nine months ended September 30, 2013 to RMB416.0 million (US$67.8 million) in the nine months ended September 30, 2014. The increase in dealer subscription services revenues was mainly due to (i) an increase in the number of paying subscribers, which in turn was a result of our expansion into new geographic markets and deeper penetration into existing markets and (ii) an increase in average revenues per paying subscribers as dealers continue to allocate a greater portion of their budget to subscribe to our services and an increase in the rates for our dealer subscription services. We sold dealer subscription services to 16,089 dealers in the nine months ended September 30, 2014, compared with 9,320 dealers in the nine months ended September 30, 2013.

Cost of Revenues. Our cost of revenues increased by 57.3% from RMB164.4 million in the nine months ended September 30, 2013 to RMB258.6 million (US$42.1 million) in the nine months ended September 30,

2014, primarily due to increases in VAT, business tax and surcharges, content related costs, bandwidth and IDC costs and depreciation.

Content Related Costs. Our content related costs increased by 54.6% from RMB57.0 million in the nine months ended September 30, 2013 to RMB88.1 million (US$14.4 million) in the nine months ended September 30, 2014, primarily due to an increase in salaries and benefits of our editorial personnel and an increase in toll free telephone charges due to the increase of sales leads generated for dealer subscribers. Our content related costs included share-based compensation expenses, which increased from RMB4.9 million in the nine months ended September 30, 2013 to RMB5.8 million (US$0.9 million) in the nine months ended September 30, 2014.

Depreciation and Amortization. Our depreciation and amortization expenses increased by 23.0% from RMB18.8 million in the nine months ended September 30, 2013 to RMB23.1 million (US$3.8 million) in the nine months ended September 30, 2014, primarily due to an increase in depreciation expense related to servers that were mainly purchased after September 30, 2013, partially offset by a decrease in amortization of acquired intangible assets, including customer relationships and domain names.

Bandwidth and IDC Costs. Our bandwidth and IDC costs increased by 60.7% from RMB14.3 million in the nine months ended September 30, 2013 to RMB23.0 million (US$3.7 million) in the nine months ended September 30, 2014, primarily due to increased bandwidth and IDC requirements to fulfill the growth of our user traffic and improve our users’ experience.

VAT, Business Tax and Surcharges. We are subject to VAT, business tax and surcharges on external services as well as services provided by our PRC subsidiaries to our VIEs. Since the implementation of the VAT Pilot Program, the service fees received by Autohome WFOE from our VIEs are no longer subject to business tax and the VAT incurred by Autohome WFOE based on the services it provided to our VIEs is deductible from the VAT payables of our VIEs. VAT, business taxes and related surcharges increased by 67.3% from RMB74.3 million for the nine months ended September 30, 2013 to RMB124.3 million (US$20.3 million) for the nine months ended September 30, 2014, as a result of increased revenues.

Operating Expenses. Our operating expenses increased by 104.1% from RMB260.7 million in the nine months ended September 30, 2013 to RMB532.1 million (US$86.7 million) in the nine months ended September 30, 2014, primarily due to increases in sales and marketing expenses, general and administrative expenses and product development expenses. As a percentage of net revenues, operating expenses increased from 31.4% in the nine months ended September 30, 2013 to 38.1% in the nine months ended September 30, 2014.

Sales and Marketing Expenses. Our sales and marketing expenses increased by 127.3% from RMB149.0 million in the nine months ended September 30, 2013 to RMB338.7 million (US$55.2 million) in the nine months ended September 30, 2014. This increase was primarily due to (i) an increase in marketing expenses in connection with the promotion of our brands through search engines, mobile platforms and navigation sites, for example, we have entered into an arrangement with Baidu for a 12-month period starting from July 1, 2014, for enhanced automotive-related content search results on PCs powered by “Aladdin,” Baidu’s open platform initiative and have cooperated with application stores and mobile browsers to promote our mobile applications and our websites, and (ii) an increase in salaries and benefits, resulting from our increased sales and marketing headcount and the hiring of senior personnel to oversee our sales and marketing activities as well as more experienced sales persons to provide better service and support to our important customers. As a percentage of net revenues, sales and marketing expenses increased from 17.9% in the nine months ended September 30, 2013 to 24.3% in the nine months ended September 30, 2014. Our sales and marketing expenses in the nine months ended September 30, 2014 included share-based compensation expenses of RMB8.2 million (US$1.3 million), compared to RMB3.2 million in the nine months ended September 30, 2013.

General and Administrative Expenses. Our general and administrative expenses increased by 61.4% from RMB53.8 million in the nine months ended September 30, 2013 to RMB86.8 million (US$14.1 million) in the nine months ended September 30, 2014. This increase was primarily due to increases in salaries and benefits and share-based compensation expenses, in line with an increase in administrative headcount. As a percentage of net revenues, general and administrative expenses decreased from 6.5% in the nine months ended September 30, 2013 to 6.2% in the nine months ended September 30, 2014. Our general and administrative expenses for the nine months ended September 30, 2014 included share-based compensation expenses of RMB15.4 million (US$2.5 million), compared to RMB6.8 million in the nine months ended September 30, 2013.

Product Development Expenses. Our product development expenses increased by 83.8% from RMB57.9 million in the nine months ended September 30, 2013 to RMB106.5 million (US$17.4 million) in the nine months ended September 30, 2014, primarily due to an increase in salaries and benefits in line with an increase in the number of product development personnel including additional senior engineers to enhance our product development capabilities, especially in our growth initiatives, such as mobile platforms. As a percentage of net revenues, product development expenses increased from 7.0% in the nine months ended September 30, 2013 to 7.6% in the nine months ended September 30, 2014. Our product development expenses for the nine months ended September 30, 2014 included share-based compensation expenses of RMB8.5 million (US$1.4 million), compared to RMB2.2 million in the nine months ended September 30, 2013.

Income from continuing operations before Income Tax Expenses. Our income from continuing operations before income taxes increased by 50.9% from RMB416.4 million in the nine months ended September 30, 2013 to RMB628.3 million (US$102.4 million) in the nine months ended September 30, 2014.

Income Tax Expenses. We incurred income tax expenses of RMB129.2 million (US$21.0 million) in the nine months ended September 30, 2014, compared with RMB82.9 million in the nine months ended September 30, 2013, primarily due to the growth of our income from continuing operations before income tax expenses. As a percentage of our income from continuing operations before income tax expenses, our income tax expenses were 10.0% in the nine months ended September 30, 2013 and 9.3% in the nine months ended September 30, 2014.

Net Income. As a result of the foregoing, we had net income of RMB499.1 million (US$81.3 million) in the nine months ended September 30, 2014, compared with net income of RMB333.5 million in the nine months ended September 30, 2013.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Net Revenues. Our net revenues increased by 66.1% from RMB732.5 million in 2012 to RMB1,216.5 million (US$201.0 million) in 2013. This increase was due to increases in both our advertising service revenues and our dealer subscription services revenues.

Advertising services. Our advertising services revenues increased by 51.0% from RMB592.6 million in 2012 to RMB894.9 million (US$147.8 million) in 2013, due to our increased revenues from both automaker advertisers and dealer advertisers. Revenues from our automaker advertisers and dealer advertisers accounted for 78.7% and 21.3%, respectively, of our total advertising services revenues in 2013. Revenues from our automaker advertisers and dealer advertisers accounted for 81.9% and 18.1%, respectively, of our total advertising services revenues in 2012.

The increase in revenues from our automaker advertisers was primarily attributable to the increased average revenues per automaker advertiser. Our average revenues per automaker advertiser increased by 48.8% in 2013, compared with that in 2012, mainly because we increased the rates for our advertising services as measured by the price per advertisement per day at a given location on our websites. We sold advertising services to 77 and 75 automakers in 2012 and 2013, respectively. The increase in our automaker advertising services revenues was also driven by an increase in the total advertising volume purchased by automakers.

The increase in dealer advertising services revenue was mainly attributable to an increase in the advertising volume purchased by dealer advertisers as a result of our expansion into new geographical markets and our deeper penetration into existing markets, together with an increase in the rates for our advertising services. The increase in our dealer advertising services revenues was also due to increased marketing campaigns conducted by automakers’ regional sales offices to help dealers meet their sales targets.

Dealer subscription services. Dealer subscription services revenues increased by 129.9% from RMB139.9 million in 2012 to RMB321.6 million (US$53.1 million) in 2013. The increase in dealer subscription services revenues was mainly due to an increase in the number of our dealer subscribers, which in turn was a result of our expansion into new geographic markets and our deeper penetration into existing markets. We sold dealer subscription services to 10,617 dealers in 2013, compared with 5,052 dealers in 2012.

Cost of Revenues. Our cost of revenues increased by 41.5% from RMB178.2 million in 2012 to RMB252.2 million (US$41.7 million) in 2013, primarily due to an increase in VAT, business tax and surcharges, content related costs, bandwidth and IDC costs and depreciation.

Content Related Costs. Our content related costs increased by 52.7% from RMB62.9 million in 2012 to RMB96.0 million (US$15.9 million) in 2013, primarily due to an increase in salaries and benefits payments to our editorial and testing personnel, which in turn was primarily due to a moderate increase in average compensation levels as well as increased editorial headcount. Our content related costs included share-based compensation expenses, which decreased slightly from RMB6.6 million in 2012 to RMB6.5 million (US$1.1 million) in 2013.

Depreciation and Amortization. Our depreciation and amortization expenses increased by 20.3% from RMB22.0 million in 2012 to RMB26.4 million (US$4.4 million) in 2013, primarily due to an increase in depreciation expenses related to servers that were purchased in 2013, partially offset by a decrease in the amortization of acquired intangible assets, which mainly are our customer relationships and websites.

Bandwidth and IDC Costs. Our bandwidth and IDC costs increased by 39.9% from RMB15.0 million in 2012 to RMB21.0 million (US$3.5 million) in 2013, primarily due to increased bandwidth and IDC requirements to fulfill the growth of our user traffic and improve our users’ experience.

VAT, Business Tax and Surcharges. We are subject to VAT, business tax and surcharges on external services as well as services provided by our PRC subsidiaries to our VIEs. Since the implementation of the VAT Pilot Program, the service fees received by Autohome WFOE from our VIEs are no longer subject to business tax and the VAT incurred by Autohome WFOE based on the services it provided to our VIEs are deductible from the VAT payables of our VIEs. VAT, business taxes and related surcharges increased by 38.8% from RMB78.3 million for 2012 to RMB108.8 million (US$18.0 million) for 2013, as a result of increased revenues, partially offset by the decrease in the VAT, business tax and surcharges as a percentage of our net revenues due to the VAT Pilot Program.

Operating Expenses. Our operating expenses increased by 60.0% from RMB255.8 million in 2012 to RMB409.4 million (US$67.6 million) in 2013, primarily due to increases in sales and marketing expenses and product development expenses. As a percentage of net revenues, operating expenses in 2013 decreased to 33.7% from 35.0% in 2012.

Sales and Marketing Expenses. Our sales and marketing expenses increased by 88.9% from RMB129.8 million in 2012 to RMB245.2 million (US$40.5 million) in 2013. This increase was primarily due to (i) an increase in salaries and benefits, which in turn was primarily due to our increased sales and marketing headcount and hire of more experienced sales persons to provide better service and support to our important customers, and (ii) an increase in our marketing expenses in connection with the promotion of our brands through online media and the sales promotion activity held on November 11, 2013 (being a popular online shopping festival in China). As a percentage of net revenues, sales and marketing expenses in 2013 increased to 20.2%

from 17.7% in 2012. Our sales and marketing expenses in 2013 included share-based compensation expenses of RMB4.4 million (US$0.7 million), compared to RMB4.2 million in 2012.

General and Administrative Expenses. Our general and administrative expenses were RMB82.5 million (US$13.6 million) in 2013, which is roughly the same level of general and administrative expenses of RMB83.2 million we incurred in 2012. As a percentage of net revenues, general and administrative expenses in 2013 decreased to 6.8% from 11.4% in 2012. The marginal decrease was attributable to a one-off cost associated with our postponement of our initial public offering process in the fourth quarter of 2012, which was partially offset by an increase in salaries and benefits in 2013. Our general and administrative expenses for 2013 included share-based compensation expenses of RMB11.7 million (US$1.9 million), compared to RMB15.7 million in 2012.

Product Development Expenses. Our product development expenses increased by 90.5% from RMB42.9 million in 2012 to RMB81.7 million (US$13.5 million) in 2013, primarily due to an increase in salaries and benefits payments as we recruited more product development personnel. As a percentage of net revenues, product development expenses in 2013 increased to 6.7% from 5.9% in 2012. Our product development expenses for 2013 included share-based compensation expenses of RMB3.0 million (US$0.5 million), compared to RMB2.7 million in 2012.

Income from continuing operations before Income Tax Expenses. Our income from continuing operations before income taxes increased by 87.1% to RMB568.5 million (US$93.9 million) in 2013 from RMB303.9 million in 2012.

Income Tax Expenses. We incurred income tax expenses of RMB112.3 million (US$18.6 million) in 2013, compared with RMB91.0 million in 2012, primarily due to the growth of our income from continuing operations before income tax expenses. As a percentage of our income from continuing operations before income tax expenses, our income tax expenses were 19.8% in 2013, decreased from 29.9% in 2012, primarily due to the accrued withholding tax of RMB26.6 million on our dividend distribution in May 2012.

Net Income. As a result of the foregoing, we had net income of RMB456.2 million (US$75.4 million) in 2013, compared with net income of RMB212.9 million in 2012.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Net Revenues. Our net revenues increased by 69.1% from RMB433.2 million in 2011 to RMB732.5 million in 2012. This increase was due to an increase in both our advertising services revenues and our dealer subscription services revenues.

Advertising services. Our advertising services revenues increased by 56.1% from RMB379.7 million in 2011 to RMB592.6 million in 2012, due to our increased revenues from both automaker advertisers and dealer advertisers. Revenues from our automaker advertisers and dealer advertisers accounted for 81.9% and 18.1%, respectively, of our total advertising services revenues in 2012. Revenues from our automaker advertisers and dealer advertisers accounted for 85.2% and 14.8%, respectively, of our total advertising services revenues in 2011.

The increase in revenues from our automaker advertisers was primarily attributable to the increased average revenues per automaker advertiser. Our average revenues per automaker advertiser increased by 40.3% in 2012, as compared with that in 2011, mainly because we increased the rates for our advertising services as measured by the price per advertisement per day at a given location on our websites. We sold advertising services to 77 automakers in 2012, compared to 72 automakers in 2011. The increase in our automaker advertising services revenues was also driven by an increase in the advertising volume purchased by automakers.

The increase in dealer advertising services revenue was mainly attributable to an increase in the advertising volume purchased by dealer advertisers as a result of our expansion into new geographical markets and our deeper penetration into existing markets, together with an increase in the rates for our advertising services. The increase in our dealer advertising services revenues was also due to increased marketing campaigns conducted by automakers’ regional sales offices to help dealers meet their sales targets, which was treated as dealer advertising for our accounting purpose.

Dealer subscription services. Dealer subscription services revenues increased by 161.5% from RMB53.5 million in 2011 to RMB139.9 million in 2012. The increase in dealer subscription services revenues was mainly due to an increase in the number of our registered dealers and an increasingly high percentage of them converting into our dealer subscribers, which in turn was a result of our expansion into new geographic markets and our deeper penetration into existing markets. We sold dealer subscription services to 5,052 dealers in 2012, compared with 2,160 dealers in 2011.

Cost of Revenues. Our cost of revenues increased by 36.5% from RMB130.6 million in 2011 to RMB178.2 million in 2012, primarily due to an increase in content related costs, VAT, business tax and surcharges and depreciation.

Content Related Costs. Our content related costs increased by 43.1% from RMB43.9 million in 2011 to RMB62.9 million in 2012, primarily due to an increase in salaries and benefits payments to our editorial and testing personnel, which in turn was primarily due to a moderate increase in average compensation levels as well as increased editorial headcount. Our content related costs included share-based compensation expenses of RMB6.6 million, compared to RMB3.2 million in 2011, in connection with awards granted under the 2011 Share Incentive Plan to our editorial personnel.

Depreciation and Amortization. Our depreciation and amortization expenses increased by 17.3% from RMB18.7 million in 2011 to RMB22.0 million in 2012, primarily due to an increase in depreciation expenses related to servers that were purchased in 2012, partially offset by a decrease in the amortization of acquired intangible assets, mainly our websites.

Bandwidth and IDC Costs. Our bandwidth and IDC costs increased by 26.0% from RMB11.9 million in 2011 to RMB15.0 million in 2012, primarily due to increased bandwidth and IDC requirements to handle the growth of our user traffic and improve our users’ experience.

VAT, Business Tax and Surcharges. We are subject to VAT, business tax and surcharges on external services as well as services provided by Autohome WFOE to our VIEs. Since the implementation of the VAT Pilot Program, the service fees received by Autohome WFOE from our VIEs are no longer subject to business tax and the VAT incurred by Autohome WFOE based on the services it provided to our VIEs can be deducted from the VAT payables of our VIEs. VAT, business taxes and related surcharges increased by 40.0% from RMB55.9 million for 2011 to RMB78.3 million for 2012, as a result of increased revenues.

Operating Expenses. Our operating expenses increased by 96.0% from RMB130.5 million in 2011 to RMB255.8 million in 2012, due to increases in sales and marketing expenses, general and administrative expenses and product development expenses. As a percentage of net revenues, operating expenses in 2012 increased to 35.0% from 30.1% in 2011.

Sales and Marketing Expenses. Our sales and marketing expenses increased by 92.3% from RMB67.5 million in 2011 to RMB129.8 million in 2012. This increase was primarily due to (i) an increase in our marketing expenses in connection with the promotion of our brands through other online media, and (ii) an increase in salaries and benefits, which in turn was primarily due to our increased sales and marketing headcount. As a percentage of net revenues, sales and marketing expenses in 2012 increased to 17.7% from 15.6% in 2011. Our sales and marketing expenses for 2012 included share-based compensation expenses of RMB4.2 million, compared to RMB1.1 million in 2011.

General and Administrative Expenses. Our general and administrative expenses increased by 78.6% from RMB46.5 million in 2011 to RMB83.2 million in 2012. This increase was attributable to increased salaries and other benefits expenses related to increased general and administrative headcount, and an increase in professional service fees and office expenses. As a percentage of net revenues, general and administrative expenses in 2012 increased to 11.4% from 10.7% in 2011. Our general and administrative expenses for 2012 included share-based compensation expenses of RMB15.7 million, compared to RMB8.0 million in 2011.

Product Development Expenses. Our product development expenses increased by 160.4% from RMB16.5 million in 2011 to RMB42.9 million in 2012, primarily due to an increase in salaries and benefits payments as we recruited more product development personnel. As a percentage of net revenues, product development expenses in 2012 increased to 5.9% from 3.8% in 2011. Our product development expenses for 2012 included share-based compensation expenses of RMB2.7 million, compared to RMB0.5 million in 2011.

Income from Continuing Operations before Income Tax Expenses. Our income from continuing operations before income taxes increased by 74.8% to RMB303.9 million in 2012 from RMB173.8 million in 2011.

Income Tax Expenses. We incurred income tax expenses of RMB91.0 million in 2012, compared with RMB38.3 million in 2011, primarily due to the growth of our income from continuing operations before income taxes. As a percentage of our income from continuing operations before income tax expenses, our income tax expenses were 29.9% in 2012, increased from 22.1% in 2011, primarily due to the accrued withholding tax of RMB26.6 million on dividends that were declared in May 2013 and an increase in nondeductible expenses.

Income from Continuing Operations. As a result of the foregoing, our income from continuing operations increased by 57.2% to RMB212.9 million in 2012 from RMB135.4 million in 2011.

Loss from Discontinued Operations. We recorded a loss from discontinued operations of RMB4.2 million in 2011. We did not have discontinued operations in 2012.

Net Income. As a result of the foregoing, we had net income of RMB212.9 million in 2012, compared with net income of RMB131.3 million in 2011.

Selected Quarterly Results of Operations

The following table sets forth our unaudited condensed consolidated quarterly results of operations for each of the eight quarters from October 1, 2012 to September 30, 2014. You should read the following table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. We have prepared the unaudited condensed consolidated quarterly results of operations on the same basis as our audited consolidated financial statements. The unaudited condensed consolidated quarterly results of operations includes all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our operating results for the quarters presented.

	For the Three Months Ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
	(in thousands of RMB, unaudited)
Selected consolidated statement of comprehensive income data
Net revenues:
Advertising services	177,187	148,803	227,900	241,260	276,974	225,920	366,213	385,672
Dealer subscription services	44,568	55,553	67,061	89,975	109,022	116,067	140,569	159,394

Total net revenues	221,755	204,356	294,961	331,235	385,996	341,987	506,782	545,066
Cost of revenues(1)	(49,180)	(41,557)	(57,824)	(65,037)	(87,818)	(68,416)	(93,484)	(96,663)

Gross profit	172,575	162,799	237,137	266,198	298,178	273,571	413,298	448,403

Operating expenses:
Sales and marketing expenses(1)	(45,390)	(37,014)	(54,741)	(57,242)	(96,231)	(66,405)	(94,984)	(177,354)
General and administrative expenses(1)	(33,265)	(17,919)	(16,746)	(19,123)	(28,741)	(29,528)	(29,752)	(27,545)
Product development expenses(1)	(13,645)	(15,881)	(19,770)	(22,293)	(23,707)	(29,353)	(35,252)	(41,918)

Operating profit	80,275	91,985	145,880	167,540	149,499	148,285	253,310	201,586
Interest income	1,986	2,703	3,738	2,115	2,526	5,624	8,784	9,813
Interest expense	—	—	—	(12)	(402)	—	—	—
Other income (expense)	—	(3)	2,416	63	408	(53)	(31)	955

Income before income taxes	82,261	94,685	152,034	169,706	152,031	153,856	262,063	212,354
Income tax expense	(38,943)	(19,674)	(29,785)	(33,481)	(29,354)	(31,941)	(55,761)	(41,448)

Net income	43,318	75,011	122,249	136,225	122,677	121,915	206,302	170,906
Other comprehensive income (loss), net of tax	583	124	473	(16)	822	6,303	137	(134)
Comprehensive income	43,901	75,135	122,722	136,209	123,499	128,218	206,439	170,772

Non-GAAP Measures(2)
Adjusted net income	52,912	82,974	130,382	141,533	132,340	136,895	219,570	183,929
Adjusted EBITDA	96,987	108,027	165,744	182,067	170,438	177,150	284,045	234,860

(1)	Including share-based compensation expenses as follows:

	For the Three Months Ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
	(in thousands of RMB, unaudited)
Allocation of Share-based Compensation Expenses
Cost of revenues	1,647	1,611	1,629	1,647	1,647	1,712	2,331	1,709
Sales and marketing expenses	1,050	1,063	1,035	1,138	1,139	1,548	3,314	3,350
General and administrative expenses	4,634	3,039	3,166	590	4,943	6,602	4,500	4,335
Product development expenses	672	659	712	795	795	3,980	1,984	2,491

Total share-based compensation expenses	8,003	6,372	6,542	4,170	8,524	13,842	12,129	11,885

(2)	For a reconciliation of our non-GAAP measures to the GAAP measure of selected quarterly results of operations, see “—Non-GAAP Financial Measures.”

The growth of our quarterly net revenues was primarily driven by the increases in advertising services over the eight quarters from October 1, 2012 to September 30, 2014. Such increases were mainly attributable to the increased average revenues per automaker advertiser, as well as the increase in the advertising services revenues from our dealer advertisers resulting from increased advertising volume purchased by dealer advertisers, increased rates for our advertising services and increased online advertising budgets that automakers provided to their dealers. The increases in net revenues also reflected the growth of our dealer subscription services. The number of our dealer subscribers continued to increase as a result of our expansion into new geographic markets and our deeper penetration into existing markets.

Seasonal fluctuations have affected, and are likely to continue to affect, our business. We generally generate less revenues from advertising services and dealer subscription services in the first quarter of each year due to the Chinese New Year holidays and reduced customer activities during this period. Our advertising services typically increase in the second quarter as automakers increase marketing activities in connection with China’s major auto shows, and in the fourth quarter as advertisers seek to complete year-end marketing campaigns. Our cost of revenue, sales and marketing expenses and general and administrative expenses tend to follow the trend of our business growth. We may experience fluctuations in our quarterly results of operations after this offering, for the reasons given above or other reasons, which may be significant. See also “Risk Factors—Risks Related to Our Business and Industry—Our business is subject to fluctuations, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.”

Non-GAAP Financial Measures

To supplement net income from continuing operations presented in accordance with U.S. GAAP, we use adjusted net income and adjusted EBITDA as non-GAAP financial measures. We define adjusted net income as income from continuing operations excluding share-based compensation expenses and amortization expenses of intangible assets related to acquisitions. We define adjusted EBITDA as income from continuing operations before income tax expense (benefit), depreciation expenses of property and equipment and amortization expenses of intangible assets and interest expense, excluding share-based compensation expenses. We present these non-GAAP financial measures because they are used by our management to evaluate our operating performance, in addition to net income from continuing operations prepared in accordance with U.S. GAAP.

Adjusted net income and adjusted EBITDA have material limitations as analytical tools. One of the limitations of using these non-GAAP financial measures is that they do not include share-based compensation expenses, which are and will continue to be a recurring expense in our business. Furthermore, because adjusted EBITDA and adjusted net income are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies. In light of the foregoing limitations, you should not consider adjusted net income or adjusted EBITDA as a substitute for, or superior to, income from continuing operations prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net income and adjusted EBITDA only as supplemental measures. Our adjusted net income and adjusted EBITDA are calculated as follows for the periods presented:

	For the Year Ended December 31,					For the Nine Months Ended September 30,
	2010	2011	2012	2013		2013	2014
	RMB	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
						(unaudited)	(unaudited)	(unaudited)
Income from continuing operations	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: amortization of acquired intangible assets of Cheerbright, China Topside and Norstar	15,113	13,114	9,739	5,459	902	4,320	3,415	556
Plus: share-based compensation expenses	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted net income	95,539	161,535	251,762	487,229	80,484	354,889	540,394	88,040

Income from continuing operations	80,426	135,446	212,881	456,162	75,352	333,485	499,123	81,317
Plus: income tax expense	15,853	38,348	90,988	112,294	18,550	82,940	129,150	21,041
Plus: depreciation of property and equipment	1,875	6,347	14,301	25,548	4,220	17,647	25,350	4,130
Plus: amortization of intangible assets	15,238	13,768	10,203	6,250	1,032	4,670	4,576	746
Plus: interest expense	—	—	—	414	68	12	—	—

EBITDA	113,392	193,909	328,373	600,668	99,222	438,754	658,199	107,234
Plus: share-based compensation expenses	—	12,975	29,142	25,608	4,230	17,084	37,856	6,167

Adjusted EBITDA	113,392	206,884	357,515	626,276	103,452	455,838	696,055	113,401

Our adjusted net income and adjusted EBITDA for our selected quarterly results of operations are calculated as follows:

	For the Three Months Ended
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014
	(in thousands of RMB, unaudited)
Net income	43,318	75,011	122,249	136,225	122,677	121,915	206,302	170,906
Plus: amortization of acquired intangible assets of Cheerbright, China Topside and Norstar	1,591	1,591	1,591	1,138	1,139	1,138	1,139	1,138
Plus: share-based compensation expenses	8,003	6,372	6,542	4,170	8,524	13,842	12,129	11,885

Adjusted net income	52,912	82,974	130,382	141,533	132,340	136,895	219,570	183,929

Net income	43,318	75,011	122,249	136,225	122,677	121,915	206,302	170,906
Plus: income tax expense	38,943	19,674	29,785	33,481	29,354	31,941	55,761	41,448
Plus: depreciation of property and equipment	5,015	5,263	5,460	6,924	7,901	7,868	8,338	9,144
Plus: amortization of intangible assets	1,708	1,707	1,708	1,255	1,580	1,584	1,515	1,477
Plus: interest expense	—	—	—	12	402	—	—	—

EBITDA	88,984	101,655	159,202	177,817	161,914	163,308	271,916	222,975
Plus: share-based compensation expenses	8,003	6,372	6,542	4,170	8,524	13,842	12,129	11,885

Adjusted EBITDA	96,987	108,027	165,744	182,067	170,438	177,150	284,045	234,860

Liquidity and Capital Resources

Cash Flows and Working Capital

Prior to our initial public offering in December 2013, we financed our operations primarily through cash generated from our operating activities and equity contributed by our shareholders. In December 2013, we completed our initial public offering and raised net proceeds of US$142.6 million, after deducting underwriting commissions and discounts and expenses. Our principal uses of cash for 2011, 2012, 2013 and the nine months ended September 30, 2014 were operating activities, primarily employee compensation, tax expenses, marketing expenses, bandwidth and internet data center costs and capital expenditures.

In June 2011, we distributed our entire equity interests in Norstar and China Topside to Sequel Media, which is a Cayman Islands company incorporated by us. We then simultaneously distributed shares of Sequel Media owned by us to our shareholders. Accordingly, we recognized a distribution to our shareholders for 2011 in the amount of RMB325.2 million, which included RMB94.1 million of cash balances of the distributed entities. As of September 30, 2014, we had RMB798.2 million (US$130.0 million) in cash and cash equivalents.

We believe that our current cash and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs, including our cash needs for at least the next 12 months. We may require additional cash due to unanticipated business conditions or other future developments. If our existing cash is insufficient to meet our requirements, we may seek to sell additional equity securities, debt securities or secure debt funding from financial institutions.

We expect to continue to accrue for staff welfare benefits including medical insurance, housing funds, pension benefits, unemployment insurance, maternity insurance and work-related injury insurance based on certain percentages of the employees’ respective salaries and to make cash contributions to state-sponsored plans out of the amounts accrued. The amount of such cash contributions may increase due to our expanding workforce as we grow our business or increase wage levels. However, we do not expect that such increase will have a material effect on our liquidity.

The following table sets forth a summary of our cash flows for the years indicated. The cash flows associated with the entities we spun off on June 30, 2011 are included only in 2011 and not in other periods.

	For the Year Ended December 31,				For the Nine Months Ended September 30,
	2011	2012	2013		2013	2014
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
					(Unaudited)	(Unaudited)	(Unaudited)
Net cash generated from operating activities	146,125	279,515	593,893	98,103	271,292	536,586	87,421
Net cash used in investing activities	(12,693)	(27,734)	(45,943)	(7,589)	(35,506)	(925,389)	(150,764)
Net cash (used in)/generated from financing activities	(94,069)	(44,910)	169,298	27,966	(219,321)	42,544	6,931
Effect of exchange rate on cash and cash equivalents	—	—	789	131	401	5,801	945
Net increase/(decrease) in cash and cash equivalents	39,363	206,871	718,037	118,611	16,866	(340,458)	(55,467)

Cash and cash equivalents at beginning of the period	174,342	213,705	420,576	69,474	420,576	1,138,613	185,502

Cash and cash equivalents at the end of the period	213,705	420,576	1,138,613	188,085	437,442	798,155	130,035

Operating Activities

Net cash generated from operating activities was RMB536.6 million (US$87.4 million) for the nine months ended September 30, 2014. This amount was primarily attributable to net income of RMB499.1 million

(US$81.3 million), (a) adjusted for (i) certain non-cash expenses, primarily share-based compensation costs of RMB37.9 million (US$6.2 million), deferred income taxes of RMB28.8 million (US$4.7 million) and depreciation of property and equipment of RMB25.4 million (US$4.1 million), and (ii) changes in operating assets and liabilities that positively affected operating cash flow, primarily an increase in accrued expenses and other payables of RMB73.9 million (US$12.0 million) and an increase in deferred revenue of RMB45.2 million (US$7.4 million), and (b) partially offset by changes in operating assets and liabilities that negatively affected operating cash flow, primarily an increase in accounts receivable of RMB143.7 million (US$23.4 million). The increase in deferred revenues was mainly attributable to the growth of our dealer subscription services. The increase in accounts receivable was primarily due to the increase of our advertising service sales. The increase in accrued expenses and other payables was mainly due to the increase in accrued rebates to advertising agencies, advances from customers and service expenses accrued during the period.

Net cash generated from operating activities was RMB593.9 million (US$98.1 million) for 2013. This amount was primarily attributable to net income of RMB456.2 million (US$75.4 million), (a) adjusted for (i) certain non-cash expenses, primarily share-based compensation costs of RMB25.6 million (US$4.2 million), depreciation of property and equipment of RMB25.5 million (US$4.2 million) and deferred income taxes of RMB3.3 million (US$0.6 million), and (ii) changes in operating assets and liabilities that positively affected operating cash flow, primarily an increase in deferred revenue of RMB121.2 million (US$20.0 million) and an increase in accrued expenses and other payables of RMB97.8 million (US$16.2 million), and (b) partially offset by changes in operating assets and liabilities that negatively affected operating cash flow, primarily an increase in accounts receivable of RMB139.9 million (US$23.1 million). The increase in deferred revenues was mainly attributable to the subscription fees we received from our growing number of dealer subscribers. The increase in accounts receivable was primarily due to the increase in our advertising services sales. The increase in accrued expenses and other payables was mainly due to accrued rebates to advertising agencies in accordance with growth of revenue and accrual for the year-end bonuses to employees during the period.

Net cash generated from operating activities was RMB279.5 million for 2012. This amount was primarily attributable to income from continuing operations of RMB212.9 million, (a) adjusted for certain non-cash expenses, primarily share-based compensation costs of RMB29.1 million, and for changes in working capital accounts that positively affected operating cash flow, primarily an increase in accrued expenses and other payables of RMB63.8 million and an increase in deferred revenue of RMB52.9 million, and (b) partially offset by changes in working capital accounts that negatively affected operating cash flow, primarily an increase in accounts receivable of RMB123.8 million. The increase in accrued expenses and other payables was mainly attributable to the increase in accrued rebate in connection with our revenue growth and increase in accrued salaries and benefits. The increase in deferred revenue was mainly attributable to the subscription fees we received from our growing number of dealer subscribers. The increase in accounts receivable was primarily due to the increase of our advertising services.

Net cash generated from operating activities was RMB146.1 million for 2011. This amount was primarily attributable to income from continuing operations of RMB135.4 million and a loss from discontinued operations of RMB4.2 million, (a) adjusted for certain non-cash expenses, primarily amortization of intangible assets of RMB23.6 million, share-based compensation costs of RMB13.4 million and depreciation of property and equipment of RMB12.1 million, and for changes in working capital accounts that positively affected operating cash flow, primarily an increase in accrued expenses and other payables of RMB51.3 million and deferred revenue of RMB25.6 million, and (b) partially offset by changes in working capital accounts that negatively affected operating cash flow, primarily an increase in accounts receivable of RMB66.2 million, an increase in prepaid expenses and other current assets of RMB27.9 million and a decrease in other liabilities of RMB11.6 million. The increase in accrued expenses and other payables was mainly attributable to the increase in accrual of rebates as a result of our revenue growth and professional fees incurred in connection with our initial public offering. The increase in deferred revenues was mainly attributable to the subscription fees we received from our growing number of dealer subscribers. The increase in accounts receivable was primarily due to the increase of our advertising services. The increase in prepaid expenses and other current assets was mainly attributable to lump sum advancements to our vendors, as well as advancement to employees for their travel purposes. The decrease in other liabilities was mainly due to the decrease in unrecognized tax benefits in connection with the reversal of certain timing differences in revenue recognition and accrued expenses.

Investing Activities

Net cash used in investing activities was RMB925.4 million (US$150.8 million) in the nine months ended September 30, 2014, which was primarily attributable to the purchase of term deposits.

Net cash used in investing activities amounted to RMB45.9 million (US$7.6 million) in 2013, primarily attributable to the purchase of property and equipment.

Net cash used in investing activities amounted to RMB27.7 million in 2012, primarily attributable to the purchase of property and equipment.

Net cash used in investing activities amounted to RMB12.7 million in 2011, primarily attributable to the purchase of new held-to-maturity financial instruments of RMB98.0 million and the purchase of property and equipment of RMB30.1 million, partially offset by the proceeds from the maturity of held-to-maturity financial instruments of RMB117.0 million.

Financing Activities

Net cash generated from financing activities in the nine months ended September 30, 2014 was RMB42.5 million (US$6.9 million), which was primarily attributable to the decrease in restricted cash of RMB245.0 million (US$39.9 million), partially offset by the payment of the final installment of RMB227.0 million (US$37.0 million) to Mr. Jiang Lan, a former director of our company, pursuant to the West Crest Share Purchase (see “Related Party Transactions—Transactions with Entities Affiliated with Our Shareholders” for more information).

Net cash generated from financing activities in 2013 was RMB169.3 million (US$28.0 million), mainly attributable to the net proceeds from our initial public offering of RMB863.2 million (US$142.6 million), partially offset by the payments of dividends amounting to RMB220.9 million (US$36.5 million), net of withholding taxes paid in June and July 2013 to all of our shareholders and payment of the first installment for the repurchase of common stock from Mr. Jiang Lan, a former director of our company, of RMB230.3 million (US$38.0 million) pursuant to the West Crest Share Purchase (see “Related Party Transactions—Transactions with Entities Affiliated with Our Shareholders” for more information).

In connection with financing the first installment payable to Mr. Jiang Lan under the West Crest Share Purchase, we entered into a short-term loan facility agreement with The Hongkong and Shanghai Banking Corporation Limited, Hong Kong, on November 18, 2013 in the amount of RMB230.3 million (US$38.0 million). The term of this loan was three months, with an interest rate of LIBOR plus 0.9% and a maturity of three months from the date of first drawdown. This short-term facility was secured by RMB denominated bank deposits of RMB245.0 million (US$40.5 million) placed with HSBC Bank (China) Company Limited, which increased restricted cash for 2013. We repaid this loan in full in 2013 and subsequently the pledged RMB denominated bank deposits were released in early 2014.

We paid a special dividend of RMB44.9 million, net of withholding tax, in April 2012 to all of our shareholders.

The distribution to shareholders of RMB94.1 million for the year ended December 31, 2011, included in financing activities, represents the cash and cash equivalents of Norstar and China Topside, the entities we discontinued on June 30, 2011.

Capital Expenditures

Cash outflow in connection with capital expenditures amounted to RMB31.7 million, RMB27.7 million, RMB46.5 million (US$7.7 million) and RMB15.0 million (US$2.4 million) in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively, which includes amounts related to our discontinued operations in 2011. These capital expenditures were primarily used to purchase equipment and intangible assets for our business.

Holding Company Structure

Our ability to pay dividends is primarily dependent on our receiving distributions of funds from our subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by our PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of our PRC subsidiaries.

Under PRC law, our PRC subsidiaries are required to allocate at least 10% of their after-tax profits on an individual company basis as determined under PRC accounting standards to the general reserve before paying dividends to us, and has the right to discontinue allocations to the general reserve if such reserve has reached 50% of registered capital on an individual company basis. In addition, they are also required to make appropriations to the enterprise expansion fund and staff welfare and bonus fund at the discretion of the board of directors of the subsidiaries. Our VIEs in the PRC are also subject to similar statutory reserve requirements. These reserves can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. As of December 31, 2011, 2012 and 2013, our PRC subsidiaries and VIEs had appropriated RMB4.0 million, RMB4.9 million and RMB7.1 million (US$1.2 million), respectively, of retained earnings for their statutory reserves.

As a result of these PRC laws and regulations, prior to allocations of after-tax profits to the statutory reserves, our PRC subsidiaries and VIEs are restricted in their ability to transfer a portion of their net assets to us.

Foreign exchange and other regulation in the PRC may further restrict our PRC subsidiaries and VIEs from transferring funds to us in the form of dividends, loans and advances. As of December 31, 2011, 2012 and 2013 the amounts of the net restricted assets of our PRC subsidiaries and VIEs were RMB1,381.0 million, RMB1,600.2 million and RMB1,818.1 million (US$300.3 million), respectively.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Inflation

Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the consumer price index in China increased by 5.4%, 2.6% and 2.6% in 2011, 2012 and 2013, and the year-over-year percent changes in the consumer price index for December 2011, 2012 and 2013 were increases of 4.1%, 2.5% and 2.5%, respectively. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. We have not used derivative financial instruments in our investment portfolio. Interest earning instruments carry a degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest income and interest expense may fluctuate due to changes in market interest rates.

Foreign Exchange Risk

We earn substantially all of our revenues and incur most of our expenses in RMB, and substantially all of our sales contracts are denominated in RMB. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge our exposure to such risk. Although in general, our exposure to foreign exchange risks should be limited, the value of your investment in our ADSs will be affected by the exchange rate between the U.S. dollar and the RMB because the value of our business is effectively denominated in RMB, while the ADSs will be traded in U.S. dollars.

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The PRC government allowed the Renminbi to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, this appreciation was halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. As a consequence, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. The PRC government again allowed the Renminbi to appreciate slowly against the U.S. dollar from June 2010 until the start of 2014 and since mid-2014. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to substantially liberalize its currency policy, which could result in further appreciation in the value of the RMB against the U.S. dollar. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740) (“ASU 2013-11”) to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. This ASU requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with certain exceptions. The modifications to ASC Topic 740 resulting from the issuance of ASU 2013-11 are effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. We adopted ASU 2013-11 on January 1, 2014, and there was no material impact on our consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in “Topic 605, Revenue Recognition” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The modifications to ASC Topic 606 resulting from the issuance of ASU 2014-09 are effective for fiscal years beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance requires an entity to evaluate whether there are conditions or events, in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the financial statements are available to be issued when applicable) and to provide related footnote disclosures in certain circumstances. The guidance is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter (our fiscal 2017). Early application is permitted. The adoption of this guidance is not expected to have a significant impact on our consolidated financial statements.

INDUSTRY

China is the world’s largest automotive market in terms of new automobile sales, and has the largest internet population, with both sectors continuing to experience strong growth. As a result of this parallel development, the online automotive advertising market in China has, and is expected to continue to, grow rapidly.

Automotive Industry in China

China is the world’s largest automotive market as measured by sales volume of new automobiles in 2013, according to LMC Automotive. In 2013, total automobile sales in China, including passenger cars and other types of vehicles, was 22.9 million units, compared to 16.0 million units in the United States and 5.3 million units in Japan, according to LMC Automotive. The 22.9 million new automobiles sold in China grew from 9.6 million in 2008, representing a CAGR of 19.0%, according to LMC Automotive.

Growth Drivers for the Automotive Industry

The main factors driving the growth of China’s automotive industry include the following:

Increasing affluence. China’s economy has grown rapidly in the past decade. According to the National Bureau of Statistics of China, annual per capita disposable income of urban households more than quadrupled from RMB6,280 in 2000 to RMB26,955 in 2013. With increasing prosperity, durable consumer goods, including automobiles, have become more affordable to Chinese consumers.

Greater urbanization. China’s economic growth has been accompanied by rapid urbanization. According to the National Bureau of Statistics of China, the urban population as a percentage of China’s total population increased from 36% in 2000 to 54% in 2013. Urban expansion has led to an increase in travel distances for urban dwellers. As a result, automobiles are more in demand as a method of transportation.

Large infrastructure investment. China has invested extensively in transportation infrastructure. In 2012 alone, China built 131,100 kilometers of roadways, including 11,300 kilometers of highways, according to the Ministry of Transportation of China. As a result, automobiles have become an increasingly important form of transportation and have brought higher mobility to China’s consumers.

Increasing affordability of automobiles. The cost of automobiles has been steadily declining due to economies of scale achieved by automakers in China and intense competition, which has made automobiles more affordable to a larger proportion of China’s population.

Automobiles as a status symbol. For a rising middle-class, individual automobile ownership is seen as an important status symbol among one’s peers. According to the National Bureau of Statistics of China, the number of registered private passenger cars increased by 20.8% from 2012 to 2013, reaching 64.1 million.

Furthermore, the automotive industry in China demonstrates significant growth potential as the personal vehicle density as measured by the number of vehicles per thousand driving population in China is considerably lower than in many developed and developing countries.

Personal Vehicle Density in 2013

Source: LMC Automotive

Automotive Industry Segments

China’s automobile market is predominantly driven by new automobile sales. The used automobile market is expected to grow as the size and age of China’s automobile fleet increase. At the same time, growth in automobile ownership has created growth opportunities in a range of related products and services.

New Automobile Market

China is already the largest new automobile market in the world in terms of annual sales volume, according to LMC Automotive. The number of new automobiles sold in China grew from 9.6 million in 2008 to 22.9 million in 2013, representing a CAGR of 19.0%. New passenger car sales in China were 16.6 million units in 2013 and are projected to grow to 21.1 million units by 2015, representing a CAGR of 12.7%, according to LMC Automotive. Automakers in China sell new automobiles mainly through franchised dealers.

New Passenger Car Sales Volume

Source: LMC Automotive

Used Automobile Market

The sales volume of China’s used automobile market grew significantly from 2.7 million units in 2007 to 5.2 million units in 2013, and is expected to reach 36.4 million units in 2020, representing a CAGR of 32.0% from 2013 to 2020, according to the China Automobile Dealers Association.

China’s used automobile market is still in its infancy, however, especially when compared to its own new automobile market or to the used automobile market in the U.S., as shown in the chart below. As the volume of new car sales continues to grow, the supply of used cars on the market will increase, driving the growth of this segment by providing a new group of consumers with the opportunity for car ownership. Given the fragmented nature of the used car market, access to reliable information on used cars, including model specifications, pricing and listings, is critical to the used car purchasing process.

Used Automobile Sales Volume as a Percentage of Overall Automobile Sales Volume in 2012

Source: Edmunds.com, Inc., LMC Automotive, Japan Automobile Manufacturers Association, Inc., China Automobile Dealers Association, Society of Motor Manufacturers & Traders

Auto-Related Products and Services Market

The increase in automobile sales in China has been accompanied by a corresponding increase in auto-related products and services, which generally includes repair and maintenance services and the sales of automobile parts and automobile insurance. China’s automobile repair industry revenue increased from US$4.2 billion in 2008 to US$7.4 billion in 2013, representing a CAGR of 12.0%, and is projected to reach US$10.4 billion in 2017, representing a CAGR of 8.9%, according to IBIS World. Revenue of the auto parts retail industry in China is estimated to total US$31.4 billion in 2012, with a CAGR of 16.5% in the past five years, and is expected to reach US$40.7 billion in 2015, according to the same source.

Key Participants in the Automotive Industry

Automakers

There were approximately 65 major automakers in China in 2013, according to IBIS World. These automakers include international and domestic manufacturers and related joint ventures. Given the growth of the overall automotive industry, there is strong competition among automakers to maintain and increase individual market share.

Automobile dealers

The automobile dealer market in China is highly fragmented due to a large number of independent small dealers. It is estimated that approximately 34,550 dealers operated in the industry during 2013 and the combined market share of the top four dealer chains was forecast to be only about 11.3% in 2013, according to IBIS World.

Internet Usage and Online Advertising in China

China has the largest and one of the fastest-growing internet populations in the world, which increased from 298.0 million users at the end of 2008 to 632.0 million users as of June 2014, according to the CNNIC. The number of people who have accessed the internet through mobile devices increased at an even faster rate from 117.6 million at the end of 2008 to 527.1 million as of June 2014, representing a CAGR of 31.4%, according to the CNNIC.

Significant growth potential remains, as the internet penetration rate in China was only 45.8% as of December 2013, according to the CNNIC, compared to 85.4% in the United States as of December 2013, according to the World Bank forecast. With the expansion of broadband infrastructure in China and the increasing affluence of the urban population, internet usage is expected to continue to grow rapidly in the coming years. As a result, advertisers are increasingly focusing on the online advertising market. According to the iResearch Public Data, the online advertising market grew to RMB110.0 billion in 2013 from RMB51.3 billion in 2011, representing a CAGR of 46.4% from 2011 to 2013.

Online Automotive Marketing

China’s large automobile and internet markets are developing in parallel, which is unique among the world’s major economies. In addition, the majority of automobile buyers in China are first time buyers according to a survey conducted by a third-party research firm in September 2013, or the User Survey, which was commissioned by us to analyze the behavioral and demographic information of our potential website users. These first time buyers will naturally require in-depth automotive information before making a purchase decision. According to the User Survey, the internet is the most important source of automotive information and its influence on brand selection and purchase decision far exceeds that of traditional media. As a result, China’s growing population of automobile consumers increasingly relies on the internet as its primary source of automotive information. Furthermore, approximately 92% of the participants responding to the User Survey said that the internet is their primary source of automotive information. China’s automotive websites and automotive channels of internet portals have experienced rapid user growth as a result. According to the iResearch Public Data, the average number of daily unique visitors to automotive websites and automotive channels of internet portals increased from 5.8 million in December 2008 to 24.8 million in December 2013. Internet users in China spent an aggregate of 20.9 million hours on automotive websites and automotive channels of internet portals in December 2008 and this number increased to 94.9 million hours in December 2013. The number of monthly page views of automotive websites and automotive channels of internet portals in China increased from 1.5 billion in December 2008 to 8.6 billion in December 2013.

With strong competition among automakers and dealers, the internet has become increasingly important as a medium to automobile advertisers. According to the iResearch Commissioned Report, automakers and their franchise dealers, who are the dominant source of automotive advertising revenues in China, spent RMB7,039 million on online advertising in 2013, representing a CAGR of 27.3% from RMB3,410 million in 2010. Such spending increase outpaced their spending on traditional media, including television, print and radio, which grew at a CAGR of 6.8% during the same period, according to the iResearch Commissioned Report. Total automotive advertising spending grew from RMB26,160 million in 2010 to RMB34,756 million in 2013, according to the iResearch Commissioned Report. The ability of online advertising to directly target automobile consumers has allowed online advertising to gain an increasing share of total automobile advertising spending.

Source: The iResearch Commissioned Report

Automotive websites have gained an increasingly larger share of the total online advertising spending of automakers and dealers, while the share of general internet portals has been decreasing, according to the iResearch Commissioned Report. The chart below demonstrates the increasing popularity of automotive websites as the online advertising platform for automakers and dealer advertisers.

Market Share of Online Automotive Advertising Spending

Source: The iResearch Commissioned Report

Key Drivers of Growth in Online Automotive Marketing Spending

We believe that several factors will likely continue to drive the growth of automobile related online advertising in China:

•

Auto sector growth. As the volume of automobile sales continues to grow in China, industry participants along the value chain, from automakers to dealers to after-sales services, are expected to increase the amount of advertising spending to support growth.

•

Increasing competition. As the automotive industry matures over time, competition for consumers will likely intensify. Advertising, both branded and promotional, will become increasingly important as manufacturers and service providers seek to differentiate themselves and win new customers versus competitors.

•	Growing need for targeted advertising. The consumer targeting capabilities provided by online advertising will become increasingly important to advertisers seeking to enhance the effectiveness of their advertising campaigns. Online advertising allows brands to target users with relevant messages based on user behavior and preferences. Automotive websites, in particular, provide automakers with direct access to an audience likely to purchase automobiles in the near future and receptive to advertising messages.

•

Continued growth in online viewership. The internet’s popularity as a mass media channel for advertising will continue to grow in China as usage expands through the proliferation of internet enabled devices and through enhanced wireless and mobile internet access. As users spend more time on the internet, it will become an increasingly important marketing platform for advertisers as compared to other media.

We believe that internet advertising, particularly on automotive websites, provides effective advantages to automotive advertisers and that these advantages make online advertising budgets more resilient than other forms of advertising which may be less cost effective.

BUSINESS

Overview

We are the leading online destination for automobile consumers in China. Through our two websites, autohome.com.cn and che168.com, and our mobile applications, we deliver comprehensive, independent and interactive content to automobile buyers and owners. Autohome.com.cn ranked first among China’s automotive websites and automotive channels of internet portals in terms of average daily unique visitors, average daily time spent per user and average daily page views in the nine months ended September 30, 2014, based on the iResearch Public Data. In the same period, autohome.com.cn accounted for approximately 46% of the total time that China’s internet users spent viewing online automotive information, more than three times that of our closest competitor, according to the iResearch Public Data. The number of our average daily unique users who access our websites via mobile devices and the number of average daily unique users of our mobile applications amounted to approximately 4.0 million and 2.9 million, respectively, in September 2014. We have developed a strong and well-recognized brand. Our “ ” (“Autohome”) brand has been the most searched automotive-related keyword during substantially the entire period since July 2011 on Baidu.com, the leading Chinese language internet search engine.

Our ability to reach a large and engaged user base of automobile consumers has made us a preferred platform for automakers and dealers to conduct their advertising campaigns. We generate substantially all of our revenues from online advertising services and dealer subscription services. We have a high penetration rate in the automaker market, with approximately 80% of over 80 automakers operating in China having advertised on our websites in each of 2011, 2012, 2013 and the nine months ended September 30, 2014. In addition, a large and rapidly growing number of dealers are purchasing our advertising services and subscription services, through which they showcase and market their inventories on our websites.

We believe our focus on user experience, innovation and high-quality content distinguishes us from our competitors and is the foundation for our long-term success. Content we provide to our users includes:

•

Professionally produced content. We have a dedicated editorial team focused on serving consumers throughout the automobile ownership life cycle. We conduct independent and professional evaluations of vehicle models from our users’ perspective, rather than relying only on information provided by automakers. In the nine months ended September 30, 2014, we published a daily average of over 500 articles, 1,500 photos and 18 video clips.

•

User generated content. We have the largest and most active online community of automotive consumers in China, with over 11.1 million registered users and over 1,700 user forums as of September 30, 2014, and an average of over 3.5 million daily unique visitors to our user forums in the nine months ended September 30, 2014.

•

Automobile library. We have one of the most comprehensive online automobile libraries in China with over 18,000 vehicle model configurations and over 2.6 million photos as of September 30, 2014. We believe our automobile library covers all passenger car models released in China since 2005.

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Automobile listing information. We feature extensive and up-to-date listings of both new and used automobiles on our websites. As of September 30, 2014 , we had over 3.3 million new automobile listings and approximately 1.8 million used automobile listings in our database.

Our professionally produced and user generated content, comprehensive automobile library and extensive automobile listing information have attracted a large and engaged user base. This, in turn, represents a highly relevant audience that is receptive to automotive advertising. We believe that this user base, together with our nationwide advertising platform, targeted advertising solutions and value-added services, has led to our rapid growth and has laid the foundation for our continuing success.

We develop our business model and technology platforms to provide services for the complete consumer automobile ownership life cycle. We have built a successful online automotive media and transaction platform that captures critical stages of the sales funnel, starting from product awareness, to purchase desire initiation and sales leads generation. We are further developing our business model to include the generation of actual sales. For instance, in June 2014 we launched Autohome Mall, an online transaction platform that we believe will allow us to be a long-term transaction facilitator as we develop our transaction business. We have also been leveraging our comprehensive platform to capture additional revenue opportunities in used car sales and aftermarket services, such as automobile maintenance and replacement.

We have experienced significant revenue growth while maintaining profitability. Our net revenues increased from RMB433.2 million in 2011 to RMB732.5 million in 2012 and RMB1,216.5 million (US$201.0 million) in 2013, representing a CAGR of 67.6%. Our net revenues increased by 67.8% from RMB830.6 million for the nine months ended September 30, 2013 to RMB1,393.8 million (US$227.1 million) for the nine months ended September 30, 2014. Our income from continuing operations increased from RMB135.4 million in 2011 to RMB212.9 million in 2012 and RMB456.2 million (US$75.4 million) in 2013, representing a CAGR of 83.5%. Our net income increased by 49.7% from RMB333.5 million for the nine months ended September 30, 2013 to RMB499.1 million (US$81.3 million) for the nine months ended September 30, 2014.

Our Strengths

We believe the following competitive strengths have contributed to our success and differentiate us from our competitors:

The leading online destination for automobile consumers in China with strong brand recognition

We are China’s leading online destination for automobile consumers. According to the iResearch Public Data, in the nine months ended September 30, 2014, our autohome.com.cn website ranked first in each of the following categories:

•	Average daily unique visitors. Autohome.com.cn had an average of 7.3 million daily unique visitors, more than any of our competitors;

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Total time spent. Autohome.com.cn accounted for approximately 46% of the total time China’s internet users spent viewing online automotive information, more than three times that of our closest competitor;

•	Average daily time spent per user. Our users spent an average of approximately 15.8 minutes per day on Autohome.com.cn, more than twice that of our closest competitor; and

•	Average daily page views. Autohome.com.cn received an average of 132.5 million daily page views, more than twice that of our closest competitor.

We have developed a strong brand that is well-recognized among internet users in China. Our “ ” (“Autohome”) brand has been the most searched automotive-related keyword during substantially the entire period since July 2011 on Baidu.com, the leading Chinese language internet search engine. Approximately 75% of online automobile consumers in China know our autohome.com.cn website, higher than any other automotive websites or automotive channels of major internet portals, according to the User Survey completed in September 2013. Our content can be accessed on our websites through PCs and mobile devices and on our mobile applications. We recorded robust mobile traffic in the nine months ended September 30, 2014. The number of average daily unique users who access our websites via mobile devices and the number of average daily unique users of our mobile applications amounted to approximately 4.0 million and 2.9 million, respectively, in September 2014.

User-centric and innovative culture driving a superior user experience

Delivering a superior user experience is our highest priority. We aim to provide a superior user experience throughout the automobile ownership life cycle, from automobile selection and purchase, to ownership and maintenance, and to eventual replacement. We believe that our user-centric approach is the foundation of our long-term success. To that end, we do not allow our advertisers to have any influence over our content rankings, such as our “Most-viewed Car Models,” which are generated solely from our user behavior data. We also clearly label sponsored content on our websites to maintain objectivity.

We innovate to improve our users’ experience. Our innovations have focused on timely delivery of relevant and high-quality content to users. We have further improved our content delivery speed by maximizing the efficiency of our editorial process. We believe that we were the first in our industry in China to design our websites based on a dynamic database-driven structure, which enables users to efficiently access all relevant information contained in our database relating to a specific model on a dedicated webpage. We were among the first in our industry in China to introduce both iOS and Android-based applications to allow our users to easily access our websites and forums from mobile devices. Our content is made available to users via our easy-to-use interface, which we continue to improve based upon technological developments and user feedback. We continue to develop our user intelligence engine to prioritize content for users that is likely to be most relevant to them. Our focus on user experience has garnered strong support and loyalty from our users. Approximately 84% of our users visit our website at least four times a week, according to the User Survey.

Comprehensive and high-quality content creating strong network effects

We deliver comprehensive, independent and interactive automotive content to our users:

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Professionally produced content. We have a dedicated editorial team focusing on serving consumers throughout the automobile ownership life cycle. We conduct independent and professional evaluations of vehicle models from the users’ perspective, rather than relying on information provided by automakers. Over the nine months ended September 30, 2014, we published a daily average of over 500 articles, 1,500 photos and 18 video clips.

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User generated content. We have the largest and most active online community of automotive consumers in China, with over 11.1 million registered users and over 1,700 user forums as of September 30, 2014 and an average of 3.5 million daily unique visitors to our user forums in the nine months ended September 30, 2014. Approximately 44% of our users post on our website at least twice a week, according to the User Survey.

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Automobile library. We have one of the most comprehensive online automobile libraries in China with over 18,000 vehicle model configurations and over 2.6 million photos as of September 30, 2014. We believe our automobile library covers all passenger car models released in China since 2005. It includes a broad range of specifications, as well as manufacturers’ suggested retail prices. The scale of content in our automobile library, which we believe would require significant time and expense to replicate, makes it a valuable tool for our users in researching both new and used automobiles.

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Automobile listing information. Our websites feature extensive and up-to-date listings of both new and used automobiles. As of September 30, 2014, we had over 3.3 million new automobile listings and approximately 1.8 million used automobile listings in our database.

Our professionally produced content, active user community, comprehensive automobile library and extensive range of automobile listings have been instrumental in the growth of our user base. Our user growth is reinforced by strong network effects. As our user base grows, so has our database of user generated content, which in turn has attracted more users. Furthermore, the virtuous cycle of our growing user base has also enhanced the effectiveness of our advertisements and the value of our advertising services, allowing us to attract more advertisers and increase revenues from existing advertisers.

Highly effective online automotive media platform

We believe we have become a preferred platform for automakers and dealers to conduct their advertising campaigns due to the following factors, among others:

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Broad user reach. Our large and engaged user base provides advertisers with broad reach among automobile consumers. We ranked first among China’s automotive websites and automotive channels of internet portals in the nine months ended September 30, 2014 in terms of average daily unique visitors, average daily time spent per user and average daily page views, according to the iResearch Public Data. Approximately 90% of our users intend to buy a car and nearly 50% of our users intend to buy it within the next 12 months, according to the User Survey. They represent a highly relevant audience that is receptive to automotive advertising messages.

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Targeted solutions. Our advanced technologies allow us to segment our user base into numerous dimensions and categories, including by geographical location and specific automotive interests. We have the capability to place advertisements with audiences likely to be receptive to a specific advertisement, providing our advertisers with effective targeted advertising solutions.

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Value-added services. Leveraging our large user base and extensive user behavior data, we have developed a series of business intelligence services to improve advertisers’ ability to evaluate the effectiveness of their advertisements and analyze the automotive market. For instance, we provide regular reports to advertisers detailing their “share of voice” on our websites, including the percentage of their information being viewed by users among all the user viewing activities on our websites. We also help automakers find competing models for their vehicle models based on the product- and photo-comparison behavior of our users. We believe that such data assists advertisers in their business planning and operations.

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Nationwide platform with local focus. In addition to our nationwide reach, we also provide tailored solutions to automobile dealers focused on their local markets. We have dedicated “city channels” covering around 370 cities across China. Through our city channels, our local sales teams, in conjunction with our professional editorial team, generate and deliver local content to our users. Because our city channels attract users interested in a particular city or geographical region, we provide dealers with an effective means to advertise sales promotions and other offline events, such as new model test-drives, as well as to generate highly relevant sales leads.

These factors make our websites a highly effective media platform. We believe that advertisements placed on our websites and mobile applications enjoy high click-through rates, and as a result, our advertisers often return to us for additional and larger campaigns. In each of 2011, 2012, 2013 and the nine months ended September 30, 2014, approximately 80% of over 80 automakers operating in China were our advertising customers and contributed a substantial majority of our advertising services revenues.

Professional and proven management team backed by a strong strategic shareholder

We benefit from the leadership of a strong management team with relevant professional work experience, proven execution capabilities and an extensive knowledge of China’s online automotive information and advertising markets. Under the leadership of our senior management, we have successfully executed our growth strategies to become China’s leading online destination for automobile consumers. Furthermore, we receive strong support from our major shareholder Telstra Holdings, a wholly-owned subsidiary of Telstra Corporation Limited, the leading diversified telecommunications company in Australia and a Fortune Global 500 company. Since its initial investment in our company in June 2008, Telstra has provided strategic guidance through its representation on our board of directors and has assisted us in enhancing our corporate governance and setting our business strategies.

Our Strategies

Our goal is to become China’s leading online automotive media and transaction platform. We intend to achieve this goal by implementing the following strategies:

Continue to attract and retain automobile consumers

We intend to attract and retain the full spectrum of automobile consumers by pursuing the following initiatives:

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maintain and further improve the desirability of our service offerings by expanding our content, particularly in the auto-related products and services and used automobile sectors, to further assist users through the entire automobile ownership cycle;

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enhance the accessibility of our websites by developing and improving the delivery of our content through our websites and through the rapidly expanding number of internet-enabled mobile devices, such as smart phones and tablets; and

•	extend our market reach by enhancing our brand recognition and brand affinity through targeted marketing campaigns to reach a broader universe of automobile consumers.

Enhance user engagement

We view ongoing investment in innovation as a core part of our growth strategy and we intend to enhance user engagement by pursuing the following initiatives:

•	further integrate and expand our user interaction platform, allowing our users to obtain up-to-date information, exchange views and insights and follow other users, editors, automakers or products;

•	take advantage of our large repository of user data to further enhance our user intelligence engine and other functions that can tailor our content to user preferences and usage behavior; and

•	focus on our product development efforts to ensure that we provide user experience based on the latest technology.

Increase our “share of wallet” from automakers

We believe that increasing our share of automakers’ advertising budgets is important to our future revenue growth. We plan to take the following measures to increase our “share of wallet” from automakers:

•	expand our advertising solutions and offerings to enable us to up-sell and cross-sell our services;

•	enhance communications with advertising agencies to ensure that we provide high-quality customer service responsive to advertiser needs;

•	explore performance-based pricing models, such as the “cost-per-thousand-impressions” model, to further ensure that our pricing reflects the effectiveness of our platform; and

•	enhance our brand recognition and brand affinity through online and offline marketing activities to help promote our value proposition as an effective advertising platform.

Further monetize our dealer network

We seek to consolidate our leading market position in dealer network coverage by strategically cooperating with high quality dealers in existing geographic markets and entering into new ones with growth potential, particularly third-tier and fourth-tier cities. We intend to further monetize our dealer network by pursuing the following strategies:

•	expand our sales team to cover more cities and increase the number of our dealer sales teams to maximize the conversion of our registered dealers into paying subscribers;

•	increase our sales and marketing efforts focusing on large dealer chain groups and the regional offices of automakers to increase our “share of wallet” relative to other online media;

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enhance our online dealer showroom functions and improve our dealers’ ability to track inquiries from both PC and mobile devices, allowing us to attract dealers who historically have utilized traditional media for advertising services; and

•	introduce new product initiatives to increase average revenues per paying dealer advertiser and dealer subscriber.

Leverage our leading position to support our mobile internet business, develop our transaction business and other opportunities and explore used car services

We intend to expand our mobile internet platform and explore other opportunities to capitalize on our large and growing user base and content.

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Expand, and develop monetization opportunities from, our mobile internet services. We plan to further improve our mobile application with a focus on enhancing our mobile user experience and engagement. We will also continue to optimize the mobile version of our websites to capture a greater number of users that access our services through mobile devices. The numbers of our average daily unique users who access our websites via mobile devices and the number of our average daily unique users of our mobile applications were 4.0 million and 2.9 million, respectively, in September 2014. We believe that these mobile channels of our content present an increasingly compelling proposition to advertisers and we intend to gradually increase our monetization efforts in pursuing such mobile strategies.

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Develop our transaction business and other promotion opportunities. We successfully conducted major online sales promotion campaigns on November 11, 2013, known as “Double 11,” which is a popular online shopping festival in China. We also conducted successful sales campaigns in April and May 2014 including a promotion of vouchers from certain automakers for selected car shopping festivals in selected provinces in China and a presale promotion campaign for an automaker. With the satisfactory results of these promotional campaigns, in June 2014, we launched Autohome Mall, an online transaction platform that we believe will allow us to be a long-term transaction facilitator. Through these events, we showcased our capability to generate sales and transaction leads and produced tangible car sales. We will continue to explore other promotional opportunities to connect automakers and automobile dealers with customers to facilitate sales transactions.

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Explore used car services. We seek other opportunities by targeting new client groups along the automobile ownership life cycle and dealers’ sales cycle. In October 2011, we strategically reorganized our websites to better position us to capitalize on the anticipated growth of China’s used car market. We re-designed our che168.com website and converted it into a platform dedicated to used automobiles, including used-car content, listings and interactive features. We believe this strategy will provide us with additional monetization opportunities by expanding our services for the growing used-automobile market. We also seek to capitalize on promotional opportunities in the used car market.

Our Business Model and Technology Platforms

We are the leading online destination for automobile consumers in China. Over the past several years, we have developed the largest and most active online community of automobile consumers in China. We serve two distinct groups: our large and engaged user base of automobile consumers and our customers that include automakers, dealers and other auto-related products and service providers. Our business model and technology platforms seek to effectively link each stage of our users’ automobile ownership life cycle with the corresponding stage of our customers’ sales cycle.

We have built a successful online automotive media and transaction platform that captures critical stages of the sales funnel, starting from product awareness, to purchase desire initiation and to sales leads generation. We are further developing our business model to also include the generation of actual sales. To initiate product awareness and purchase desire, we utilize our comprehensive, independent and interactive content through our websites that are accessible through PCs and mobile devices and through our mobile applications to create strong user traffic and user engagement and stickiness. As our user traffic grows, we focus on generating sales leads through engaging our users with our promotional activities, including our dealer yellow page business which consists of dealer advertising services and dealer subscription services. We also launched several promotional initiatives such as “group buy initiative” to leverage our broad user base in our online social community and convert them into higher quality leads for our dealers. Finally, we aim to provide a transaction platform to facilitate automobile buyers’ purchases directly on our platform. In June 2014, we launched Autohome Mall, an online transaction platform. Autohome Mall is a one-stop platform for users to review automotive-related information, purchase coupons offered by automakers or dealers for discounts and make purchases to complete the transaction.

In addition, we have been leveraging our comprehensive platform to capture additional revenue opportunities in connection with the remaining stages of the automobile ownership life cycle. For the automobile maintenance stage, we rolled out an automotive aftermarket services platform in late 2011 that connects our users with national or local service providers and allows our users to research and schedule appointments for auto-related services. We charge commissions for successfully completed transactions originating from our aftermarket service platform. We developed a used automobile listing platform underlying our dedicated used car website che168.com, which targets the automobile replacement stage by allowing both used automobile dealers and individuals to list their used automobiles on our websites. We are yet to generate significant revenues from services in connection with Autohome Mall, our automotive aftermarket services platform, or used-automobile listing platform.

Our Services for Automobile Consumers

Our service offerings for users mainly include our high performance websites, our professional and user generated content, our interactive online community and our automotive aftermarket services platform, all of which can be accessed through both the internet and mobile networks.

Our Websites

Our user-centric approach has successfully attracted the largest user base of automobile consumers in China to our websites. According to the iResearch Public Data, autohome.com.cn had an average of 7.3 million unique visitors per day in the nine months ended September 30, 2014, more than any of our competitors. On average, our users spent approximately 15.8 minutes per day on autohome.com.cn, more than twice that of our closest competitor in the nine months ended September 30, 2014. Our users are significantly more affluent, well-educated and active than the general internet users in China. The average monthly personal income of our users was RMB9,998 as opposed to RMB2,392 for general internet users in China, according to the User Survey. Approximately 71% of our users held post-secondary degrees and above, according to the User Survey, compared to 20% for the general internet users in China, according to the CNNIC. Approximately 97% of our users were between ages of 18 and 49, according to the User Survey. Our autohome.com.cn website targets a wide spectrum of automobile consumers with a focus on new automobiles. To capitalize on the growing used automobile market in China, we redesigned our che168.com website, which in the past had features and user base similar to our autohome.com.cn website, to focus on used automobiles. The re-designed che168.com website was launched in October 2011.

Most of the content on our websites is tagged by vehicle models to facilitate easy user access. We have developed and are continuing to improve our user intelligence engine to analyze user browsing behavior and prioritize content that the user is likely to find relevant and interesting. A user who searches for or navigates to a page for a specific vehicle model will be provided with links to relevant content such as vehicle specifications, photos and video clips, reviews, competing vehicle models, and listing and promotional information from local dealers. Users can easily compare competing vehicle models and brands for price and specifications to make informed purchase decisions. In addition, these user behavior data are summarized and analyzed on a regular basis to improve user experience and provide consumer intelligence to our advertisers.

To provide a superior experience to our users, we label sponsored content clearly to maintain objectivity. We do not allow our advertisers to have any influence over our content rankings, such as our “Most-Viewed Models,” which are generated solely from data relating to the number of times users navigate to the relevant pages. We do not use distracting pop-up advertisements which may adversely affect user experience.

Our Mobile Website and Applications

Our content can be accessed on our websites through PCs and mobile devices and on our mobile applications. We have made significant efforts in recent years to optimize the mobile version of our website to display our content and develop new mobile applications to capture a greater number of users that access our services through mobile devices. For example, the numbers of average daily unique smartphone users who access our website via mobile devices amounted to 4.0 million in September 2014. We were among the earliest in our industry in China to introduce both iOS- and Android-based applications to allow users to easily access our content. As of September 30, 2014, we had seven iOS-based applications and eight Android-based applications. Our mobile applications have generated significant user interest. In 2013, our iOS- and Android-based applications were downloaded approximately 14.7 million times, and the number of average daily unique users of our mobile applications amounted to approximately 1.4 million in December 2013. In the nine months ended September 30, 2014, our iOS- and Android-based applications were downloaded approximately 27.5 million times, and the number of average daily unique users of our mobile applications amounted to approximately 2.9 million in September 2014. Users can conveniently enjoy features available on our websites from their mobile devices, such as reading articles, checking vehicle prices and model parameters, viewing pictures, and participating in forum discussions. In addition, through GPS-enabled mobile devices, our services enable users in approximately 330 cities in China to obtain vehicle pricing information directly from their nearby dealers.

Our Content

The foundation of both our websites and mobile applications is a large amount of professionally produced content, a comprehensive automobile library and extensive automobile listing and promotional information organized around our automotive information database. In addition, our automotive information database includes a significant amount of user generated content originating from our user forums.

Professionally produced content

Our professionally produced content is created by our dedicated editorial team and includes automobile-related articles and reviews, pricing trends in various local markets, and photos and video clips. This content covers topics throughout the automobile ownership life cycle, from automobile research, selection and purchase to ownership and maintenance and to eventual replacement. Our review writers obtain first-hand experiences by test-driving many newly released vehicle models provided by various automakers. Our editorial team at our Beijing headquarters and sales offices located in 72 cities throughout China work closely with automakers, dealers and other industry participants to create automobile related articles. Although automakers may provide us with sample vehicles to test drive, we review all new automobiles independently, based upon our teams’ experience and from our users’ perspective.

In the nine months ended September 30, 2014, we published a daily average of over 500 articles, 1,500 photos and 18 video clips. We follow well-developed guidelines in creating and publishing professional content with attention to details, such as the angles of photos, image sizes and the time between industry events and the relevant article publication. These practices enable us to streamline our editorial process and quickly and efficiently make national and local content available to our users, while ensuring that we maintain high quality standards and a consistent user experience.

Automobile library

We have one of the most comprehensive automobile libraries within our industry in China with over 18,000 vehicle model configurations and over 2.6 million photos as of September 30, 2014. We believe our automobile library covers all passenger car models released in China since 2005. It includes a broad range of specifications covering performance levels, dimensions, powertrains, vehicle bodies, interiors, safety, entertainment systems and other unique features, as well as manufacturers’ suggested retail prices. The scale of content in our automobile library, which we believe would require significant time, expertise and expense to replicate, makes it a valuable tool for our users in researching both new and used automobiles.

Automobile listings

Our database also includes a large amount of new and used automobile listings and promotional information. As of September 30, 2014, we had over 3.3 million new automobile listings and approximately 1.8 million used automobile listings in our database. With the comprehensive and continuously updated listing information, users can conveniently search for up-to-date information of automobile models without having to visit each individual dealer at their local showrooms.

User forums and user generated content

Our platform hosts an open and vibrant community of automobile consumers, from first-time buyers to sophisticated automobile enthusiasts. Our user community centers around our discussion forums, which are organized based on vehicle models, cities and regions, and provides users an easy and intuitive way to access various topics of interest. Registered users utilize our discussion forums to share a wide range of automotive experiences such as driving experiences and usage and maintenance tips. Users also frequently provide reviews of automobiles or automotive products and services, post questions and receive answers from fellow forum members. We continue to enhance user engagement and participation in the content generation and delivery process. For example, we expanded our user review platform by allowing users to add or modify their views and insights on a continuous basis. Approximately 44% of our users post on our website at least twice a week, according to the User Survey.

We strive to ensure the credibility, appeal and usefulness of our forums by identifying verified automobile owners and empowering selected registered users as forum moderators. Our verified automobile owners are registered users whose vehicle ownership has been confirmed through various channels. Our forum moderators are generally active registered users with significant forum post counts whom we have identified as being reputable automobile enthusiasts within our online community.

Our registered users increased by more than 2.2 million in 2013 with 158.9 million additional pieces of user generated content added to our user forums during 2013. As of September 30, 2014, we had over 11.1 million registered users and 556.6 million cumulative posts in our user forums. As our user base has grown and our user engagement and forum activity has increased, our database of user generated content has expanded, which in turn has attracted more users. Furthermore, this feedback effect on our growing user base has also enhanced the effectiveness of our advertisements and therefore the value of our advertising services, allowing us to attract more advertisers and increase revenues from existing advertisers.

Our Advertising Services for Automakers and Dealers

Leveraging our large and rapidly growing user base and utilizing the user intelligence data we have collected, we provide our advertisers with a broad range of advertising solutions and tools. Our advertisers are comprised primarily of automakers and new automobile dealers. As millions of consumers visit our websites for automotive information, we have become an increasingly important medium for automakers and dealers to conduct their advertising campaigns.

Automakers typically utilize our advertising services for brand promotion, new model releases and sales promotions. We believe we are well-positioned to provide solutions to meet all of these needs. Our large and growing automobile purchase- and ownership-oriented user base provides a broad reach for automakers’ marketing messages. Our automotive content delivery and advertisement management platform allows us to segment our user base in a number of different dimensions, including by users’ geographical location and specific automotive interests, and enables us to place advertisements with targeted audiences likely to be receptive to particular advertising messages.

Leveraging our large user base and extensive forum posting data, we provide automakers with more reliable and timely business insights than traditional customer surveys or other post-sales feedback channels. For instance, we analyze user posts in our forums to evaluate consumer response. In addition, we organize various types of offline national or local events for our automaker and dealer customers through our online marketing campaigns and user forum activities to complement our advertising services and dealer subscription services. For example, we help automakers increase their brand awareness and execute sales promotions by organizing large-scale test driving activities for specific automobile models in multiple cities across China. Users can conveniently participate and interact with automaker representatives through our forums.

Dealer Subscription Services

Our dealer subscription services allow dealers to market their inventory and services through our websites, extending the reach of their physical showrooms to potentially millions of internet users in China and generating sales leads for them. Our dealer subscription services are delivered through our dealership information system on a fixed-fee basis, typically for a period of one year. Through the web-based interface of our dealership information system, dealers can create online showrooms hosted on our websites and upload and manage their automobile inventories, pricing and promotional information. Potential automobile purchasers can interact with our dealer subscribers online or through toll free numbers provided by us to inquire for more detailed information and schedule test drives. Our dealer subscribers can track all the interactions with their customers originating from our websites, analyze the number of sales leads and assess the effectiveness of their marketing activities.

In the first quarter of 2012, we launched a trial version of our automobile consumers trend analysis service for our automaker and dealer customers that helps them analyze data in specific geographic markets such as consumer purchasing behavior characteristics and their brand strength in comparison to that of their competitors. We believe the consumer intelligence gathered from our large user base reflects the current automotive market trends in China and provides excellent market insight to our automaker and dealer customers. We continue to develop our dealer subscription services and plan to implement additional services in the future, which we believe will allow us to reach additional dealers by enabling us to offer basic and advanced subscriptions at different price levels.

We also offer some basic functions of our dealer subscription services to automobile dealers for free. Registered dealers can create their online showrooms and upload inventory and pricing information on our websites. However, their listings have lower priority than those of our dealer subscribers when being displayed in response to users’ inquiry and do not have the user interaction features. We believe that these free services allow more dealers to understand and appreciate the benefits our subscription services may bring to them, which helps us convert them into dealer subscribers.

Automotive Aftermarket Services Platform

Our large and rapidly growing automotive-oriented user base has attracted an increasing number of providers of auto-related services to our websites. We have sought to capitalize on this trend to better fulfill our goal of serving users throughout the automobile ownership life cycle. In addition to expanding our online advertisement offerings to include these service providers, in late 2011, we launched an automotive aftermarket services platform that connects our users with national or local service providers. This platform integrates services descriptions and pricing information into an easily accessible database, through which our users can identify and research local automobile services shops, schedule various services with them through our toll-free telephone numbers, and provide real-time feedback on the service providers. These service providers can also use this platform to manage their service offering information. We charge these service providers commissions for successful transactions originating from this platform. These services do not currently contribute a material portion of our total net revenues.

Used Automobile Listings

We launched our used automobile listing platform in late 2009. Our used automobile listings services allow used automobile dealers and individuals to market their automobiles for sale on our websites. Our used automobile listing database has been expanding rapidly. We had approximately 1.8 million used automobile listings in our database as of September 30, 2014.

Because the used automobile market remains at a nascent stage of development, we do not currently charge a fee for our used automobile listing services and do not expect to generate significant revenue from our used automobile listing services in the near term.

In an effort to capitalize on the used automobile market as it matures, in October 2011, we redesigned our che168.com website as a platform dedicated to used automobiles. The redesigned website features content, listings and interactive functionality similar to our autohome.com.cn website, but focuses primarily on used automobiles. We continued to develop and enhance our used car sales platform and introduced several usability enhancements in 2014.

Our Advertisers and Dealer Subscribers

The vast majority of our current end customers are automakers or new automobile dealers. In each of 2011, 2012, 2013 and the nine months ended September 30, 2014, approximately 80% of over 80 automakers in China, which include independent Chinese automobile manufacturers, joint ventures between Chinese and international automobile manufacturers and international automobile manufacturers that sell their cars made outside of China, purchased online advertisements from us. Our top five advertisers, all of whom were automakers, contributed 19.5%, 20.0% and 15.0% and 11.4% of our total net revenues in 2011, 2012, 2013, and the nine months ended September 30, 2014 respectively. No single automaker contributed more than 10% of our revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014. In addition, a large number of automobile dealers utilize our online advertising services to improve their brand awareness, promote their inventories and generate sales leads. We also offer automobile dealer subscription services to enable dealers to establish and maintain online showrooms of automobiles with pricing and promotional information on autohome.com.cn.

As is customary in China, we sell our advertising services and solutions primarily through third-party advertising agencies that represent the automakers and dealers. Our top ten advertising agencies accounted for 55.4%, 51.7%, 44.0% and 35.0% of our total net revenues in 2011, 2012, 2013 and the nine months ended September 30, 2014, respectively. In 2011, 2012, 2013 and the nine months ended September 30, 2014 our largest agency accounted for 10.0%, 9.0%, 6.7% and 6.0% of our total net revenues, respectively. No other agency accounted for more than 10% of our total net revenues in these years. We typically enter into individual advertising agreements with the third-party advertising agencies. Depending on the type of advertiser and content, the duration of an advertising agreement ranges from one to twelve months, with the majority being one to three months. We typically require payment be made within 90 days after the delivery of our services, but for contracts that last for three months or longer, installment payments are typically required. Our agreements with certain major advertising agencies contain a “most-favored price term” provision, through which we undertake to provide the advertising agencies with the best price we give to any other agencies or advertisers.

Although we sell our advertising services and solutions to third-party advertising agencies, we consider the automakers and dealers, who are the main decision makers as to whether to place advertisements on our websites, to be our end-customers. As a result, our sales efforts focus primarily on automakers and dealers. However, through direct contact between our sales team, advertisers and advertising agencies, we are able to maintain good relationships with existing advertisers and their advertising agencies, which in turn may identify and refer new advertisers to us. See “—Our Advertising Services for Automakers and Dealers.”

Technology and Product Development

Our technologies and infrastructure are critical to our success. We follow a user-centric strategy for our system architecture and have developed robust and scalable technology platforms with sufficient flexibility to support our rapid growth.

A key component of our user-centric strategy is our user intelligence engine which we have developed and are continually enhancing. Our user intelligence engine allows us to rapidly gather user intelligence by analyzing large amounts of data from many sources throughout our content production system. We can utilize such user intelligence data to personalize user interfaces, associate and understand the relationship of information from different sources and facilitate interactions among users and various elements on our websites. It also helps us recommend suitable products, services and user connections to our users. Through our user intelligence engine, we can engage our users more closely by providing them with relevant content. We are also able to provide precision marketing services to our automakers, dealers and other automotive related customers so that they can deliver relevant advertisements to targeted users who are more receptive to such marketing information.

We distribute our web content to numerous network nodes close to our users by utilizing a third-party content delivery network, allowing most of our user communications to bypass internet congestion. With our technological expertise, we manage third-party and in-house content delivery networks to enhance our website responsiveness and to improve user experience. As such, we believe our websites have a performance advantage over other automotive websites.

We invested heavily in mobile technologies and were among the earliest in our industry in China to introduce a mobile version of our websites and both Apple iOS- and Android-based applications to allow our users to easily access our content. We have built up a team of 81 research and development personnel as of September 30, 2014, to focus exclusively on the development of our mobile websites and applications and to explore new business models and opportunities through mobile technology. We plan to continue to leverage our mobile technology to develop more applications for Apple iOS- and Android platforms focusing on convenience, real-time interaction and location based services.

We had an experienced product development team of 451 engineers as of September 30, 2014. Our past innovation has focused on helping users research, select and purchase suitable automobiles through our websites. We plan to develop additional products and services to further explore the additional business opportunities inherent in the maintenance and replacement stages of the automobile ownership cycle.

Sales and Marketing

Our nationwide in-house sales team of sales representatives sells our services to advertisers. As of September 30, 2014, we had 892 sales and marketing representatives operating our physical sales office network spanning 73 cities across China and visiting customers in an additional 76 satellite cities, a significant increase from December 31, 2009, when we had physical sales offices in 17 cities. We have a prudent expansion plan and we typically only open new physical sales offices in a city after we have already established a sufficient customer base in the area. In cities where we have do not yet have a customer base, we provide sales coverage by telephone. Our Beijing-based telephone sales team provided sales coverage to other cities of our city channels in which we did not maintain physical offices. Our sales team also provides ongoing customer support to advertisers and dealer subscribers. We plan to expand our sales and marketing efforts into second- and third-tier cities that we believe are under-served markets with significant opportunities for new automobile sales growth.

Our sales team is equipped with specialized automotive industry knowledge and expertise, understands our customers’ needs and are trained to help them develop their advertising strategies. Sales employees work directly with our advertisers and advertising agencies that represent advertisers. Our sales teams also maintain close relationships with our dealer customers by, among other things, providing continuing training, support and ongoing customer service for our dealer subscriptions services.

Compensation for our salespeople includes a base salary and incentives based on the sales revenues they generate. We provide regular in-house and external education and training to our sales team to help them provide current and prospective customers with information on, and the advantages of using, our services. We believe that our performance-linked compensation structure and career-oriented training help to retain and motivate our salespeople.

We believe brand recognition is important to our ability to attract users. We focus our sales and marketing efforts through search engines, navigation websites and mobile platforms to retain and strengthen our leading position in terms of user reach. For example, we cooperate with application stores and mobile browsers to promote our mobile applications and our websites. In July 2014, we entered into an arrangement with Baidu for a period of 12 months to provide automotive-related information, such as model descriptions, pricing information and other useful data for potential car buyers, to enhance the user experience of automotive-related searches on PCs using “Aladdin,” Baidu’s open platform initiative. We also conduct promotional campaigns on navigation websites from time to time.

Intellectual Property

Our intellectual property includes trademarks and trademark applications related to our brands and services, software copyrights, trade secrets and other intellectual property rights and licenses. We seek to protect our intellectual property assets and brands through a combination of trademark, patent, copyright and trade secret protection laws in the PRC and other jurisdictions, as well as through confidentiality agreements and other measures.

We hold ® and ® (both mean “auto home” in English) and “AUTOHOME®” trademarks in China. In addition, as at September 30, 2014, we held 124 pending trademark applications and 42 registered trademarks in China. As at the same date, we had 41 registered domain names, including our main website domain names, autohome.com.cn and che168.com, and 58 pending patent applications.

Competition

We compete with China’s automotive websites, such as pcauto.com.cn and bitauto.com, automotive channels of major internet portals, such as Sina and Sohu, and traditional forms of media such as television and magazines. We compete primarily on the basis of user traffic, user engagement and brand recognition, which drive the acquisition and retention of automakers and dealers as advertisers and their spending on our advertising services. We re-designed our che168.com website in October 2011 and converted it into our dedicated used car platform. Our re-designed che168.com website faces competition from other used car websites, such as 51auto.com, taoche.com and youxinpai.com. As we develop our transaction business, we may face competition from other websites engaged in the online automobile transaction business, such as bitauto.com and tmall.com. Competition will be centered on factors similar to those affecting our current automotive advertising and dealer subscription services. See “Risk Factors—Risks Related to Our Business and Industry—We face significant competition, and if we fail to compete effectively, we may lose market share and our business, prospects and results of operations may be materially and adversely affected.”

Seasonality

Seasonal fluctuations have affected, and are likely to continue to affect, our business. We generally generate less revenues from advertising services and dealer subscription services in the first quarter of each year due to the Chinese New Year holidays and reduced customer activities during this period. Our advertising services typically increase in the second quarter as automakers increase marketing activities in connection with China’s major auto shows, and in the fourth quarter as advertisers seek to complete year-end marketing campaigns. Our cost of revenue, sales and marketing expenses and general and administrative expenses tend to follow the trend of our business growth. See also “Risk Factors—Risks Related to Our Business and Industry—Our business is subject to fluctuations, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.”

Employees

We had 547, 912, 1,191 and 1,654 employees as of December 31, 2011, 2012, 2013 and September 30, 2014, respectively. The following table sets forth the number of our employees by function as of September 30, 2014:

Functional Area	Number of Employees
Sales and marketing	892
Content and editorial	218
Product development	451
Management and administrative	93

Total	1,654

Through a combination of short-term performance evaluations and long-term incentive arrangements, we intend to build a competent, loyal and highly motivated workforce. We have not experienced any work stoppages due to labor disputes.

Facilities

Our corporate headquarters is located in Beijing, China, where we lease office space with an area of approximately 11,477 square meters. We generally make rental payments on a monthly basis. In addition, as of September 30, 2014 we also lease office space in 72 cities for our representative offices, including regional operation centers in Shanghai and Guangzhou in China. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

Our servers are primarily hosted at internet data centers owned by major domestic internet data center providers. The hosting services agreements typically have a term of one year. We believe that our current facilities are adequate and that we will be able to obtain additional facilities, principally through leasing, to accommodate any future expansion plans.

Legal Proceedings

From time to time, we may be subject to various claims and legal actions that arise in the ordinary course of our business. There are currently no legal proceedings that, in the opinion of our management, may have a material adverse effect on our business and results of operations.

REGULATION

This section summarizes the principal PRC laws and regulations relevant to our business and operations.

Regulations on Value-Added Telecommunications Services

On September 25, 2000, the State Council promulgated the Telecommunications Regulations, or the Telecom Regulations, which draw a distinction between “basic telecommunication services” and “value-added telecommunication services.” Internet content provision services, or ICP services, is a subcategory of value-added telecommunications businesses. Under the Telecom Regulations, commercial operators of value-added telecommunications services must first obtain an operating license from the MIIT or its provincial level counterparts.

On September 25, 2000, the State Council issued the Administrative Measures on Internet Information Services, or the Internet Measures. According to the Internet Measures, commercial ICP service operators must obtain an ICP license from the relevant government authorities before engaging in any commercial ICP operations within the PRC.

On March 1, 2009, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating License, or the Telecom License Measures, which took effect on April 10, 2009. The Telecom License Measures set forth the types of licenses required to operate value-added telecommunications services and the qualifications and procedures for obtaining such licenses. For example, an ICP operator providing value-added services in multiple provinces is required to obtain an inter-regional license, whereas an ICP operator providing the same services in one province is required to obtain a local license.

To comply with these PRC laws and regulations, both of our ICP operators, Autohome Information and its wholly-owned subsidiary, Hongyuan Information, hold ICP licenses. Autohome Information also holds a value-added telecommunications business operation license for provision of mobile network information services.

Restrictions on Foreign Ownership in Value-Added Telecommunications Services

According to the Provisions on Administration of Foreign Invested Telecommunications Enterprises, or the FITE Provisions, promulgated by the State Council on December 11, 2001 and amended on September 10, 2008, the ultimate foreign equity ownership in a value-added telecommunications service provider must not exceed 50%. Moreover, for a foreign investor to acquire any equity interest in a value-added telecommunication business in China, it must demonstrate a good track record and experience in operating value-added telecommunications services. Foreign investors that meet these requirements must obtain approvals from the MIIT and the Ministry of Commerce or its authorized local branches, and the relevant approval application process usually takes six to nine months.

On July 13, 2006, the MIIT issued the Notice of the MIIT on Intensifying the Administration of Foreign Investment in Value-added Telecommunications Services. This notice prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this notice, either the holder of a value-added telecommunication business operating license or its shareholders must legally own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The notice further requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunication service providers are required to maintain network and internet security in accordance with the standards set forth in relevant PRC regulations. If a license holder fails to comply with the requirements in the notice and cure such non-compliance, the MIIT or its local counterparts have the discretion to take measures against such license holders, including revoking their valued-added telecommunication business operating licenses.

To comply with these PRC regulations, we operate our websites through our VIEs, Autohome Information and its wholly-owned subsidiary Hongyuan Information. Autohome Information is currently 68% owned by Xiang Li, 24% owned by Zheng Fan and 8% owned by James Zhi Qin, all of whom are PRC citizens. Both Autohome Information and Hongyuan Information hold ICP licenses.

Regulations on Internet Content Services

The National People’s Congress has enacted laws with respect to maintaining the security of internet operation and internet content. According to these laws, as well as the Internet Measures, violators may be subject to penalties, including criminal sanctions, for internet content that:

•	opposes the fundamental principles stated in the PRC constitution;

•	compromises national security, divulges state secrets, subverts state power or damages national unity;

•	harms the dignity or interests of the state;

•	incites ethnic hatred or racial discrimination or damages inter-ethnic unity;

•	undermines the PRC’s religious policy or propagates heretical teachings or feudal superstitions;

•	disseminates rumors, disturbs social order or disrupts social stability;

•	disseminates obscenity or pornography, encourages gambling, violence, murder or fear or incites the commission of a crime;

•	insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or

•	is otherwise prohibited by law or administrative regulations.

ICP operators are required to monitor their websites. They may not post or disseminate any content that falls within these prohibited categories and must remove any such content from their websites. The PRC government may shut down the websites of ICP license holders that violate any of the above-mentioned content restrictions, order them to suspend their operations, or revoke their ICP licenses. These laws and regulations apply to the websites we operate through our VIEs.

Regulations on Internet Privacy

In recent years, PRC government authorities have enacted legislation on internet use to protect personal information from any unauthorized disclosure. The PRC law does not prohibit ICP operators from collecting and using personal information from their users with the users’ consent. However, the Internet Measures prohibit an ICP operator from insulting or slandering a third party or infringing the lawful rights and interests of a third party. The regulations further authorize the relevant telecommunications authorities to order ICP operators to rectify unauthorized disclosure. ICP operators are subject to legal liability if the unauthorized disclosure results in damages or losses to users. The PRC government, however, has the power and authority to order ICP operators to turn over personal information if an internet user posts any prohibited content or engages in illegal activities on the internet. On December 29, 2011, the MIIT promulgated the Several Provisions on Regulating the Market Order of Internet Information Services, effective as of March 15, 2012. It stipulates that ICP operators may not, without a user’s consent, collect the user’s information that can be used alone or in combination with other information to identify the user and may not provide any such information to third parties without the user’s prior consent. ICP operators may only collect users’ personal information that is necessary to provide their services and must expressly inform the users of the method, content and purpose of the collection and using of such personal information. In addition, an ICP operator may only use users’ personal information for the stated

purposes under the ICP operator’s scope of service. ICP operators are also required to ensure the proper security of users’ personal information, and take immediate remedial measures if users’ personal information is suspected to have been inappropriately disclosed. If the consequences of any such disclosure are expected to be serious, ICP operators must immediately report the incident to the telecommunications regulatory authority and cooperate with the authorities in their investigations. On December 28, 2012, the Standing Committee of the National People’s Congress of the PRC issued the Decision on Strengthening the Protection of Online Information. Most requirements under this decision relevant to ICP operators are consistent with the requirements already established under the MIIT provisions discussed above, but are often stricter and broader. Under this decision, ICP operators are required to take such technical and other measures necessary to safeguard the information against inappropriate disclosure. To further implement this decision and relevant rules, MIIT issued the Regulation of Protection of Telecommunication and Internet User Information on July 16, 2013, which became effective on September 1, 2013.

To comply with these laws and regulations, we require our users to accept a user terms of service whereby they agree to provide certain personal information to us, and have established information security systems to protect users’ privacy.

Regulations on Advertisements

The PRC government regulates advertising, including online advertising, principally through the SAIC, although there is no PRC law or regulation at the national level that specifically regulates the online advertising business. Prior to November 30, 2004, in order to conduct any advertising business, an enterprise was required to hold an operating license for advertising in addition to a relevant business license. On November 30, 2004, the SAIC issued the Administrative Rules for Advertising Operation Licenses, effective as of January 1, 2005, granting a general exemption to this requirement for most enterprises (other than radio stations, television stations, newspapers and magazines, non-corporate entities and entities specified in other regulations). Because our subsidiaries and VIEs which engage in advertising businesses qualify for the exemption noted above, they are not required to hold an advertising operation license.

Under the Rules for Administration of Foreign Invested Advertising Enterprises, which were jointly promulgated by the SAIC and the Ministry of Commerce on August 22, 2008, certain foreign investors are permitted to hold direct equity interests in PRC advertising companies if certain conditions as discussed below are met. A foreign investor in a Chinese advertising company is required to have previously had direct advertising operations as its main business outside of China for two years if the Chinese advertising company is a joint venture, or three years if the Chinese advertising company is a wholly foreign-owned enterprise. Before we acquired Autohome Media (formerly known as Prbrownies Marketing Limited) in October 2013, our offshore companies had not been involved in the advertising industry outside of China for the required number of years, and therefore, we were not permitted to hold direct equity interests in PRC companies engaging in the advertising business. Therefore, we conducted our advertising business through two subsidiaries of Autohome Information, namely Autohome Advertising and Chengshi Advertising, and Shanghai Advertising and Guangzhou Advertising. In October 2013, Autohome HK acquired Autohome Media, a Hong Kong advertising and marketing company. Autohome Media has engaged in advertising business outside the PRC for more than three years, and is therefore qualified to directly invest in a PRC company providing advertising services in accordance with PRC laws. Autohome Media has established subsidiaries in Beijing, Shanghai, Guangzhou and Tianjin. We are gradually migrating our advertising business from our VIEs to Autohome Media and its subsidiaries, a transition we expect to complete in the next two to three years.

Advertisers, advertising operators and advertising distributors are required by PRC advertising laws and regulations to ensure that the content of the advertisements they produce or distribute are true and in full compliance with applicable laws and regulations. In addition, where a special government review is required for certain categories of advertisements before publishing, the advertisers, advertising operators and advertising distributors are obligated to confirm that such review has been duly performed and that the relevant approval has been obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the SAIC or its local branches may order the violator to terminate its advertising operation or even revoke its business license. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liabilities if they infringe on the legal rights and interests of third parties. To comply with these laws and regulations, we include clauses in our advertising contracts requiring that all advertising content provided by advertisers must comply with relevant laws and regulations. Prior to website posting, our staff reviews advertising materials to ensure there is no violent, pornographic or any other improper content, and will request the advertiser to provide government approval if the advertisement is subject to special government review.

Regulations on Broadcasting Audio/Video Programs through the Internet

On July 6, 2004, the SARFT promulgated the Rules for the Administration of Broadcasting of Audio/Video Programs through the Internet and Other Information Networks, or the A/V Broadcasting Rules. The A/V Broadcasting Rules apply to the launch, broadcasting, aggregation, transmission or download of audio/video programs via televisions, mobile phones and the internet and other information networks. Anyone who wishes to engage in internet broadcasting activities must first obtain an audio/video program transmission license, with a term of two years, issued by the SARFT and operate pursuant to the scope as provided in such license. Foreign invested enterprises are not allowed to engage in the above business.

On April 13, 2005, the State Council announced Several Decisions on Investment by Non-state-owned Companies in Culture-related Business in China. These decisions encourage and support non-state-owned companies to enter certain culture-related business in China, subject to restrictions and prohibitions for investment in audio/video broadcasting, website news and certain other businesses by non-state-owned companies. These decisions authorize the SARFT, the Ministry of Culture and the General Administration of Press and Publication to adopt detailed implementation rules according to these decisions.

On December 20, 2007, the SARFT and the MIIT jointly issued the Rules for the Administration of Internet Audio and Video Program Services, commonly known as Circular 56, which came into effect as of January 31, 2008. Circular 56 reiterates the requirement set forth in the A/V Broadcasting Rules that online audio/video service providers must obtain an “internet audio/video program transmission license” from the SARFT. Furthermore, Circular 56 requires all online audio/video service providers to be either wholly state-owned or state-controlled companies. According to relevant official answers to press questions published on the SARFT’s website dated February 3, 2008, officials from the SARFT and the MIIT clarified that online audio/video service providers that already had been operating lawfully prior to the issuance of Circular 56 may re-register and continue to operate without becoming state-owned or controlled, provided that such providers have not engaged in any unlawful activities. This exemption will not be granted to online audio/video service providers established after Circular 56 was issued. These policies have been reflected in the Application Procedure for Audio/Video Program Transmission License. Failure to obtain the internet audio/video program transmission license may subject an online audio/video service provider to various penalties, including fines of up to RMB30,000, seizure of related equipment and servers used primarily for such activities and even suspension of its online audio/video services.

To comply with these laws and regulations, Autohome Information obtained an internet audio/video program transmission license on February 9, 2010, which was renewed on February 13, 2012, for automotive industry information related audio/video programs posted on our autohome.com.cn website.

Regulations on Producing Audio/Video Programs

On July 19, 2004, the SARFT promulgated the Administrative Measures on the Production and Operation of Radio and Television Programs, effective as of August 20, 2004. These Measures provide that anyone who wishes to produce or operate radio or television programs must first obtain an operating permit. Applicants for this permit must meet several criteria, including having a minimum registered capital of RMB3.0 million. Autohome Information and Hongyuan Information hold the operating licenses for the production and dissemination of radio and television programs for special topic programs, cartoons and television variety shows.

Regulations on Internet Mapping Services

According to the amended Administrative Rules of Surveying Qualification Certificates and the amended Standards for Internet Map Services issued by the National Administration of Surveying, Mapping and Geoinformation, or NASMG, in July 2014, respectively, the provision of internet mapping services by any non-surveying and mapping enterprise is subject to the approval of the NASMG and requires a surveying and mapping qualification certificate. According to these rules, certain conditions and requirements, such as the number of technical personnel and map security verification personnel, security facilities and approval from relevant provincial or national government on the service provider’s security system, qualification management and filings management, are necessary for an enterprise applying for a Surveying and Mapping Qualification Certificate. Pursuant to the Notice on Further Strengthening the Administration of Internet Map Services Qualification issued by the NASMG in December 2011, any entity that has not yet applied for a surveying qualification certificate for internet mapping services is prohibited from providing any internet mapping services. We have provided maps on our website for the convenience of our users to locate certain services providers. Both Autohome Information and Hongyuan Information hold the Surveying and Mapping Qualification Certificate for internet mapping.

Regulations on Online Cultural Services

On February 17, 2011, the Ministry of Culture promulgated the Internet Culture Administration Tentative Measures, or the Internet Culture Measures, which became effective on April 1, 2011 and replaced the original measures promulgated in 2003 and amended in 2004. The Internet Culture Measures require ICP operators engaged in “internet culture activities” to obtain an internet cultural operating license from the provincial administration of culture. The term “internet culture activities” includes, among other things, online dissemination of internet cultural products (such as audio-video products, gaming products, performances of plays or programs, works of art and cartoons) and the production, reproduction, importation, publication and broadcasting of internet cultural products.

Autohome Information has hosted certain audio/video programs on its websites, and if such audio/video programs are deemed by the authorities as internet cultural products, Autohome Information may be required to obtain the internet culture operating license. However, we have consulted the local culture administration authority and have been informed that as the automotive industry information related audio/video programs we hosted do not contain online music, games, performances of plays or programs, works of art or cartoons, they do not fall into the scope of “internet cultural products”, therefore we are not required to obtain the internet culture operating license. Nevertheless, Autohome Information has applied and obtained an internet culture operating license in January 2013.

Regulations on Internet Publishing

The General Administration of Press and Publication and the Ministry of Industry and Information Technology jointly issued the Interim Provisions for the Administration of Internet Publishing, or the Internet Publishing Regulations, which became effective on August 1, 2002. The Internet Publishing Regulations authorize the General Administration of Press and Publication, or GAPP, to grant approval to all entities that engage in internet publishing. Pursuant to the Internet Publishing Regulations, the term “internet publishing” shall mean the act of online dissemination of articles, whereby the internet information service providers select, edit and process works created by themselves or others and subsequently post such works on the internet or transmit such works to the users’ end via internet for the public to browse, read, use or download. If we release articles or information that may be deemed by authorities as internet publications, we may be required to obtain the internet publishing license.

Based on a consultation we had with the local press and publication administration authority, we believe we are not required to obtain the internet publishing license as the activities we engage on our websites do not constitute “internet publishing activities,” as such term is used in the Internet Publishing Regulation. We are also not aware of companies with an operation similar to us have obtained or been required to obtain the internet publishing license. As a result, both Autohome Information and Hongyuan Information have not applied for such internet publishing approval. However, in the event that our activities are deemed to be “internet publishing,” we may be required to obtain approval from GAPP. If we are deemed to be in breach of relevant internet publishing regulations, the PRC regulatory authorities may seize the related equipment and servers used primarily for such activities and confiscate any revenues generated from such activities. In addition, relevant PRC authorities may also impose a fine of five to ten times of any revenues exceeding RMB10,000 or a fine of not more than RMB50,000 if such related revenues are below RMB10,000.

Regulations on Internet News Information Service

In September 2005, the State Council Information Office and the Ministry of Industry and Information Technology jointly issued the Provisions for the Administration of Internet News Information Services, or Internet News Provision. Internet news information services shall include the publishing of news via the internet, provision of electronic bulletin services on current and political events and transmission of information on current and political events to the public. Under the Internet News Provision, internet news service providers shall also include entities that are not established by news press but reproduce internet news from other sources, provide electronic bulletin services on current and political events, and transmit such information to the public. The Information Office of the State Council shall be in charge of the supervision and administration of the internet news information services throughout China. The counterparts of the Information Office of the State Council at the provincial level shall take charge of the supervision and administration of the internet news information services within their own jurisdiction.

If we release information that may be deemed by authorities as internet news, we may be required to obtain the internet news information service license. However, we have consulted the relevant government authorities and have been informed that we would not be required to obtain the internet news releasing license because the internet news posted on our website is only automotive industry related news which is not political in nature or relate to macroeconomics. However, if any of the internet news posted on our website is deemed by the government to be political in nature, relate to macroeconomics, or otherwise require such license based on the sole discretion of the government authority, we would need to apply for such license. If we are deemed to be in breach of the Internet News Provision or other relevant internet news releasing regulations, the PRC regulatory authorities may suspend our information release activities and impose a fine exceeding RMB10,000 but not more than RMB30,000. In serious cases, the PRC regulatory authorities may even suspend the internet service or internet access.

Regulations on E-commerce

China’s e-commerce industry is at an early stage of development, and there are few PRC laws or regulations specifically regulating the e-commerce industry. In January 2014, the SAIC promulgated the Administrative Measures for Online Trading, which strengthen the protection of consumers and impose stringent requirements and obligations on online business operators and third-party online marketplace operators. Online business operators and third-party online marketplace operators are prohibited from collecting any information on consumers and business operators, or disclosing, selling or providing any such information to any third party, or sending commercial electronic messages to consumers without their consent. Fictitious transactions, deletion of adverse comments and technical attacks on competitors’ websites are prohibited as well. In addition, third-party online marketplace operators are required to examine and verify the identifications of the online business operators and set up and retain relevant records for at least two years. Moreover, any third-party online marketplace operator that simultaneously engages in online trading for products and services should clearly distinguish itself from other online business operators on the marketplace platform. We are subject to these measures as a result of our online platform services.

Foreign ownership of e-commerce and related businesses, including online retail businesses, is subject to restrictions under current PRC laws and regulations. Our provision of online platform services to third parties requires an ICP license. Foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider, and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record. Therefore, we conduct our online platform services through our VIEs that hold ICP licenses. See “—Restrictions on Foreign Ownership in Value-Added Telecommunications Services.”

Regulations on Intellectual Property Rights

China has adopted legislation governing intellectual property rights, including trademarks, patents and copyrights. China is a signatory to the major international conventions on intellectual property rights and became a member of the Agreement on Trade Related Aspects of Intellectual Property Rights upon its accession to the World Trade Organization in December 2001.

Patent. The National People’s Congress adopted the Patent Law in 1984, and amended it in 1992, 2000 and 2008. The purpose of the Patent Law is to protect lawful interests of patent holders, encourage invention, foster applications of invention, enhance innovative capabilities and promote the development of science and technology. To be patentable, invention or utility models must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds, substances obtained by means of nuclear transformation or a design which has major marking effect on the patterns or colors of graphic print products or a combination of both patterns and colors. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. A third-party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of patent rights. We had 58 pending patent applications as of September 30, 2014.

Copyright. The National People’s Congress adopted the Copyright Law in 1990 and amended it in 2001 and 2010, respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center. The amended Copyright Law also requires registration of a copyright pledge.

To address the problem of copyright infringement related to the content posted or transmitted over the internet, the National Copyright Administration and the MIIT jointly promulgated the Measures for Administrative Protection of Internet Copyright on April 29, 2005. This measure became effective on May 30, 2005.

On October 27, 2000, the MIIT issued the Administrative Measures on Software Products, or the Software Measures, to strengthen the regulation of software products and to encourage the development of the PRC software industry. On March 5, 2009, the MIIT issued amended Software Measures, which became effective on April 10, 2009. The Software Measures provide a registration and filing system with respect to software products made in or imported into China. These software products may be registered with the competent local authorities in charge of software industry administration. Registered software products may enjoy preferential treatment status granted by relevant software industry regulations. Software products can be registered for five years, and the registration is renewable upon expiration.

In order to further implement the Computer Software Protection Regulations promulgated by the State Council on December 20, 2001, as amended in 2013, the National Copyright Administration of the PRC issued Computer Software Copyright Registration Procedures on February 20, 2002, which apply to software copyright registration, license contract registration and transfer contract registration.

In compliance with, and in order to take advantage of, the above rules, we have registered 72 computer software copyrights as of September 30, 2014.

On May 18, 2006, the State Council promulgated the Protection of the Right of Communication through Information Networks, which became effective on July 1, 2006, as amended in 2013. Under this regulation, with respect to any information storage space, search or link services provided by an internet service provider, if the legitimate rights owner believes that the works, performance or audio or video recordings pertaining to that service infringe his or her rights of communication, the rights owner may give the internet service provider a written notice containing the relevant information along with preliminary documents supporting that an infringement has occurred, and requesting that the internet service provider delete, or disconnect the links to, such works or recordings. The rights owner will be responsible for the truthfulness of the content of the notice. Upon receipt of the notice, the internet service provider must delete or disconnect the links to the infringing content immediately and forward the notice to the user that provided the infringing works or recordings. If the user believes that the subject works or recordings have not infringed others’ rights, the user may submit to the internet service provider a written explanation with preliminary documents supporting non-infringement, and a request for the restoration of the deleted works or recordings. The internet service provider should then immediately restore the deleted or disconnected content and forward the user’s written statement to the rights owner.

On December 26, 2009, the Standing Committee of the National People’s Congress adopted the Torts Liability Law, which became effective on July 1, 2010. Under this Torts Liability Law, both internet users and internet service providers may be liable for the wrongful acts of users who infringe the lawful rights of other parties. If an internet user utilizes internet services to commit a tortious act, the party whose rights are infringed may request the internet service provider to take measures, such as removing or blocking the content, or disabling the links thereto. Failure to take necessary measures after receiving such notice will subject the internet service providers to joint liability for any further damages suffered by the rights holder. Furthermore, if an internet service provider fails to take necessary measures when it knows that an internet user utilizes its internet services to infringe the lawful rights and interests of other parties, it will be held jointly liable with the internet user for damages resulting from the infringement.

According to an interpretation by PRC Supreme People’s Court took effect on January 1, 2013, internet service providers will be held jointly liable if they continue their infringing activities or do not remove infringing content from their websites once they know of the infringement or receive notice from the rights holder. If an internet service provider economically benefits from the works, performances, and sound or visual recordings provided by network users, it must pay close attention to infringement of network information transmission rights by network users.

Trademark. The PRC Trademark Law, adopted in 1982 and amended in 1993, 2001 and 2013, protects registered trademarks. The Trademark Office under the SAIC handles trademark registrations and grants a term of ten years for registered trademarks. Trademark license agreements must be filed with the Trademark Office for record. We hold ® and ® (“auto home” in English) and “AUTOHOME®” trademarks in China with each registered under different categories.

Domain Names. In September 2002, the CNNIC issued the Implementing Rules for Domain Name Registration, as amended in June 2009 and May 2012, that forth detailed rules for registration of domain names. On November 5, 2004, the MIIT promulgated the Measures for Administration of Domain Names for the Chinese Internet, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the first tier domain name “.cn.” In 2002, the CNNIC issued the Measures on Domain Name Dispute Resolution, as amended in February 2006 and 2012, pursuant to which the CNNIC can authorize a domain name dispute resolution institution to decide disputes. We have registered a number of domain names, including autohome.com.cn, autohome.com and che168.com.

Regulations on Tax

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation—PRC” and “Taxation—PRC.”

Regulations on Foreign Exchange

Foreign exchange activities in China are primarily governed by the following regulations:

•	Foreign Currency Administration Rules (2008), or the Exchange Rules; and

•	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Exchange Rules, if documents certifying the purposes of the conversion of RMB into foreign currency are submitted to the relevant foreign exchange conversion bank, the RMB will be convertible for current account items, including the distribution of dividends, interest and royalties payments, and trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loans, securities investment and repatriation of investment, however, is subject to the approval of, or registration with, SAFE or its local counterpart. Capital investments by PRC entities outside of China, after obtaining the required approvals of, or making filings with, the relevant approval authorities, such as the Ministry of Commerce and the National Development and Reform Commission or their local counterparts, are also required to register with SAFE or its local counterpart.

Under the Administration Rules, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from or being registered with SAFE or its local counterpart.

In utilizing the proceeds we expect to receive from this offering in the manner described in “Use of Proceeds,” as an offshore holding company with PRC subsidiaries, we may (a) make additional capital contributions to our PRC subsidiaries, (b) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (c) make loans to our PRC subsidiaries or VIEs or (d) acquire offshore entities with business operations in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

•	capital contributions to our PRC subsidiaries, whether existing or newly established ones, must be approved by the Ministry of Commerce or its local counterparts;

•

loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches; and

•

loans by us to our VIEs, which are domestic PRC entities, must be approved by the National Development and Reform Commission (in the case of middle or long term loans) or be within the limits approved by SAFE (in the case of short term loans), and must also be registered with SAFE or its local branches.

On August 29, 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises,

or SAFE Circular 142. Pursuant to SAFE Circular 142, RMB resulting from the settlement of foreign currency capital of a foreign-invested enterprise must be used within the business scope as approved by the applicable government authority and cannot be used for domestic equity investment, unless it is otherwise approved. In addition, the SAFE strengthened its oversight of the flow and use of RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without the SAFE’s approval, and such RMB capital may not be used to repay RMB loans if such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary fines or penalties. On July 15, 2014, SAFE issued SAFE Circular 36 which launches the pilot reform of administration regarding conversion of foreign currency registered capitals of foreign-invested enterprises in 16 pilot areas. According to SAFE Circular 36, an ordinary foreign-invested enterprise in the pilot areas is permitted to use RMB converted from its foreign currency registered capital to make equity investments in the PRC, subject to certain registration and settlement procedures as set forth in SAFE Circular 36. As this circular is relatively new, there remains uncertainty as to the interpretation and application of this circular and any other future foreign exchange related rules. We expect that if we convert the net proceeds from this offering into RMB pursuant to SAFE Circular 142, our use of RMB funds will be within the approved business scope of our PRC subsidiaries. However, we may not be able to use such RMB funds to make equity investments in the PRC through our PRC subsidiaries. There are no costs associated with applying for registration or approval of loans or capital contributions with or from relevant PRC governmental authorities, other than nominal processing charges. Under PRC laws and regulations, the PRC governmental authorities are required to process such approvals or registrations or deny our application within a prescribed time period, which is usually less than 90 days. The actual time taken, however, may be longer due to administrative delays. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to our future plans to use the U.S. dollar proceeds we received from this offering for our expansion and operations in China. If we fail to receive such registrations or approvals, our ability to use the proceeds from this offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and ability to fund and expand our business. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries and VIEs or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned enterprises include:

•	the Companies Law (2005, as amended in 2013);

•	the Wholly Foreign-Owned Enterprise Law (2000); and

•	the Wholly Foreign-Owned Enterprise Law Implementing Rules (2001).

Under these regulations, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, these wholly foreign-owned enterprises are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital.

Regulations on Offshore Investment by PRC Residents

On July 4, 2014, the SAFE promulgated the Notice on Relevant Issues Concerning Foreign Exchange Control of Domestic Residents’ Overseas Investment and Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular No. 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular No. 75) promulgated by the SAFE on October 21, 2005.

SAFE Circular No. 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Currently, all of our shareholders who are PRC residents have registered with the competent local branch of the SAFE with respect to their investments in our company as required by SAFE Circular No. 75 and will update their registration filings with the SAFE under SAFE Circular No. 37 when there are any changes that should be registered under SAFE Circular No. 37.

Regulations on Employee Stock Options Plans

In December 2006, the PBOC promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, setting forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued relevant implementing rules that specified approval requirements for certain capital account transactions, such as a PRC citizen’s participation in employee stock ownership plans or share option plans of an overseas publicly listed company. In February 2012, SAFE promulgated the Stock Option Notice that supersedes the requirements and procedures for the registration of PRC resident individuals’ participation in stock incentive plans set forth by certain rules promulgated by SAFE in March 2007. The purpose of the Stock Option Notice is to regulate the foreign exchange administration of PRC resident individuals who participate in employee stock holding plans and share option plans of overseas listed companies.

According to the Stock Option Notice, if a PRC resident individual participates in any employee stock incentive plan of an overseas listed company, a PRC domestic qualified agent appointed through the PRC subsidiary of such overseas listed company must, among other things, file, on behalf of such individual, an application with SAFE or its local counterpart to obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with stock holding or share option exercises. With the approval from SAFE or its local counterpart, the PRC domestic qualified agent shall open a special foreign exchange account at a PRC domestic bank to hold the funds required in connection with the stock purchase or option exercise, any returned principal or profits upon sales of shares, any dividends issued on the stock and any other income or expenditures approved by SAFE or its local counterpart.

Under the Foreign Currency Administration Rules, as amended, the foreign exchange proceeds of domestic entities and individuals can be remitted into China or deposited abroad, subject to the terms and conditions to be issued by SAFE. However, the implementing rules in respect of depositing the foreign exchange proceeds abroad have not been issued by SAFE. The foreign exchange proceeds from the sales of shares can be converted into RMB or transferred to such individuals’ foreign exchange savings account after the proceeds have been remitted back to the special foreign exchange account opened at the PRC domestic bank. If share options are exercised in a cashless exercise, the PRC domestic individuals are required to remit the proceeds to special foreign exchange accounts.

Many issues with respect to the Stock Option Notice require further interpretation. We and our PRC employees who participate in an employee stock incentive plan are subject to the Stock Option Notice as we are an overseas listed company. We have registered with the local counterparts of SAFE for our PRC resident employees who participate in our share incentive plans, as required under the Stock Option Notice and relevant rules. If we or our PRC employees fail to comply with the Stock Option Notice, we and our PRC employees may face sanctions imposed by the PRC foreign exchange authority or any other PRC government authorities, including restriction on foreign currency conversions and additional capital contribution to our PRC subsidiaries.

In addition, the SAT has issued circulars concerning employee share options. Under these circulars, our employees working in China who exercise share options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee share options with relevant tax authorities and withhold the individual income taxes of employees who exercise their share options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or any other PRC government authorities. See “Risk Factors—Risks Related to Doing Business in China—Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.”

Regulations on Employment

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with workplace safety training. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative liabilities.

In addition, employers in China are obliged to provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing funds.

Regulations on Overseas Listing

In August 2006, six PRC regulatory agencies jointly adopted the M&A Rules. These rules require that, if an overseas company established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the Ministry of Commerce, rather than local regulators, for approval. In addition, this regulation requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the CSRC prior to listing its securities on an overseas stock exchange.

While the application of the M&A Rules remain unclear, based on their understanding of current PRC laws, regulations, and additional procedures announced on September 21, 2006, our PRC counsel, TransAsia Lawyers, has advised us that we are not required to submit an application to the CSRC for its approval of the listing and trading of our ADSs on the NYSE on the basis that:

•	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation;

•	Autohome WFOE and Autohome Information were incorporated before September 8, 2006, the effective date of this regulation; and

•	no provision in this regulation clearly classified contractual arrangements as a type of transaction subject to its regulation.

If, conversely, it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ADSs in connection with this offering. See “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.”

Regulations on Concentration in Merger and Acquisition Transactions

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. These rules require, among other things, that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor will take control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings issued by the State Council on August 3, 2008 are triggered.

Complying with these requirements could affect our ability to expand our business or maintain our market share. See “Risk Factors—Risks Related to Doing Business in China—Certain regulations in the PRC may make it more difficult for us to pursue growth through acquisitions.”

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Timothy Y. (Tim) Chen	58	Chairman of the Board
James Zhi Qin	42	Director and Chief Executive Officer
Andrew Penn	51	Director
Xiang Li	33	Director and President
Nicholas Yik Kay Chong	47	Chief Financial Officer
Cynthia Whelan	44	Director
Han Willem Kotterman	49	Director
Ruey-Bin Kao	54	Director
Ya-Qin Zhang	47	Independent Director
Ted Tak-Tai Lee	63	Independent Director

Timothy Y. (Tim) Chen has served as our chairman of the board since 2012. He has served as the president and group managing director of Telstra International Group and is currently International President of Telstra, which he joined in November 2012. He is also a director of China Communications Media Group Co. Ltd., Qingdao Haier, Telstra International HK Limited, Telstra Holdings Pty Limited, Sequel Media Inc. and several other Telstra subsidiaries. He was a non-executive director on the board of directors of Telstra Corporation Limited between April 2012 and November 2012. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group. He was the CEO of National Basketball Association China from 2007 to 2010, the corporate vice president of Microsoft and the CEO of its Greater China region from 2003 to 2007, the corporate vice president of Motorola and the chairman and president of Motorola (China) Electronics from 2001 to 2003. Before Microsoft, he was the CEO of 21CN Cybernet, a company listed on Hong Kong Stock Exchange, from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the general manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen holds an MBA degree from the University of Chicago and a master’s degree in both computer science and mathematics from Ohio State University.

James Zhi Qin has served as our director since 2008 and chief executive officer since 2009. Mr. Qin is also a director of Sequel Media. Mr. Qin joined our company in 2007 and prior to joining us, from 2006 to 2007, Mr. Qin was the chief operating officer of 265.com, an internet company providing website directory service, which was acquired by Google in 2007. Mr. Qin worked for McKinsey & Company as an associate from 2005 to 2006 and Northern Telecom Limited as a software engineer from 1999 to 2003. Prior to that, Mr. Qin was employed at IBM Corporation from 1996 to 1998 and Hughes Network Systems from 1995 to 1996. Mr. Qin holds a bachelor’s degree in electrical engineering from Tsinghua University in 1995, a master’s degree in computer science from the University of Iowa in 1999, and an MBA degree from Harvard Business School in 2005.

Andrew Penn has served as our director since March 2012. He joined Telstra Corporation Limited in March 2012 and serves as Chief Financial Officer and Group Executive International, Finance and Strategy. Prior to that, Mr. Penn had a career at AXA Asia Pacific Holdings Limited spanning twenty years, where he served in a variety of senior finance, strategy and executive roles, including group Chief Executive Officer from 2006 to 2011. Mr. Penn holds an MBA degree from Kingston University, London and is a graduate of Harvard Business School’s advanced management program. He is a fellow of the Chartered Association of Certified Accountants.

Xiang Li has served as our director since 2008 and president since May 2013. He served as our executive vice president between 2008 and May 2013. Mr. Li is also a director of Sequel Media. In 2005, Mr. Li founded our autohome.com.cn website providing online advertising services to the automotive industry. In 2000, Mr. Li founded pcpop.com website, which began commercial operations in 2003. Pcpop.com focuses on providing marketing services for the information technology industry and was operated through China Topside. Pcpop.com was spun off from our company in June 2011. Mr. Li currently mainly focuses on content creation and product development in our company.

Nicholas Yik Kay Chong has served as our chief financial officer since February 2014. He served as our co-chief financial officer between September 2013 and February 2014. Mr. Chong has over 22 years of experience in the fast-moving consumer goods, IT and sporting goods industries. From 2009 to 2012, Mr. Chong was a director and the group chief financial officer of Li Ning Sports Limited, a company listed on the Hong Kong Stock Exchange. Mr. Chong served in a variety of senior finance and management roles at Dell China from 2001 to 2009 and Procter & Gamble Singapore and China from 1991 to 2001. Mr. Chong holds a bachelor’s degree in economics, statistics and business studies from National University of Singapore.

Cynthia Whelan has served as our director since December 10, 2013. Ms. Whelan has been group managing director of strategic finance of Telstra Corporation since August 2013. Prior to that, she was with Barclays Bank PLC, Australia Branch where she held the role of chief executive officer, Australia/New Zealand for three years. Over her ten years at Barclays, Ms. Whelan held a variety of roles including managing director and head of Asia Pacific capital markets, based in Hong Kong. During her investment banking career spanning more than 20 years, Ms. Whelan worked in Australia for Barclays, UBS, Merrill Lynch and Westpac. Ms. Whelan was previously a director of Asia Securities Industry and Financial Markets Association and Australian Financial Markets Association. She holds a Bachelor of Commerce (Finance and Japanese studies) from the University of New South Wales and a Masters of Applied Finance from Macquarie University.

Han Willem Kotterman has served as our director since December 10, 2013. Mr. Kotterman is the Chief Operating Officer for Telstra International Group, based in Hong Kong. Mr. Kotterman joined Telstra from CSL Limited where he held the position of acting chief executive officer and executive vice president, customer service and operations. Mr. Kotterman has over 20 years of experience in telecommunications, management consulting, and international corporate tax law across Europe, Asia and North America. Before joining CSL Limited, Mr. Kotterman was a senior strategy consultant in Accenture’s Wireless Communications Practice based in New York. In this role, Mr. Kotterman advised the leading US wireless operators in the areas of corporate strategy and merger integration, and was involved in executing several large industry mergers in the North American wireless industry. Mr. Kotterman holds an MBA degree from Wharton School of Business in Philadelphia in finance and strategic management and a master of laws degree in international corporate taxation from Leiden University in the Netherlands.

Ruey-Bin Kao has served as our director since February 20, 2014. Dr. Kao was named CEO of Telstra Greater China in January 2014. Based in Beijing, he is responsible for developing Telstra’s integrated service capabilities and identifying strategic areas to grow the business in the rapidly evolving Greater China market. He has more than 25 years of technology and management experience in the U.S. and Asia, and has served in many senior positions, including as country president of Applied Materials China. Prior to that, he was the managing director and vice president of Enterprise Business in Hewlett Packard China and the chairman of Motorola (China) Electronics Limited and Motorola Asia Pacific Business Council. He holds directorships at China National Travel Service (HK) Group Corporation, one of the largest diversified comprehensive travel groups in China, and Want-Want China Holdings Limited, a Hong Kong listed company. He is also a former director at Shenhua Group Corporation Limited, a diversified energy enterprise. Dr. Kao holds a bachelor of science degree in computer science from Tam-Kang University, a master of science degree in computer and information science from the University of Delaware and a doctorate of business administration from The Hong Kong Polytechnic University.

Ya-Qin Zhang has served as our independent director since December 10, 2013. Mr. Zhang has been serving as president, in charge of new business, of Baidu, Inc. since September 2014. Before joining Baidu, Inc., Mr. Zhang served as chairman of Microsoft Asia-Pacific R&D Group since 2005 and was in charge of the research and development function of Microsoft Corporation in the Asia-Pacific region. Mr. Zhang is one of the founding members of the Microsoft Research Asia Lab, where he served as managing director and chief scientist, and he also founded the Advanced Technology Center in 2003. Before joining Microsoft in 1999, Mr. Zhang was a director for the Multimedia Technology Laboratory at Sarnoff Corp. and worked as a senior technical staff member for GTE Laboratories Inc. and Contel Corp. Mr. Zhang currently serves as an independent director of ChinaCache International Holdings Ltd., a company listed on the Nasdaq Global Market. Mr. Zhang received his bachelor’s and master’s degrees in electrical engineering from the University of Science and Technology of China and a Ph.D. in electrical engineering from George Washington University.

Ted Tak-Tai Lee has served as our independent director since December 10, 2013. Mr. Lee is the managing director of T Plus Capital Ltd., a firm he founded in 2007 that provides strategic, financial and business development advisory services to accounting, financial valuation services and human resources firms in China. Mr. Lee is also an independent director and chairman of the audit committee of Daphne International Holding Limited, a Hong Kong listed company, and a director of Shriro Trading (Shanghai) Company Limited, a privately held company established in China. From September 2007 to April 2009, he was an executive director at Prax Capital, a private equity firm specializing in China-focused investments. Mr. Lee was a senior partner at Deloitte where he worked for 31 years in the United States and Asia. Mr. Lee is an AICPA certified public accountant (inactive) and received his MBA degree from the University of Southern California in 1979 and his bachelor’s degree in accounting from California State University, Fresno in 1973.

Board of Directors

Our board of directors consists of nine directors. A director is not required to hold any shares in the company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he or she is materially interested provided (a) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We have established three committees under the board of directors: the audit committee, the compensation committee and the nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Messrs. Ted Tak-Tai Lee and Ya-Qin Zhang. Mr. Ted Tak-Tai Lee is the chairman of our audit committee. We have determined that Messrs. Ted Tak-Tai Lee and Ya-Qin Zhang satisfy the “independence” requirements of Section 303A of the NYSE Listed Company Manual and Rule 10A-3 under the Securities Exchange Act of 1934. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•	appointing the independent auditors and preapproving all auditing and nonauditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Dr. Ruey-Bin Kao, Mr. Han Willem Kotterman, Ms. Cynthia Whelan, Mr. James Zhi Qin and Mr. Ya-Qin Zhang. Dr. Ruey-Bin Kao is the chairman of our compensation committee. We have determined that Mr. Ya-Qin Zhang satisfies the “independence” requirements of Section 303A of the NYSE Listed Company Manual. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•	reviewing and recommending to the board for determination with respect to the compensation of our nonemployee directors; and

•	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Tim Chen, Andrew Penn, James Zhi Qin and Ted Tak-Tai Lee. Mr. Tim Chen is the chairperson of our nominating and corporate governance committee. We have determined that Mr. Ted Tak-Tai Lee satisfies the “independence” requirements of Section 303A of the NYSE Listed Company Manual. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. Our company has the right to seek damages if a duty owed by our directors is breached.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. At each annual general meeting, one-third of our directors then existing, or if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office by rotation, provided that (i) the chairman of the board and/or our chief executive officer shall not, whilst holding such office, be subject to retirement by rotation or be taken into account in determining the number of directors to retire in each year and (ii) a director appointed by Telstra shall not be subject to retirement by rotation and should not be taken into account in determining the number of directors who are to retire by rotation, so long as Telstra holds at least 51% of the voting rights represented by our issued and outstanding voting shares.

Employment Agreements

We have entered into employment agreements with each of our executive officers through Autohome WFOE. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause at any time without advance notice or remuneration for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including cash compensation equivalent to three months of the executive officer’s salary. The executive officer may terminate the employment at any time with a one-month advance written notice, if there is any significant change in the executive officer’s duties and responsibilities inconsistent in any material and adverse respect with his or her title and position or a material reduction in the executive officer’s annual salary before the next annual salary review, or if otherwise approved by the board of directors.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us, and assist us in obtaining patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non competition and non solicitation restrictions during the term of his or her employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to (a) approach our clients, advertisers or contacts or other persons or entities introduced to the executive officer for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (b) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors; or (c) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2013, we incurred an aggregate compensation expense of approximately RMB9.6 million (US$1.6 million) for our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. For additional information on share incentive grants to our directors and executive officers, see “—Share Incentive Plans.”

Share Incentive Plans

2011 Share Incentive Plan

On May 4, 2011, we adopted our 2011 Share Incentive Plan to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. The maximum aggregate number of our Class A ordinary shares which may be issued pursuant to all awards under the 2011 Share Incentive Plan, as currently in effect, is 7,843,100. As of October 24, 2014, options to purchase 4,907,237 Class A ordinary shares under the 2011 Share Incentive Plan at an exercise price of US$2.20 were outstanding. The following table summarizes, as of the date of this prospectus, the outstanding options we had granted to our directors, officers and other individuals under our 2011 Share Incentive Plan:

Name	Options	Exercise Price (US$/Share)	Date of Grant	Date of Expiration	Vesting Schedule
James Zhi Qin	*	US$2.20	May 6, 2011	May 5, 2021	**
Xiang Li	*	US$2.20	May 6, 2011	May 5, 2021	**
Directors and officers as a group	700,000	US$2.20	May 6, 2011	May 5, 2021	**
Other individuals as a group	4,207,237	US$2.20	May 6, 2011 August 1, 2011 October 8, 2011 December 19, 2011 July 1, 2012 May 27, 2013 October 22, 2013 January 16, 2014	Ten years after grant date	Approximately 4 years

*	Less than one percent of our total outstanding share capital.
**	25% of the awards have vested on each of January 1, 2012, 2013 and 2014 and the remaining awards will vest on January 1, 2015.

The following paragraphs describe the principal terms of the 2011 Share Incentive Plan:

Types of awards. The Plan permits the awards of incentive and non statutory share-based awards, share appreciation rights, restricted shares and restricted share units. The following briefly describe the principal features of the various awards that may be granted under the 2011 Share Incentive Plan.

•

Options. The administrator may grant incentive stock options, or ISOs, or nonstatutory stock options, NSOs, under our 2011 Share Incentive Plan. Unless the administrator determines otherwise, the exercise price of options granted under our 2011 Share Incentive Plan must at least be equal to the fair market value of our ordinary shares on the date of grant and its term may not exceed ten years. In addition, for any participant who owns more than 10% of the total combined voting rights of all classes of our outstanding shares, or of certain of our parent or subsidiary, the term of an ISO must not exceed five years and the exercise price of such ISO must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option, to the extent vested as of such date of termination, within sixty (60) days of termination, or such longer period of time stated in the option agreement. In the absence of a specified period of time in the option agreement, the option will remain exercisable for a period of twelve months in the event of a termination due to death or disability. However, in no event may an option be exercised later than the expiration of its term.

•

Share appreciation rights. Share appreciation rights may be granted under our 2011 Share Incentive Plan. Share appreciation rights allow the recipient to receive the appreciation in the fair market value of our ordinary shares between the exercise date and the date of grant. The exercise price of share appreciation rights granted under our 2011 Share Incentive Plan must at least be equal to the fair market value of our ordinary shares on the date of grant. The administrator determines the terms of share appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with our ordinary shares, or a combination thereof. Share appreciation rights expire under the same rules that apply to options.

•

Restricted shares. Restricted shares may be granted under our 2011 Share Incentive Plan. Restricted share awards are Class A ordinary shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Restricted shares will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. The administrator will determine the number of restricted shares granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals and/or continued service to us. Holders of restricted share awards generally will have voting rights but not dividend rights, unless the administrator provides otherwise. Restricted shares that do not vest for any reason will be forfeited by the recipient and will revert to us.

•

Restricted Share Units. A restricted share unit award is the grant of the right to receive an ordinary share at a future date and may be subject to forfeiture. Our plan administrator has the discretion to set performance objectives or other vesting criteria that will determine the number or value of restricted share units to be granted. Unless otherwise determined by our plan administrator, a restricted share unit is nontransferable and may be forfeited or repurchased by us upon termination of employment or service during a restricted period. Our plan administrator, at the time of grant, specifies the dates on which the restricted share units become fully vested.

Administration. Our board of directors or the compensation committee of our board of directors administers our 2011 Share Incentive Plan. Subject to the provisions of our 2011 Share Incentive Plan, the administrator has the power to determine the terms of the awards, including the recipients, the exercise price, the number of shares subject to each such award, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration payable upon exercise. The administrator also has the authority to modify or amend awards, to prescribe rules and to construe and interpret the 2011 Share Incentive Plan. Our board of directors may delegate limited authority to additional committees with respect to certain employees and consultants to reduce the burden on the board in administering the 2011 Share Incentive Plan.

Award Agreement. Options, share appreciation rights, restricted shares, or restricted share units granted under the plan are evidenced by an award agreement that sets forth the terms, conditions, and limitations for each grant.

Eligibility. We may grant awards to our employees, directors and consultants of our company. However, we may grant options that are intended to qualify as incentive share-based awards only to our employees and employees of our parent companies and subsidiaries.

Transferability. Unless the administrator provides otherwise, our 2011 Share Incentive Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an award may exercise an award during his or her lifetime.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2011 Share Incentive Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Change in control transactions. Our 2011 Share Incentive Plan provides that in the event of our merger or change in control, as defined in the 2011 Share Incentive Plan, each outstanding award will be treated as the administrator determines, except that if the successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for each outstanding option or share appreciation right, then such option or share appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion. The option or share appreciation right will then terminate upon the expiration of the specified period of time.

Amendment and Termination. Our board of directors has the authority to amend, suspend or terminate the 2011 Share Incentive Plan.

2013 Share Incentive Plan

We adopted the 2013 Share Incentive Plan in November 2013. The maximum aggregate number of Class A ordinary shares which may be issued pursuant to all awards under the 2013 Share Incentive Plan is 3,350,000. As of October 24, 2014, 806,000 restricted shares under the 2013 Share Incentive plan were outstanding. The following table summarizes, as of the date of this prospectus, the outstanding awards we granted under the 2013 Share Incentive Plan:

Name	Restricted Shares	Date of Grant	Vesting Schedule
Nicholas Yik Kay Chong	*	November 4, 2013	**
Directors and officers as a group	*	November 4, 2013	**
Other individuals as a group	*	May 8, 2014 October 9, 2014	Approximately 4 years

*	Less than one percent of our total outstanding share capital.
**	25% of the restricted shares vested on September 29, 2014, and the remaining restricted shares will vest on each of September 29, 2015, September 29, 2016 and September 29, 2017.

The following paragraphs summarize the terms of the 2013 Share Incentive Plan:

Types of awards. The 2013 Share Incentive Plan permits the awards of options, restricted shares and restricted share units. The following briefly describe the principal features of the various awards that may be granted under the 2013 Share Incentive Plan.

•

Options. Options provide for the right to purchase a specified number of our ordinary shares at a specified price and usually will become exercisable at the discretion of our plan administrator in one or more installments after the grant date. The option exercise price may be paid, subject to the discretion of the plan administrator, in cash or check, in our ordinary shares which have been held by the option holder for such period of time as may be required by our plan administrator, in other property with value equal to the exercise price, through a broker-assisted cashless exercise, or by any combination of the foregoing.

•

Restricted Shares. A restricted share award is the grant of our ordinary shares which are subject to certain restrictions and may be subject to risk of forfeiture. Unless otherwise determined by our plan administrator, a restricted share is nontransferable and may be forfeited or repurchased by us upon termination of employment or service during a restricted period. Our plan administrator may also impose other restrictions on the restricted shares, such as limitations on the right to vote or the right to receive dividends.

•

Restricted share units. A restricted share unit award is the grant of the right to receive an ordinary share at a future date and may be subject to forfeiture. Our plan administrator has the discretion to set performance objectives or other vesting criteria that will determine the number or value of restricted share units to be granted. Unless otherwise determined by our plan administrator, a restricted share unit is nontransferable and may be forfeited or repurchased by us upon termination of employment or service during a restricted period. Our plan administrator, at the time of grant, specifies the dates on which the restricted share units become fully vested.

Plan Administration. Our board or a committee of one or more members of our board duly authorized for the purpose of the 2013 Share Incentive Plan can act as the plan administrator.

Award Agreement. Options, restricted shares or restricted share units granted under the 2013 Share Incentive Plan are evidenced by an award agreement that sets forth the terms, conditions and limitations for each grant.

Exercise Price. The exercise price in respect of any option shall be determined by the plan administrator and set forth in the award agreement which may be a fixed or variable price related to the fair market value of the shares. The exercise price per share subject to an option may be amended or adjusted in the absolute discretion of the plan administrator, the determination of which shall be final, binding and conclusive.

Eligibility. We may grant awards to our directors, employees or consultants.

Term of the Options. The term of each option grant shall be no more than ten years from the date of the grant.

Vesting Schedule. In general, the plan administrator determines the vesting schedule, which is set forth in the award agreement.

Transfer Restrictions. Unless otherwise determined by the plan administrator, no awards may be transferred other than by will or the laws of descent and distribution. Nevertheless, awards (other than incentive share-based awards) can be transferred to certain persons or entities related to the plan participants.

Termination. The 2013 Share Incentive Plan will expire ten years after it became effective and may be terminated earlier with the approval of our board.

PRINCIPAL AND SELLING SHAREHOLDERS

Except as specifically noted in the table, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of October 24, 2014:

•	each of our directors and executive officers;

•	each person known to us to own beneficially more than 5% of our ordinary shares; and

•	each selling shareholder.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering						Ordinary Shares Being Sold in This Offering			Ordinary Shares Beneficially Owned after This Offering
	Class A			Class B			Class A			Class A		Class B		% of Voting Rights(4)
	Number		%(1)	Number		%(1)	Number		%(2)	Number	%(3)	Number	%(3)
Directors and Executive Officers:
Timothy Y. (Tim) Chen(5)	—		—	—		—	—		—	—	—	—	—	—
James Zhi Qin(6)	3,488,929		3.2	—		—	—		—	3,488,929	3.2	—	—	3.2
Andrew Penn(7)	—		—	—		—	—		—	—	—	—	—	—
Xiang Li(8)	3,906,852	(9)	3.6	—		—	250,000	(10)	2.9	3,656,852	3.3	—	—	3.3
Nicholas Yik Kay Chong(11)	*		*	—		—	—		—	*	*	—	—	*
Cynthia Whelan(12)	—		—	—		—	—		—	—	—	—	—	—
Han Willem Kotterman(13)	—		—	—		—	—		—	—	—	—	—	—
Ruey-Bin Kao(14)	—		—	—		—	—		—	—	—	—	—	—
Ya-Qin Zhang(15)	*		*	—		—	—		—	*	*	—	—	*
Ted Tak-Tai Lee(16)	*		*	—		—	—		—	*	*	—	—	*
All Directors and Executive Officers as a Group	7,515,662		6.9	—		—	250,000		2.9	7,265,662	6.6	—	—	6.6
Principal and Selling Shareholders:
Telstra Holdings Pty Limited(17)	—		—	68,788,940	(18)	63.6	6,600,000	(19)	77.6	—	—	62,188,940	56.7	56.7
AutoLee Ltd.(20)	3,906,852	(21)	3.6	—		—	250,000	(22)	2.9	3,656,852	3.3	—	—	3.3
Tiger Group(23)	6,735,000		6.2	—		—	—		—	6,735,000	6.1	—	—	6.1

*	Less than one percent of our total outstanding share capital.
(1)	For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of our Class A and Class B ordinary shares outstanding, which is 108,124,799 as of October 24, 2014, and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after October 24, 2014.
(2)	For each person and group included in this column, percentage ownership is calculated by dividing the number of shares to be sold by such person or group at the time of this offering by 8,500,000, being the total number of the Class A ordinary shares in the form of ADSs to be sold by us and the selling shareholders in this offering, assuming the underwriters do not exercise their option to purchase additional ADSs.
(3)	For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of our Class A and Class B ordinary shares outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional ADSs, which will be 109,774,799, and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after October 24, 2014.

(4)	For each person and group included in this column, the percentage of voting rights is calculated by dividing the voting rights beneficially owned by such person or group by the voting rights with respect to all of our Class A and Class B ordinary shares outstanding immediately after the completion of this offering. Each Class A ordinary share is entitled to one vote. When the total number of ordinary shares held by Telstra constitutes no less than 51% of all of our issued and outstanding ordinary shares, each Class B ordinary share is entitled to one vote; when the total number of ordinary shares held by Telstra drops below 51% but is no less than 39.3% of all of our issued and outstanding shares, each Class B ordinary share will carry such number of votes that would result in the total number of ordinary shares held by Telstra carrying, in the aggregate, 51% of the voting rights represented by all of our issued and outstanding ordinary shares; when the total number of ordinary shares held by Telstra drops below 39.3% of all of our issued and outstanding ordinary shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.
(5)	The business address of Mr. Chen is 43/F, One Island East, 18 Westlands Road, Quarry Bay, Hong Kong.
(6)	Represents (i) 3,088,929 Class A ordinary shares held by Right Brain Limited, which is wholly owned by Mr. Qin, and (ii) 400,000 Class A ordinary shares underlying the options that are exercisable within 60 days after October 24, 2014. The business address of Mr. Qin is 10/Fl. Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.
(7)	The business address of Mr. Penn is Level 41, 242 Exhibition Street, Melbourne, VIC 3000, Australia.
(8)	The business address of Mr. Li is 10/Fl. Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.
(9)	Represents (i) 3,000,000 Class A ordinary shares, and (ii) 906,852 Class A ordinary shares in the form of ADSs held by AutoLee Ltd., which is wholly owned by Mr. Li.
(10)	Represents 250,000 Class A ordinary shares in the form of ADSs to be sold by AutoLee Ltd. in this offering.
(11)	Represents Class A ordinary shares in the form of ADSs held by Mr. Chong. The business address of Mr. Chong is 10/Fl. Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.
(12)	The business address of Ms. Whelan is Level 41, 242 Exhibition Street, Melbourne, VIC 3000, Australia.
(13)	The business address of Mr. Kotterman is 43/F, One Island East, 18 Westlands Road, Quarry Bay, Hong Kong.
(14)	The business address of Dr. Kao is 2428, Tower 1, China World Trade Center, No. 1 Jianguo Men Wai Avenue, Chaoyang District Beijing 100004, People’s Republic of China.
(15)	Represents restricted shares that will be granted to Mr. Zhang and become fully vested within 60 days after October 24, 2014. The business address of Mr. Zhang is No. 10 Shangdi 10th street, Haidian District, Beijing 100085, People’s Republic of China.
(16)	Represents restricted shares that will be granted to Mr. Lee and become fully vested within 60 days after October 24, 2014. The business address of Mr. Lee is 7/F, Hong Kong Trade Centre, 161-7 Des Voeux Road Central, Hong Kong.
(17)	Telstra Holdings Pty Limited is an Australian company and a wholly-owned subsidiary of Telstra Corporation Limited, which is a public company traded on the Australian Securities Exchange. Telstra Holdings Pty Limited’s business address is Level 41, 242 Exhibition Street, Melbourne, VIC 3000, Australia.
(18)	Represents 68,788,940 Class B ordinary shares held by Telstra Holdings Pty Limited.
(19)	Represents 6,600,000 Class B ordinary shares to be converted to an equal number of Class A ordinary shares in the form of ADSs to be sold by Telstra Holdings Pty Limited in this offering.
(20)	AutoLee Ltd. is a British Virgin Islands company wholly owned by Mr. Xiang Li. AutoLee Ltd.’s registered address is Drake Chambers P.O. Box 3321, Road Town, Tortola, British Virgin Islands.
(21)	Represents (i) 3,000,000 Class A ordinary shares, and (ii) 906,852 Class A ordinary shares in the form of ADSs held by AutoLee Ltd.
(22)	Represents 250,000 Class A ordinary shares in the form of ADSs to be sold by AutoLee Ltd. in this offering.
(23)

Represents 6,735,000 Class A ordinary shares in the form of ADSs held by private funds advised by Tiger Global Management, LLC. (“Tiger Group”). Such shareholding information is based on the information contained in the Schedule 13G filed by Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III, Feroz Dewan and Scott Shleifer with the SEC on September 15, 2014. Please see such Schedule 13G for information relating to Tiger Global Investments, L.P., Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III, Feroz Dewan and Scott Shleifer. The business address of Tiger Global Management, LLC, Tiger Global Performance, LLC, Charles P. Coleman III, Feroz Dewan and Scott Shleifer is 9 West 57th Street, 35th Floor, New York, New York 10019. The business address of Tiger Global Investments, L.P. is c/o Citco Fund Services (Curaçao) B.V., Kaya Flamboyan 9, P.O. Box 4774, Curaçao.

To our knowledge, as of October 24, 2014, 28,927,952 Class A ordinary shares were held by one record holder in the United States, which was Deutsche Bank Trust Company Americas, the depositary of our ADS program (excluding 1,211,637 Class A ordinary shares that are reserved for future grants under our share incentive plans). No Class B ordinary shares were held by record holders in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

As of October 24, 2014, Telstra owned 63.6% of the total voting rights in our company. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Contractual Agreement with our Variable Interest Entities

See “Corporate History and Structure—Contractual Arrangements.”

Issuance and Sale of Ordinary Shares

See “Description of Share Capital—History of Securities Issuance.”

Investors Rights Agreement

See “Description of Share Capital—Investors Rights Agreement.”

Employment Agreements

See “Management—Employment Agreements.”

Share Incentive Plans

See “Management—Share Incentive Plans.”

Transactions with Entities Affiliated with Our Shareholders

In 2011, Beijing Cubic Information Technology Ltd., or Beijing Cubic, a company of which Mr. Xiang Li was a shareholder, developed internet-enabled mobile device applications for us in the amounts of RMB0.5 million, respectively. These amounts has been fully paid. Mr. Li transferred all of his interests in Beijing Cubic to a third party in 2011 and no longer has significant influence over this company.

In August 2011, Cheerbright paid an amount of RMB1.5 million that was owed to Beijing POP Information Technology Co., Ltd. for payment on behalf of Cheerbright of its capital contribution to Autohome WFOE. Beijing POP Information Technology Co., Ltd. is a company that was owned by Autohome and was spun off as part of our corporate restructuring in June 2011. This advance was extended on an interest free basis.

In 2011, Beijing POP Information Technology Co., Ltd. paid internet data center fees totaling RMB2.1 million on behalf of Autohome Information and Hongyuan Information. Beijing POP Information Technology Co., Ltd is a company that was owned by Autohome and was spun off as part of our corporate restructuring in June 2011. We repaid this amount in April 2012.

In 2011, Lianhe Shangqing (Beijing) Advertisement Co., Ltd. paid advertising and office rent expenses amounting to RMB1.8 million and RMB0.8 million, respectively, on behalf of Autohome Information. During the year ended December 31, 2012, Lianhe Shangqing (Beijing) Advertisement Co. Ltd. paid office rent expense amounting to RMB0.4 million on behalf of Autohome Advertising. Lianhe Shangqing (Beijing) Advertisement Co., Ltd is a company that was owned by Autohome and was spun off as part of our corporate restructuring in June 2011. We repaid these amounts in April 2012.

During 2012, Telstra International HK Limited provided network services amounting to RMB0.2 million to Autohome Information. Outstanding balance has been paid in full as of December 31, 2012.

During 2013, Telstra International HK Limited provided network maintenance services amounting to RMB0.1 million (US$0.02 million) to Autohome Information. In addition, Telstra International Limited provided network maintenance services amounting to RMB0.3 million (US$0.04 million) and RMB0.3 million (US$0.05 million), respectively, to Autohome Information in 2013 and the nine months ended September 30, 2014. All outstanding balances have been paid in full as of September 30, 2014. In October 2013, Autohome HK acquired Autohome Media with a consideration of RMB1.9 million (US$0.3 million). Autohome Media was 50% owned by the spouse of Mr. Henry Hon, one of our former directors whose resignation was effective as of March 28, 2014.

On October 30, 2013, West Crest Limited and its sole shareholder Mr. Jiang Lan, a then director of our company, requested that we repurchase its outstanding shares in our company, namely 6,684,711 ordinary shares, for a total purchase price of US$130 million. On November 4, 2013, we and Telstra Holdings entered into a share purchase agreement with West Crest Limited, Mr. Jiang Lan and other shareholders of our company. Pursuant to the agreement, we and Telstra Holdings purchased 3,856,564 and 2,828,147 ordinary shares of our company held by West Crest Limited, or the West Crest Share Purchase, for US$75 million and US$55 million, respectively, in cash. We paid fifty percent of the purchase price on November 21, 2013 (initially financed through a short-term secured loan facility), and paid the remainder on January 29, 2014 using proceeds from our initial public offering.

During 2013, we and Telstra International Limited entered into an agreement whereby a Telstra executive would provide consulting services to us. Under this agreement, the amount due to Telstra for services provided during 2013 and the nine months ended September 30, 2014 amounted to RMB0.4 million (US$0.1 million) and RMB0.3 million (US$0.04 million), respectively. All outstanding balances have been paid in full as of September 30, 2014.

During 2013, we and Beijing Australian Telecommunications Technical Consulting Limited entered into an agreement whereby a Telstra executive would provide consulting services to us. Under this agreement, the amount due to Beijing Australian Telecommunications Technical Consulting Limited for services provided during 2013 and the nine months ended September 30, 2014 amounted to RMB0.2 million (US$0.03 million) and RMB0.2 million (US$0.03 million), respectively. All outstanding balances have been paid in full as of September 30, 2014.

Corporate Restructuring

In June 2011, in connection with our strategy to focus on our core automotive advertising and dealer subscription services business, we distributed our entire equity interests in Norstar and China Topside, which serve the information technology industry to Sequel Media, a Cayman Islands company. We then immediately distributed shares of Sequel Media to our shareholders on a pro rata basis.

During the corporate restructuring interim period from June 30, 2011 to December 31, 2012, Sequel Media provided limited transitional services to us. As of December 31, 2013, we had settled all related party balances with Sequel Media.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2013 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

Our authorized share capital consists of (i) 99,931,211,060 Class A ordinary shares with a par value of US$0.01 each and (ii) 68,788,940 Class B ordinary shares with a par value of US$0.01 each. As of October 24, 2014, all of our issued and outstanding Class A and Class B ordinary shares were fully paid.

We adopted a fourth amended and restated memorandum and articles of association, that became effective on December 10, 2013 at the closing of our initial public offering. The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

Our authorized share capital consists of (i) 99,931,211,060 Class A ordinary shares with a par value of US$0.01 each and (ii) 68,788,940 Class B ordinary shares with a par value of US$0.01 each. As of October 24, 2014, we had 39,335,859 Class A ordinary shares and 68,788,940 Class B ordinary shares issued and outstanding. Telstra Holdings will convert 6,600,000 of their Class B ordinary shares into an equal number of Class A ordinary shares and will sell such Class A ordinary shares represented by ADSs in this offering, assuming that the underwriters do not exercise their option to purchase additional ADSs. Immediately after completion of this offering, our issued and outstanding ordinary shares will consist of 47,585,859 Class A ordinary shares and 62,188,940 Class B ordinary shares, assuming the underwriters do not exercise their option to purchase additional ADSs.

All of our outstanding ordinary shares, which consist of Class A ordinary shares and Class B ordinary shares, are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Class Rights of our Class A and Class B Ordinary Shares

Subject to our fourth memorandum and articles of association and any resolution of the shareholders to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another other than as set out below.

Conversion

Subject to the provisions of our fourth amended and restated memorandum and articles of association and in compliance with all fiscal and other laws and regulations applicable thereto, a holder of Class B ordinary shares shall have the right to convert all or any of its Class B ordinary shares into Class A ordinary shares on a one-for-one basis. Upon the transfer of any Class B ordinary shares by Telstra to any person that is not an affiliate of Telstra, such Class B ordinary shares will be converted into an equal number of Class A ordinary shares. When the total number of Class A and Class B ordinary shares held by Telstra represents less than 39.3% of all of our total issued and outstanding shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares. In addition, if immediately following the transfer of any ordinary shares held by Telstra to any party that is not an affiliate of Telstra, Telstra holds less than 51% of our total number of outstanding shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares. Furthermore, upon a change of control event involving Telstra, all Class B ordinary shares shall be automatically converted into the same number of Class A ordinary shares.

A holder of Class A ordinary shares has no rights of conversion in respect of each such Class A ordinary share into Class B ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by us in general meeting or by our board of directors subject to the Companies Law and to the fourth amended and restated memorandum and articles of association.

So long as Telstra holds at least 51% of our issued and outstanding shares, the board may not declare any dividend unless the dividend is approved by a duly authorized representative of Telstra.

Voting Rights

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every holder of Class A ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll every shareholder holding Class A ordinary shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid Class A ordinary share of which such shareholder is the holder.

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every holder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have the number of votes for each fully paid Class B ordinary share calculated as described in the following paragraph.

When the total number of ordinary shares held by Telstra constitutes no less than 51% of all of our issued and outstanding ordinary shares, each Class B ordinary share is entitled to one vote; when the total number of ordinary shares held by Telstra drops below 51% but is no less than 39.3% of all of our issued and outstanding ordinary shares, each Class B ordinary share will carry such number of votes that would result in the total number of ordinary shares held by Telstra carrying, in the aggregate, 51% of the voting rights represented by all of our issued and outstanding ordinary shares; when the total number of ordinary shares held by Telstra drops below 39.3% of all of our issued and outstanding ordinary shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares.

A quorum required for a meeting of shareholders consists of two shareholders entitled to vote and present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding at least one third of the voting rights represented by the issued and outstanding ordinary shares throughout the meeting. However, if at any time Telstra holds at least 51% of voting rights represented by all of our issued and outstanding ordinary shares, two or more members entitled to vote and present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than fifty percent (50%) of the voting rights represented by our issued and outstanding voting shares throughout the meeting will form a quorum for all purposes. We may, but are not obligated to, hold a general meeting in each year as our annual general meeting. The annual general meeting shall be held at such time and place as may be determined by the directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. A majority of our board of directors or our chairman may call extraordinary general meetings. Advance notice of at least ten clear days is required for the convening of our annual general meeting and other shareholders meetings. The agenda of any extraordinary general meeting will be set by a majority of the directors then in office.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast attaching to the outstanding ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our fourth amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our fourth amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required; and

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Designated Stock Exchange (as defined in the fourth amended and restated memorandum and articles of association), be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. The amount received by holders of Class B ordinary shares and Class A ordinary shares should be the same in any liquidation event. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Law, we may repurchase or redeem shares at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. In addition, general meetings will also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at our general meetings holding at least one third of the voting rights represented by our issued voting shares.

Appointment of Directors and Chairman

So long as Telstra holds at least 51% of our voting rights, it will be entitled to appoint a majority of our directors and to remove any director so appointed.

The directors will have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will allow our shareholders to inspect our register of members and provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Pursuant to the investors rights agreement we have with Telstra and other shareholders, Telstra has the right to access to our books and records so long as it holds in aggregate at least 20% of our issued and outstanding share capital.

Issuance of Additional Preferred Shares

Our fourth amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our fourth amended and restated memorandum of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. The issuance of preferred shares may be used as an anti takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting rights of holders of ordinary shares.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

History of Securities Issuance

We were incorporated in the Cayman Islands on June 23, 2008. Upon incorporation, we issued one ordinary share with a par value of US$1.0 to Telstra International Holdings No. 2, which transferred that share to Telstra Holdings on June 26, 2008. On June 26, 2008 we issued additional 549,999 ordinary shares to Telstra Holdings. On June 27, 2008, we issued 243,205 ordinary shares to Lansong & Li Limited, 148,000 ordinary shares to Poptop Limited, 52,457 ordinary shares to Orchid Asia III, L.P., 2,761 ordinary shares to Orchid Asia Co-Investment Limited, and 3,577 ordinary shares to New Access Capital International Limited.

In May 2011, we effected a hundred-for-one share split. As a result, the number of our issued and outstanding ordinary shares increased from 1,000,000 to 100,000,000.

At the closing of our initial public offering on December 16, 2013, we issued a total of 8,993,000 ADSs, each representing one Class A ordinary share, at the initial public offering price of US$17.00 per ADS.

As of October 24, 2014, 806,000 restricted Class A ordinary shares and options to purchase an aggregate of 4,907,237 Class A ordinary shares are outstanding.

Investors Rights Agreement

We and certain of our current shareholders, including Telstra, entered into an investors rights agreement on November 4, 2013. Under the investors rights agreement, certain shareholders are entitled to registration rights, rights of access to information and pre-emptive rights.

Registration Rights

Pursuant to our investors rights agreement, we have granted registration rights to certain of our current shareholders. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights. Telstra has the right to demand that we file a registration statement covering the offer and sale of securities it holds. Upon receipt of a request by Telstra we should offer other holders of registrable securities the opportunity to register the number of registrable shares as such holders may request. We, however, are not obligated to effect a demand registration if the dollar amount of securities to be sold to the public is of an aggregate price less than US$5.0 million; and we are not obligated to effect a demand registration if, among other things, we have already filed three demand registrations and each of such registrations has been declared effective. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determines in good faith that the filing of a registration statement would be materially detrimental to us, but we cannot exercise the deferral right more than three times in any 12-month period.

Piggyback Registration Rights. If we propose to file a registration statement for a public offering of our ordinary shares on a form that would be suitable for registrable securities, we must offer holders of registrable securities an opportunity to include in that registration all or any part of their registrable securities. The underwriters of any underwritten offering have the right to limit the number of shares with registration rights to be included in the registration statement if a piggyback registration is initiated as a primary underwritten offering on our behalf.

Form F-3 Registration Rights. When we are eligible for registration on Form F-3, upon a written request from Telstra, we shall file a registration statement on Form F-3 covering the offer and sale of the registrable securities owned and designated by them. Upon receipt of a request by Telstra, we should offer other holders of registrable shares the opportunity to register the number of registrable shares as such holders may request. We, however, are not obligated to effect an F-3 resignation if the dollar amount of securities to be sold to the public is of an aggregate price less than US$5.0 million. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determines in good faith that the filing of a registration statement would be materially detrimental to us, but we cannot exercise the deferral right more than three times in any 12-month period.

Expenses of Registration. We will pay all expenses incurred by us in complying with any demand, Form F-3 or piggyback registration. We are not obligated to pay any underwriting discounts and selling commissions applicable to the sale of a holder’s registrable securities or any fees and expenses of any counsel representing holders of registrable securities.

Termination of Obligations. We shall have no obligation to effect any demand, Form F-3, or piggyback registration if, in the opinion of counsel to us, all such registrable securities proposed to be sold by a holder may then be sold without registration and without regard to any volume limitation requirement under Rule 144 under the Securities Act. In addition, our obligations relating to registration rights under the investors rights agreement with respect to Telstra shall automatically terminate if Telstra beneficially owns less than 5% of our issued and outstanding shares.

Pre-emptive Rights

When we propose to issue any ordinary shares or securities convertible into ordinary shares, Telstra (for so long as Telstra beneficially owns any Class B ordinary shares) is entitled to purchase such number of new securities at its election so as to enable Telstra to beneficially hold a pro rata portion of the new securities equal to the respective percentage of our issued and outstanding share capital owned by Telstra prior to the issuance. If Telstra does not exercise its pre-emptive rights, we are entitled to issue such number of new securities at a price no less than that offered to Telstra (as applicable) within 90 business days, which period of time may be extended in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals).

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under our fourth amended and restated memorandum and articles of association, any action required or permitted to be taken at any annual or extraordinary general meetings of our company may be taken only upon the vote of our shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the fourth amended and restated memorandum and articles of association and the Companies Law and may not be taken by written resolution of our shareholders without a meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Under our fourth amended and restated memorandum and articles of association, a general meeting may be convened on the requisition in writing of shareholders holding at least one third of the voting rights represented by our issued and outstanding voting shares. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting rights with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fourth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, directors may be removed for reasonable cause by special resolution of our shareholders, provided that notice to Telstra is required before removal (other than by Telstra) of a director appointed by Telstra is effective. So long as Telstra holds at least 51% of our voting share capital, it may at any time remove and replace any director it has appointed.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting rights of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our fourth amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our fourth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our fourth amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs offered pursuant to this prospectus. Each ADS will represent ownership of one Class A ordinary share deposited with the office in Hong Kong of Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held in a segregated account. It will not invest the foreign currency and it will not be liable for any interest.

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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

•

Elective Distributions in Cash or Shares. If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

•

Rights to Purchase Additional Shares. If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by Class A ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the shareholders meeting sufficiently enough in advance to withdraw the Class A ordinary shares. If we ask for your instructions and upon timely notice from us, as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon more than 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NYSE and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service	Fees
• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued

• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights.	Up to US$0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs	A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs

• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

• Transfer of ADRs	U.S. $1.50 per certificate presented for transfer

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•

Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Deutsche Bank Trust Company Americas, as depositary, has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

•	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities.

In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company directly or indirectly arising out of or relating to our shares, the ADSs or ADRs, the deposit agreement or any transaction contemplated therein or the breach thereof (whether based on contract, tort, common law or any other theory).

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying Class A ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver Class A ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying Class A ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of Class A ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the Class A ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such Class A ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such Class A ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such Class A ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such Class A ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on no more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

SHARES ELIGIBLE FOR FUTURE SALES

Upon completion of this offering, we will have 37,177,952 ADSs outstanding, representing 37,177,952 Class A ordinary shares, or approximately 33.9% of our outstanding ordinary shares, assuming the underwriters do not exercise their option to purchase additional ADSs. All of the ADSs sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs.

Lock-up Agreements

Additionally, in connection with this offering, [we, our directors and executive officers, and the selling shareholders] have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class A ordinary shares, in the form of ADSs or otherwise, or our Class B ordinary shares, or any securities convertible into or exchangeable or exercisable for our Class A ordinary shares, in the form of ADSs or otherwise, or our Class B ordinary shares, for a period of 90 days after the date of this prospectus. After the expiration of the 90-day period, the ordinary shares or ADSs held by these directors, executive officers and selling shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

All of our ordinary shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of us and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•

1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which will equal              ordinary shares immediately after this offering, assuming the underwriters do not exercise their option to purchase additional ADSs; or

•	the average weekly trading volume of our ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Form S-8

We filed a registration statement on Form S-8 under the Securities Act on May 16, 2014 covering all Class A ordinary shares which are either subject to outstanding options granted prior to the the filing of the Form S-8 or that may be issued pursuant to equity awards which may be granted in the future under our 2011 Share Incentive Plan or 2013 Share Incentive Plan. Shares registered on Form S-8 generally may be sold in the open market, except to the extent that the shares are subject to vesting restrictions or lock-up or other contractual restrictions.

Registration Rights

Telstra is entitled to request that we register its shares under the Securities Act. See “Description of Share Capital—Investors Rights Agreement—Registration Rights.”

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change possibly with retroactive effect. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman (Cayman) Limited, our special Cayman Islands counsel. To the extent the discussion relates to matters of PRC tax law, it represents the opinion of TransAsia Lawyers, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ADSs or Class A ordinary shares. The Cayman Islands is not party to any double tax treaties, except for a double tax treaty entered into with the United Kingdom in 2010. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Cabinet:

(a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

(b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

The undertaking for us is for a period of twenty years from July 22, 2008.

People’s Republic of China Taxation

We are a holding company incorporated in the Cayman Islands, which indirectly holds Autohome WFOE and seven other subsidiaries in the PRC. Our business operations are principally conducted through our VIEs.

The PRC enterprise income tax is calculated based on the taxable income determined under the applicable Enterprise Income Tax Law and its implementation rules, which became effective on January 1, 2008. The Enterprise Income Tax Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions.

The Enterprise Income Tax Law and its implementation rules permit certain “high and new technology enterprises strongly supported by the state” that hold independent ownership of core intellectual property and simultaneously meet a list of other criteria, financial or non-financial, as stipulated in the implementation rules and other regulations, to enjoy a reduced 15% enterprise income tax rate subject to certain qualification criteria. On April 14, 2008, the State Administration of Taxation, the Ministry of Science and Technology and the Ministry of Finance jointly issued the Administrative Rules for the Certification of High and New Technology Enterprises delineating the specific criteria and procedures for the certification of “high and new technology enterprises”, or HNTEs.

Autohome WFOE, our PRC subsidiary, was recognized by the provincial level science and technology commission, finance bureau, and state and local tax bureaus as a HNTE on September 17, 2010, which were valid for three years. Therefore, Autohome WFOE is entitled to the preferential enterprise income tax rate of 15% from 2010 through 2012. We have obtained renewal of the HNTE qualification through 2015. However, if we lose this qualification, Autohome WFOE will no longer enjoy the 15% preferential tax rate, and the applicable enterprise income tax rate may increase to up to 25%.

Uncertainties exist with respect to how the Enterprise Income Tax Law applies to our tax residency status. Under the Enterprise Income Tax Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes, although the dividends paid to one resident enterprise from another may qualify as “tax-exempt income.” Though the implementation rules of the Enterprise Income Tax Law define “de facto management body” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise,” the only constructive guidance for this definition currently available is set forth in the SAT Circular 82 issued by the PRC State Administration of Taxation, which provides guidance on the determination of the tax residency status of Chinese-controlled offshore incorporated enterprises, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises.

According to the SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions set forth in the SAT Circular 82 are met:

•	the primary location of the day-to-day operational management is in the PRC;

•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and

•	50% or more of voting board members or senior executives habitually reside in the PRC.

We do not believe that Autohome Inc. or its British Virgin Islands subsidiary, Cheerbright, or Hong Kong subsidiaries of British Virgin Islands subsidiary, Autohome HK or Autohome Media, meets all of the conditions above. Each of Autohome Inc., Cheerbright, Autohome HK and Autohome Media is a company incorporated outside the PRC. As holding companies, these four entities’ key assets and records, including the resolutions of their respective board of directors and the resolutions of their respective shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a similar corporate structure as ours which has ever has been deemed a PRC “resident enterprise” by the PRC tax authorities. Therefore, we believe that neither Autohome Inc. nor Cheerbright, Autohome HK and Autohome Media, should be treated as a “resident enterprise” for PRC tax purposes if the criteria for a “de facto management body” as set forth in the SAT Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

Although we believe we are not a PRC resident enterprise for enterprise income tax purposes, substantial uncertainty exists. In the event that our company or our British Virgin Islands subsidiary or Hong Kong subsidiaries of our British Virgin Islands subsidiary, is considered to be a PRC resident enterprise: (1) our company or our British Virgin Islands subsidiary or our Hong Kong subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income; and (2) dividend income that our company or British Virgin Islands subsidiary or Hong Kong subsidiaries, as the case may be, receives from our PRC subsidiaries would be exempt from the PRC withholding tax since such income is exempted under the Enterprise Income Tax Law for PRC resident enterprise; and (3) any dividends we pay to our non-PRC shareholders or ADS holders as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%, subject to reduction or exemption by an applicable treaty. See “Risk Factors—Risks Related to Doing Business in China—Our global income and the dividends that we may receive from our PRC subsidiaries, dividends distributed to our non-PRC shareholders and ADS holders, and gains recognized by such shareholders or ADS holders, may be subject to PRC taxes under the Enterprise Income Tax Law, which would have a material adverse effect on our results of operations.”

Under SAT Circular 698, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (a) has an effective tax rate less than 12.5%, or (b) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the PRC competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. SAT Circular 698 is retroactively effective on January 1, 2008. Although it appears that SAT Circular 698 was not intended to apply to share transfers of publicly traded companies, there is uncertainty as to the application of SAT Circular 698. If SAT Circular 698 was determined by the tax authorities to be applicable to us and our non-resident investors with respect to our corporate restructuring where non-residents investors were involved or transfer of our shares or ADSs by our non-PRC resident investors, we and our non-resident investors in such transactions may be required to expend valuable resources to comply with this circular or to establish that we or our non-resident investors should not be taxed under SAT Circular 698, which may adversely affect us or our non-resident investors. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Dividend Withholding Tax

We are a Cayman Islands holding company and substantially all of our income will come from dividends distributed by our subsidiaries located in the PRC through Cheerbright, our British Virgin Island subsidiary, and by our other subsidiaries in the PRC through Autohome Media, our Hong Kong subsidiary. Pursuant to the Enterprise Income Tax Law and its implementation rules, dividends from our PRC subsidiaries paid out of profits generated after January 1, 2008 are subject to a withholding tax of 10%, unless there is a tax treaty with China that provides for a different withholding arrangement. British Virgin Islands currently does not have any tax treaty with China with respect to withholding tax.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective in October 2009, require that non-resident enterprises must obtain approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Autohome Media may be able to enjoy the 5% withholding tax rate for the dividends it receives from our PRC subsidiaries, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations, and obtains the approvals as required. However, according to Circular 81, if the relevant tax authorities determine that the transactions or arrangements we have are for the primary purpose of enjoying favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Distributions of profits generated before January 1, 2008 are exempt from PRC withholding tax. Our board of directors declared dividends of RMB49.9 million and RMB249.2 million in February 2012 and May 2013, respectively, to all of our shareholders. The dividends, net of applicable withholding tax, were paid in April 2012 and June and July 2013, respectively. We do not have any plan to pay additional cash dividends on our ordinary shares in the foreseeable future after this offering. The board of Autohome WFOE has resolved to reinvest all its undistributed earnings indefinitely in Autohome WFOE. We currently intend to retain most, if not all, of our remaining available funds and any future earnings to operate and expand our business.

As uncertainties remain regarding the interpretation and implementation of the Enterprise Income Tax Law and its implementation rules, we cannot assure you that, if we are deemed a PRC resident enterprise, any dividends to be distributed by us to our non-PRC shareholders and ADS holders would not be subject to any PRC withholding tax. See “Risk Factors—Risks Related to Doing Business in China—Our global income and the dividends that we may receive from our PRC subsidiaries, dividends distributed to our non-PRC shareholders and ADS holders, and gain recognized by such shareholders or ADS holders, may be subject to PRC taxes under the Enterprise Income Tax Law, which would have a material adverse effect on our results of operations.”

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ADSs or Class A ordinary shares by U.S. Holders (as defined below) that will hold ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon applicable provisions of the Internal Revenue Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, pension plans, regulated investment companies, real estate investment trusts, cooperatives, and tax-exempt organizations (including private foundations), holders who are not U.S. Holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors that are traders in securities that have elected the mark-to-market method of accounting, or investors that have a functional currency other than the United States dollar), all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not address any non-United States, state, or local tax considerations. Each U.S. Holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in ADSs or Class A ordinary shares.

General

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created in, or organized under the law of the United States or any state thereof or the District of Columbia, or treated as such for United States federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner of a partnership holding our ADSs or Class A ordinary shares, the U.S. Holder is urged to consult its tax advisors regarding an investment in our ADSs or Class A ordinary shares.

Based in part on certain representations from the depositary bank, a U.S. Holder of ADSs will be treated as the beneficial owner for United States federal income tax purposes of the underlying shares represented by the ADSs. The U.S. Treasury has expressed concerns that parties to whom American depositary shares are released before shares are delivered to the depositary, or intermediaries in the chain of ownership between holders of American depositary shares and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with claiming foreign tax credits by holders of American depositary shares. These actions would also be inconsistent with claiming the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of any PRC taxes and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company” (or a “PFIC”), for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Although the law in this regard is unclear, we treat our VIEs as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our consolidated financial statements. If it were determined, however, that we are not the owner of our VIEs for United States federal income tax purposes, we would likely be treated as a PFIC for our current and any subsequent taxable year.

Assuming we are the owner of our VIEs for U.S. federal income tax purposes, we believe that we primarily operate as an active provider of online automotive advertising solutions in China. Based on our current income and assets, we presently do not expect to be classified as a PFIC for the current taxable year and we do not anticipate becoming a PFIC in future taxable years. While we do not anticipate becoming a PFIC, because the value of assets for the purpose of the asset test may be determined by reference to the market price of our ADSs or Class A ordinary shares, fluctuations in the market price of our ADSs or Class A ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The composition of our income and our assets will also be affected by how, and how quickly, we spend our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or challenge our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC tax rules discussed below under “Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC in subsequent years. The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

Dividends

Any cash distributions (including the amount of any PRC tax withheld) paid on ADSs or Class A ordinary shares out of our earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be treated as a “dividend” for United States federal income tax purposes. Non-corporate recipients of dividend income generally will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Under current guidance, our ADSs will be considered readily tradable on the NYSE, which is an established securities market in the United States, for as long as the ADSs continue to be listed on such exchange. Thus, we believe that dividends we pay on our ADSs will meet the requirements for the reduced tax rate. Since we do not expect that our Class A ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the requirements for the reduced tax rate. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years. Each U.S. Holder is advised to consult with its tax advisor regarding the availability of the reduced tax rate under their particular circumstances.

In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (See “Taxation—People’s Republic of China Taxation”), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or Class A ordinary shares. In such case, we may, however, be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by our ADSs, would be eligible for the reduced rates of taxation applicable to qualified dividend income, as discussed above. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ADSs or Class A ordinary shares.

Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for reduced rates of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may elect to treat the gain as PRC source income. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election with respect to ADSs (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary share), and (ii) any gain realized on the sale or other disposition, including a pledge, under certain circumstances, of ADSs or Class A ordinary shares. Under these PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

•

the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income;

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to individuals or corporations, as appropriate, for that year;

•	an additional tax in the nature of interest will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year; and

•	the use of net operating losses to offset the tax liability for amounts allocated to years prior to the year of disposition may be limited.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our ADSs, provided that the ADSs are regularly traded on the NYSE. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the U.S. Holder will generally (i) include as ordinary income for each taxable year the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of such ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will be allowed only to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any year that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs or Class A ordinary shares during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs or Class A ordinary shares (or any portion thereof) and has not previously made a mark-to-market election, and if the U.S. Holder makes a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs or Class A ordinary shares.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make “qualified electing fund” elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

Dividends that we pay on our ADSs or Class A ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income discussed above under “Dividends” if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual report with the U.S. Internal Revenue Service, subject to certain limited exceptions. Each U.S. Holder is urged to consult its tax advisor as to any such filing requirements. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or Class A ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualifying electing fund election.

Medicare Tax

Recently enacted legislation generally imposes a 3.8% Medicare tax on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally includes interest, dividends (including dividends paid with respect to our ADSs or Class A ordinary shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of an ADS or Class A ordinary share) and certain other income, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the ADSs or Class A ordinary shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our ADSs or Class A ordinary shares and proceeds from the sale, exchange or redemption of our ADSs or ordinary shares may be subject to information reporting to the Internal Revenue Service and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the United States information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

An individual U.S. Holder and certain entities may be required to submit to the Internal Revenue Service certain information with respect to his or her beneficial ownership of the ADSs or Class A ordinary shares, if such ADSs or Class A ordinary shares are not held on his or her behalf by a financial institution. This law also imposes penalties if an individual U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so. Each U.S. Holder is urged to consult its tax advisor as to any such reporting requirements.

UNDERWRITING

The Company, the selling shareholders and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs indicated in the following table. Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C. are the representatives of the underwriters.

Underwriters*	Number of ADSs
Deutsche Bank Securities Inc.
Goldman Sachs (Asia) L.L.C.

Total	8,500,000

*	In alphabetical order.

Subject to certain conditions, the underwriters are committed to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised.

If the underwriters sell more ADSs than the total number set forth in the table above, Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C. have an option to buy up to an additional ADSs from the company and the selling shareholders. They may exercise that option for 30 days. If any ADSs are purchased pursuant to this option, each of Deutsche Bank Securities Inc. and Goldman Sachs (Asia) L.L.C. will severally purchase ADSs in approximately the same proportion.

The following tables show the per ADS and total underwriting discounts and commissions to be paid to the underwriters by the company and the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the representatives’ option to purchase additional ADSs.

Paid by Us	No Exercise	Full Exercise
Per ADS	US$	US$
Total	US$	US$

Paid by the Selling Shareholders	No Exercise	Full Exercise
Per ADS	US$	US$
Total	US$	US$

ADSs sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to US$ per ADS from the public offering price. If all the ADSs are not sold at the public offering price, the representatives may change the offering price and the other selling terms. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In connection with this offering, we have agreed with the underwriters not to, without the prior consent of both representatives, for a period of 90 days following the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our ADSs or ordinary shares or any securities that are substantially similar to ADSs or ordinary shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs or ordinary shares or any substantially similar securities. We have also agreed to cause our subsidiaries and VIEs to abide by the restrictions of the lock-up agreement.

The foregoing restrictions do not apply to (a) the sale of ADSs or ordinary shares to the underwriters; (b) grants of share options under our share incentive plans, or the issuance of ordinary shares or other equity securities of the company and the selling shareholders pursuant to the exercise of options granted under our share incentive plans; or (c) issuances, or contracts to issue, ordinary shares or other securities convertible or exercisable into ordinary shares not exceeding, in the aggregate, 1% of our then issued share capital in connection with a bona fide acquisition or acquisitions by us, provided the holders of such ordinary shares or other securities agree to be bound in writing by the restrictions set forth in the lock-up agreement.

In addition, [the selling shareholders and all of our directors and executive officers] have entered into a similar 90-day lock-up agreement with respect to our ADSs or ordinary shares or any securities that are substantially similar to ADSs or ordinary shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs or ordinary shares or any substantially similar securities.

The foregoing restrictions do not apply to (a) transactions relating to our ordinary shares, ADSs or other securities acquired in open market transactions after the completion of this offering, if no filing under the Exchange Act will be required or will be voluntarily made in connection with subsequent sales of such ordinary shares, ADSs or other securities; (b) transfers of our ordinary shares, ADSs or any other securities convertible into or exercisable or exchangeable for our ordinary shares or ADSs as a bona fide gift; (c) transfers or distributions of our ordinary shares, ADSs or any other securities convertible into or exercisable or exchangeable for our ordinary shares or ADSs to limited partners, shareholders, subsidiaries or other affiliates of the holders of such securities; or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares or ADSs, if such plan does not provide for the transfer of our ordinary shares or ADSs during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan will be required or voluntarily made. In addition, in the case of any transfer or distribution pursuant to (b) or (c) above, (i) each donee, transferee or distributee should enter into a similar lock-up agreement, and (ii) no filing under the Exchange Act, reporting a reduction or increase in beneficial ownership of ordinary shares or ADSs should be required or should be voluntarily made during the 90-day restricted period.

The 90-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 90-day restricted period the company issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the 90-day restricted period, the company announces, or both representatives jointly determine, that it will release earnings results during the 15-day period following the last day of the 90-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event unless both representatives jointly waive, in writing, such extension.

Our ADSs are listed on the NYSE under the symbol “ATHM”.

In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the option of the representatives of the underwriters to purchase additional ADSs from the company and the selling shareholders in the offering. The representatives of the underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the representatives of the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, New York 10005. The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

Restrictions on Sales Outside of the United States

No action has been or will be taken by us or by any underwriter in any jurisdiction except in the United States that would permit a public offering of the ADSs, or the possession, circulation or distribution of a prospectus or any other material relating to us and the ADSs in any country or jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of ADSs to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of ADSs to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

Hong Kong

The ADSs may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the ADSs under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following, all of whom must acquire the securities for their own account and not for purposes of distribution and/or sale to others:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)	a provident fund as defined in the Control of Financial Services law (Provident Funds), 5765-2005;

(c)	an insurer, as defined under the Insurance Business (Control) Law, 5741-1981;

(d)	a banking entity or satellite entity, as such terms are defined in the Banking (Licensing) Law, 5741-1981 - other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)	a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(f)	an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(g)	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(h)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law 1968, purchasing for itself;

(i)

a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) where the risk of investment is higher than what is customary for other investments);

(j)	a corporation primarily engaged in capital markets activities and which is wholly owned by investors listed in Section 15A(b) of the Securities Law 1968;

(k)	a corporation, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity is in excess of NIS 50 million; and

(l)	an individual as to which the conditions provided in sub-section 9 to Addendum 1 of the Investment Advisors Law, 5755-1995, purchasing for his own account, and for the purposes hereof, the aforementioned sub-section shall be read whereby “as an eligible client for the purpose of this law,” is replaced with “as an investor for the purpose of Section 15A(b)(1) of the Securities Law 1968”.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Other

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of ADSs offered.

The company and the selling shareholders estimate that the total expenses for the offering of their ADSs, excluding underwriting discounts and commissions, will be approximately US$             million.

The company and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Some of the underwriters are expected to make offers and sales both in and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. is expected to make offers and sales in the United States through its selling agent, Goldman Sachs & Co.

This prospectus will be made available in electronic format on the websites maintained by one or more of the underwriters or one or more securities dealers. One or more of the underwriters may distribute this prospectus electronically. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. ADSs to be sold pursuant to an internet distribution will be allocated on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

Certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. These underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the company.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting commissions and discount, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the NYSE listing fee and the Financial Industry Regulatory Authority, Inc. filing fee, all amounts are estimates.

SEC Registration Fee	US$
NYSE Listing Fee
Financial Industry Regulatory Authority, Inc. Fee
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Miscellaneous

Total	US$

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Wilson Sonsini Goodrich & Rosati, P.C. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited. Certain legal matters as to PRC law will be passed upon for us by TransAsia Lawyers and for the underwriters by Fangda Partners. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Conyers Dill & Pearman (Cayman) Limited with respect to matters governed by Cayman Islands law and TransAsia Lawyers with respect to matters governed by PRC law. Wilson Sonsini Goodrich & Rosati, P.C. may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Autohome Inc. at December 31, 2012 and 2013, and for each of the three years in the period ended December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares represented by the ADSs to be sold in this offering. The depositary previously filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ADSs.

The agreements included as exhibits to the registration statement on Form F-1 contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (1) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (3) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (4) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be inspected over the internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also obtain additional information over the internet at the SEC’s website at www.sec.gov.

AUTOHOME INC.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited interim condensed consolidated balance sheet as of September 30, 2014 and audited consolidated balance sheet as of December 31, 2013	F-44-F-45

Unaudited interim condensed consolidated statements of comprehensive income for the nine months ended September 30, 2014 and 2013	F-46

Unaudited interim condensed consolidated statements of cash flows for the nine months ended September 30, 2014 and 2013	F-47

Notes to the unaudited interim condensed consolidated financial statements	F-48-F-62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Autohome Inc.

We have audited the accompanying consolidated balance sheets of Autohome Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2013 and 2012 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

March 31, 2014

AUTOHOME INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2013

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

	Note	2012	2013
		RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents		420,576	1,138,613	188,085
Restricted cash		—	245,000	40,471
Accounts receivable (net of allowance for doubtful accounts of RMB1,161 and RMB1,253 (US$207) as of December 31, 2012 and 2013, respectively)	4	326,071	465,712	76,930
Prepaid expenses and other current assets	5	12,435	13,287	2,195
Deferred tax assets	6	27,110	36,653	6,055

Total current assets		786,192	1,899,265	313,736
Non-current assets:
Property and equipment, net	7	39,858	57,897	9,564
Intangible assets, net	8	49,345	45,361	7,493
Goodwill	9	1,504,278	1,504,278	248,489
Other non-current assets		—	6,149	1,016

Total non-current assets		1,593,481	1,613,685	266,562

Total assets		2,379,673	3,512,950	580,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt (including short-term debt of consolidated variable interest entities (“VIEs”) without recourse to Beijing Cheerbright Technologies Co., Ltd. (“Autohome WFOE” or “WFOE”) of nil as of December 31, 2012 and 2013)		—	2,358	390
Accrued expenses and other payables (including accrued expenses and other payables of consolidated VIEs without recourse to Autohome WFOE of RMB160,175 and RMB247,516 (US$40,887) as of December 31, 2012 and 2013, respectively)	10	213,208	324,094	53,537
Deferred revenue (including deferred revenue of consolidated VIEs without recourse to Autohome WFOE of RMB94,392 and RMB215,580 (US$35,611) as of December 31, 2012 and 2013, respectively)		94,392	215,580	35,611
Income tax payable (including income tax payable of consolidated VIEs without recourse to Autohome WFOE of nil and RMB10,291 (US$1,700) as of December 31, 2012 and 2013, respectively)		2,063	20,204	3,337
Due to related parties (including due to related parties of consolidated VIEs without recourse to Autohome WFOE of nil as of December 31, 2012 and 2013)	11	—	567	94
Payable for repurchase of common stock (including payable for repurchase of common stock of consolidated VIEs without recourse to Autohome WFOE of nil as of December 31, 2012 and 2013)	15	—	227,015	37,500
Deferred tax liabilities (including deferred tax liabilities of consolidated VIEs without recourse to Autohome WFOE of nil as of December 31, 2012 and 2013)	6	26,629	—	—

Total current liabilities (including current liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB254,567 and RMB473,387 (US$78,198) as of December 31, 2012 and 2013, respectively)		336,292	789,818	130,469

AUTOHOME INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2013

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

	Note	2012	2013
		RMB	RMB	US$
Non-current liabilities:
Other liabilities (including other liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB10,852 and RMB22,253 (US$3,676) as of December 31, 2012 and 2013, respectively)		16,568	29,041	4,797
Deferred tax liabilities (including deferred tax liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB12,181 and RMB10,816 (US$1,787) as of December 31, 2012 and 2013, respectively)	6	468,838	481,727	79,576

Total non-current liabilities (including non-current liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB23,033 and RMB33,069 (US$5,463) as of December 31, 2012 and 2013, respectively)		485,406	510,768	84,373

Total liabilities (including total liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB277,600 and RMB506,456 (US$83,661) as of December 31, 2012 and 2013, respectively)		821,698	1,300,586	214,842

Commitments and contingencies	12
Shareholders’ equity:
Ordinary shares (par value of US$0.01 per share; 100,000,000,000 shares authorized; 100, 000,000 and nil shares issued and outstanding as of December 31, 2012 and 2013, respectively)	15	6,867	—	—
Class A ordinary shares (par value of US$0.01 per share; 99,931,211,060 shares authorized; nil and 36,347,496 shares issued and outstanding as of December 31, 2012 and 2013, respectively)	15	—	2,472	408
Class B ordinary shares (par value US$0.01 per share; 68,788,940 shares authorized; nil and 68,788,940 shares issued and outstanding as of December 31, 2012 and 2013, respectively)	15	—	4,677	773
Additional paid-in capital	15	1,128,314	1,949,013	321,954
Accumulated other comprehensive income	19	583	1,986	328
Retained earnings	15	422,211	254,216	41,993

Total shareholders’ equity		1,557,975	2,212,364	365,456

Total liabilities and shareholders’ equity		2,379,673	3,512,950	580,298

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011, 2012 AND 2013

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

	Note	2011	2012	2013
		RMB	RMB	RMB	US$
Net revenues:
Advertising services		379,666	592,622	894,937	147,833
Dealer subscription services		53,523	139,898	321,611	53,126

Total net revenues		433,189	732,520	1,216,548	200,959
Cost of revenues	13	(130,565)	(178,240)	(252,236)	(41,666)

Gross profit		302,624	554,280	964,312	159,293
Operating expenses:
Sales and marketing expenses		(67,500)	(129,796)	(245,228)	(40,509)
General and administrative expenses		(46,547)	(83,153)	(82,529)	(13,633)
Product development expenses		(16,459)	(42,865)	(81,651)	(13,488)

Operating profit		172,118	298,466	554,904	91,663
Interest income		1,167	5,093	11,082	1,831
Interest expense		—	—	(414)	(68)
Other income, net		509	310	2,884	476

Income from continuing operations before income taxes		173,794	303,869	568,456	93,902
Income tax expense	6	(38,348)	(90,988)	(112,294)	(18,550)

Income from continuing operations		135,446	212,881	456,162	75,352
Loss from discontinued operations	14	(4,182)	—	—	—

Net income		131,264	212,881	456,162	75,352

Earnings per share for ordinary share:
Basic	17	1.31	2.13	4.57	0.75
Diluted	17	1.31	2.12	4.37	0.72
Shares used in earnings per share computation:
Ordinary shares:
Basic	17	100,000,000	100,000,000	—	—
Diluted	17	100,189,928	100,650,652	—	—
Class A ordinary shares
Basic	17	—	—	31,109,214	31,109,214
Diluted	17	—	—	104,329,226	104,329,226
Class B ordinary shares
Basic	17	—	—	68,788,940	68,788,940
Diluted	17	—	—	68,788,940	68,788,940
Other comprehensive income, net of tax of nil
Foreign currency translation adjustments	19	—	583	1,403	232

Comprehensive income		131,264	213,464	457,565	75,584

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2012 AND 2013

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

	2011	2012	2013
	RMB	RMB	RMB	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations	135,446	212,881	456,162	75,352
Loss from discontinued operations	(4,182)	—	—	—
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	12,061	14,301	25,548	4,220
Amortization of intangible assets	23,620	10,203	6,250	1,032
Loss on disposal of property and equipment	174	73	90	15
(Reversal of)/Provision for doubtful accounts	(591)	790	251	41
Share-based compensation	13,446	29,142	25,608	4,230
Deferred income taxes	(3,609)	5,801	3,327	550
Changes in operating assets and liabilities:
Accounts receivable	(66,150)	(123,759)	(139,901)	(23,110)
Prepaid expenses and other current assets	(27,851)	13,045	(855)	(141)
Other non-current assets	—	—	(6,149)	(1,016)
Accrued expenses and other payables	51,269	63,816	97,803	16,156
Deferred revenue	25,564	52,931	121,188	20,019
Income tax payable	(5,877)	(5,651)	(8,469)	(1,399)
Due to related parties	4,364	(4,655)	567	94
Other liabilities	(11,559)	10,597	12,473	2,060

Net cash generated from operating activities	146,125	279,515	593,893	98,103

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(30,093)	(27,734)	(44,212)	(7,303)
Proceeds from disposal of property and equipment	—	—	535	88
Acquisition of intangible assets	(1,600)	—	(2,266)	(374)
Purchase of held-to-maturity instruments	(98,000)	—	—	—
Proceeds from maturity of held-to-maturity instruments	117,000	—	—	—

Net cash used in investing activities	(12,693)	(27,734)	(45,943)	(7,589)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in restricted cash	—	—	(245,000)	(40,471)
Proceeds from short-term debt	—	—	232,398	38,390
Repayment of short-term debt	—	—	(230,040)	(38,000)
Net proceeds from the issuance of Class A ordinary shares upon completion of the initial public offering (“IPO”)	—	—	863,200	142,590
Payments for repurchase of common stock (Note 15)	—	—	(230,335)	(38,049)
Payments of dividends	—	(44,910)	(220,925)	(36,494)
Distribution to shareholders (Note 14)	(94,069)	—	—	—

Net cash (used in)/generated from financing activities	(94,069)	(44,910)	169,298	27,966

Effect of exchange rate changes on cash and cash equivalent	—	—	789	131

Net increase in cash and cash equivalents	39,363	206,871	718,037	118,611
Cash and cash equivalents at beginning of year	174,342	213,705	420,576	69,474

Cash and cash equivalents at end of year	213,705	420,576	1,138,613	188,085

Supplemental disclosures of cash flow information:
Income taxes paid	48,138	79,904	107,134	17,697
Payable for repurchase of common stock (Note 15)	—	—	227,015	37,500
Capitalized IPO costs included in accrued expenses and other payables	—	—	13,079	2,160

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2012 AND 2013

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

	Ordinary shares, Class A ordinary shares and Class B ordinary shares		Additional paid-in capital	Accumulated other comprehensive income (Note 19)	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
	Number	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2011	100,000,000	6,867	1,396,517	—	137,421	1,540,805
Distribution to shareholders (Note 14)	—	—	(310,791)	—	(14,445)	(325,236)
Net income	—	—	—	—	131,264	131,264
Share-based compensation	—	—	13,446	—	—	13,446

Balance as of December 31, 2011	100,000,000	6,867	1,099,172	—	254,240	1,360,279
Net income	—	—	—	—	212,881	212,881
Other comprehensive income	—	—	—	583	—	583
Payments of dividends	—	—	—	—	(44,910)	(44,910)
Share-based compensation	—	—	29,142	—	—	29,142

Balance as of December 31, 2012	100,000,000	6,867	1,128,314	583	422,211	1,557,975
Net income	—	—	—	—	456,162	456,162
Other comprehensive income	—	—	—	1,403	—	1,403
Payments of dividends	—	—	—	—	(220,925)	(220,925)
Repurchase and retirement of treasury stock (Note 1, Note 15)	(3,856,564)	(265)	(53,853)	—	(403,232)	(457,350)
Issuance of Class A ordinary shares upon completion of the IPO, net of offering costs (Note 15)	8,993,000	547	848,944	—	—	849,491
Share-based compensation	—	—	25,608	—	—	25,608

Balance as of December 31, 2013	105,136,436	7,149	1,949,013	1,986	254,216	2,212,364

Balance as of December 31, 2013, in US$		1,181	321,954	328	41,993	365,456

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	ORGANIZATION

Autohome Inc., formerly known as Sequel Limited (the “Company”), was incorporated under the laws of the Cayman Islands on June 23, 2008. Upon incorporation, the Company was 100% owned by Telstra Holdings Pty Ltd. (“Telstra”). On June 27, 2008 (the “Acquisition date”), the Company acquired Cheerbright International Holdings Ltd. (“Cheerbright”), China Topside Co., Ltd. (“China Topside”), and Norstar Advertising Media Holdings Co., Ltd. (“Norstar”), and their respective wholly foreign-owned enterprises (“WFOEs”) and variable interest entities (“VIEs”). Subsequent to the acquisition, the Company was owned 55% by Telstra, and 45% by the selling shareholders of Cheerbright, China Topside and Norstar. The Company, through its subsidiaries and VIEs (as disclosed in the table below), is principally engaged in the provision of online advertising and dealer subscription services in the People’s Republic of China (the “PRC”). In May 2012, Telstra acquired additional ordinary shares of the Company from other shareholders.

On June 14, 2011, the Company incorporated, under the laws of the Cayman Islands, a wholly-owned subsidiary, Sequel Media Inc. (“Sequel Media”). On June 30, 2011 the Company contributed all the shares of the entities that provided online advertising services to manufacturers and retailers in the information technology industry (collectively the “Distributed Entities”) to Sequel Media. On June 30, 2011, the Company distributed all the shares of Sequel Media to its shareholders. Accordingly, pursuant to ASC 205-20, Discontinued Operations, the Distributed Entities have been accounted for as a discontinued operation whereby the results of operations of these businesses have been eliminated from the results of continuing operations and reported in discontinued operations for all years presented (Note 14).

On October 8, 2011, the Shijiazhuang Industry and Commercial Bureau Company approved the termination of the business license of Shijiazhuang XinFeng Advertising Co., Ltd., formally dissolving the legal entity.

On November 4, 2013, the Company and Telstra entered into a Share Purchase Agreement with West Crest Limited, its sole shareholder and the other shareholders of the Company. Pursuant to the agreement, the Company and Telstra purchased 3,856,564 and 2,828,147 ordinary shares of the Company held by West Crest Limited for US$75 million and US$55 million, respectively, in cash to be paid in two instalments (“West Crest Limited Share Purchase”). The selling shareholder has resigned from the board of directors upon signing of the agreement. On November 15, 2013, the Company decided to retire the treasury stock purchased from West Crest.

The Company successfully completed its IPO and listing of 8,993,000 American Depositary Shares (“ADSs”) on the New York Stock Exchange on December 11, 2013, and raised net proceeds of US$142,590 from the offering. Each ADS represents one ordinary share. Upon the effectiveness of the IPO registration statement on December 11, 2013, the Company’s dual-class ordinary share structure came into effect (Note 15). Upon completion of the IPO on December 11, 2013, the Company had 105,136,436 ordinary shares outstanding comprised of 36,347,496 Class A ordinary shares and 68,788,940 Class B ordinary shares. Telstra remains our controlling shareholder holding 65.4% of the total equity interest and voting rights, respectively in the Company as of December 31, 2013.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	ORGANIZATION (CONTINUED)

As of December 31, 2013, the Company’s subsidiaries and VIEs where Autohome WFOE is the primary beneficiary include the following entities:

Entity	Date of incorporation or acquisition	Place of incorporation	Percentage of direct ownership by the Company	Principal activities
Subsidiaries
Cheerbright International Holdings, Ltd (“Cheerbright”)	June 13, 2006	British Virgin Islands	100%	Investment holding
Autohome (Hong Kong) Ltd. (“Autohome HK”)	March 16, 2012	Hong Kong	100%	Provision of online advertising services
Autohome Media Limited (“Autohome Media”, formerly known as Prbrownies Marketing Limited)	October 18, 2013	Hong Kong	100%	Provision of online advertising services
Beijing Cheerbright Technology Co., Ltd. (“Autohome WFOE”)	September 1, 2006	PRC	100%	Provision of technical and consulting services
Autohome Shanghai Advertising Co., Ltd.	September 29, 2013	PRC	100%	Provision of online advertising services
Beijing Autohome Software Co., Ltd.	November 12, 2013	PRC	100%	Provision of information technology services
Beijing Autohome Technologies Co., Ltd.	November 12, 2013	PRC	100%	Provision of information technology services
Beijing Autohome Advertising Co., Ltd.	November 13, 2013	PRC	100%	Provision of online advertising services
Guangzhou Autohome Advertising Co., Ltd.	November 25, 2013	PRC	100%	Provision of online advertising services

VIEs
Beijing Autohome Information Technology Co., Ltd. (“Autohome Information”)	August 28, 2006	PRC	—	Provision of online advertising and dealer subscription services
Beijing Shengtuo Autohome Advertising Co., Ltd.	September 21, 2010	PRC	—	Provision of online advertising services
Beijing Shengtuo Hongyuan Information Technology Co., Ltd. (“Shengtuo Hongyuan”)	November 8, 2010	PRC	—	Provision of online advertising and dealer subscription services
Beijing Shengtuo Chengshi Advertising Co., Ltd.	November 12, 2010	PRC	—	Provision of online advertising services
Shanghai Youche Youjia Advertising Co., Ltd. (“Shanghai Advertising”)	December 31, 2011	PRC	—	Provision of online advertising services
Guangzhou Youche Youjia Advertising Co., Ltd. (“Guangzhou Advertising”)	May 8, 2012	PRC	—	Provision of online advertising services

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	ORGANIZATION (CONTINUED)

The Company, its subsidiaries and VIEs are hereinafter collectively referred to as the “Group”. The Group provides online advertising and dealer subscription services through its internet sites. These services are offered to automakers and dealers, and advertising agencies that represent automakers and dealers in the automobile industry. The Group’s principal geographic market is in the PRC. The Company does not conduct any substantive operations of its own but conducts its primary business operations through its wholly-owned subsidiaries and VIEs in the PRC.

PRC laws and regulations prohibit or restrict foreign ownership of internet content and online advertising businesses. To comply with these foreign ownership restrictions, the Company and its subsidiary operate websites and provide online advertising services and dealer subscription services in the PRC through VIEs. The paid-in capital of the VIEs was funded by the Company’s Autohome WFOE through loans extended to the VIEs’ shareholders (“Nominee Shareholders”). The effective control of the VIEs is held by Autohome WFOE, through a series of contractual arrangements (the “Contractual Arrangements”). As a result of the Contractual Arrangements, Autohome WFOE maintains the ability to control the VIEs, is entitled to substantially all of the economic benefits from the VIEs and is obligated to absorb all of the VIE’s expected losses.

Despite the lack of technical majority ownership, there exists a parent-subsidiary relationship between the Company and the VIEs through the irrevocable power of attorney agreement, whereby the Nominee Shareholders effectively assigned all of their voting rights underlying their equity interest in the VIEs to the Autohome WFOE. In addition, through the Contractual Arrangements the Company demonstrates its ability and intention to continue to exercise the ability to absorb substantially all of the expected losses and majority of the profits of the VIEs through Autohome WFOE.

Thus, the Company is also considered the primary beneficiary of the VIEs through Autohome WFOE. As a result of the above, the Company consolidates the VIEs in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810-10 (“ASC 810-10”) Consolidation: Overall.

The following is a summary of the Contractual Arrangements:

Exclusive technical consulting and service agreements

Pursuant to the exclusive technical consulting and service agreements that have been entered into by the WFOE and the VIEs, the VIEs have engaged the WFOE as their exclusive provider of technical support and management consulting services. The VIEs shall pay to the WFOE service fees determined based on the revenues of the VIEs. The service fees can be adjusted by the WFOE unilaterally. The WFOE shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a 30 year term that can be automatically extended for another 10 years at the option of the WFOE. The agreement can only be terminated mutually by the parties in writing. During the term of the agreement, the VIEs may not enter into any agreement with third parties for the provision of any technical or management consulting services without prior consent of the WFOE.

Loan agreements

Pursuant to the loan agreements between the Nominee Shareholders of the VIEs and the WFOE, the WFOE granted interest free loans for the Nominee Shareholders’ contributions to the VIEs. The term of the loan is indefinite until the WFOE requests repayment. The manner and timing of the repayment shall be at the sole discretion of the WFOE and at the WFOE’s option may be in the form of transferring the VIEs’ equity interest to the WFOE or its designated persons.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	ORGANIZATION (CONTINUED)

Exclusive equity option agreements

Pursuant to the exclusive option agreements, entered into between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders jointly and severally granted to the WFOE an option to purchase their equity interests in the VIEs. The purchase price will be offset against the loan repayments under the loan agreements. If the transfer price of the equity interest is greater than the loan amount, the Nominee Shareholders are required to immediately return the received transfer price in excess of the loan amount to the WFOE or any person designated by the WFOE. The WFOE may exercise such option at any time until it has acquired all equity interests of the VIEs or freely transfer the option to any third party and such third party may assume the right and obligations of the option agreement. The exclusive equity option agreements have an indefinite term and will terminate at the earlier of i) the date on which all of the equity interests have been transferred to the WFOE or any person designated by the WFOE; or ii) the unilateral termination by the WFOE.

Equity interest pledge agreements

Pursuant to the equity interest pledge agreements entered into between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders pledged all of their equity interests in the VIEs to the WFOE as collateral for all of their payments due to the WFOE and to secure their obligations under the above agreements. The Nominee Shareholders may not transfer or assign the shares, the rights and obligations in the share pledge agreement or create or permit to create any pledges which may have an adverse effect on the rights or benefits of the VIEs without the WFOE’s preapproval. The WFOE is entitled to transfer or assign in full or in part the shares pledged. In the event of default, the WFOE as the pledgee will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment. There have been no dividends or distributions from inception to date. The equity interest pledge agreements have an indefinite term and will terminate after all the obligations under these agreements have been satisfied in full or the pledged equity interests have been transferred to the WFOE or its designees.

Power of attorney agreements

Pursuant to the power of attorney agreements signed between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders have given the WFOE an irrevocable proxy to act on their behalf on all matters pertaining to the VIEs and to exercise all of their rights as shareholders of the VIEs, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of his equity interests in the VIEs.

In June 2011, the Contractual Arrangements were supplemented with the following terms:

•

With respect to the exclusive equity option agreements, in the event of liquidation or dissolution of the VIEs, all assets shall be sold to the WFOE at the lowest selling price permitted by applicable PRC law, and any proceeds from the transfer and any residual interests in the VIEs shall be remitted to the WFOE immediately;

•

With respect to the exclusive equity option agreements, dividends and distributions are not permitted without the prior consent of the WFOE, to the extent there is a dividend or distribution, the Nominee Shareholders will remit the amounts in full to the WFOE immediately;

•

With respect to the exclusive technical consulting and service agreements and loan agreements, the WFOE shall provide the necessary financial support to the VIEs whether or not the VIEs incur any losses, and not request for repayment if the VIEs are unable to do so.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	ORGANIZATION (CONTINUED)

Power of attorney agreements (Continued)

The following table sets forth the assets, liabilities, and net assets of the VIEs:

	December 31,
	2012	2013
	RMB	RMB	US$
Current assets	467,689	577,529	95,401
Non-current assets	1,591,626	1,606,709	265,409

Total assets	2,059,315	2,184,238	360,810

Current liabilities	418,471	493,710	81,555
Non-current liabilities	23,033	33,069	5,463

Total liabilities	441,504	526,779	87,018

Net assets	1,617,811	1,657,459	273,792

The VIEs contributed substantially all of the Group’s consolidated net revenue and operating cash flows for the year ended December 31, 2012 and 2013. The revenue-producing assets that are held by the VIEs comprise of customer relationships, trademarks, websites, domain names and servers.

The current liabilities of the VIEs included amounts due to Autohome WFOE and Autohome HK as well as intercompany balances between the VIEs of RMB163,904 and RMB20,323 (US$3,357), for the years ended December 31, 2012 and 2013, respectively, both of which were eliminated upon consolidation by the Company. There was no pledge or collateralization of the VIEs’ assets and the WFOE has not provided any financial support that it was not previously contractually required to provide to the VIEs. Creditors of the VIEs have no recourse to the general credit of the WFOE, which is the primary beneficiary of the VIEs.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of accounting

The accompanying consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

(b) Principles of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, and the VIEs for which the Company or a subsidiary of the Company is the primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries, and the VIEs are eliminated upon consolidation. Results of acquired subsidiaries and VIEs are consolidated from the date on which control is transferred to the Company.

(c) Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(c) Use of Estimates (Continued)

revenues and expenses during the year. Areas where management uses subjective judgment include, but are not limited to, estimating the useful lives of long-lived assets and intangible assets, identifying separate accounting units and estimating rebates related to revenue transactions, assessing the initial valuation of the assets acquired and liabilities assumed in a business combination and the subsequent impairment assessment of long-lived assets, intangible assets and goodwill, determining the provision for accounts receivable, determining the value-added tax (“VAT”) receivables, accounting for deferred income taxes and accounting for the share-based compensation. The results of the continuing operations and discontinued operations are determined by using a combination of specific identification of revenues and certain costs as well as a reasonable allocation of the remaining costs using applicable cost drivers where specific identification is not determinable. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d) Foreign Currency

The functional currency of the Company and Cheerbright, is the United States dollar (“US$”), whereas the functional currency of Autohome HK and Autohome Media is the Hong Kong dollar (“HK$”), and the functional currency of the PRC subsidiaries and VIEs is the Chinese Renminbi (“RMB”) as determined based on the criteria of ASC 830, Foreign Currency Matters. The Company uses the RMB as its reporting currency. Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates prevailing on the transaction dates. Foreign currency denominated financial assets and liabilities are re-measured at the balance sheet date exchange rate. Exchange gains and losses are included in foreign exchange gains and losses in the consolidated statements of comprehensive income.

Assets and liabilities of the Company, Cheerbright, Autohome HK and Autohome Media are translated into RMB at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year.

(e) Convenience Translation

Amounts in United States dollars (“US$”) are presented for the convenience of the reader and are translated at the noon buying rate of US$1.00 to RMB6.0537 on December 31, 2013 in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(f) Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and time deposits placed with banks or other financial institutions which are unrestricted as to withdrawal and use and have original maturities less than three months.

(g) Restricted Cash

Restricted cash represents cash pledged to the bank as collateral for the Company’s loan facility. The loan facility was repaid in full on December 27, 2013 (Note 15), however, the restrictions were not fully removed as of December 31, 2013. On February 20, 2014, the restrictions were removed and the related cash balance was reclassified to cash and cash equivalents.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h) Deferred IPO Costs

Direct costs incurred by the Company attributable to its IPO of ordinary shares in the United States have been deferred and recorded in other current assets and will be charged against the gross proceeds received from such offering.

(i) Fair Value of Financial Instruments

Financial instruments of the Group primarily comprise of cash and cash equivalents, restricted cash, held-to-maturity instruments, accounts receivable, other current assets, short-term debt, accrued expenses and other payables, payable for repurchase of common stock and due to related parties. The carrying values of these financial instruments approximated their fair values due to the short-term maturity of these instruments.

(j) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at net realizable value. An allowance for doubtful accounts is recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging and other factors. An accounts receivable balance is written off after all collection effort has ceased.

(k) Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated useful life
Electronic equipment	3 – 5 years
Office equipment	3 – 5 years
Motor vehicles	4 – 5 years
Purchased software	3 – 5 years
Leasehold improvements	Shorter of lease term or the estimated useful lives of the assets

Repair and maintenance costs are charged to expense as incurred, whereas the costs of betterments that extend the useful life of property and equipment are capitalized as additions to the related assets. Retirements, sale and disposals of assets are recorded by removing the cost and accumulated depreciation with any resulting gain or loss reflected in the consolidated statements of comprehensive income.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l) Intangible Assets

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. Intangible assets acquired in a business combination were recognized initially at fair value at the date of acquisition. Intangible assets with finite useful lives are amortized using a straight-line method of amortization that reflects the estimated pattern in which the economic benefits of the intangible asset are to be consumed. The estimated useful life for the intangible assets is as follows:

Category	Estimated useful life
Trademark	15 years
Customer relationship	5 years
Websites	4 years
Domain names	4 years
Licensing agreements	1.75 years

(m) Goodwill

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of an acquired business. The Group’s goodwill at December 31, 2012 and 2013 were related to its acquisition of Cheerbright, China Topside and Norstar. In accordance with ASC 350, Goodwill and Other Intangible Assets, recorded goodwill amounts are not amortized, but rather are tested for impairment annually or more frequently if there are indicators of impairment present.

Goodwill is tested for impairment at the reporting unit level on an annual basis (December 31 for the Company) and between annual tests if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of a reporting unit below its carrying value. These events or circumstances include a significant change in our stock prices, business environment, legal factors, financial performances, competition, or events affecting our reporting unit. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The estimation of fair value of reporting unit using a discounted cash flow methodology also requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Company’s business, estimation of the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

The Company adopted Accounting Standards Update (“ASU”) 2011-08, Testing Goodwill for Impairment, to test goodwill for impairment. This ASU permits the Company to first assess qualitative factors to determine whether it is “more-likely-than-not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If the Company determines, on the basis of qualitative factors, that the fair value of a reporting unit is more likely than not less than the carrying amount, a two-step impairment test is required. Otherwise, further testing is not needed. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. Fair value is primarily determined by computing the future discounted cash flows expected to be generated by the reporting

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m) Goodwill (Continued)

unit. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. The Company has an unconditional option to bypass the qualitative assessment in any period and proceed directly to performing the two-step impairment test.

Management has determined that the Group represents the lowest level within the entity at which goodwill is monitored for internal management purposes. Based on an assessment of the qualitative factors, management determined that it is more-likely-than-not that the fair value of the reporting unit is in excess of its carrying amount. Therefore, management concluded that it was not necessary to proceed to the two-step goodwill impairment test. No impairment loss was recorded for any of the years presented.

If the Group reorganizes its reporting structure in a manner that changes the composition of one or more of its reporting units, goodwill is reassigned based on the relative fair value of each of the affected reporting units.

(n) Impairment of Long-Lived Assets and Intangibles

The Group evaluates its long-lived assets or asset group, including intangible assets with finite lives, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Group evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. No impairment charge was recorded for any of the years presented.

(o) Revenue Recognition

The Group’s revenue is primarily derived from online advertising and dealer subscription services. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the related fee is reasonably assured based on the guidance in ASC 605, Revenue Recognition.

Contracts are signed to establish significant terms such as the price and online advertising services to be provided. The Group considers the price for its services to be fixed and determinable when the Group and its customers have signed the contracts. The Group assesses the creditworthiness of its customers prior to signing the contracts to ensure collectability is reasonably assured. Non-refundable payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o) Revenue Recognition (Continued)

Advertising services

The Group provides online advertising services to automakers, dealers and agency companies that represent automakers and dealers. The majority of the Group’s online advertising service arrangements involve multiple deliverables such as banner advertisements, links and logos, other media insertions and promotional activities that are delivered over different periods of time. Multiple contracts with the same customers are accounted for as separate arrangements if the contracts are not linked together in a single transaction. Historically, the Company has not entered into multiple contracts with the same counterparty that should be combined and accounted for as a single arrangement.

In determining its best estimated selling price for each deliverable, the Group considered its overall pricing model and objectives, as well as market or competitive conditions that may impact the price at which the Group would transact if the deliverable were sold regularly on a standalone basis. The Group monitors the conditions that affect its determination of selling price for each deliverable and reassesses such estimates periodically. Revenue is recognized rateably when the advertisements are published over the stated display period in the case of websites or when the services have been rendered in the case of promotional activities. The amount recognized is limited to the amount that is not contingent upon the delivery of additional deliverables or meeting other specified performance conditions.

Dealer subscription services

The Group provides subscription services to automakers, dealers and agency companies. The Group makes available throughout the subscription period a webpage linked to its websites where the dealers can publish information such as the pricing of their products, locations and addresses and other related information. Revenue is recognized rateably as services are provided over the subscription period.

Rebates to customers

The Group provides cash incentives in the form of rebates to agency companies based on cumulative annual advertising and service volume. The Group estimates its obligations under such agreements based on an evaluation of the likelihood of the agency companies’ achievement of the advertising and service volume targets, giving consideration to the actual activity during the incentive period and, as appropriate, evaluation of the agency companies purchase trends and history. Estimated rebates are recorded as a reduction of revenue in the period revenue is recognized in the Group’s consolidated financial statements. The Group has estimated and recorded rebates to agency companies which amounted to RMB109,573, RMB153,388 and RMB231,136 (US$38,181) for the years ended December 31, 2011, 2012 and 2013, respectively.

(p) Cost of Revenues

Cost of revenues consist primarily of bandwidth and internet data centre fees, depreciation of the Group’s long lived assets, amortization of acquired intangible assets, VAT, business tax and surcharges and content related costs. Content related costs primarily comprise salaries and benefits for employees directly involved in revenue generation activities and other overhead expenses directly attributable to the provision of the online advertising and dealer subscription services.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p) Cost of Revenues (Continued)

The Group’s business is subject to VAT, business taxes, surcharges and cultural construction fees levied on advertising related sales in China. Pursuant to ASC 605-45, Revenue Recognition—Principal Agent Considerations, the group elected to present VAT, business taxes, surcharges and cultural construction fees as cost of revenues on the consolidated statements of comprehensive income. For the years ended December 31, 2012 and 2013, the Company’s PRC subsidiaries and its VIEs are subject to a 6% VAT.

(q) Advertising Expenditures

Advertising expenditures which amounted to RMB18,830, RMB37,858 and RMB86,198 (US$14,239) for the years ended December 31, 2011, 2012 and 2013, respectively, are expensed as incurred and are included in sales and marketing expenses.

(r) Product Development Expenses

Product development expenses consist primarily of employee costs related to personnel involved in the development and enhancement of the Group’s service offerings on its websites. The Group recognizes these costs as expenses when incurred, unless they result in significant additional functionality in the Group’s websites, in which case they are capitalized. No costs were capitalized during any of the years presented.

(s) Leases

Leases are classified at the inception date as either a capital lease or an operating lease. The Group assesses a lease to be a capital lease if any of the following conditions exist: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the property’s estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. The Group has no capital leases for the years presented.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective lease terms. The Group leases office space and employee accommodation under operating lease agreements. Certain of the lease agreements contain rent holidays. Rent holidays are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on straight-line basis over the term of the lease.

(t) Income Taxes

The Group accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Group records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t) Income Taxes (Continued)

The Group applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The Group has recorded unrecognized tax benefits in the other liabilities line item in the accompanying consolidated balance sheets. The Group has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of “income tax expense”, in the consolidated statements of comprehensive income.

The Group’s estimated liability for unrecognized tax benefits and the related interest and penalties are periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The actual benefits ultimately realized may differ from the Group’s estimates. As each audit is concluded, adjustments, if any, are recorded in the Company’s consolidated financial statements. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which they occur.

(u) Discontinued Operations

In accordance with ASC 205-20, Discontinued Operations, when a component of an entity has been disposed of and the Group will no longer have significant continuing involvement in the operations of the component, the results of its operations should be classified as discontinued operations in the consolidated statements of comprehensive income for all years presented.

(v) Treasury Stock

The Company accounts for treasury stock repurchases at cost in accordance to ASC 505-30, Treasury Stock. When a corporation’ s stock is retired, an excess of repurchase price over par value may be allocated between additional paid in capital and retained earnings.

(w) Earnings Per Share

Earnings per share are calculated in accordance with ASC 260-10, Earnings per Share: Overall. Basic earnings per share are computed by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between the Class A and Class B ordinary shares based on their participating rights in undistributed earnings as if all the earnings for the reporting period had been distributed.

Diluted earnings per ordinary share reflects the potential dilution that could occur if securities to issue ordinary shares were exercised. The dilutive effect of outstanding share-based awards is reflected in the diluted earnings per share by application of the treasury stock method. The computation of the dilutive net income per share of Class A ordinary share assumes the conversion of Class B ordinary shares, while the diluted income per share of Class B ordinary share does not assume the conversion of those shares.

The participating rights (liquidation and dividend rights) of the holders of the Company’s Class A and Class B ordinary shares are identical, except with respect to voting and conversion. As a result, and in accordance with

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(w) Earnings Per Share (Continued)

ASC 260, the undistributed income for each year is allocated based on the contractual participating rights of the Class A and Class B ordinary shares as if the income for the year had been distributed. As the participating rights are identical, the undistributed income is allocated on a proportionate basis.

(x) Comprehensive Income

Comprehensive income is defined to include all changes in shareholders’ equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220-10, Comprehensive Income: Overall requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income includes foreign currency translation adjustments and is presented in the consolidated statement of comprehensive income. The Company adopted ASU No. 2013-02, Comprehensive Income (Topic 220) (“ASU 2013-02”) in January 2013. There was no material impact to the Company’s consolidated financial statements upon adoption because there were no reclassifications out of accumulated other comprehensive income to net income for the periods presented.

(y) Segment Reporting

In accordance with ASC 280-10, Segment Reporting: Overall, the Group’s chief operating decision maker has been identified as the Chief Executive Officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Group as a whole; hence, the Group has only one operating segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets and revenue are substantially located in and derived from the PRC, no geographical segments are presented.

(z) Employee Benefits

The full-time employees of the Company’s PRC subsidiaries and VIEs are entitled to staff welfare benefits including medical care, housing fund, pension benefits and unemployment insurance, which are governmental mandated defined contribution plans. These entities are required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. The total expenses for the employee benefits plans were RMB9,717, RMB13,666 and RMB23,410 (US$3,867) for the years ended December 31, 2011, 2012 and 2013, respectively.

(aa) Share-based Compensation

Share-based awards granted to employees are accounted for under ASC 718, Compensation—Stock Compensation awards, which requires that share-based awards granted to employees be measured based on the grant date fair value and recognized as compensation expense over the requisite service period (which is generally the vesting period) in the consolidated statements of comprehensive income. The Company has elected to recognize compensation expense using the straight-line method for all share-based awards granted with service conditions that have a graded vesting schedule. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(aa) Share-based Compensation (Continued)

Forfeiture rates are estimated based on historical and future expectations of employee turnover rates and are adjusted to reflect future changes in circumstances and facts, if any. Share-based compensation expense is recorded net of estimated forfeitures such that expense is recorded only for those share-based awards that are expected to vest. To the extent the Company revises these estimates in the future, the share-based payments could be materially impacted in the period of revision, as well as in following periods. The Company, with the assistance of an independent third party valuation firm, determined the fair value of the stock options granted to employees. The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees prior to the company of IPO.

(bb) Recent Accounting Pronouncements

In March 2013, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2013-05 (“ASU 2013-05”), Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity, which specifies that a cumulative translation adjustment (“CTA”) should be released into earnings when an entity ceases to have a controlling financial interest in a subsidiary or group of assets within a consolidated foreign entity and the sale or transfer results in the complete or substantially complete liquidation of the foreign entity. For sales of an equity method investment that is a foreign entity, a pro rata portion of CTA attributable to the investment would be recognized in earnings when the investment is sold. When an entity sells either a part or all of its investment in a consolidated foreign entity, CTA would be recognized in earnings only if the sale results in the parent no longer having a controlling financial interest in the foreign entity. In addition, CTA should be recognized in earnings in a business combination achieved in stages. For public entities, ASU 2013-05 is effective for reporting periods beginning after December 15, 2013, with early adoption permitted. The Company will adopt ASU 2013-05 on January 1, 2014 and does not expect the adoption to have a material impact on its consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740) (“ASU 2013-11”) to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. This ASU requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with certain exceptions. The modifications to ASC Topic 740 resulting from the issuance of ASU 2013-11 are effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. The Group will adopt ASU 2013-11 on January 1, 2014. Starting January 1, 2014, the Company will present an unrecognized tax benefit or a portion of an unrecognized tax benefit as deduction of deferred tax assets if applicable.

3.	CONCENTRATION OF RISKS

(a) Credit risk

Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable. As of December 31, 2012 and 2013, RMB420,576 and RMB1,383,613 (US$228,556), respectively, were deposited with various major

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

3.	CONCENTRATION OF RISKS (CONTINUED)

(a) Credit risk (Continued)

reputable financial institutions located in the PRC and international financial institutions outside of the PRC. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions. Historically, deposits in Chinese banks are secure due to the state policy on protecting depositors’ interests. However, China promulgated a new Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the new Bankruptcy Law, a Chinese bank may go into bankruptcy. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have been significant competitors against Chinese banks in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy of those Chinese banks in which the Group has deposits has increased. In the event of bankruptcy of one of the banks which holds the Group’s deposits, it is unlikely to claim its deposits back in full since it is unlikely to be classified as a secured creditor based on PRC laws. The Group continues to monitor the financial strength of these financial institutions.

Accounts receivable are typically unsecured and derived from revenue earned from customers in the PRC, which are exposed to credit risk. The risk is mitigated by the Group’s assessment of its customers’ creditworthiness and its ongoing monitoring process of outstanding balances. The Group maintains reserves for estimated credit losses and these losses have generally been within expectations. There were no and one customer that individually represented greater than 10% of the total accounts receivable as of December 31, 2012 and 2013, respectively.

(b) Business, customer, political, social and economic risks

The Group participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Group’s future financial position, results of operations or cash flows; changes in the overall demand for services and products; changes in business offerings; competitive pressures due to new entrants; acceptance of the Internet as an effective marketing platform by China’s automotive industry; changes in certain strategic relationships or customer relationships; growth in China’s automotive industry, regulatory considerations; and risks associated with the Group’s ability to attract and retain employees necessary to support its growth.

There was one customer that individually represented greater than 10% of the total net revenue from continuing operations for the year ended December 31, 2011. There were no customers that individually represented greater than 10% of the total net revenue from continuing operations for the years ended December 31, 2012 and 2013, respectively.

Internet and advertising related businesses are subject to significant restrictions under current PRC laws and regulations. Specifically, foreign investors are not allowed to own more than a 50% equity interest in any Internet Content Provider (“ICP”) business. In addition, PRC regulations require any foreign entities that invest in the advertising services industry to have at least a two-year track record with a principal business in the advertising industry outside of China.

Currently, the Group conducts its operations in China through Contractual Arrangements entered between the Autohome WFOE and VIEs. The relevant regulatory authorities may find the current contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations. If the Company or any of its

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

3.	CONCENTRATION OF RISKS (CONTINUED)

(b) Business, customer, political, social and economic risks (Continued)

current or future VIEs or subsidiaries are found in violation of any existing or future laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including levying fines, confiscating the income of Autohome WFOE, Shanghai Advertising, Guangzhou Advertising, Autohome Information and its subsidiaries, revoking the business licenses or operating licenses of Autohome WFOE, Shanghai Advertising, Guangzhou Advertising, Autohome Information and its subsidiaries, shutting down the Group’s servers or blocking the Group’s websites, discontinuing or placing restrictions or onerous conditions on the Group’s operations, requiring the Group to undergo a costly and disruptive restructuring, restricting the Group’s rights to use the proceeds from this offering to finance the Group’s business and operations in China, or enforcement actions that could be harmful to the Group’s business. Any of these actions could cause significant disruption to the Group’s business operations and severely damage the Group’s reputation, which would in turn materially and adversely affect the Group’s business and results of operations. In addition, if the imposition of any of these penalties causes the Company to lose the rights to direct the actives of VIEs or the Company’s right to receive their economic benefits, the Company would no longer be able to consolidate the VIEs.

In addition, if Shanghai Advertising, Guangzhou Advertising, Autohome Information and its subsidiaries or their shareholders fail to perform their obligations under the Contractual Arrangements, the Company may have to incur substantial costs and expend resources to enforce the Company’s rights under the contracts. The Company may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. All of these Contractual Arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in PRC is not as developed as in other jurisdictions, such as United States. As a result, uncertainties in the PRC legal system could limit the Company’s ability to enforce these Contractual Arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event the Company is unable to enforce these Contractual Arrangements, the Company may not be able to exert effective control over its VIEs, and the Company’s ability to conduct its business may be negatively affected.

Based on the advice of the Company’s PRC legal counsel, the corporate structure and Contractual Arrangements of our VIEs and our WOFE in China are in compliance with all existing PRC laws and regulations. Therefore, in the opinion of management, (i) the ownership structure of the Company and the VIEs are in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements with VIEs and their nominee shareholder are valid and binding, and will not result in any violation of PRC laws or regulations currently in effect; and (iii) the Group’s business operations are in compliance with existing PRC law and regulations in all material respects.

(c) Currency convertibility risk

The Group transacts substantially all its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual-rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into US$ or other foreign currencies. All foreign

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

3.	CONCENTRATION OF RISKS (CONTINUED)

(c) Currency convertibility risk (Continued)

exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

As of December 31, 2013, cash and cash equivalents in PRC were held by PRC subsidiaries and the VIEs. Cash and cash equivalents of PRC subsidiaries and VIEs are all denominated in RMB and amounted to RMB394,345 (US$65,141) and RMB99,307 (US$16,404), respectively. Cash distributed outside of the PRC by PRC subsidiaries and the VIEs may be subject to PRC dividend withholding tax.

(d) Foreign currency exchange rate risk

Since July 21, 2005, the RMB was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The appreciation of the RMB against US$ was approximately 4.9%, 1.0% and 2.9% in the years ended December 31, 2011, 2012 and 2013, respectively. While the international reaction to the appreciation of the RMB has generally been positive, there remains significant international pressure on the PRC Government to adopt an even more flexible currency policy, which could result appreciation or depreciation of the RMB against the US$.

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable and allowance for doubtful accounts consist of the following:

	December 31,
	2012	2013
	RMB	RMB	US$
Accounts receivable	327,232	466,965	77,137
Allowance for doubtful accounts	(1,161)	(1,253)	(207)

Total	326,071	465,712	76,930

As of December 31, 2012 and 2013, all accounts receivable were due from third party customers.

An analysis of the allowance for doubtful accounts is as follows:

	December 31,
	2012	2013
	RMB	RMB	US$
Beginning balance	371	1,161	192
Additions charged to bad debt expense	790	251	41
Write off	—	(159)	(26)

Ending balance	1,161	1,253	207

The Group recognized additions to allowance for doubtful accounts related to continuing operations amounting to RMB206, RMB790 and RMB251 (US$41) within general and administrative expenses, for the years ended December 31, 2011, 2012 and 2013, respectively.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,
	2012	2013
	RMB	RMB	US$
Rental deposits	1,948	2,105	348
Advance to suppliers	9,322	7,769	1,283
Staff advances	229	867	143
Other receivables	936	2,546	421

	12,435	13,287	2,195

6.	TAXATION

Enterprise income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and conducts substantially all of its business through its PRC subsidiaries and VIEs. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. In addition, upon payments of dividends by these entities to their shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Cheerbright is incorporated in the British Virgin Islands and conducts substantially all of its businesses through its PRC subsidiary and VIEs. Under the current laws of the British Virgin Islands, Cheerbright is not subject to tax on income or capital gains. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Autohome HK is incorporated in Hong Kong on March 16, 2012. In October 2013, Autohome HK acquired Autohome Media, a Hong Kong advertising and marketing company. Companies registered in Hong Kong are subject to Hong Kong Profits Tax on the taxable income as reported in their respective statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. For the years ended December 31, 2011, 2012 and 2013, the Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong during this period. Under the Hong Kong tax law, Autohome HK and Autohome Media are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

The PRC

Prior to January 1, 2008, pursuant to the Provisional Regulations of the PRC on Enterprise Income Tax and the Income Tax Law of the PRC for Foreign Invested Enterprises (“FIEs”) and Foreign Enterprises, the Company’s VIEs of which Autohome WFOE is the primary beneficiary, were subject to PRC enterprise income tax (“EIT”) at a statutory rate of 33% on taxable income. On March 16, 2007, the National People’s Congress enacted the

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

6.	TAXATION (CONTINUED)

Enterprise income tax (Continued)

The PRC (Continued)

Enterprise Income Tax Law (“the New EIT Law”), effective on January 1, 2008. The New EIT Law unified the previously-existing separate income tax laws for domestic enterprises and FIEs and adopted a unified 25% enterprise income tax rate applicable to all resident enterprises in China, except for certain entities eligible for preferential tax rates and grandfather rules stipulated by the New EIT Law.

In September 2010, Autohome WFOE has been recognized as a “High-New Technology Enterprise” (“HNTE”), and is eligible for a 15% preferential tax rate effective from 2010 to 2012 and thereafter for an additional three years through an administrative renewal process if it qualifies. Autohome WFOE met the HNTE requirements and completed the administrative renewal process in November 2013, qualifying them for a 15% preferential tax rate for three years from 2013 to 2015.

The Company’s remaining PRC subsidiaries and all the VIEs were subject to EIT at a rate of 25% for the years ended December 31, 2011, 2012 and 2013.

Under the New EIT Law, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The New EIT Law also provides that enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, and other aspects of an enterprise. As of December 31, 2013, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2013, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company is deemed as a PRC tax resident, it would be subject to PRC tax under the New EIT Law. The Company has analyzed the applicability of this law and will continue to monitor the related development and application.

The Company had minimal operations in jurisdictions other than the PRC. Income before income tax expenses consists of:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
PRC	175,691	317,844	570,659	94,266
Non PRC	(1,897)	(13,975)	(2,203)	(364)

	173,794	303,869	568,456	93,902

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

6.	TAXATION (CONTINUED)

Enterprise income tax (Continued)

The PRC (Continued)

The income tax expense (benefit) is comprised of:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Current	34,615	84,851	136,047	22,474
Deferred	3,733	6,137	(23,753)	(3,924)

	38,348	90,988	112,294	18,550

The reconciliation of income tax expense for the years ended December 31, 2011, 2012 and 2013 is as follows:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Income from continuing operations before income tax expense	173,794	303,869	568,456	93,902
Income tax expense computed at applicable tax rates (25%)	43,449	75,967	142,114	23,476
Non-deductible expenses	7,106	14,571	697	115
Valuation allowances	(85)	—	2,114	349
Outside basis difference	7,451	30,278	14,254	2,354
Effect of international tax rate difference	474	3,494	551	91
Interest expense relating to unrecognized tax benefits	—	685	2,115	349
Effect of preferential tax rate	(20,047)	(34,007)	(49,551)	(8,184)

Income tax expense	38,348	90,988	112,294	18,550

Deferred tax

The significant components of deferred taxes are as follows:

	December 31,
	2012	2013
	RMB	RMB	US$
Deferred tax assets
Current
Allowance for doubtful accounts	307	367	61
Accrued staff cost	10,468	19,538	3,227
Accrued expenses	11,231	5,251	867
Revenue recognition	3,621	11,174	1,846
Tax losses	1,483	2,437	403
Valuation allowances	—	(2,114)	(349)

Net current deferred tax assets	27,110	36,653	6,055

Total deferred tax assets	27,110	36,653	6,055

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

6.	TAXATION (CONTINUED)

Deferred tax (Continued)

	December 31,
	2012	2013
	RMB	RMB	US$
Deferred tax liabilities
Current
Outside basis difference	(26,629)	—	—

Total current deferred tax liabilities	(26,629)	—	—

Non-current
Intangible assets	(12,181)	(10,816)	(1,787)
Outside basis difference	(456,657)	(470,911)	(77,789)

Total non-current deferred tax liabilities	(468,838)	(481,727)	(79,576)

Total deferred tax liabilities	(495,467)	(481,727)	(79,576)

Valuation allowances have been provided on the deferred tax assets where, based on all available evidence, it was considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company recorded a full valuation allowances against the deferred tax assets of Shengtuo Hongyuan, which was in a cumulative loss position as of December 31, 2013.

As of December 31, 2013, the Group had net operating losses of approximately RMB10,262 (US$1,695), which can be carried forward to offset taxable income. The net operating loss will start to expire in 2017 if not utilized.

After considering its dividend distribution, operational funding needs and future development initiatives, the Company did not intend to indefinitely reinvest any of the earnings for the year ended December 31, 2012. Therefore, the Company accrued deferred income tax liabilities of RMB26,629 for the associated withholding tax liability as of December 31, 2012. The deferred tax was settled upon payment of the dividend distribution in June 2013. As of December 31, 2013, the Company intended to indefinitely reinvest the undistributed earnings of its PRC subsidiaries. Determination of the amount of unrecognized deferred tax liability related to the earnings that are indefinitely reinvested is not practical.

Unrecognized tax benefits

As of December 31, 2012 and 2013, the Company recorded an unrecognized tax benefit of RMB17,379 and RMB29,459 (US$4,866), respectively, of which RMB16,568 and RMB29,041 (US$4,797), respectively, are presented on a net basis against the deferred tax assets related to tax loss carry forwards on the consolidated balance sheets. This primarily represent the estimated income tax expense the Group would pay should its income tax returns have been prepared in accordance with the current PRC tax laws and regulations. It is possible that the amount of uncertain tax position will change in the next twelve months, however, an estimate of the range of the possible outcomes cannot be made at this time. As of December 31, 2012 and 2013, unrecognized tax benefits of RMB3,790 and RMB10,560 (US$1,744) respectively, if ultimately recognized, will impact the effective tax rate.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

6.	TAXATION (CONTINUED)

Unrecognized tax benefits (Continued)

A roll-forward of unrecognized tax benefits is as follows:

	December 31,
	2012	2013
	RMB	RMB	US$
Beginning balance	5,971	17,379	2,871
Additions based on tax positions related to the current year	14,231	19,314	3,190
Decreases based on tax positions related to prior years	(2,823)	(7,234)	(1,195)

Ending balance	17,379	29,459	4,866

During the years ended December 31, 2011, 2012 and 2013, the Group recorded late payment interest expense related to continuing operations of nil, RMB685 and RMB2,115 (US$349), and penalties of nil, nil and nil, respectively, as part of income tax expense.

The tax years ended December 31, 2008 through 2013 for the Company’s PRC subsidiaries and VIEs remain subject to examination by the PRC tax authorities.

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31,
	2012	2013
	RMB	RMB	US$
At cost:
Electronic equipment	54,310	90,248	14,907
Office equipment	532	563	93
Motor vehicles	1,891	3,176	525
Purchased software	3,477	7,858	1,298
Leasehold improvements	3,181	4,672	772

	63,391	106,517	17,595
Less: Accumulated depreciation	(23,533)	(48,620)	(8,031)

	39,858	57,897	9,564

Depreciation expense for continuing operations was RMB6,347, RMB14,301 and RMB25,548 (US$4,220) for the years ended December 31, 2011, 2012 and 2013, respectively.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

8.	INTANGIBLE ASSETS, NET

The following tables present the Group’s intangible assets with definite lives as of the respective balance sheet dates:

	December 31, 2013
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	RMB	RMB	RMB	US$
Trademarks	68,310	(25,047)	43,263	7,146
Customer relationship	9,050	(9,050)	—	—
Websites	27,000	(27,000)	—	—
Domain names	1,870	(1,714)	156	26
Licensing agreements	2,266	(324)	1,942	321

	108,496	(63,135)	45,361	7,493

	December 31, 2012
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	RMB	RMB	RMB
Trademarks	68,310	(20,493)	47,817
Customer relationship	9,050	(8,145)	905
Websites	27,000	(27,000)	—
Domain names	1,870	(1,247)	623

	106,230	(56,885)	49,345

The intangible assets are amortized using the straight-line method, which is the Group’s best estimate of how these assets will be economically consumed over their respective estimated useful lives ranging from approximately 1.75 to 15 years. Amortization expense for continuing operations was RMB13,768, RMB10,203 and RMB6,250 (US$1,032) for the years ended December 31, 2011, 2012 and 2013, respectively.

The annual estimated amortization expenses for the acquired intangible assets related to continuing operations for each of the next five years are as follows:

	2014	2015	2016	2017	2018
	RMB	RMB	RMB	RMB	RMB
Trademarks	4,554	4,554	4,554	4,554	4,554
Domain names	156	—	—	—	—
Licensing agreements	1,302	640	—	—	—

	6,012	5,194	4,554	4,554	4,554

9.	GOODWILL

At December 31, 2012 and 2013, goodwill was RMB1,504,278 and RMB1,504,278 (US$248,489), respectively.

As part of the distribution of the distributed entities to shareholders on June 30, 2011 (Note 14), goodwill was allocated between the continuing operations and discontinued operations using a relative fair value approach in accordance with ASC 350-20, Goodwill and Other Intangible Assets. The remaining goodwill was assessed for impairment as of December 31, 2012 and 2013. No impairment loss was recognized in any of the years presented.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

10.	ACCRUED EXPENSES AND OTHER PAYABLES

The components of accrued expenses and other payables are as follows:

	December 31,
	2012	2013
	RMB	RMB	US$
VAT, business tax and surcharges payable	7,296	4,496	743
Payroll and welfare payable	53,405	100,454	16,594
Accrued rebates	121,968	182,057	30,074
Accrued overhead expenses	2,183	1,262	208
Professional service fees	16,876	22,912	3,785
Others	11,480	12,913	2,133

	213,208	324,094	53,537

11.	RELATED PARTY TRANSACTIONS

Name of related parties	Relationship with the Group
Telstra International HK Limited	A wholly-owned subsidiary of the Company’s major shareholder
Telstra International Limited	A wholly-owned subsidiary of the Company’s major shareholder
Beijing POP Information Technology Co., Ltd.	A company owned by the same group of the Company’s shareholders
Lianhe Shangqing (Beijing) Advertisement Co., Ltd.	A company owned by the same group of the Company’s shareholders
Beijing Australian Telecommunications Technical Consulting Limited	A wholly-owned subsidiary of the Company’s majority shareholder
Autohome Media Limited (prior to the acquisition)	A company over which the spouse of one of the Group’s director who has significant influence

During the year ended December 31, 2012, Lianhe Shangqing (Beijing) Advertisement Co., Ltd. paid office rent expense amounting to RMB438 on behalf of Beijing Shengtuo Autohome Advertising Co., Ltd.

In April 2012, Autohome Information paid RMB2,085 to Beijing POP Information Technology Co., Ltd. and Beijing Shengtuo Autohome Advertising Co., Ltd. paid RMB3,008 to Lianhe Shangqing (Beijing) Advertisement Co., Ltd. to settle outstanding related party balances.

During the year ended December 31, 2012, Telstra International HK Limited provided the network maintenance services amounting RMB246 to Autohome Information. The outstanding balance has been paid in full as of December 31, 2012.

During the year ended December 31, 2013, Telstra International HK Limited provided network services amounting to RMB128 (US$21) to Autohome Information. The outstanding balance has been paid in full as of December 31, 2013.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

11.	RELATED PARTY TRANSACTIONS (CONTINUED)

During the year ended December 31, 2013, Telstra International Limited provided network services amounting to RMB255 (US$42) to Autohome Information. The outstanding balance has been paid in full as of December 31, 2013.

During the year ended December 31, 2013, the Group acquired Autohome Media in October 2013, which is 50% owned by the spouse of one of the Group’s directors. There are no outstanding balances associated with this acquisition as of December 31, 2013.

During the year ended December 31, 2013, the Group and Telstra International Limited entered into an agreement where a Telstra executive would provide consulting services to the Group. Under this agreement, the amount due to Telstra for services provided during the year ended December 31, 2013 amounted to RMB 418 (US$69).

During the year ended December 31, 2013, the Group and Beijing Australian Telecommunications Technical Consulting Limited entered into an agreement where a Telstra executive would provide consulting services to the Group. Under this agreement, the amount due to Beijing Australian Telecommunications Technical Consulting Limited for services provided during the year ended December 31, 2013 amounted to RMB149 (US$25).

The Group had the following related party payables outstanding as of December 31, 2012 and 2013:

	December 31,
	2012	2013
	RMB	RMB	US$
Telstra International Limited	—	418	69
Beijing Australian Telecommunications Technical Consulting Limited	—	149	25

	—	567	94

12.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Group leases office space and employee accommodation in the PRC under non-cancellable operating leases expiring on various dates. Payments under operating leases are expensed on a straight-line basis, after considering rent holidays, over the periods of the respective lease terms. The terms of the leases do not contain rent escalation or contingent rents for the years ended December 31, 2011, 2012 and 2013, total rental expenses for all operating leases amounted to RMB8,035, RMB12,038 and RMB17,898 (US$2,957) respectively.

As of December 31, 2013, the Group has future minimum lease payments under non-cancellable operating leases, with initial terms in excess of one year, for office premises related to continuing operations consisting of the following:

	RMB	US$
2014	26,958	4,453
2015	25,707	4,246
2016	22,001	3,634
2017 and thereafter	—	—

	74,666	12,333

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Taxation

As of December 31, 2012 and 2013, the Group has recognized liabilities of RMB16,568 and RMB29,041 (US$4,797), respectively, related to unrecognized tax benefits (Note 6). The final outcome of the tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of statutes of limitation. However, due to the uncertainties associated with the status of examinations, including the protocols of finalizing audits by the relevant tax authorities, there is a high degree of uncertainty regarding the future cash outflows associated with these tax uncertainties. The Group classified the accrual for unrecognized tax benefits as a non-current liability.

With respect to display advertising services, consistent with industry practice in the PRC, the Company regularly provides such services at a discount to its standard rates. These discounts are in the form of free advertising elements, of which the duration and other terms of services are specified as part of the revenue contract. The VAT pilot program replaced the business tax rules for advertising services in Beijing effective from September 1, 2012. There are uncertainties under the current VAT rules as to whether these free elements should constitute deemed services in addition to the chargeable elements rather than discounts to the overall revenue arrangements for tax purposes and thus be subject to VAT at the standard rates of services. The Company currently considers that such free elements do not give rise to deemed services for VAT purposes and the value-add tax for a revenue contract is calculated based on the contract price for the overall arrangements. The rules related to the VAT pilot program are still evolving and the timing of the promulgation of the final tax rules or related interpretation is uncertain. The estimated amount of this contingency as of December 31, 2013 is not determinable.

13.	COST OF REVENUES

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Content related costs	43,943	62,871	95,987	15,856
Depreciation and amortization	18,739	21,978	26,439	4,367
Bandwidth and internet data centre	11,936	15,045	21,047	3,477
VAT, business taxes and surcharges	55,947	78,346	108,763	17,966

	130,565	178,240	252,236	41,666

14.	DISCONTINUED OPERATIONS

On June 14, 2011, the Company incorporated, under the laws of the Cayman Islands, a wholly-owned subsidiary, Sequel Media. On June 30, 2011 the Company contributed all the shares of the entities that provided online advertising services to manufacturers and retailers in the information technology industry (collectively the “Distributed Entities”) to Sequel Media. On June 30, 2011, the Company distributed all the shares of Sequel Media to its shareholders. Accordingly, pursuant to ASC 205-20, Discontinued Operations, the Distributed Entities have been accounted for as discontinued operations whereby the results of operations of Distributed Entities have been eliminated from the results of continuing operations and reported in discontinued operations for all years presented. The results of the discontinued operations are determined by using a combination of specific identification of revenues and certain costs as well as a reasonable allocation of the remaining costs

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

14.	DISCONTINUED OPERATIONS (CONTINUED)

using applicable cost drivers where specific identification is not determinable. Accordingly, the Group recognized a distribution to shareholders amounting to RMB325,236 for the year ended December 31, 2011, which included RMB94,069 of cash and cash equivalents of the distributed entities. The assets and liabilities distributed are as follows:

RMB
Cash and cash equivalents	94,069
Held-to-maturity instruments	43,000
Accounts receivable	75,988
Prepaid expenses and other current assets	12,974
Deferred tax assets	18,682
Property and equipment, net	15,557
Intangible assets, net	71,540
Goodwill	185,922
Accrued expenses and other payables	(92,872)
Deferred revenue	(15,753)
Deferred tax liabilities	(70,311)
Other liabilities	(13,560)

325,236

The results of the distributed entities are as follows:

Year ended December 31, 2011
RMB
Net revenues	92,249
Cost of revenues	(54,567)

Gross profit	37,682
Operating expenses:
Sales and marketing expenses	(33,290)
General and administrative expenses	(8,553)
Product development expenses	(8,630)

Operating loss	(12,791)
Other income	1,705

Loss before income tax expenses	(11,086)
Income tax benefit	6,904

loss from discontinued operations	(4,182)

15.	ORDINARY SHARES

On November 4, 2013, the Company entered into the West Crest Limited Share Purchase agreement. On November 15, 2013, the Company decided to retire the treasury stocks repurchased. On November 18, 2013, Cheerbright entered into a three-month revolving loan facility to fund a portion of the West Crest Limited share

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

15.	ORDINARY SHARES (CONTINUED)

purchase with a financial institution for an amount up to RMB230,040 (US$38,000), which was fully drawn down on November 21, 2013 and subsequently repaid on December 27, 2013. This facility was collateralized by a cash deposit of RMB245,000 (US$40,471) provided by Autohome WFOE. As of December 31, 2013, RMB 227,015 (US$37,500) is the outstanding payable due to West Crest Limited.

Upon the effectiveness of the IPO registration statement, the Company’s ordinary shares were redeemed and cancelled in consideration for the issuance of an equivalent number of Class A ordinary shares and Class B ordinary shares to the holders of former ordinary shares, respectively. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for conversion and voting rights. Each Class B ordinary share is convertible into one Class A ordinary share at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Each Class A ordinary share is entitled to one vote. When the total number of ordinary shares held by Telstra constitutes no less than 51% of all of the Company’s issued and outstanding ordinary shares, each Class B ordinary share is entitled to one vote; when the total number of ordinary shares held by Telstra drops below 51% but is no less than 39.3% of all of the Company’s issued and outstanding ordinary shares, each Class B ordinary share will carry such number of votes that would result in the total number of ordinary shares held by Telstra carrying, in the aggregate, 51% of the voting rights represented by all of the Company’s issued and outstanding ordinary shares; when the total number of ordinary shares held by Telstra drops below 39.3% of all of the Company’s issued and outstanding ordinary shares, all Class B ordinary shares will be automatically converted into the same number of Class A ordinary shares.

Immediately prior to the completion of the IPO, the Company had 27,354,496 Class A ordinary shares and 68,788,940 Class B ordinary shares outstanding. During the IPO, the Company issued 8,993,000 Class A ordinary shares. Upon completion of the IPO on December 11, 2013, the Company had 105,136,436 ordinary shares outstanding comprised of 36,347,496 Class A ordinary shares and 68,788,940 Class B ordinary shares.

16.	RESTRICTED NET ASSETS

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the consolidated financial statements prepared in accordance with U.S.GAAP differ from those reflected in the statutory financial statements of the Company’s PRC subsidiaries.

Under PRC law, the Company’s PRC subsidiaries are required to provide for certain statutory reserves, namely a general reserve, an enterprise expansion fund and a staff welfare and bonus fund. The subsidiary is required to allocate at least 10% of their after tax profits on an individual company basis as determined under PRC accounting standards to the general reserve and has the right to discontinue allocations to the general reserve if such reserve has reached 50% of registered capital on an individual company basis. In addition, the registered capital of the Company’s PRC subsidiaries and VIEs is also restricted.

Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the Board of Directors of the subsidiary. The Company’s VIEs in the PRC are also subject to similar statutory reserve requirements. These reserves can only be used for specific purposes and are not transferable to the Group

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

16.	RESTRICTED NET ASSETS (CONTINUED)

in the form of loans, advances or cash dividends. As of December 31, 2011, 2012 and 2013, the Company’s PRC subsidiaries and VIEs had appropriated RMB3,987, RMB4,850 and RMB7,113 (US$1,175), respectively, of retained earnings for its statutory reserves.

As a result of these PRC laws and regulations subject to the limit discussed above that require annual appropriations of 10% of after-tax income to be set aside, prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries and VIEs are restricted in their ability to transfer a portion of their net assets to the Company.

Foreign exchange and other regulation in the PRC may further restrict the Company’s PRC subsidiaries and VIEs from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2012 and 2013, amounts restricted are the net assets of the Company’s PRC subsidiaries and VIEs, which amounted to RMB1,600,230 and RMB1,818,103 (US$300,329), respectively.

17.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the years presented are calculated as follows:

	Year ended December 31,
	2011	2012	2013
	Ordinary shares	Ordinary shares	Class A	Class A	Class B	Class B
	RMB	RMB	RMB	US$	RMB	US$
Basic earnings (loss) per share:
Numerator:
Income from continuing operations	135,446	212,881	142,053	23,465	314,109	51,887
Loss from discontinued operations	(4,182)	—	—	—	—	—

Net income	131,264	212,881	142,053	23,465	314,109	51,887

Denominator:
Weighted average ordinary shares outstanding	100,000,000	100,000,000	31,109,214	31,109,214	68,788,940	68,788,940
Basic earnings (loss) per share:
Income from continuing operations	1.35	2.13	4.57	0.75	4.57	0.75
Loss from discontinued operations	(0.04)	—	—	—	—	—

Net income	1.31	2.13	4.57	0.75	4.57	0.75

Diluted earnings (loss) per share:
Numerator:
Income from continuing operations	135,446	212,881	155,394	25,669	300,768	49,683
Loss from discontinued operations	(4,182)	—	—	—	—	—
Reallocation of undistributed income from continuing operations as a result of conversion of Class B to Class A ordinary shares (Note 15)	—	—	300,768	49,683	—	—

Net income	131,264	212,881	456,162	75,352	300,768	49,683

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

17.	EARNINGS PER SHARE (CONTINUED)

	Year ended December 31,
	2011	2012	2013
	Ordinary shares	Ordinary shares	Class A	Class A	Class B	Class B
	RMB	RMB	RMB	US$	RMB	US$
Denominator:
Weighted average ordinary shares outstanding	100,000,000	100,000,000	31,109,214	31,109,214	68,788,940	68,788,940
Conversion of Class B to Class A ordinary shares (Note 15)	—	—	68,788,940	68,788,940	—	—
Dilutive effect of stock options	189,928	650,652	4,431,072	4,431,072	—	—

Weighted-average number of shares outstanding- diluted	100,189,928	100,650,652	104,329,226	104,329,226	68,788,940	68,788,940

Diluted earnings (loss) per share:
Income from continuing operations	1.35	2.12	4.37	0.72	4.37	0.72
Loss from discontinued operations	(0.04)	—	—	—	—	—

Net income	1.31	2.12	4.37	0.72	4.37	0.72

The effects of 3,131,753, 2,048,849 and 43,846 stock options were excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive during the years ended December 31, 2011, 2012 and 2013, respectively. The effects of 62,637 restricted shares were excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive during the year ended December 31, 2013.

18.	SHARE-BASED COMPENSATION

In order to provide additional incentives to employees and to promote the success of the Company’s business, the Company adopted a share incentive plan in 2011 (the “2011 Plan”) and a share incentive plan in 2013 (the “2013 Plan”), (collectively “the Plans). The Company may grant share-based awards to its employees, directors and consultants to purchase an aggregate of no more than 7,843,100 and 3,350,000 ordinary shares of the Company under the 2011 Plan and 2013 Plan, respectively. The Plans were approved by the Board of Directors and shareholders of the Company on May 4, 2011 and November 4, 2013, respectively. The Plans are administered by the Board of Directors or any of its committees as set forth in the Plans.

On May 6, 2011, the Company granted 4,950,000 options to employees and directors at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 44-month period, with 25% of the awards vesting on January 1, 2012 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

On August 1, 2011, the Company granted additional 700,000 options to an employee at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 41-month period, with 25% of the awards vesting on January 1, 2012 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

18.	SHARE-BASED COMPENSATION (CONTINUED)

On October 8, 2011, the Company granted additional 110,000 options to some employees at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 39-month period, with 25% of the awards vesting on January 1, 2012 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

On December 19, 2011, the Company granted additional 2,000,000 options to some employees at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 49-month period, with 25% of the awards vesting on January 1, 2013 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

On July 1, 2012, the Company granted additional 120,000 options to some employees at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 48-month period, with 25% of the awards vesting on July 1, 2013 and the remainder of the awards vesting on an annual basis each July 1, thereafter.

On May 27, 2013, the Company granted additional 560,000 options to some employees at an exercise price of US$2.20. These options granted have a contractual term of ten years and vest over a 44-month period, with 25% of the awards vesting on January 1, 2014 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

On October 22, 2013, the Company granted 228,000 options to employees at an exercise price of US$2.20 under the 2011 Plan. The option grants have a contractual term of ten years. 78,000 options will vest over a period from January 1, 2014 to January 1, 2017, with 25% of the awards vesting on January 1, 2014 and the remainder of the awards vesting on an annual basis each January 1, thereafter; and 150,000 options will vest over a period from July 1, 2014 to July 1, 2017, with 25% of the awards vesting on July 1, 2014 and the remainder of the awards vesting on an annual basis each July 1, thereafter.

On November 4, 2013, the Company granted 400,000 restricted shares to a senior executive. The restricted share awards will vest over a period from September 29, 2014 to September 29, 2017, with 25% of the awards vesting on September 29, 2014 and the remainder of the awards vesting on an annual basis each September 29, thereafter.

As of December 31, 2013, share-based awards to purchase 8,065,500 of Class A ordinary shares were outstanding and share-based awards to purchase 3,127,600 Class A ordinary shares were available for future grant under the 2011 Plan and 2013 Plan, respectively.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

18.	SHARE-BASED COMPENSATION (CONTINUED)

Share options

The following table summarizes the Company’s employee share option activity under the share option plans:

	Number of options	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual term	Aggregate intrinsic value
		US$	US$	Years	US$
Outstanding, January 1, 2013	7,675,000	2.20	2.38	8.54	11,513
Granted on May 27, 2013	560,000	2.20	3.03
Granted on October 22, 2013	228,000	2.20	9.63/9.69
Exercised	—	—	—
Forfeited	(797,500)	2.20

Outstanding, December 31, 2013	7,665,500	2.20	2.65	7.74	263,617

Vested or expected to vest at December 31, 2013	7,620,600	2.20	2.64	7.73	262,072

Exercisable as of December 31, 2013	3,330,000	2.20	2.38	7.47	114,519

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and $36.59, the closing stock price of the Company’s ordinary shares on December 31, 2013.

The aggregate fair value of the outstanding options at the grant dates were determined to be RMB123,184 (US$20,349) and such amount shall be recognized as compensation expenses using the straight-line method for all employee share options granted with graded vesting. As of December 31, 2013, there was RMB52,234 (US$8,628) of total unrecognized share-based compensation expenses, net of estimated forfeitures, related to unvested share-based awards which are expected to be recognized over a weighted-average period of 1.39 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

Restricted Shares

Restricted shares activity for the year ended December 31, 2013 was as follows:

	Numbers of shares	Weighted average grant date fair value
		US$
Outstanding, January 1, 2013	—	—
Granted	400,000	12.38
Vested	—
Forfeited	—

Outstanding, December 31, 2013	400,000	12.38

Expected to vest, December 31, 2013	400,000	12.38

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

18.	SHARE-BASED COMPENSATION (CONTINUED)

Restricted Shares (Continued)

The fair value of restricted shares on the grant date was US$12.38, which was derived from the fair value of the underlying ordinary shares. The aggregate fair value of the restricted shares at the grant dates were determined in estimated forfeitures. The aggregate fair value of the restricted shares at the grant dates were determined to be RMB29,978 (US$4,952) and such amount shall be recognized as compensation expense using the straight-line method for all restricted shares granted with graded vesting. As of December 31, 2013, there was RMB29,024 (US$4,795) of total unrecognized share-based compensation expenses, net of estimated forfeitures, related to unvested restricted shares which are expected to be recognized over a weighted-average period of 3.75 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees. The model requires the input of highly subjective assumptions including the estimated expected stock price volatility and, the exercise multiple for which employees are likely to exercise share options. For expected volatilities, the Company has made reference to the historical price volatilities of ordinary shares of several comparable companies in the same industry as the Company. For the exercise multiple, the Company has no historical exercise patterns as reference, thus the exercise multiple is based on management’s estimation, which the Company believes is representative of the future exercise pattern of the options. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury Bills yield curve in effect at the time of grant. The estimated fair value of the ordinary shares, at the option grant dates prior to the IPO, was determined with assistance from an independent third party valuation firm. The Company’s management is ultimately responsible for the determination of the estimated fair value of its ordinary shares. Subsequent to the IPO, fair value of the ordinary shares will be the price of the Company’s publicly traded shares.

The Company calculated the estimated fair value of the share-based awards on the respective grant dates using the binomial option pricing model with the following assumptions:

	6 May, 2011	1 Aug, 2011	8 Oct, 2011	19 Dec, 2011	1 Jul, 2012	27 May, 2013	22 Oct, 2013
Fair value of ordinary share	US$3.69	US$3.44	US$3.68	US$3.68	US$3.70	US$4.58	US$11.64
Risk-free interest rates	3.27%	2.90%	2.14%	1.89%	1.73%	2.07%	2.60%
Expected exercise multiple	2.2	2.2	2.2	2.2	2.2	2.2	2.2
Expected volatility	61.90%	60.50%	60.70%	60.80%	60.40%	55.49%	53.70%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted average fair value per option granted	US$2.40	US$2.18	US$2.37	US$2.41	US$2.36	US$3.03	US$9.63/ US$9.69

The distribution to shareholders on June 30, 2011 (Note 14) did not result in any modification to the terms and conditions of the options granted to employees.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

18.	SHARE-BASED COMPENSATION (CONTINUED)

Restricted Shares (Continued)

Share-based compensation expenses recorded in continuing operations relating to options granted to employees recognized for the year ended December 31, 2013 is as follows:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Cost of revenues	3,247	6,553	6,534	1,079
Sales and marketing expenses	1,138	4,177	4,375	723
General and administration expenses	8,049	15,734	11,738	1,939
Product development expenses	541	2,678	2,961	489

	12,975	29,142	25,608	4,230

19.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The movement of accumulated other comprehensive income is as follows:

Foreign currency translation adjustments
Balance as of January 1, 2011	—
Other comprehensive income	—

Balance as of December 31, 2011	—
Other comprehensive income	583

Balance as of December 31, 2012	583
Other comprehensive income	1,403

Balance as of December 31, 2013	1,986

Balance as of December 31, 2013, in US$	328

20.	SUBSEQUENT EVENTS

On January 16, 2014, the Company granted 177,600 options to employees of the Company with an exercise price of US$2.20 under the 2011 Plan. The option grants have a contractual term of ten years. 57,600 options will vest over a period from January 16, 2014 to January 16, 2017, with 25% of the awards vesting on January 16, 2014 and the remainder of the awards vesting on an annual basis each January 16, thereafter; and 120,000 options will vest over a period from January 1, 2015 to January 1, 2018, with 25% of the awards vesting on January 1, 2015 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

On January 29, 2014, the Company paid off the outstanding payable related to the West Crest Limited Share Purchase.

In March 2014, the Company changed the name of Prbrownies Marketing Limited to Autohome Media Limited.

21.	COMPARATIVE FIGURES

Certain comparative amounts have been reclassified to conform with the current year’s presentation.

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

CONDENSED BALANCE SHEETS

	December 31,
	2012	2013
	RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents	—	630,670	104,179
Prepaid expenses and other current assets	—	187	31
Due from subsidiaries	—	11,771	1,945

Total current assets	—	642,628	106,155
Non-current assets:
Investment in subsidiaries	1,573,927	1,818,025	300,316

Total non-current assets	1,573,927	1,818,025	300,316

Total assets	1,573,927	2,460,653	406,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other payables	14,450	20,707	3,421
Payable for repurchase of common stock	—	227,015	37,500
Due to subsidiaries	1,833	—	—
Due to related parties	—	567	94

Total current liabilities	16,283	248,289	41,015

Total liabilities	16,283	248,289	41,015

Commitments and Contingencies
Shareholders’ equity:
Ordinary shares(par value of US$0.01 per share; 100,000,000,000 shares authorized; 100,000,000 and nil shares issued and outstanding as of December 31, 2012 and 2013, respectively)	6,867	—	—
Class A ordinary shares(par value of US$0.01 per share; 99,931,211,060 shares authorized; nil and 36,347,496 shares issued and outstanding as of December 31, 2012 and 2013, respectively)	—	2,472	408
Class B ordinary shares(par value US$0.01 per share; 68,788,940 shares authorized; nil and 68,788,940 shares issued and outstanding as of December 31, 2012 and 2013, respectively)	—	4,677	773
Additional paid-in capital	1,128,314	1,949,013	321,954
Accumulated other comprehensive income	252	1,986	328
Retained earnings	422,211	254,216	41,993

Total shareholders’ equity	1,557,644	2,212,364	365,456

Total liabilities and shareholders’ equity	1,573,927	2,460,653	406,471

AUTOHOME INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (CONTINUED)

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Operating expenses:
General and administrative expenses	(1,897)	(14,638)	(1,125)	(186)

Operating losses	(1,897)	(14,638)	(1,125)	(186)
Equity in income of subsidiaries	133,161	227,519	457,287	75,538

Income before income taxes	131,264	212,881	456,162	75,352
Income tax expense	—	—	—	—

Net income	131,264	212,881	456,162	75,352

Other comprehensive income, net of tax of nil
Foreign currency translation adjustments	—	252	1,734	286

Comprehensive income	131,264	213,133	457,896	75,638

CONDENSED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
Net cash used in operating activities	—	—	(3,294)	(544)

Net cash generated from financing activities	—	—	632,865	104,541

Effect of exchange rate changes on cash and cash equivalents	—	—	1,099	182

Net increase in cash and cash equivalents	—	—	630,670	104,179
Cash and cash equivalents at beginning of year	—	—	—	—

Cash and cash equivalents at end of year	—	—	630,670	104,179

(a) Basis of accounting

For the Company only condensed financial information, the Company records its investment in its subsidiaries and VIEs under the equity method of accounting as prescribed in ASC 323-10, Investments-Equity Method and Joint Ventures: Overall. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and share of their income as “Equity in income of subsidiaries” on the condensed statements of comprehensive income. The parent company’s condensed financial statements should be read in conjunction with the Company’s consolidated financial statements.

(b) Commitments

The Company does not have any significant commitments or long-term obligations as of any of the years presented.

AUTOHOME INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Renminbi (“RMB”) and in thousands of US dollars (“US$”) except for number of shares and per share data)

	Note	As of December 31, 2013	As of September 30, 2014
		RMB	RMB	US$
		(Audited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents		1,138,613	798,155	130,035
Restricted cash		245,000	—	—
Term deposits		—	911,989	148,581
Accounts receivable (net of allowance for doubtful accounts of RMB1,253 and RMB146 (US$24) as of December 31, 2013 and September 30, 2014, respectively)		465,712	610,542	99,469
Other current assets		49,940	55,110	8,979

Total current assets		1,899,265	2,375,796	387,064
Non-current assets:
Property and equipment, net	4	57,897	63,992	10,426
Intangible assets, net	5	45,361	40,879	6,660
Goodwill		1,504,278	1,504,278	245,076
Other non-current assets		6,149	16,316	2,658

Total non-current assets		1,613,685	1,625,465	264,820

Total assets		3,512,950	4,001,261	651,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses and other payables (including accrued expenses and other payables of consolidated VIEs without recourse to Autohome WFOE of RMB247,516 and RMB212,413 (US$34,606) as of December 31, 2013 and September 30, 2014, respectively)		324,094	403,879	65,800
Deferred revenue (including deferred revenue of consolidated VIEs without recourse to Autohome WFOE of RMB215,580 and RMB260,747 (US$42,481) as of December 31, 2013 and September 30, 2014, respectively)		215,580	260,747	42,481
Income tax payable (including income tax payable of consolidated VIEs without recourse to Autohome WFOE of RMB10,291 and nil as of December 31, 2013 and September 30, 2014, respectively)		20,204	13,840	2,255
Payable for repurchase of common stock (including payable for repurchase of common stock of consolidated VIEs without recourse to Autohome WFOE of both nil as of December 31, 2013 and September 30, 2014)		227,015	—	—
Other current liabilities (including due to related parties of consolidated VIEs without recourse to Autohome WFOE of both nil as of December 31, 2013 and September 30, 2014)		2,925	—	—

Total current liabilities (including current liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB473,387 and RMB473,160(US$77,087) as of December 31, 2013 and September 30, 2014, respectively)		789,818	678,466	110,536

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Renminbi (“RMB”) and in thousands of US dollars (“US$”) except for number of shares and per share data)

	Note	As of December 31, 2013	As of September 30, 2014
		RMB (Audited)	RMB (Unaudited)	US$ (Unaudited)
Non-current liabilities:
Other liabilities (including other liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB22,253 and RMB22,253 (US$3,625) as of December 31, 2013 and September 30, 2014, respectively)	10	29,041	29,041	4,731
Deferred tax liabilities (including deferred tax liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB10,816 and RMB9,962 (US$1,623) as of December 31, 2013 and September 30, 2014, respectively)		481,727	499,010	81,298

Total non-current liabilities (including non-current liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB33,069 and RMB32,215 (US$5,248) as of December 31, 2013 and September 30, 2014, respectively)		510,768	528,051	86,029

Total liabilities (including total liabilities of consolidated VIEs without recourse to Autohome WFOE of RMB506,456 and RMB505,375 (US$82,335) as of December 31, 2013 and September 30, 2014, respectively)		1,300,586	1,206,517	196,565

Commitments and contingencies	10
Shareholders’ equity:
Class A ordinary shares (par value of US$0.01 per share; 99,931,211,060 shares authorized; 36,347,496 and 39,335,859 shares issued and outstanding as of December 31, 2013 and September 30, 2014)		2,472	2,656	433
Class B ordinary shares (par value US$0.01 per share; 68,788,940 shares authorized; 68,788,940 shares issued and outstanding as of both December 31, 2013 and September 30, 2014)		4,677	4,677	762
Additional paid-in capital		1,949,013	2,025,780	330,039
Accumulated other comprehensive income	11	1,986	8,292	1,351
Retained earnings		254,216	753,339	122,734

Total shareholders’ equity		2,212,364	2,794,744	455,319

Total liabilities and shareholders’ equity		3,512,950	4,001,261	651,884

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME

(Amounts in thousands of Renminbi (“RMB”) and except for number of shares and per share data)

		For the nine months ended September 30,
	Note	2013	2014
		RMB	RMB	US$
		(Unaudited)	(Unaudited)	(Unaudited)
Net revenues:
Advertising services		617,963	977,805	159,304
Dealer subscription services		212,589	416,030	67,779

Total net revenues		830,552	1,393,835	227,083
Cost of revenues	3	(164,418)	(258,563)	(42,125)

Gross profit		666,134	1,135,272	184,958
Operating expenses:
Sales and marketing expenses		(148,997)	(338,743)	(55,188)
General and administrative expenses		(53,788)	(86,825)	(14,145)
Product development expenses		(57,944)	(106,523)	(17,355)

Operating profit		405,405	603,181	98,270
Interest income		8,556	24,221	3,946
Interest expense		(12)	—	—
Other income		2,476	871	142

Income before income taxes		416,425	628,273	102,358
Income tax expense	6	(82,940)	(129,150)	(21,041)

Net income		333,485	499,123	81,317

Earnings per share for ordinary share:
Basic	9	3.33	4.71	0.77
Diluted	9	3.29	4.44	0.72

Shares used in earnings per share computation:
Ordinary shares:
Basic	9	100,000,000	—	—
Diluted	9	101,322,763	—	—
Class A ordinary shares:
Basic	9	—	37,147,194	37,147,194
Diluted	9	—	112,509,229	112,509,229
Class B ordinary shares:
Basic	9	—	68,788,940	68,788,940
Diluted	9	—	68,788,940	68,788,940
Other comprehensive (loss)/income, net of tax of nil
Foreign currency translation adjustments	11	581	6,306	1,027

Comprehensive income		334,066	505,429	82,344

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”)

	For the nine months ended September 30,
	2013	2014
	RMB (Unaudited)	RMB (Unaudited)	US$ (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	333,485	499,123	81,317

Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	17,647	25,350	4,130
Amortization of intangible assets	4,670	4,576	746
Loss on disposal of property and equipment	62	125	20
Provision for (reversal of) doubtful accounts	1,387	(1,107)	(180)
Share-based compensation	17,084	37,856	6,167
Deferred income taxes	10,079	28,784	4,689

Changes in operating assets and liabilities:
Accounts receivable	(201,231)	(143,723)	(23,415)
Other current assets	(1,845)	(16,459)	(2,681)
Other non-current assets	—	(10,114)	(1,648)
Accrued expenses and other payables	29,425	73,939	12,046
Deferred revenue	75,371	45,167	7,359
Income tax payable	(14,842)	(6,364)	(1,037)
Other current liabilities	—	(567)	(92)

Net cash generated from operating activities	271,292	536,586	87,421
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(34,418)	(14,863)	(2,421)
Proceeds from disposal of property and equipment	340	879	143
Acquisition of intangible assets	(1,428)	(108)	(18)
Purchase of term deposits	—	(911,297)	(148,468)

Net cash used in investing activities	(35,506)	(925,389)	(150,764)
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash pledged for loans	—	245,000	39,915
Proceeds from short-term debt	1,604	—	—
Repayment of short-term debt	—	(2,358)	(384)
Payments for repurchase of common stock	—	(227,015)	(36,985)
Payments of the issuance cost for Class A ordinary share	—	(11,998)	(1,955)
Proceeds from stock options exercised	—	38,915	6,340
Payment of dividends	(220,925)	—	—

Net cash (used in ) generated from financing activities	(219,321)	42,544	6,931
Effect of exchange rate changes on cash and cash equivalents	401	5,801	945

Net increase/(decrease) in cash and cash equivalents	16,866	(340,458)	(55,467)
Cash and cash equivalents at beginning of period	420,576	1,138,613	185,502

Cash and cash equivalents at end of period	437,442	798,155	130,035

Supplemental disclosures of cash flow information:
Income taxes paid	87,685	106,695	17,383
Acquisition of property and equipment included in accrued expenses and other payables	—	17,586	2,865

The accompanying notes are an integral part of these consolidated financial statements

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	BASIS OF PRESENTATION AND USE OF ESTIMATES

These unaudited interim condensed consolidated financial statements of Autohome Inc. (the “Company”), its subsidiaries and variable interest entities (“VIEs”) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information using accounting policies that are consistent with those used in the preparation of the Company’s audited consolidated financial statements for the year ended December 31, 2013. Accordingly, these unaudited interim condensed consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited interim condensed consolidated financial statements contain all normal recurring adjustments necessary to present fairly the financial position, operating results and cash flows of the Company for each of the periods presented. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of results to be expected for any other interim period or for the year ending December 31, 2014. The consolidated balance sheet as of December 31, 2013 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 20-F and does not include all of the disclosures required by U.S. GAAP for annual financial statements. These unaudited interim condensed consolidated financial statements should be read in conjunction with that report.

The preparation of interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the period. Areas where management uses subjective judgment include, but are not limited to, identifying separate accounting units and estimating rebates related to revenue transactions, assessing the subsequent impairment of long-lived assets, acquired intangible assets and related goodwill, determining the provision for accounts receivable, accounting for deferred income taxes and accounting for share-based compensation. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the financial statements.

Due to the seasonal nature of the online advertising services in the automobile industry, online advertising services revenues typically increase in the second quarter as automakers increase marketing activities in connection with China’s major auto shows and in the fourth quarter as automakers and dealers seek to complete year-end marketing campaigns.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	BASIS OF PRESENTATION AND USE OF ESTIMATES (CONTINUED)

As of September 30, 2014, the Company’s subsidiaries and VIEs where Autohome WFOE is the primary beneficiary include the following entities:

Entity	Date of incorporation or acquisition	Place of incorporation	Percentage of direct ownership by the Company	Principal activities
Subsidiaries
Cheerbright International Holdings, Ltd (“Cheerbright”)	June 13, 2006	British Virgin Islands	100%	Investment holding
Autohome (Hong Kong) Ltd. (“Autohome HK”)	March 16, 2012	Hong Kong	100%	Provision of online advertising services
Autohome Media Limited (“Autohome Media”, formerly known as Prbrownies Marketing Limited)	October 18, 2013	Hong Kong	100%	Provision of online advertising services
Beijing Cheerbright Technology Co., Ltd. (“Autohome WFOE”)	September 1, 2006	PRC	100%	Provision of technical and consulting services
Autohome Shanghai Advertising Co., Ltd.	September 29, 2013	PRC	100%	Provision of online advertising services
Beijing Prbrownies Software Co., Ltd.( formerly known as Beijing Autohome Software Co., Ltd.)	November 12, 2013	PRC	100%	Provision of information technology services
Beijing Autohome Technologies Co., Ltd.	November 12, 2013	PRC	100%	Provision of information technology services
Beijing Autohome Advertising Co., Ltd.	November 13, 2013	PRC	100%	Provision of online advertising services
Guangzhou Autohome Advertising Co., Ltd.	November 25, 2013	PRC	100%	Provision of online advertising services

VIEs
Beijing Autohome Information Technology Co., Ltd. (“Autohome Information”)	August 28, 2006	PRC	—	Provision of online advertising and dealer subscription services
Beijing Shengtuo Autohome Advertising Co., Ltd.	September 21, 2010	PRC	—	Provision of online advertising services
Beijing Shengtuo Hongyuan Information Technology Co., Ltd. (“Shengtuo Hongyuan”)	November 8, 2010	PRC	—	Provision of online advertising and dealer subscription services
Beijing Shengtuo Chengshi Advertising Co., Ltd.	November 12, 2010	PRC	—	Provision of online advertising services
Shanghai Youche Youjia Advertising Co., Ltd. (“Shanghai Advertising”)	December 31, 2011	PRC	—	Provision of online advertising services
Guangzhou Youche Youjia Advertising Co., Ltd. (“Guangzhou Advertising”)	May 8, 2012	PRC	—	Provision of online advertising services

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	BASIS OF PRESENTATION AND USE OF ESTIMATES (CONTINUED)

The Company, its subsidiaries and VIEs are hereinafter collectively referred to as the “Group”. The Group provides online advertising and dealer subscription services through its internet sites. These services are offered to automakers and dealers, and advertising agencies that represent automakers and dealers in the automobile industry. The Group’s principal geographic market is in the PRC. The Company does not conduct any substantive operations of its own but conducts its primary business operations through its wholly-owned subsidiaries and VIEs in the PRC.

PRC laws and regulations prohibit or restrict foreign ownership of internet content and online advertising businesses. To comply with these foreign ownership restrictions, the Company and its subsidiary operate websites and provide online advertising services and dealer subscription services in the PRC through VIEs. The paid-in capital of the VIEs was funded by the Company’s Autohome WFOE through loans extended to the VIEs’ shareholders (“Nominee Shareholders”). The effective control of the VIEs is held by Autohome WFOE, through a series of contractual arrangements (the “Contractual Arrangements”). As a result of the Contractual Arrangements, Autohome WFOE maintains the ability to control the VIEs, is entitled to substantially all of the economic benefits from the VIEs and is obligated to absorb all of the VIE’s expected losses.

Despite the lack of technical majority ownership, there exists a parent-subsidiary relationship between the Company and the VIEs through the irrevocable power of attorney agreement, whereby the Nominee Shareholders effectively assigned all of their voting rights underlying their equity interest in the VIEs to the Autohome WFOE. In addition, through the Contractual Arrangements the Company demonstrates its ability and intention to continue to exercise the ability to absorb substantially all of the expected losses and majority of the profits of the VIEs through Autohome WFOE.

Thus, the Company is also considered the primary beneficiary of the VIEs through Autohome WFOE. As a result of the above, the Company consolidates the VIEs in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification (“ASC”) 810-10 (“ASC 810-10”) Consolidation: Overall.

The following is a summary of the Contractual Arrangements:

Exclusive technical consulting and service agreements

Pursuant to the exclusive technical consulting and service agreements that have been entered into by the WFOE and the VIEs, the VIEs have engaged the WFOE as their exclusive provider of technical support and management consulting services. The VIEs shall pay to the WFOE service fees determined based on the revenues of the VIEs. The service fees can be adjusted by the WFOE unilaterally. The WFOE shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a 30 year term that can be automatically extended for another 10 years at the option of the WFOE. The agreement can only be terminated mutually by the parties in writing. During the term of the agreement, the VIEs may not enter into any agreement with third parties for the provision of any technical or management consulting services without prior consent of the WFOE.

Loan agreements

Pursuant to the loan agreements between the Nominee Shareholders of the VIEs and the WFOE, the WFOE granted interest free loans for the Nominee Shareholders’ contributions to the VIEs. The term of the loan is

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	BASIS OF PRESENTATION AND USE OF ESTIMATES (CONTINUED)

Loan agreements (Continued)

indefinite until the WFOE requests repayment. The manner and timing of the repayment shall be at the sole discretion of the WFOE and at the WFOE’s option may be in the form of transferring the VIEs’ equity interest to the WFOE or its designated persons.

Exclusive equity option agreements

Pursuant to the exclusive option agreements, entered into between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders jointly and severally granted to the WFOE an option to purchase their equity interests in the VIEs. The purchase price will be offset against the loan repayments under the loan agreements. If the transfer price of the equity interest is greater than the loan amount, the Nominee Shareholders are required to immediately return the received transfer price in excess of the loan amount to the WFOE or any person designated by the WFOE. The WFOE may exercise such option at any time until it has acquired all equity interests of the VIEs or freely transfer the option to any third party and such third party may assume the right and obligations of the option agreement. The exclusive equity option agreements have an indefinite term and will terminate at the earlier of i) the date on which all of the equity interests have been transferred to the WFOE or any person designated by the WFOE; or ii) the unilateral termination by the WFOE.

Equity interest pledge agreements

Pursuant to the equity interest pledge agreements entered into between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders pledged all of their equity interests in the VIEs to the WFOE as collateral for all of their payments due to the WFOE and to secure their obligations under the above agreements. The Nominee Shareholders may not transfer or assign the shares, the rights and obligations in the share pledge agreement or create or permit to create any pledges which may have an adverse effect on the rights or benefits of the VIEs without the WFOE’s preapproval. The WFOE is entitled to transfer or assign in full or in part the shares pledged. In the event of default, the WFOE as the pledgee will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment. There have been no dividends or distributions from inception to date. The equity interest pledge agreements have an indefinite term and will terminate after all the obligations under these agreements have been satisfied in full or the pledged equity interests have been transferred to the WFOE or its designees.

Power of attorney agreements

Pursuant to the power of attorney agreements signed between the Nominee Shareholders of the VIEs and the WFOE, the Nominee Shareholders have given the WFOE an irrevocable proxy to act on their behalf on all matters pertaining to the VIEs and to exercise all of their rights as shareholders of the VIEs, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of his equity interests in the VIEs.

In June 2011, the Contractual Arrangements were supplemented with the following terms:

•	With respect to the exclusive equity option agreements, in the event of liquidation or dissolution of the VIEs, all assets shall be sold to the WFOE at the lowest selling price permitted by applicable PRC law, and any proceeds from the transfer and any residual interests in the VIEs shall be remitted to the WFOE immediately;

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

1.	BASIS OF PRESENTATION AND USE OF ESTIMATES (CONTINUED)

Power of attorney agreements (Continued)

•	With respect to the exclusive equity option agreements, dividends and distributions are not permitted without the prior consent of the WFOE, to the extent there is a dividend or distribution, the Nominee Shareholders will remit the amounts in full to the WFOE immediately;

•	With respect to the exclusive technical consulting and service agreements and loan agreements, the WFOE shall provide the necessary financial support to the VIEs whether or not the VIEs incur any losses, and not request for repayment if the VIEs are unable to do so.

The following table sets forth the assets, liabilities, and net assets of the VIEs:

	As of December 31, 2013	As of September 30, 2014
	RMB	RMB	US$
	(Audited)	(Unaudited)	(Unaudited)
Current assets	577,529	687,253	111,967
Non-current assets	1,606,709	1,605,887	261,630

Total assets	2,184,238	2,293,140	373,597

Current liabilities	493,710	541,378	88,201
Non-current liabilities	33,069	32,215	5,248

Total liabilities	526,779	573,593	93,449

Net assets	1,657,459	1,719,547	280,148

The VIEs contributed substantially all of the Group’s consolidated net revenue and operating cash flows for the period ended September 30, 2014. The revenue-producing assets that are held by the VIEs comprise of customer relationships, trademarks, websites, domain names and servers.

The current liabilities of the VIEs included amounts due to Autohome WFOE as well as intercompany balances between the VIEs of RMB20,323 and RMB68,218 (US$11,114), for the periods ended December 31, 2013 and September 30, 2014, respectively, both of which were eliminated upon consolidation by the Company. There was no pledge or collateralization of the VIEs’ assets and the WFOE has not provided any financial support that it was not previously contractually required to provide to the VIEs. Creditors of the VIEs have no recourse to the general credit of the WFOE, which is the primary beneficiary of the VIEs.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, and the VIEs for which the Company or a subsidiary of the Company is the primary beneficiary. All significant inter-company transactions and balances between the Company, its subsidiaries, and the VIEs are eliminated upon consolidation. Results of acquired subsidiaries and VIEs are consolidated from the date on which control is transferred to the Company.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b) Convenience Translation

Amounts in United States dollars (“US$”) are presented for the convenience of the reader and are translated at the noon buying rate of US$1.00 to RMB6.1380 on September 30, 2014 in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(c) Earnings Per Share

Earnings per share are calculated in accordance with ASC 260-10, Earnings per Share: Overall. Basic earnings per share are computed by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between the Class A and Class B ordinary shares based on their participating rights in undistributed earnings as if all the earnings for the reporting period had been distributed.

Diluted earnings per ordinary share reflects the potential dilution that could occur if securities to issue ordinary shares were exercised. The dilutive effect of outstanding share-based awards is reflected in the diluted earnings per share by application of the treasury stock method. The computation of the dilutive net income per share of Class A ordinary share assumes the conversion of Class B ordinary shares, while the diluted income per share of Class B ordinary share does not assume the conversion of those shares.

The participating rights (liquidation and dividend rights) of the holders of the Company’s Class A and Class B ordinary shares are identical, except with respect to voting and conversion. As a result, and in accordance with ASC 260, the undistributed income for each year is allocated based on the contractual participating rights of the Class A and Class B ordinary shares as if the income for the year had been distributed. As the participating rights are identical, the undistributed income is allocated on a proportionate basis.

(d) Share-based Compensation

Share-based awards granted to employees are accounted for under ASC 718, Compensation—Stock Compensation awards, which requires that share-based awards granted to employees be measured based on the grant date fair value and recognized as compensation expense over the requisite service period (which is generally the vesting period) in the consolidated statements of comprehensive income. The Company has elected to recognize compensation expense using the straight-line method for all stock options and restricted shares granted with service conditions that have a graded vesting schedule. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates.

Forfeiture rates are estimated based on historical and future expectations of employee turnover rates and are adjusted to reflect future changes in circumstances and facts, if any. Share-based compensation expense is recorded net of estimated forfeitures such that expense is recorded only for those share-based awards that are expected to vest. To the extent the Company revises these estimates in the future, the share-based payments could be materially impacted in the period of revision, as well as in following periods. The Company, with the assistance of an independent third party valuation firm, determined the fair value of the stock options granted to employees. The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees. The fair value of restricted shares on the grant date was derived from the fair value of the underlying ordinary shares.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e) Fair Value of Financial Instruments

Financial instruments of the Group primarily comprise of cash and cash equivalents, restricted cash, term deposits, accounts receivable, other current assets, short-term debt, accrued expenses and other payables, payable for repurchase of common stock and due to related parties. The carrying values of these financial instruments approximated their fair values due to the short-term maturity of these instruments.

The Group’s short-term investments were term deposits with original maturities of greater than 90 days and less than one year.

(f) Recently Adopted Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740) (“ASU 2013-11”) to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. This ASU requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with certain exceptions. The modifications to ASC Topic 740 resulting from the issuance of ASU 2013-11 are effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2013-11 on January 1, 2014 and there was no material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) which supersedes the revenue recognition requirements in “Topic 605, Revenue Recognition” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The modifications to ASC Topic 606 resulting from the issuance of ASU 2014-09 are effective for fiscal years beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. The Company is currently evaluating the impact of this new standard on the Company’s consolidated financial statement.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance requires an entity to evaluate whether there are conditions or events, in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued and to provide related footnote disclosures in certain circumstances. The guidance is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a significant impact on the Company’s consolidated financial statement.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

3.	COST OF REVENUES

	For the nine months ended September 30,
	2013	2014
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Content related costs	56,995	88,121	14,357
Depreciation and amortization	18,813	23,143	3,770
Bandwidth and internet data center	14,314	23,000	3,747
Value-added taxes, business taxes and surcharges	74,296	124,299	20,251

	164,418	258,563	42,125

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2013	September 30, 2014
	RMB (Audited)	RMB (Unaudited)	US$ (Unaudited)
At cost:
Electronic equipment	90,248	105,602	17,204
Office equipment	563	742	121
Motor vehicles	3,176	2,554	416
Purchased software	7,858	9,364	1,526
Leasehold improvements	4,672	10,647	1,735

	106,517	128,909	21,002
Less: Accumulated depreciation	(48,620)	(64,917)	(10,576)

	57,897	63,992	10,426

Depreciation expense was RMB17,647 and RMB25,350 (US$4,130) for the nine months ended September 30, 2013 and 2014, respectively.

5.	INTANGIBLE ASSETS, NET

The following table presents the Group’s intangible assets with definite lives as of the respective balance sheet dates:

	September 30, 2014
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Net Carrying Value
	RMB (Unaudited)	RMB (Unaudited)	RMB (Unaudited)	US$ (Unaudited)
Trademarks	68,310	(28,463)	39,847	6,492
Customer relationship	9,050	(9,050)	—	—
Websites	27,000	(27,000)	—	—
Domain names	1,870	(1,870)	—	—
Licensing agreements	2,363	(1,331)	1,032	168

	108,593	(67,714)	40,879	6,660

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

5.	INTANGIBLE ASSETS, NET (CONTINUED)

	December 31, 2013
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	RMB (Audited)	RMB (Audited)	RMB (Audited)
Trademarks	68,310	(25,047)	43,263
Customer relationship	9,050	(9,050)	—
Websites	27,000	(27,000)	—
Domain names	1,870	(1,714)	156
Licensing agreements	2,266	(324)	1,942

	108,496	(63,135)	45,361

Amortization expense was RMB4,670 and RMB4,576 (US$746) for the nine months ended September 30, 2013 and 2014, respectively.

6.	TAXATION

The Company recorded income tax expense of RMB82,940 and RMB129,150 (US$21,041) for the nine months ended September 30, 2013 and 2014, respectively. The Company’s effective tax rates were 19.92% and 20.56% for the nine months ended September 30, 2013 and 2014, respectively. The unrecognized tax benefits are likely to change in the next twelve months; however, the change cannot be reasonably estimated at this point. All of the uncertain tax positions, if ultimately recognized, will impact the effective tax rate.

The tax years ended December 31, 2008 through 2013 for the Company’s PRC subsidiaries and VIEs remain subject to examination by the PRC tax authorities.

7.	SHARE-BASED COMPENSATION

In order to provide additional incentives to employees and to promote the success of the Company’s business, the Company adopted a share incentive plan in 2011 (the “2011 Plan”) and a share incentive plan in 2013 (the “2013 Plan”), (collectively “the Plans”). The Company may grant share-based awards to its employees, directors and consultants to purchase an aggregate of no more than 7,843,100 and 3,350,000 ordinary shares of the Company under the 2011 Plan and 2013 Plan, respectively. The Plans were approved by the Board of Directors and shareholders of the Company on May 4, 2011 and November 4, 2013, respectively. The Plans are administered by the Board of Directors or any of its committees as set forth in the Plans.

On January 16, 2014, the Company granted 177,600 options to employees of the Company with an exercise price of US$2.20 under the 2011 Plan. The option grants have a contractual term of ten years. 57,600 options will vest over a period from January 16, 2014 to January 16, 2017, with 25% of the awards vesting on January 16, 2014 and the remainder of the awards vesting on an annual basis each January 16, thereafter; and 120,000 options will vest over a period from January 1, 2015 to January 1, 2018, with 25% of the awards vesting on January 1, 2015 and the remainder of the awards vesting on an annual basis each January 1, thereafter.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

7.	SHARE-BASED COMPENSATION (CONTINUED)

On May 8, 2014, the Company granted 100,000 restricted shares to employees of the Company under the 2013 Plan in five tranches. All five tranches will vest over a period of four years, with 25% of the awards vesting on various dates ranging from March 14, 2015 to May 13, 2015, and the remainder of the awards vesting on an annual basis thereafter.

As of September 30, 2014, share-based awards to purchase 5,319,737 of Class A ordinary shares were outstanding and share-based awards to purchase 2,885,000 Class A ordinary shares were available for future grant under the 2011 Plan and 2013 Plan, respectively.

	Number of options	Weighted average exercise price	Weighted average grant date fair value	Weighted average remaining contractual term	Aggregate intrinsic value
		US$	US$	Years	US$
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Outstanding, January 1, 2014	7,665,500	2.20	2.65	7.74	263,617
Granted	177,600	2.20	34.57
Exercised	(2,888,363)	2.20
Forfeited	(35,000)	2.20

Outstanding, September 30, 2014	4,919,737	2.20	3.76	7.19	195,855

Vested and expected to vest at September 30, 2014	4,806,777	2.20	3.72	7.18	191,358

Exercisable as of September 30, 2014	2,200,537	2.20	2.51	6.86	87,603

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and $42.01, the closing ADS price of the Company’s ordinary shares on September 30, 2014.

The aggregate fair value of the outstanding options at the grant dates were determined to be RMB113,474 (US$18,487) and such amount shall be recognized as compensation expense using the straight-line method for all employee share options granted with graded vesting. As of September 30, 2014, there was RMB56,272 (US$9,168) of total unrecognized share-based compensation expense, net of estimated forfeitures, related to unvested share-based awards which are expected to be recognized over a weighted-average period of 2.39 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

Restricted Shares

Restricted shares activity for the period ended September 30, 2014 was as follows:

	Numbers of shares	Weighted average grant date fair value
		US$
		(Unaudited)
Unvested, January 1, 2014	400,000	12.38
Granted	100,000	29.00
Vested	(100,000)	41.65

Unvested, September 30, 2014	400,000	16.54

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

7.	SHARE-BASED COMPENSATION (CONTINUED)

The fair value of restricted shares on the grant date was US$29.00, which was derived from the fair value of the underlying ordinary shares. The aggregate fair value of the restricted shares at the grant date were determined to be RMB40,597 (US$6,614) and such amount shall be recognized as compensation expense using the straight-line method for all restricted shares granted with graded vesting. As of September 30, 2014, there was RMB37,986 (US$6,189) of total unrecognized share-based compensation expenses, net of estimated forfeitures, related to unvested restricted shares which are expected to be recognized over a weighted-average period of 3.21 years. Total unrecognized compensation cost may be adjusted for future changes in estimated forfeitures.

The binomial option pricing model was applied in determining the estimated fair value of the options granted to employees. The model requires the input of highly subjective assumptions including the estimated expected stock price volatility and, the exercise multiple for which employees are likely to exercise share options. For expected volatilities, the Company has made reference to the historical price volatilities of ordinary shares of several comparable companies in the same industry as the Company. For the exercise multiple, the Company has no historical exercise patterns as reference, thus the exercise multiple is based on management’s estimation, which the Company believes is representative of the future exercise pattern of the options. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury Bills yield curve in effect at the time of grant. The estimated fair value of the ordinary shares, at the option grant dates prior to the IPO, was determined with assistance from an independent third party valuation firm. The Company’s management is ultimately responsible for the determination of the estimated fair value of its ordinary shares. Subsequent to the IPO, the fair value of the ordinary shares is the price of the Company’s publicly traded shares.

Compensation expense recorded relating to options granted to employees recognized for nine months ended September 30, 2013 and 2014 is as follows:

	For the nine months ended September 30,
	2013	2014
	RMB	RMB	US$
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenues	4,887	5,752	937
Sales and marketing expenses	3,236	8,212	1,338
General and administration expenses	6,795	15,437	2,515
Product development expenses	2,166	8,455	1,377

	17,084	37,856	6,167

8.	RELATED PARTY TRANSACTIONS

Name of related parties	Relationship with the Group
Telstra International HK Limited	A wholly-owned subsidiary of the Company’s major shareholder

Telstra International Limited	A wholly-owned subsidiary of the Company’s major shareholder

Beijing Australian Telecommunications Technical Consulting Limited	A wholly-owned subsidiary of the Company’s major shareholder

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

8.	RELATED PARTY TRANSACTIONS (CONTINUED)

During the period ended September 30, 2013, Telstra International HK Limited provided the network maintenance services amounting to RMB128 to Autohome Information. The outstanding balance has been paid in full as of September 30, 2013.

During the period ended September 30, 2013, Telstra International Limited provided the network maintenance services amounting to RMB160 to Autohome Information. The outstanding balance has been paid in full as of September 30, 2013.

During the period ended September 30, 2014, Telstra International Limited provided the network maintenance services amounting to RMB288 (US$47) to Autohome Information. The outstanding balance has been paid in full as of September 30, 2014.

During the period ended September 30, 2014, an executive of Telstra International Limited provided consulting services amounting to RMB266 (US$43) to the Group. The outstanding balance has been paid in full as of September 30, 2014.

During the period ended September 30, 2014, an executive of Beijing Australian Telecommunications Technical Consulting Limited provided consulting services amounting to RMB218 (US$36) to the Group. The outstanding balance has been paid in full as of September 30, 2014.

The Group had the following related party payables outstanding as of December 31, 2013 and September 30, 2014:

	December 31, 2013	September 30, 2014
	RMB	RMB	US$
	(Audited)	(Unaudited)	(Unaudited)
Telstra International Limited	418	—	—
Beijing Australian Telecommunications Technical Consulting Limited	149	—	—

	567	—	—

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

9.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the periods presented are calculated as follows:

	For the nine months ended September 30,
	2013	2014
	Ordinary shares RMB	Class A RMB	Class A US$	Class B RMB	Class B US$
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Basic earnings per share:
Numerator:
Net income	333,485	175,021	28,514	324,102	52,803

Denominator:
Weighted average ordinary shares outstanding	100,000,000	37,147,194	37,147,194	68,788,940	68,788,940
Basic earnings per share:
Net income	3.33	4.71	0.77	4.71	0.77
Diluted earnings per share:
Numerator:
Net income	333,485	193,956	31,599	305,167	49,718
Reallocation of undistributed income from continuing operations as a result of conversion of Class B to Class A ordinary shares	—	305,167	49,718	—	—

Net income	333,485	499,123	81,317	305,167	49,718

Denominator:
Weighted average ordinary shares outstanding	100,000,000	37,147,194	37,147,194	68,788,940	68,788,940
Conversion of Class B to Class A ordinary shares	—	68,788,940	68,788,940	—	—
Dilutive effect of stock options	1,322,763	6,573,095	6,573,095	—	—

Weighted-average number of shares outstanding-diluted	101,322,763	112,509,229	112,509,229	68,788,940	68,788,940

Diluted earnings per share:
Net income	3.29	4.44	0.72	4.44	0.72

The effects of 371,140 and 20,000 stock options were excluded from the calculation of diluted earnings per share as their effect would have been anti-dilutive during the nine months ended September 30, 2013 and 2014, respectively.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

10.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Group leases office space and employee accommodation in the PRC under non-cancellable operating leases expiring on various dates. Payments under operating leases are expensed on a straight-line basis, after considering rent holidays, over the periods of the respective lease terms. The terms of the leases do not contain rent escalation or contingent rents, for the periods ended September 30, 2013 and 2014, amounted to RMB12,780 and RMB20,790 (US$3,387) respectively. As of September 30, 2014, the Group has future minimum lease payments under non-cancellable operating leases, with initial terms in excess of one year, for office premises related to continuing operations consisting of the following:

	As of September 30, 2014
	RMB	US$
	(Unaudited)	(Unaudited)
Three months ending December 31, 2014	9,586	1,562
2015	37,000	6,028
2016	30,421	4,956
2017 and thereafter	—	—

Total	77,007	12,546

Taxation

As of September 30, 2014, the Group has recognized liabilities of RMB29,041 (US$4,731) for unrecognized tax benefits. The final outcome of the tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of statutes of limitation. However, due to the uncertainties associated with the status of examinations, including the protocols of finalizing audits by the relevant tax authorities, there is a high degree of uncertainty regarding the future cash outflows associated with these tax uncertainties. As of September 30, 2014, the Group classified the accrual for unrecognized tax benefits as a non-current liability.

With respect to display advertising services, consistent with industry practice in the PRC, the Company regularly provides such services at a discount to its standard rates. These discounts are in the form of free advertising elements, of which the duration and other terms of services are specified as part of the revenue contract. The VAT pilot program replaced the business tax rules for advertising services in Beijing effective from September 1, 2012. There are uncertainties under the current VAT rules as to whether these free elements should constitute deemed services in addition to the chargeable elements rather than discounts to the overall revenue arrangements for tax purposes and thus be subject to VAT at the standard rates of services. The Company currently considers that such free elements do not give rise to deemed services for VAT purposes and the value-add tax for a revenue contract is calculated based on the contract price for the overall arrangements. The rules related to the VAT pilot program are still evolving and the timing of the promulgation of the final tax rules or related interpretation is uncertain. The estimated amount of this contingency as of September 30, 2014 is not determinable.

AUTOHOME INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and US dollars (“US$”) except for number of shares and per share data)

11.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The movement of accumulated other comprehensive income is as follows:

Foreign currency translation adjustments
Balance as of December 31, 2013 (Audited)	1,986
Other comprehensive income (Unaudited)	6,306

Balance as of September 30, 2014 (Unaudited)	8,292

Balance as of September 30, 2014 (Unaudited), in US$	1,351

12.	SUBSEQUENT EVENTS

On October 9, 2014, the Company granted 406,000 restricted shares to employees of the Company under 2013 Plan.

Until             , 2014 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, wilful default or fraud.

Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities.

Grantees	Date of Sale or Issuance	Number of Securities	Consideration
Participants of our 2011 Share Incentive Plan and 2013 Share Incentive Plan	December 19, 2011 July 1, 2012 May 27, 2013 October 22, 2013 November 4, 2013 January 16, 2014 May 8, 2014 October 9, 2014	Options to acquire 3,085,600 Class A ordinary shares 906,000 restricted shares	Past and future services to our company as directors or employees Exercise price of the options granted is US$2.20 per share

No underwriters were involved in the foregoing issuances of securities.

We believe that the above issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act as we are a foreign private issuer, the issuance was made in an offshore transaction and to our knowledge, none of the grantees was a U.S. person.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (a) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (c) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (d) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on November 5, 2014.

AUTOHOME INC.

By:	/s/ James Zhi Qin
Name: James Zhi Qin
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of James Zhi Qin and Nicholas Yik Kay Chong as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Y. (Tim) Chen Name: Timothy Y. (Tim) Chen	Chairman of the Board and Director	November 5, 2014

/s/ James Zhi Qin Name: James Zhi Qin	Director and Chief Executive Officer (Principal Executive Officer)	November 5, 2014

/s/ Andrew Penn Name: Andrew Penn	Director	November 5, 2014

/s/ Xiang Li Name: Xiang Li	Director and President	November 5, 2014

/s/ Nicholas Yik Kay Chong Name: Nicholas Yik Kay Chong	Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2014

Signature	Title	Date

/s/ Cynthia Whelan Name: Cynthia Whelan	Director	November 5, 2014

/s/ Han Willem Kotterman Name: Han Willem Kotterman	Director	November 5, 2014

/s/ Ruey-Bin Kao Name: Ruey-Bin Kao	Director	November 5, 2014

/s/ Ya-Qin Zhang Name: Ya-Qin Zhang	Director	November 5, 2014

/s/ Ted Tak-Tai Lee Name: Ted Tak-Tai Lee	Director	November 5, 2014

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Autohome Inc. has signed this registration statement or amendment thereto in New York on November 5, 2014.

Authorized U.S. Representative

By:	/s/ Giselle Manon
	Name:	Giselle Manon
	Title:	Service of Process Officer Law Debenture Corporation Service Inc.

AUTOHOME INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement

3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, adopted on November 27, 2013 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.1	Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.3	Deposit Agreement, among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.4	Amended and Restated Sequel Shareholders Agreement dated as of June 30, 2011 (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.5	Restated Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Autohome Information dated June 7, 2011 (incorporated herein by reference to Exhibit 4.5 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.6	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Hongyuan Information dated November 8, 2010 (incorporated herein by reference to Exhibit 4.6 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.7	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Chengshi Advertising dated November 12, 2010 (incorporated herein by reference to Exhibit 4.7 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.8	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Autohome Advertising dated September 21, 2010 (incorporated herein by reference to Exhibit 4.8 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.9	Restated Loan Agreement between Autohome WFOE and Zhi Qin dated June 7, 2011 (incorporated herein by reference to Exhibit 4.9 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
4.10	Restated Loan Agreement between Autohome WFOE and Zheng Fan dated June 7, 2011 (incorporated herein by reference to Exhibit 4.10 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.11	Restated Loan Agreement between Autohome WFOE and Xiang Li dated June 7, 2011 (incorporated herein by reference to Exhibit 4.11 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.12	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Zhi Qin dated June 7, 2011 (incorporated herein by reference to Exhibit 4.12 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.13	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Zheng Fan dated June 7, 2011 (incorporated herein by reference to Exhibit 4.13 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.14	Restated Equity Option Agreement among Autohome WFOE, Autohome Information and Xiang Li dated June 7, 2011 (incorporated herein by reference to Exhibit 4.14 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.15	Equity Option Agreement among Autohome WFOE, Autohome Information and Hongyuan Information dated November 8, 2010 (incorporated herein by reference to Exhibit 4.15 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.16	Equity Option Agreement among Autohome WFOE, Autohome Information and Chengshi Advertising dated November 12, 2010 (incorporated herein by reference to Exhibit 4.16 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.17	Equity Option Agreement among Autohome WFOE, Autohome Information and Autohome Advertising dated September 21, 2010 (incorporated herein by reference to Exhibit 4.17 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.18	Restated Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated August 23, 2011 (incorporated herein by reference to Exhibit 4.18 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.19	Restated Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated August 23, 2011 (incorporated herein by reference to Exhibit 4.19 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.20	Restated Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated August 23, 2011 (incorporated herein by reference to Exhibit 4.20 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
4.21	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated November 8, 2010 regarding Hongyuan Information (incorporated herein by reference to Exhibit 4.21 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.22	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated November 12, 2010 regarding Chengshi Advertising (incorporated herein by reference to Exhibit 4.22 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.23	Equity Interest Pledge Agreement between Autohome WFOE and Autohome Information dated September 21, 2010 regarding Autohome Advertising (incorporated herein by reference to Exhibit 4.23 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.24	Power of Attorney issued by Zhi Qin dated April 3, 2013 regarding Autohome Information (incorporated herein by reference to Exhibit 4.24 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.25	Power of Attorney issued by Zheng Fan dated April 3, 2013 regarding Autohome Information (incorporated herein by reference to Exhibit 4.25 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.26	Power of Attorney issued by Xiang Li dated April 3, 2013 regarding Autohome Information (incorporated herein by reference to Exhibit 4.26 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.27	Power of Attorney issued by Autohome Information dated April 3, 2013 regarding Hongyuan Information (incorporated herein by reference to Exhibit 4.27 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.28	Power of Attorney issued by Autohome Information dated April 3, 2013 regarding Chengshi Advertising (incorporated herein by reference to Exhibit 4.28 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.29	Power of Attorney issued by Autohome Information dated April 3, 2013 regarding Autohome Advertising (incorporated herein by reference to Exhibit 4.29 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.30	Supplementary Agreement to Exclusive Technology Consulting and Service Agreement between Hongyuan Information and Autohome WFOE dated July 22, 2011 (incorporated herein by reference to Exhibit 4.30 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.31	Supplementary Agreement to Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Chengshi Advertising dated July 22, 2011 (incorporated herein by reference to Exhibit 4.31 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
4.32	Supplementary Agreement to Exclusive Technology Consulting and Service Agreement between Autohome Advertising and Autohome WFOE dated July 22, 2011 (incorporated herein by reference to Exhibit 4.32 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.33	Supplementary Agreement to Restated Exclusive Technology Consulting and Service Agreement between Autohome Information and Autohome WFOE dated July 22, 2011 (incorporated herein by reference to Exhibit 4.33 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.34	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Shanghai Advertising dated December 31, 2011 (incorporated herein by reference to Exhibit 4.34 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.35	Loan Agreement between Autohome WFOE and Zhi Qin dated December 31, 2011 (incorporated herein by reference to Exhibit 4.35 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.36	Loan Agreement between Autohome WFOE and Zheng Fan dated December 31, 2011 (incorporated herein by reference to Exhibit 4.36 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.37	Loan Agreement between Autohome WFOE and Xiang Li dated December 31, 2011 (incorporated herein by reference to Exhibit 4.37 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.38	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Zhi Qin dated July 2, 2012 (incorporated herein by reference to Exhibit 4.38 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.39	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Zheng Fan dated July 2, 2012 (incorporated herein by reference to Exhibit 4.39 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.40	Equity Option Agreement among Autohome WFOE, Shanghai Advertising and Xiang Li dated July 2, 2012 (incorporated herein by reference to Exhibit 4.40 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.41	Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated July 2, 2012 (incorporated herein by reference to Exhibit 4.41 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.42	Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated July 2, 2012 (incorporated herein by reference to Exhibit 4.42 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
4.43	Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated July 2, 2012 (incorporated herein by reference to Exhibit 4.43 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.44	Power of Attorney issued by Zhi Qin dated April 3, 2013 regarding Shanghai Advertising (incorporated herein by reference to Exhibit 4.44 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.45	Power of Attorney issued by Zheng Fan dated April 3, 2013 regarding Shanghai Advertising (incorporated herein by reference to Exhibit 4.45 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.46	Power of Attorney issued by Xiang Li dated April 3, 2013 regarding Shanghai Advertising (incorporated herein by reference to Exhibit 4.46 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.47	Loan Agreement between Autohome WFOE and Zhi Qin dated July 2, 2012 (incorporated herein by reference to Exhibit 4.47 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.48	Loan Agreement between Autohome WFOE and Zheng Fan dated July 2, 2012 (incorporated herein by reference to Exhibit 4.48 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.49	Loan Agreement between Autohome WFOE and Xiang Li dated July 2, 2012 (incorporated herein by reference to Exhibit 4.49 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.50	Exclusive Technology Consulting and Service Agreement between Autohome WFOE and Guangzhou Advertising dated May 8, 2012 (incorporated herein by reference to Exhibit 4.50 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.51	Loan Agreement between Autohome WFOE and Zhi Qin dated May 8, 2012 (incorporated herein by reference to Exhibit 4.51 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.52	Loan Agreement between Autohome WFOE and Zheng Fan dated May 8, 2012 (incorporated herein by reference to Exhibit 4.52 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.53	Loan Agreement between Autohome WFOE and Xiang Li dated May 8, 2012 (incorporated herein by reference to Exhibit 4.53 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
4.54	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Zhi Qin dated May 8, 2012 (incorporated herein by reference to Exhibit 4.54 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.55	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Zheng Fan dated May 8, 2012 (incorporated herein by reference to Exhibit 4.55 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.56	Equity Option Agreement among Autohome WFOE, Guangzhou Advertising and Xiang Li dated May 8, 2012 (incorporated herein by reference to Exhibit 4.56 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.57	Equity Interest Pledge Agreement between Autohome WFOE and Zhi Qin dated May 8, 2012 (incorporated herein by reference to Exhibit 4.57 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.58	Equity Interest Pledge Agreement between Autohome WFOE and Zheng Fan dated May 8, 2012 (incorporated herein by reference to Exhibit 4.58 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.59	Equity Interest Pledge Agreement between Autohome WFOE and Xiang Li dated May 8, 2012 (incorporated herein by reference to Exhibit 4.59 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.60	Power of Attorney issued by Zhi Qin dated April 3, 2013 regarding Guangzhou Advertising (incorporated herein by reference to Exhibit 4.60 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.61	Power of Attorney issued by Zheng Fan dated April 3, 2013 regarding Guangzhou Advertising (incorporated herein by reference to Exhibit 4.61 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.62	Power of Attorney issued by Xiang Li dated April 3, 2013 regarding Guangzhou Advertising (incorporated herein by reference to Exhibit 4.62 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.63	Investors Rights Agreement among the Registrant, Telstra Holdings Pty Ltd and certain minority shareholders of the Registrant dated November 4, 2013 (incorporated herein by reference to Exhibit 4.63 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

4.64	Share Purchase Agreement among the Registrants, Telstra Holdings Pty Ltd, West Crest Limited, Jiang Lan, and remaining shareholders of the Registrant dated as of November 4, 2013 (incorporated herein by reference to Exhibit 4.64 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

Exhibit Number	Description of Document
5.1*	Form of Opinion of Conyers Dill & Pearman (Cayman) Limited regarding the validity of the ordinary shares to be registered.

8.1*	Opinion of Conyers Dill & Pearman (Cayman) Limited regarding certain Cayman Islands tax matters

10.1	2011 Share Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

10.2	2013 Share Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

10.3	Form of Indemnification Agreement between the Registrant and its directors and officers (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

10.4	English Translation of Form of Employment Agreement between Autohome WFOE and an executive officer of the Registrant (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

21.1*	List of Significant Subsidiaries

23.1*	Consent of Ernst & Young Hua Ming LLP, independent registered public accounting firm

23.2*	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1 and Exhibit 8.1)

23.3*	Consent of TransAsia Lawyers

23.4*	Consent of iResearch

24.1*	Powers of Attorney (included on signature page of this registration statement)

99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1, as amended (File No. 333-192085), initially filed with the Securities and Exchange Commission on November 4, 2013)

99.2*	Opinion of TransAsia Lawyers regarding certain PRC law matters

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	*	Filed with this registration statement on Form F-1
**	To be filed by amendment